Prospectus Supplement
(To Prospectus Dated July 27, 2005)

                                  $599,924,100
                                  (APPROXIMATE)

                   MORGAN STANLEY MORTGAGE LOAN TRUST 2006-1AR
                                (ISSUING ENTITY)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-1AR

                          MORGAN STANLEY CAPITAL I INC.
                                   (DEPOSITOR)

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                              (SPONSOR AND SELLER)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                (MASTER SERVICER)

                                   ----------

Morgan Stanley Mortgage Loan Trust 2006-1AR is issuing thirty-two classes of certificates, but is offering only twenty-three of these classes of certificates through this prospectus supplement.

Each class of certificates will receive monthly distributions of interest, principal or both, commencing February 27, 2006.

You should read the section entitled "Risk Factors" starting on page S-16 of this prospectus supplement and page 10 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

The certificates represent interests in the assets of the issuing entity only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The Assets of the Issuing Entity--

o    The assets of the issuing entity will consist primarily of one loan group of fixed-rate, adjustable-rate and hybrid adjustable-rate mortgage loans and three loan groups of hybrid adjustable-rate mortgage loans, each of which are secured by first-lien mortgages on residential real properties with original terms to maturity of up to 30 years.

The Certificates--

o    The certificates will represent beneficial interests in the assets of the issuing entity, as described in this prospectus supplement.

Credit Enhancement--

o    For the certificates related to loan group 1--Subordination as described in this prospectus supplement under "Description of the
     Certificates--Allocation of Losses" and "Credit
     Enhancement--Subordination."

o    For the certificates related to loan group 2, loan group 3 and loan group
     4--Subordination and Cross-Collateralization as described in this prospectus supplement under "Description of the Certificates--Allocation of
     Losses" and "--Aggregate Certificate Group II--Transfer Payments" and
     "Credit Enhancement--Subordination."

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchanges or on any automated quotation system of any securities association.

          The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately 101.82% of the principal balance of these classes of certificates (excluding accrued interest)
before the deduction of expenses payable by the depositor, estimated to be approximately $725,000. The offered certificates, other than the Class A-R
Certificates, will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg
and the Euroclear System on or about January 31, 2006.

                                   ----------

                                 MORGAN STANLEY

          January 27, 2006

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING
PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN
THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the Mortgage Pass-Through Certificates, Series
2006-1AR in any state or other jurisdiction where the offer is not permitted.

          For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

          We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

          Some of the terms used in this prospectus supplement are capitalized.
These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

          In this prospectus supplement, the terms "depositor," "we," "us" and
"our" refer to Morgan Stanley Capital I Inc.

          Morgan Stanley Capital I Inc.'s principal offices are located at 1585
Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                                       ii

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "PROSPECTUS
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                       iii

                        THE SERIES 2006-1AR CERTIFICATES

                                                                                                             INITIAL RATING OF
                                                                                                          OFFERED CERTIFICATES (2)
                                                    PASS-                                                 ------------------------
                       INITIAL PRINCIPAL           THROUGH
        CLASS             BALANCE(1)                RATE                       PRINCIPAL TYPES                  S&P   MOODY'S
--------------------   -----------------   -----------------------   ----------------------------------        ----   -------

OFFERED CERTIFICATES
Class 1-A-1.........     $393,746,000      Floating Rate (3), (4)    Senior, Pass-Through                      AAA      Aaa
Class 1-A-2.........     $ 37,000,000      Floating Rate (3), (5)    Senior, Pass-Through, Super Senior        AAA      Aaa
Class 1-A-3.........     $  3,000,000      Floating Rate (3), (6)    Senior, Pass-Through, Support             AAA      Aa1
Class 1-A-X.........      Notional (7)     Variable (3), (8), (9)    Senior, Notional Amount,                  AAA      Aaa
                                                                     Interest-Only
Class 2-A...........     $ 62,231,000           Variable (10)        Senior, Pass-Through                      AAA      Aaa
Class 3-A...........     $ 34,587,000           Variable (11)        Senior, Pass-Through                      AAA      Aaa
Class 4-A-1.........     $ 29,312,000           Variable (12)        Senior, Sequential                        AAA      Aaa
Class 4-A-2.........     $  6,365,000           Variable (13)        Senior, Sequential                        AAA      Aaa
Class 4-A-3.........      Notional (7)              0.65%            Senior, Notional Amount,                  AAA      Aaa
                                                                     Interest-Only
Class 1-M-X.........      Notional (7)     Variable (3), (9), (14)   Subordinate, Notional Amount,             AAA      Aa1
                                                                     Interest-Only
Class 1-M-1.........     $  6,796,000      Floating Rate (3), (15)   Subordinate                               AA+      Aa1
Class 1-M-2.........     $  5,155,000      Floating Rate (3), (16)   Subordinate                                AA      Aa2
Class 1-M-3.........     $  4,218,000      Floating Rate (3), (17)   Subordinate                               AA-      Aa3
Class 1-M-4.........     $  2,109,000      Floating Rate (3), (18)   Subordinate                                A+       A1
Class 1-M-5.........     $  1,875,000      Floating Rate (3), (19)   Subordinate                                A        A2
Class 1-M-6.........     $  1,874,000      Floating Rate (3), (20)   Subordinate                                A-       A3
Class 1-B-1.........     $  1,641,000      Floating Rate (3), (21)   Subordinate                               BBB+     Baa1
Class 1-B-2.........     $  1,406,000      Floating Rate (3), (22)   Subordinate                               BBB      Baa2
Class 1-B-3.........         $937,000      Floating Rate (3), (23)   Subordinate                               BBB-     Baa3
Class B-1...........     $  3,657,000           Variable (24)        Subordinate                                AA      Aa2
Class B-2...........     $  2,581,000           Variable (24)        Subordinate                                A        A2
Class B-3...........     $  1,434,000           Variable (24)        Subordinate                               BBB      Baa2
Class A-R...........     $        100           Variable (10)        Senior, Residual                          AAA      Aaa

NON-OFFERED
CERTIFICATES
Class 1-B-4.........     $  3,984,000           Variable (25)        Subordinate                                BB       --
Class 1-B-5.........     $  2,812,000           Variable (25)        Subordinate                                B        --
Class 1-B-6.........     $  2,109,166           Variable (25)        Subordinate                                --       --
Class B-4...........     $  1,577,000           Variable (24)        Subordinate                                BB       --
Class B-5...........     $    932,000           Variable (24)        Subordinate                                B        --
Class B-6...........     $    717,829           Variable (24)        Subordinate                                --       --
Class P-1...........     $        100             N/A (26)           N/A                                        --       --
Class P-2...........     $        100             N/A (26)           N/A                                        --       --
Class C.............     $        100             N/A (27)           N/A                                        --       --

----------
(1)  Approximate, subject to adjustment as described in this prospectus supplement.

(2)  A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement. The ratings of the
     LIBOR Certificates do not address the likelihood that any Net WAC
     Shortfall, as described in this prospectus supplement, will be paid to certificateholders.

                                       iv

(3)  The pass-through rates for the group 1 certificates will be subject to the weighted average adjusted net rate of the group 1 mortgage loans (the
     "Group 1 Net WAC") as described in this prospectus supplement under
     "Description of the Certificates."

(4)  The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.28%, subject to a maximum pass-through rate of
     11.50% per annum. The pass-through rate for the Class 1-A-1 Certificates for the first distribution date will be a per annum rate of approximately
     4.810%.

(5)  The pass-through rate for the Class 1-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.28%, subject to a maximum pass-through rate of
     11.50% per annum. The pass-through rate for the Class 1-A-2 Certificates for the first distribution date will be a per annum rate of approximately
     4.810%.

(6)  The pass-through rate for the Class 1-A-3 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.42%, subject to a maximum pass-through rate of
     11.50% per annum. The pass-through rate for the Class 1-A-3 Certificates for the first distribution date will be a per annum rate of approximately
     4.950%.

(7)  Interest will accrue on the respective Notional Amounts of the Class 1-A-X,
     Class 4-A-3 and Class 1-M-X Certificates, initially equal to approximately
     $433,746,000, $6,365,000 and $26,011,000, respectively, calculated as described in "Description of the Certificates -Notional Amount
     Certificates" at the per annum pass-through rates set forth above. These certificates will not receive any distributions of principal.

(8)  The pass-through rate for the Class 1-A-X Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the excess, if any, of (i) the Group 1 Net WAC over (ii) the weighted average of the pass-through rates for the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates for the interest accrual period related to that distribution date and subject to other limitations described herein.
     The pass-through rate for the Class 1-A-X Certificates for the first distribution date will be a per annum rate of approximately 1.176%.

(9)  On each distribution date a portion of the interest otherwise distributable on the Class 1-A-X and Class 1-M-X Certificates may, in lieu of being distributed to such class of certificates, instead be deposited into the carryover shortfall reserve fund and will be used to pay certain Net WAC
     Shortfalls (i) in respect of the Class 1-A-1, Class 1-A-2 and Class 1-A-3
     Certificates, in the case of the Class 1-A-X Certificates, and (ii) in respect of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class
     1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates,
     in the case of the Class 1-M-X Certificates, in each case as described in this prospectus supplement under "Description of the
     Certificates--Interest" and "--The Reserve Fund and the Corridor
     Contracts."

(10) The pass-through rate for the Class 2-A and Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 2 mortgage loans. The pass-through rate for the Class 2-A and Class A-R
     Certificates for the first distribution date will be a per annum rate of approximately 6.045%.

(11) The pass-through rate for the Class 3-A Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 3 mortgage loans. The pass-through rate for the Class 3-A Certificates for the first distribution date will be a per annum rate of approximately 5.852%.

(12) The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 4 mortgage loans. The pass-through rate for the Class 4-A-1 Certificates for the first distribution date will be a per annum rate of approximately 6.310%.

(13) The pass-through rate for the Class 4-A-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 4 mortgage loans minus 0.65%. The pass-through rate for the Class 4-A-2 Certificates for the first distribution date will be a per annum rate of approximately
     5.660%.

(14) The pass-through rate for the Class 1-M-X Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the excess, if any, of (i) the Group 1 Net WAC over (ii) the weighted average of the pass-through rates for the Class 1-M-1, Class
     1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1,
     Class 1-B-2 and Class 1-B-3 Certificates for the interest accrual period related to that distribution date and subject to other limitations described herein. The pass-through rate for the Class 1-M-X Certificates for the first distribution date will be a per annum rate of approximately
     0.834%.

(15) The pass-through rate for the Class 1-M-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.43%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-M-1 Certificates for the first distribution date will be a per annum rate of approximately
     4.960%.

(16) The pass-through rate for the Class 1-M-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.45%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-M-2 Certificates for the first distribution date will be a per annum rate of approximately
     4.980%.

(17) The pass-through rate for the Class 1-M-3 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.47%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-M-3 Certificates for the first distribution date will be a per annum rate of approximately
     5.000%.

(18) The pass-through rate for the Class 1-M-4 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.57%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-M-4 Certificates for the first distribution date will be a per annum rate of approximately
     5.100%.

(19) The pass-through rate for the Class 1-M-5 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.60%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-M-5 Certificates for the first distribution date will be a per annum rate of approximately
     5.130%.

                                        v

(20) The pass-through rate for the Class 1-M-6 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 0.70%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-M-6 Certificates for the first distribution date will be a per annum rate of approximately
     5.230%.

(21) The pass-through rate for the Class 1-B-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 1.25%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-B-1 Certificates for the first distribution date will be a per annum rate of approximately
     5.780%.

(22) The pass-through rate for the Class 1-B-2 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 1.40%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-B-2 Certificates for the first distribution date will be a per annum rate of approximately
     5.930%.

(23) The pass-through rate for the Class 1-B-3 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to one-month LIBOR + 1.40%, subject to a maximum pass-through rate of
     11.500% per annum. The pass-through rate for the Class 1-B-3 Certificates for the first distribution date will be a per annum rate of approximately
     5.930%.

(24) The pass-through rate for each class of aggregate group II subordinated certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 2 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the month preceding the month of that distribution date
     (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 2 senior certificates immediately prior to that distribution date, (2) the weighted average net mortgage rate on the group
     3 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 3 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 3 senior certificates immediately prior to that distribution date, and (3)
     the weighted average net mortgage rate on the group 4 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 4 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 4 senior certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the aggregate group II subordinated certificates immediately prior to that distribution date. The pass-through rate for each class of aggregate group II subordinated certificates for the first distribution date will be a per annum rate of approximately 6.066%.

(25) The pass-through rate for the Class 1-B-4, Class 1-B-5 and Class 1-B-6
     Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the Group 1 Net WAC. The pass-through rate for the Class 1-B-4, Class 1-B-5 and Class 1-B-6
     Certificates for the first distribution date will be a per annum rate of approximately 5.987%.

(26) The Class P-1 Certificates will receive all payments in respect of prepayment penalties on the mortgage loans in loan group 1 and are not entitled to receive any distributions of interest. The Class P-2
     Certificates will receive all payments in respect of prepayment penalties on all of the mortgage loans in loan group 2, loan group 3 (except for any related to the mortgage loans serviced by Countrywide Home Loans Servicing
     LP) and loan group 4 and are not entitled to receive any distributions of interest.

(27) The Class C Certificates will be entitled to receive the excess proceeds, if any, of an auction of the group 1 mortgage loans and are not entitled to receive any distributions of interest.

                                       vi

                          TRANSACTION PARTIES OVERVIEW

The following diagram illustrates the various parties involved in this transaction and their respective functions:

----------------------    ----------------             -----------------               ----------------   -------------------------
First National Bank of    Countrywide Home               HSBC Mortgage                 MortgageIT, Inc.   Originators of less than
       Nevada                Loans, Inc.               Corporation (USA)                (Originator)         10% of the Mortgage
    (Originator)            (Originator)                  (Originator)                                       Loans by Loan Group
----------------------    ----------------             -----------------               ----------------   -------------------------

                                       Mortgage Loans

                                           ----------------------------------------------
                                                Morgan Stanley Mortgage Capital Inc.
                                                      (Originator and Sponsor)
                                           ----------------------------------------------

                                                       Mortgage
                                                          Loans

                                           ----------------------------------------------
                                                    Morgan Stanley Capital I Inc.
                                                             (Depositor)
                                           ----------------------------------------------
                                                                                                             -----------------------
                                                Mortgage                                                     LaSalle Bank, National
                                                   Loans                Certificates                               Association
                                                                                                                   (Custodian)
                                           ----------------------------------------------                    -----------------------
                                             Morgan Stanley Mortgage Loan Trust 2006-1AR     Custody of
                                                         (Issuing Entity)                    mortgage
                                                                                             loan files      -----------------------
                                                 LaSalle Bank, National Association                            JPMorgan Chase Bank,
                                                               Trustee                                         National Association
                                           ----------------------------------------------                           (Custodian)
                                                                                                             -----------------------

           Master Servicer pays
             Trustee fee out of
               master servicing        Master Servicing                    Master Servicing and          Master Servicer pays
                   compensation        Compensation                        Securities Administration     Custodians fees out of
                                           ----------------------------------------------                master servicing
                                                       Wells Fargo Bank, N.A.                            compensation
                                           (Master Servicer and Securities Administrator)
                                           ----------------------------------------------

                     Servicing Fee (payable out of                                Primary Mortgage
                     interest paid on the mortgage loans)                         Loan Servicing

------------------      -------------      -----------------------     --------------     -----------------     --------------------
 Countrywide Home       GMAC Mortgage        GreenPoint Mortgage       The Hemisphere       HSBC Mortgage         Wells Fargo Bank,
Loans Servicing LP       Corporation       Funding Inc. (Servicer)      National Bank     Corporation (USA)     National Association
    (Servicer)           (Servicer)                                      (Servicer)          (Servicer)              (Servicer)
------------------      -------------      -----------------------     --------------     -----------------     --------------------

                                      vii

                              PROSPECTUS SUPPLEMENT

   There Are Risks Involving Unpredictability of Prepayments and the Effect of
      Prepayments on Yields........................................................    S-19
   Your Yield Will Be Affected By The Interest-Only Feature Of Some Of The
      Mortgage Loans...............................................................    S-20
   Your Yield May Be Affected By Changes In Interest Rates.........................    S-20
   Your Yield Will Be Affected By How Mortgage Loan Interest Rate Adjustments
      Are Limited..................................................................    S-20
   The Pass-Through Rates and Interest Distributions on the Group 1 Certificates

   Cross-Collateralization Among the Loan Groups in Aggregate Loan Group II;
      Limited Recourse.............................................................    S-24
   Recourse on Defective Mortgage Loans Is Limited; Limited Recourse...............    S-25
   Rapid Prepayments on the Mortgage Loans in the related Loan Group Will Reduce
      the Yields on the Class 1-A-X, Class 1-M-X and Class 4-A-3 Certificates......    S-25
   Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on
      the Certificates.............................................................    S-25
   You Could be Adversely Affected by Violations of Consumer Protection Laws.......    S-26
   Failure of Servicers and Master Servicer to Perform May Adversely Affect
      Distributions on Certificates................................................    S-26
   The Servicing Compensation May Be Insufficient To Engage Replacement
      Servicers or Master Servicer.................................................    S-26
   Your Yield May be Affected if There is a Transfer of Servicing of Certain

   Assignment of the Mortgage Loans; Representations and Warranties Relating to

   Servicing Compensation and Payment of Expenses; Master Servicing
      Compensation; Administrative Fees............................................    S-74
   Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage

                                      viii

   Eligibility Requirements for Trustee and Securities Administrator;

   Forms and Denominations of Offered Certificates; Distributions to

   Auction and Optional Termination of the Group 1 Certificates and Optional

   Certain Matters Regarding the Depositor, the Master Servicer, the Securities

                                       ix

                                   PROSPECTUS

   Indices Applicable to Floating Rate and Inverse Floating Rate Classes..    40

                                        x

                                       xi

                 (This page has been left blank intentionally.)

--------------------------------------------------------------------------------

                                     SUMMARY

          THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND
DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN
INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS.

          WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS,
DISTRIBUTION PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU
SHOULD CAREFULLY READ THE FULL DESCRIPTIONS OF THE CALCULATIONS, DISTRIBUTION
PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

RELEVANT PARTIES

                                 See "Transaction Parties Overview" in this
                                 prospectus supplement for a diagram that
                                 illustrates the various parties involved in the
                                 transaction and their functions.

   Issuing Entity.............   Morgan Stanley Mortgage Loan Trust 2006-1AR.
                                 The issuing entity will be established under a
                                 pooling and servicing agreement, dated as of
                                 the cut-off date, among Morgan Stanley Capital
                                 I Inc., as depositor, Morgan Stanley Mortgage
                                 Capital Inc., as seller, Wells Fargo Bank,
                                 National Association, as master servicer and
                                 securities administrator, and LaSalle Bank
                                 National Association, as trustee. The issuing
                                 entity will be a common law trust formed under
                                 the laws of the State of New York.

   Depositor..................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation. The depositor's address is 1585
                                 Broadway, New York, New York 10036, telephone
                                 number (212) 761-4000. See "The Depositor" in
                                 this prospectus supplement and in the
                                 accompanying prospectus.

   Sponsor and Seller.........   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation. The sponsor and seller is an
                                 affiliate of the depositor, of Morgan Stanley &
                                 Co. Incorporated, the underwriter, and of the
                                 corridor contract counterparty. The sponsor's
                                 and seller's address is 1221 Avenue of the
                                 Americas, New York, New York 10020. See
                                 "Description of the Mortgage Loans--Assignment
                                 of the Mortgage Loans; Representations and
                                 Warranties Relating to the Mortgage Loans" and
                                 "The Sponsor" in this prospectus supplement.

   Master Servicer,
      Securities Administrator
      and Auction
      Administrator...........   Wells Fargo Bank, National Association, a
                                 national banking association will act as master
                                 servicer, securities administrator, and in its
                                 capacity as securities administrator, as
                                 auction administrator under the pooling and
                                 servicing agreement. Wells Fargo's offices are
                                 located at Sixth Street and Marquette Avenue,
                                 Minneapolis, Minnesota 55479 for certificate
                                 transfer purposes, and for all other purposes
                                 at 9062 Old Annapolis Road, Columbia, Maryland,
                                 21045. See "Servicing of the Mortgage Loans",
                                 "The Master Servicer and Securities
                                 Administrator" and "Description of the
                                 Certificates--The Trustee and the Securities
                                 Administrator" in this prospectus supplement.

   Originators................   The sponsor previously acquired the mortgage
                                 loans from various correspondent lenders, other
                                 mortgage loan sellers who originated less than
                                 10% of the mortgage loans and the following
                                 originators:

                                 o    Countrywide Home Loans, Inc. 4500 Park
                                      Granada, Calabasas, California 91302

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                                       S-1

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                                 See "Description of the Mortgage
                                 Loans--Underwriting Standards--Countrywide Home
                                 Loans, Inc." in this prospectus supplement.

                                 o    HSBC Mortgage Corporation (USA) 2929
                                      Walden Ave, Depew, New York 14043

                                 o    First National Bank of Nevada 17600 North
                                      Perimeter Drive Scottsdale, Arizona 85255

                                 o    MortgageIT, Inc. 33 Maiden Lane, 6th Floor
                                      New York, New York 10038

                                 On the closing date, the sponsor will sell all
                                 of its interest in the mortgage loans (other
                                 than the servicing rights on the mortgage loans
                                 serviced by GMAC Mortgage Corporation) to the
                                 depositor.

   Servicers..................   The following entities will initially act as
                                 the direct servicers of the mortgage loans:

                                 o    Countrywide Home Loans Servicing LP 400
                                      Countrywide Way, Simi Valley, California
                                      930654

                                 See "The Servicers-- Countrywide Home Loans
                                 Servicing LP" in this prospectus supplement.

                                 o    GMAC Mortgage Corporation
                                      100 Witmer Road,
                                      Horsham, Pennsylvania 19044

                                 See "The Servicers-- GMAC Mortgage Corporation"
                                 in this prospectus supplement.

                                 o    GreenPoint Mortgage Funding, Inc.
                                      100 Wood Hollow Drive,
                                      Novato, California 94945

                                 o    The Hemisphere National Bank
                                      1305 Franklin Avenue, 3rd Floor,
                                      Garden City, New York 11530

                                 o    HSBC Mortgage Corporation (USA)
                                      2929 Walden Ave, Depew, NY 14043

                                 o    Wells Fargo Bank, National Association
                                      1 Home Campus Des Moines, Iowa 50328

                                 We refer you to "Servicing of the Mortgage
                                 Loans" in this prospectus supplement for more
                                 information.

   Trustee....................   LaSalle Bank National Association having an
                                 address at 135 South LaSalle Street, Suite
                                 1625, Chicago, Illinois 60603; Attn:
                                 Global-Securities and Trust Services MSM
                                 2006-1AR. See "The Trustee" in this prospectus
                                 supplement.

   Custodians.................   JPMorgan Chase Bank, National Association
                                 having an address at 2200 Chemsearch Boulevard,
                                 Suite 150, Irving, Texas 75062; and

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                                       S-2

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                                 LaSalle Bank National Association having an
                                 address at 2571 Busse Road, Suite 200, Elk
                                 Grove Village Illinois 60007.

                                 See "The Custodians" in this prospectus
                                 supplement.

   Rating Agencies............   Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and Moody's
                                 Investors Service, Inc. will issue ratings with
                                 respect to the offered certificates.

   Corridor Contract
      Counterparty............   Morgan Stanley Capital Services Inc. See
                                 "Description of the Certificates--Description
                                 of the Corridor Contract Counterparty" in this
                                 prospectus supplement

RELEVANT DATES

   Cut-off Date...............   January 1, 2006.

   Closing Date...............   On or about January 31, 2006.

   Distribution Date..........   The 25th day of each month or, if that day is
                                 not a business day, the next business day,
                                 beginning February 27, 2006.

   Interest Accrual Period....   For the group 1 certificates (other than the
                                 Class 1-A-X, Class 1-M-X, Class 1-B-4, Class
                                 1-B-5 and Class 1-B-6 Certificates) and any
                                 distribution date will be the period commencing
                                 on the 25th day of the month prior to the month
                                 in which that distribution date occurs and
                                 ending on the 24th day of the month in which
                                 that distribution date occurs. For each other
                                 class of certificates and any distribution
                                 date, the calendar month immediately prior to
                                 the month in which the relevant distribution
                                 date occurs. Interest is required to be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months.

   Record Date................   For the group 1 certificates (other than the
                                 Class 1-A-X, Class 1-M-X, Class 1-B-4, Class
                                 1-B-5 and Class 1-B-6 Certificates) and any
                                 distribution date, the business day immediately
                                 preceding that distribution date, or if the
                                 group 1 certificates (other than the Class
                                 1-A-X, Class 1-M-X, Class 1-B-4, Class 1-B-5
                                 and Class 1-B-6 Certificates) are no longer
                                 book-entry certificates, the last business day
                                 of the calendar month preceding the month of
                                 that distribution date. For each other class of
                                 certificates and any distribution date, the
                                 last business day of the calendar month
                                 immediately prior to the month in which that
                                 distribution date occurs.

   Last Scheduled
      Distribution Date.......   The last scheduled distribution date is the
                                 distribution date occurring in February 2036
                                 which is the distribution date in the month
                                 following the scheduled maturity date for the
                                 latest maturing mortgage loan in the assets of
                                 the Issuing Entity. The actual final
                                 distribution date of any class of certificates
                                 may be earlier or later, an could be
                                 substantially earlier, than such class' last
                                 scheduled distribution date.

OFFERED CERTIFICATES..........   We are offering the classes of certificates in
                                 the approximate original principal balance or
                                 notional amount, as applicable, set forth on
                                 page v of this prospectus supplement, subject
                                 to a permitted variance of plus or minus 5%.

                                 The certificates will consist of a total of
                                 thirty-two classes. The Class 1-B-4, Class
                                 1-B-5, Class 1-B-6, Class B-4, Class B-5, Class
                                 B-6, Class P-1, Class P-2

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                                       S-3

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                                 and Class C Certificates are not being offered
                                 through this prospectus supplement and the
                                 accompanying prospectus.

Interest Distributions........   The offered certificates will bear interest at
                                 the per annum rates calculated as set forth on
                                 pages v, vi and vii of this prospectus
                                 supplement.

                                 The actual amount of interest you receive on
                                 your certificates on each distribution date
                                 will depend on:

                                 o    the amount of interest accrued on your
                                      certificates;

                                 o    the total amount of funds available for
                                      distribution to your certificates;

                                 o    the amount of any accrued interest not
                                      paid on your certificates on earlier
                                      distribution dates; and

                                 o    in the case of the Class 1-A-X and Class
                                      1-M-X Certificates, the distributions of
                                      interest that each such class is entitled
                                      to receive on any distribution date may be
                                      used to pay certain carryover amounts to
                                      certain other classes of group 1
                                      certificates.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

Principal Distributions.......   On each distribution date, one or more classes
                                 of the offered certificates will be entitled to
                                 distributions of principal. The Class 1-A-X,
                                 Class 1-M-X and Class 4-A-3 Certificates are
                                 notional amount certificates and are not
                                 entitled to distributions of principal. See
                                 "Description of the Certificates--Principal" in
                                 this prospectus supplement for a detailed
                                 discussion of the amount and timing of
                                 principal distributions.

Distribution Priorities.......

     Group 1 Certificates

     As more fully described in this prospectus supplement, distributions on the
     Group 1 Certificates will be made on each Distribution Date primarily from
     Available Funds of Loan Group 1 for such Distribution Date in the following order of priority:

          ------------------------------------------------------------
                   to interest on each Class of Group 1 Senior
                Certificates entitled to receive interest on that
             Distribution Date, pro rata, based on their respective
             interest distribution amounts; except that the interest
          distribution amounts that would otherwise be distributed to the Class 1-A-X Certificates may first be reduced by amounts required to be deposited into the Reserve Fund and will not be distributed to the Class 1-A-X Certificates;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
           to principal of the Classes of Group 1 Senior Certificates then entitled to receive distributions of principal, in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
           from the Reserve Fund, to the Class 1-A-1, Class 1-A-2 and
          Class 1-A-3 and Class 1-A-X Certificates as described under
           "Description of the Certificates--The Reserve Fund and the
                              Corridor Contracts";
          ------------------------------------------------------------

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                                       S-4

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                                        |
                                        |
          ------------------------------------------------------------
              to interest on the Class 1-M-X Certificates, based on
           its interest distribution amount; except that the interest distribution amount that would otherwise be distributed to the Class 1-M-X Certificates may first be reduced by amounts required to be deposited into the Reserve Fund and will not be distributed to the Class 1-M-X Certificates;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
             sequentially, to interest on and then principal of the
            Group 1 Subordinated Certificates, in the order of their
           priority of payment, in each case up to the maximum amount of interest and principal to be distributed to those Classes on that Distribution Date;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
             from the Reserve Fund, to the Class 1-M-1, Class 1-M-2,
            Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class
          1-B-1, Class 1-B-2, Class 1-B-3 and Class 1-M-X Certificates
            as described under "Description of the Certificates--The
                    Reserve Fund and the Corridor Contracts";
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
                on the Distribution Date immediately following a
          successful auction any excess auction proceeds to the Class
                               C Certificates; and
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
          ------------------------------------------------------------

     Aggregate Group II Certificates

     Distributions on the Group 2 Senior Certificates, Group
     3 Senior Certificates and Group 4 Senior Certificates
     will be made on each Distribution Date primarily from
     Available Funds of the related Loan Group for such
     Distribution Date and under certain circumstances from
     any Available Funds from the other Loan Groups in
     Aggregate Loan Group II remaining after distributions
     to the other Classes of Senior Certificates related to
     Aggregate Loan Group II. Remaining Available Funds for
     Aggregate Loan Group II will then be used to make
     distributions on the Aggregate Group II Subordinated
     Certificates. These distributions will be made in the
     following order of priority:

          ------------------------------------------------------------
               from Available Funds for the related Loan Group, to
            interest on each Class of Senior Certificates related to
              that Loan Group, pro rata, based on their respective
                         interest distribution amounts;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
               from Available Funds for the related Loan Group, to
          principal of the Classes of Senior Certificates relating to each Loan Group then entitled to receive distributions of
               principal, in each case up to the maximum amount of
              principal to be distributed to those Classes on that
                               Distribution Date;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
             from remaining Available Funds for Aggregate Loan Group
          II, to distributions of interest on and principal solely in respect of cross-collateralization to the Classes of the
             Senior Certificates in Aggregate Certificate Group II;
          ------------------------------------------------------------
                                        |
                                        |
          ------------------------------------------------------------
             from remaining Available Funds for Aggregate Loan Group
           II, sequentially, to interest on and then principal of the
           Aggregate Group II Subordinated Certificates, in the order of numerical class designations, in each case up to the
           maximum amount of interest and principal to be distributed to those Classes on that Distribution Date; and
          ------------------------------------------------------------

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                                       S-5

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                                        |
                                        |
          ------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
          ------------------------------------------------------------

AMOUNTS AVAILABLE FOR
   DISTRIBUTIONS ON THE
   CERTIFICATES...............   The amount available for distributions on the
                                 offered certificates on any distribution date
                                 will generally consist of the following amounts
                                 (subject to the amounts to be netted as
                                 described below):

                                 o    all scheduled installments of interest
                                      (net of the related fees and expenses) and
                                      principal due and received on the mortgage
                                      loans in the applicable period, together
                                      with any advances with respect to them;

                                 o    all proceeds of any primary mortgage
                                      guaranty insurance policies and any other
                                      insurance policies with respect to the
                                      mortgage loans, to the extent the proceeds
                                      are not applied to the restoration of the
                                      related mortgaged property or released to
                                      the borrower in accordance with the
                                      applicable servicer's normal servicing
                                      procedures;

                                 o    net proceeds from the liquidation of
                                      defaulted mortgage loans during the
                                      applicable period, by foreclosure or
                                      otherwise during the calendar month
                                      preceding the month of the distribution
                                      date (to the extent the amounts do not
                                      exceed the unpaid principal balance of the
                                      mortgage loan, plus accrued interest);

                                 o    subsequent recoveries with respect to
                                      mortgage loans;

                                 o    partial or full prepayments collected
                                      during the applicable period, together
                                      with interest paid in connection with the
                                      prepayment and the compensating interest
                                      payable by the related servicer; and

                                 o    any substitution adjustment amounts or
                                      purchase price in respect of a deleted
                                      mortgage loan or a mortgage loan
                                      repurchased by the seller or the related
                                      originator.

RELATIONSHIP BETWEEN LOAN
   GROUPS AND CERTIFICATE
   GROUPS.....................   The certificates with a "1" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 1 certificates and they
                                 correspond to the mortgage loans in loan group
                                 1. The certificates with a "2" prefix and the
                                 Class A-R Certificates are sometimes referred
                                 to in this prospectus supplement as the group 2
                                 senior certificates and they correspond to the
                                 mortgage loans in loan group 2. The
                                 certificates with a "3" prefix are sometimes
                                 referred to in this prospectus supplement as
                                 the group 3 senior certificates and they
                                 correspond to the mortgage loans in loan group
                                 3. The certificates with a "4" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 4 senior certificates
                                 and they correspond to the mortgage loans in
                                 loan group 4. The senior certificates with a
                                 "1" prefix are also referred to as the "group 1
                                 senior certificates." The subordinated
                                 certificates with a "1" prefix are also
                                 referred to as the "group 1 subordinated
                                 certificates." The other classes of
                                 subordinated certificates are referred to as
                                 the "aggregate

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                                       S-6

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                                 group II subordinated certificates," and they
                                 correspond to the mortgage loans in "aggregate
                                 loan group II," which consists of loan group 2,
                                 loan group 3 and loan group 4. The group 2
                                 senior certificates, the group 3 senior
                                 certificates and the group 4 senior
                                 certificates are referred to as the "aggregate
                                 group II senior certificates" and, together
                                 with the aggregate group II subordinated
                                 certificates, are referred to as the "aggregate
                                 group II certificates." Each of the group 1
                                 certificates and the aggregate group II
                                 certificates are referred to as an "aggregate
                                 certificate group." The certificates generally
                                 receive distributions based on principal and
                                 interest collected from the mortgage loans in
                                 the corresponding loan group or loan groups.

                                 There is no cross-collateralization between the
                                 certificates related to loan group 1 and the
                                 certificates related to aggregate loan group
                                 II.

                                 See "Description of the Certificates--General"
                                 and "--Book-Entry Certificates" in this
                                 prospectus supplement, "Description of the
                                 Mortgage Loans--General" in this prospectus
                                 supplement and "Description of the Trust
                                 Funds--Mortgage Loans" in the prospectus.

THE MORTGAGE LOANS............   The assets of the issuing entity will be
                                 comprised primarily of one group of fixed-rate,
                                 adjustable-rate and hybrid adjustable-rate
                                 mortgage loans (which are together referred to
                                 in this prospectus supplement as "loan group
                                 1") and three groups of hybrid adjustable-rate
                                 mortgage loans (loan group 2, loan group 3 and
                                 loan group 4, which are together referred to in
                                 this prospectus supplement as "aggregate loan
                                 group II" and each of loan group 1 and
                                 aggregate loan group II are referred to as an
                                 "aggregate loan group"), all of which are
                                 secured by first priority mortgages or deeds of
                                 trust on residential one- to four- family
                                 properties and that have original terms to
                                 maturity of up to approximately 30 years.

                                 The mortgage loans to be deposited into the
                                 trust on the closing date are expected to have
                                 the following approximate characteristics based
                                 on the stated principal balances of the
                                 mortgage loans as of January 1, 2006:

                                 Loan Group 1

                                 Number of Mortgage Loans:..............................                   1,048
                                 Aggregate Scheduled Principal Balance:.................            $468,662,167
                                 Range of Scheduled Principal Balances:.................   $35,000 to $2,079,279
                                 Average Scheduled Principal Balance:...................                $447,197
                                 Range of Current Mortgage Interest Rates:..............        4.000% to 9.625%
                                 Aggregate Original Principal Balance:..................            $470,760,884
                                 Weighted Average Current Mortgage Interest Rate:.......                  6.312%
                                 Weighted Average Maximum Mortgage Interest Rate
                                    (adjustable rate mortgage loans):...................                 12.574%
                                 Weighted Average Non-Zero Gross Margin (adjustable
                                    rate mortgage loans):...............................                  2.437%
                                 Weighted Average Months to Roll (adjustable rate
                                    mortgage loans):....................................               41 months
                                 Weighted Average Original Term to Maturity:............              360 months
                                 Weighted Average Remaining Scheduled Term to
                                    Maturity:...........................................              357 months
                                 Weighted Average Original Loan-to-Value Ratio:.........                  71.82%
                                 Owner-Occupied:........................................                  82.26%
                                 Weighted Average Credit Score:.........................                     718
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance: California...                  58.24%
                                                                           New York.....                   7.10%
                                                                           Florida......                   5.44%
                                                                           Virginia.....                   5.28%

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                                      S-7

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                                 Loan Group 2

                                 Number of Mortgage Loans:..............................                   289
                                 Aggregate Scheduled Principal Balance:.................           $67,349,860
                                 Range of Scheduled Principal Balances:.................   $40,000 to $747,500
                                 Average Scheduled Principal Balance:...................              $233,044
                                 Range of Current Mortgage Interest Rates:..............      5.250% to 8.750%
                                 Aggregate Original Principal Balance:..................           $67,372,169
                                 Weighted Average Current Mortgage Interest Rate:.......                6.422%
                                 Weighted Average Maximum Mortgage Interest Rate:.......               12.133%
                                 Weighted Average Gross Margin:.........................                2.345%
                                 Weighted Average Months to Roll:.......................             57 months
                                 Weighted Average Original Term to Maturity:............            360 months
                                 Weighted Average Remaining Scheduled Term to
                                    Maturity:...........................................            357 months
                                 Weighted Average Original Loan-to-Value Ratio:.........                76.39%
                                 Owner-Occupied:........................................                77.36%
                                 Weighted Average Credit Score:.........................                   687
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance: California...                27.94%
                                                                           Florida......                12.98%
                                                                           Minnesota....                10.61%
                                                                           New York.....                 9.74%
                                                                           Arizona......                 5.34%

                                 Loan Group 3

                                 Number of Mortgage Loans:..............................                      92
                                 Aggregate Scheduled Principal Balance:.................             $37,432,684
                                 Range of Scheduled Principal Balances:.................   $74,415 to $1,992,810
                                 Average Scheduled Principal Balance:...................                $406,877
                                 Range of Current Mortgage Interest Rates:..............        5.250% to 7.875%
                                 Aggregate Original Principal Balance:..................             $37,492,392
                                 Weighted Average Current Mortgage Interest Rate:.......                  6.137%
                                 Weighted Average Maximum Mortgage Interest Rate:.......                 11.715%
                                 Weighted Average Gross Margin:.........................                  2.323%
                                 Weighted Average Months to Roll:.......................               81 months
                                 Weighted Average Original Term to Maturity:............              360 months
                                 Weighted Average Remaining Scheduled Term to
                                    Maturity:...........................................              357 months
                                 Weighted Average Original Loan-to-Value Ratio:.........                  71.50%
                                 Owner-Occupied:........................................                  87.79%
                                 Weighted Average Credit Score:.........................                     714
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance: California...                  47.75%
                                                                           Maryland.....                   9.05%
                                                                           Washington...                   6.40%
                                                                           Nevada.......                   6.34%
                                                                           Florida......                   5.68%

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                                      S-8

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                                 Loan Group 4

                                 Number of Mortgage Loans:..............................                       57
                                 Aggregate Scheduled Principal Balance:.................              $38,611,386
                                 Range of Scheduled Principal Balances:.................   $157,754 to $1,700,000
                                 Average Scheduled Principal Balance:...................                 $677,393
                                 Range of Current Mortgage Interest Rates:..............         5.500% to 7.750%
                                 Aggregate Original Principal Balance:..................              $38,620,119
                                 Weighted Average Current Mortgage Interest Rate:.......                   6.560%
                                 Weighted Average Maximum Mortgage Interest Rate:.......                  12.454%
                                 Weighted Average Gross Margin:.........................                   2.278%
                                 Weighted Average Months to Roll:.......................               118 months
                                 Weighted Average Original Term to Maturity:............               360 months
                                 Weighted Average Remaining Scheduled Term to
                                    Maturity:...........................................               358 months
                                 Weighted Average Original Loan-to-Value Ratio:.........                   71.51%
                                 Owner-Occupied:........................................                   85.50%
                                 Weighted Average Credit Score:.........................                      712
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance: California...                   72.75%
                                                                           New York.....                    8.67%

                                 See "Description of the Mortgage Loans" in this
                                 prospectus supplement.

SERVICING OF THE
   MORTGAGE LOANS.............   The master servicer will supervise the
                                 performance of each servicer under the related
                                 underlying servicing agreement to the extent
                                 required by the pooling and servicing
                                 agreement.

                                 Under the underlying servicing agreements, each
                                 servicer is generally obligated to make monthly
                                 advances of cash (to the extent such advances
                                 are deemed recoverable), which will be included
                                 with mortgage principal and interest
                                 collections, in an amount equal to any
                                 delinquent monthly payments due on the related
                                 mortgage loans serviced by that servicer on the
                                 immediately preceding determination date. The
                                 master servicer will be obligated to make any
                                 required advance if a servicer fails in its
                                 obligation to do so, to the extent described in
                                 this prospectus supplement and required by the
                                 pooling and servicing agreement. The master
                                 servicer and the servicers will be entitled to
                                 reimburse themselves for any such advances from
                                 future payments and collections (including
                                 insurance or liquidation proceeds) with respect
                                 to the related mortgage loans. However, neither
                                 the master servicer nor the servicers will be
                                 obligated to make advances which it determines
                                 to be nonrecoverable from future payments and
                                 collections on the related mortgage loans, and
                                 such parties will be entitled to reimbursement
                                 for advances subsequently determined to be
                                 nonrecoverable prior to any distributions to
                                 certificateholders.

                                 The servicers will also make interest payments
                                 out of their servicing fees to compensate in
                                 part for any shortfall in interest payments on
                                 the certificates which results from a mortgagor
                                 prepaying a related mortgage loan. If a
                                 servicer fails to make required payments in
                                 respect of such shortfalls, the master servicer
                                 will be obligated to reduce a portion of its
                                 master servicing compensation to the extent
                                 necessary to fund any such shortfalls.

                                 Each servicer is entitled with respect to each
                                 mortgage loan serviced by it to a monthly
                                 servicing fee, which will be retained by the
                                 applicable servicer from such mortgage loan or
                                 payable monthly from amounts on deposit in the
                                 collection account. The servicing fee will be
                                 an amount equal to interest at one twelfth of a
                                 rate equal to between 0.250% and 0.375% on the
                                 stated principal

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                                      S-9

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                                 balance of each mortgage loan. As of the
                                 cut-off date the weighted average servicing fee
                                 is equal to 0.323% per annum.

                                 For its compensation the master servicer will
                                 receive reinvestment income on amounts on
                                 deposit for the period from between the
                                 servicer remittance date and the Distribution
                                 Date. From its compensation, the master
                                 servicer will pay the fees of the Securities
                                 Administrator, the Trustee and any Custodians
                                 ongoing (safekeeping and loan file release
                                 only) fees.

                                 See "Servicing of the Mortgage Loans" and
                                 "--Advances" in this prospectus supplement.

RETENTION OF CERTAIN
   SERVICING RIGHTS...........   The sponsor, as the original owner of the
                                 mortgage loans to be sold to the issuing entity
                                 will retain certain rights relating to the
                                 servicing by GMAC Mortgage Corporation of
                                 certain of the mortgage loans, including the
                                 right to terminate GMAC Mortgage Corporation as
                                 servicer at any time, without cause, as further
                                 specified in the pooling and servicing
                                 agreement.

                                 See "Servicing of the Mortgage Loans--Seller's
                                 Retention of Servicing Rights" in this
                                 prospectus supplement.

REQUIRED REPURCHASES
   OR SUBSTITUTIONS OF
   MORTGAGE LOANS.............   The originators and the sponsor have each made
                                 or will make certain representations and
                                 warranties relating to the mortgage loans. If
                                 with respect to any mortgage loan any of the
                                 representations and warranties made by the
                                 originators or the sponsor are breached in any
                                 material respect as of the date made, or there
                                 exists any uncured material document defect,
                                 the related originator or the sponsor will be
                                 obligated to repurchase, or substitute for, the
                                 mortgage loan as further described in this
                                 prospectus supplement under "Description of The
                                 Mortgage Loans--Assignment of the Mortgage
                                 Loans; Representations and Warranties Relating
                                 to the Mortgage Loans."

CREDIT ENHANCEMENT............   Credit enhancement provides limited protection
                                 to holders of the certificates related to one
                                 or more loan groups against shortfalls in
                                 payments received on the related mortgage
                                 loans. This transaction employs the following
                                 forms of credit enhancement for the offered
                                 certificates:

   Subordination..............   The issuance of senior certificates and
                                 subordinated certificates by the issuing entity
                                 is designed to increase the likelihood that
                                 senior certificateholders will receive regular
                                 payments of interest and principal.

                                 Within each aggregate certificate group, the
                                 related senior certificates will have a payment
                                 priority over the related subordinated
                                 certificates. Within the classes of
                                 subordinated certificates in certificate group
                                 1, the Class 1-M Certificates will have payment
                                 priority over the Class 1-B Certificates. The
                                 payment priority within the Class 1-M and Class
                                 1-B Certificates is numerical order, with the
                                 class of certificates with the lowest numerical
                                 designation having the highest priority of
                                 payment. Similarly, within the classes of
                                 subordinated certificates in aggregate
                                 certificate group II, the Class B-1
                                 Certificates will have payment priority over
                                 the Class B-2 and Class B-3 Certificates, the
                                 Class B-2 Certificates will have a payment
                                 priority over the Class B-3 Certificates, and
                                 the Class B-4, Class B-5 and Class B-6
                                 Certificates are also subordinated to all of
                                 the other related certificates, in that order,
                                 with the Class B-6 Certificates having the
                                 lowest priority of payment in aggregate
                                 certificate group II.

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                                      S-10

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                                 Subordination is designed to provide the
                                 holders of certificates in an aggregate
                                 certificate group with a higher payment
                                 priority with protection against most losses
                                 realized when the remaining unpaid principal
                                 balance on a mortgage loan exceeds the amount
                                 of proceeds recovered upon the liquidation of
                                 that mortgage loan. In general, this loss
                                 protection is accomplished by allocating the
                                 realized losses on the mortgage loans in an
                                 aggregate certificate group among the related
                                 classes of subordinated certificates, beginning
                                 with the related class of subordinated
                                 certificates with the lowest payment priority,
                                 before realized losses on the mortgage loans in
                                 a loan group are allocated to the related
                                 senior certificates. However, some losses such
                                 as special hazard losses, bankruptcy losses,
                                 and fraud losses on the mortgage loans in an
                                 aggregate loan group in excess of the amounts
                                 set forth in this prospectus supplement are, in
                                 general, allocated pro rata to each class of
                                 certificates related to the affected loan group
                                 (other than the notional amount certificates)
                                 instead of first being allocated to the related
                                 classes of subordinated certificates.

                                 The pooling and servicing agreement does not
                                 permit the allocation of realized losses to the
                                 Class P-1, Class P-2 or Class C Certificates.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

   Shifting of Interests......   Except under the circumstances described in
                                 "Description of the Certificates--Principal" in
                                 this prospectus supplement, the senior
                                 certificates in each aggregate certificate
                                 group will receive 100% of principal
                                 prepayments received on the mortgage loans in
                                 the related loan group until the seventh
                                 anniversary of the first distribution date,
                                 although the subordinated certificates in each
                                 aggregate certificate group will generally be
                                 entitled to receive their pro rata portion of
                                 scheduled principal payments on the mortgage
                                 loans in the related aggregate loan group on
                                 each distribution date. In each case, during
                                 the next four years, except under the
                                 circumstances described in this prospectus
                                 supplement, the senior certificates related to
                                 loan group 1 or aggregate loan group II, as
                                 applicable, will generally receive a
                                 disproportionately large, but decreasing, share
                                 of the principal prepayments on the mortgage
                                 loans in the related loan group or loan groups.
                                 This shifting interest feature will result in a
                                 quicker return of principal to the senior
                                 certificates and increases the likelihood that
                                 holders of the senior certificates will be paid
                                 the full amount of principal to which they are
                                 entitled.

Aggregate Group II
   Certificates--
   Cross-Collateralization....   In certain circumstances relating to a loan
                                 group in aggregate loan group II experiencing
                                 disproportionately high realized losses,
                                 principal and interest collected from the other
                                 loan groups in aggregate loan group II may be
                                 applied to pay principal or interest, or both,
                                 to the senior certificates of the related
                                 aggregate certificate group experiencing such
                                 realized losses.

                                 There is no cross-collateralization between the
                                 certificates related to each aggregate loan
                                 group.

                                 We refer you to "Description of the
                                 Certificates--Aggregate Certificate Group
                                 II--Transfer Payments" in this prospectus
                                 supplement for more information.

ALLOCATION OF REALIZED
   LOSSES.....................   On each distribution date, the amount of any
                                 realized loss on the mortgage loans in a loan
                                 group will be allocated in the following order
                                 or priority:

                                 o    to the related subordinated certificates
                                      in the reverse order of their priority of
                                      payment, beginning with the most junior
                                      class of subordinated
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                                      S-11

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                                 certificates outstanding, until their
                                 respective class principal balances are reduced
                                 to zero, and

                                 o    to the senior certificates in the related
                                      certificate group (other than the Class
                                      1-A-X and Class 4-A-3 Certificates) in the
                                      manner, order and priority described in
                                      "Description of the Certificates--Priority
                                      of Distributions Among Certificates" and
                                      "--Allocation of Losses" in this
                                      prospectus supplement.

                                 In addition, if, on any distribution date,
                                 following all distributions and the allocation
                                 of realized losses, the aggregate class
                                 principal balance of all classes of
                                 certificates exceeds the aggregate stated
                                 principal balance of the mortgage loans in the
                                 related aggregate loan group, then the class
                                 principal balance of the class of subordinated
                                 certificates then outstanding with the lowest
                                 priority of payment in the related aggregate
                                 certificate group will be reduced by the amount
                                 of the excess.

                                 Notwithstanding the foregoing, certain realized
                                 losses on the mortgage loans in a loan group
                                 will be allocated to the related classes of
                                 senior certificates in the manner, order and
                                 priority described in the "Description of the
                                 Certificates--Allocation of Losses" in this
                                 prospectus supplement.

THE CORRIDOR CONTRACT
   AGREEMENTS.................   The holders of (i) in the aggregate, the Class
                                 1-A-1 and Class 1-A-2 Certificates, (ii) the
                                 Class 1-A-3 Certificates and (iii) in the
                                 aggregate, the Class 1-M-1, Class 1-M-2, Class
                                 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6,
                                 Class 1-B-1, Class 1-B-2 and Class 1-B-3
                                 Certificates will each have the benefit of
                                 their own separate corridor contract provided
                                 by Morgan Stanley Capital Services Inc., as
                                 corridor contract counterparty. All obligations
                                 of the issuing entity under the corridor
                                 contracts will be paid on or prior to the
                                 closing date.

                                 The separate corridor contract relating to each
                                 of (i) in the aggregate, the Class 1-A-1 and
                                 Class 1-A-2 Certificates, (ii) the Class 1-A-3
                                 Certificates and (iii) in the aggregate, the
                                 Class 1-M-1, Class 1-M-2, Class 1-M-3, Class
                                 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1,
                                 Class 1-B-2 and Class 1-B-3 Certificates will
                                 have the respective initial notional balance
                                 set forth below. In connection with each
                                 distribution date, commencing with the
                                 distribution date in March 2006 to and
                                 including the respective distribution dates set
                                 forth below, on the business day prior to each
                                 of these distribution dates, the corridor
                                 contract counterparty will be obligated under
                                 the corridor contracts to pay to the securities
                                 administrator, on behalf of the trustee, for
                                 the benefit of the holders of each of these
                                 classes of group 1 certificates an amount equal
                                 to the product of (a) the excess, if any, of
                                 the lesser of (i) the then current one-month
                                 LIBOR rate and (ii) the specified cap ceiling
                                 rate for such class or classes of group 1
                                 certificates for that distribution date, over
                                 the specified cap strike rate for such class or
                                 classes of group 1 certificates for that
                                 distribution date, in each case calculated on a
                                 "30/360" basis, (b) the specified notional
                                 balance for such class or classes of group 1
                                 certificates and (c) 100. The corridor contract
                                 counterparty's respective obligations under
                                 each of the corridor contracts will terminate
                                 immediately following the distribution date set
                                 forth below for such class or classes of
                                 certificates.

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                                      S-12

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                                                                              Initial Notional     Corridor Contract Final
                                   Class or Classes of LIBOR Certificates          Balance       Scheduled Distribution Date
                                 ------------------------------------------   ----------------   ---------------------------

                                 Class 1-A-1 and Class 1-A-2...............     $4,217,771.63           October 2014
                                 Class 1-A-3...............................     $   29,375.35           October 2014
                                 Class 1-M-1, Class 1-M-2, Class 1-M-3,
                                 Class 1-M-4, Class 1-M-5, Class 1-M-6,
                                 Class 1-B-1, Class 1-B-2 and Class 1-B-3..     $  260,058.05           October 2014

                                 The specified cap ceiling rates, cap strike
                                 rates and notional balances for each corridor
                                 contract are set forth in Annex II to this
                                 prospectus supplement. Amounts, if any, payable
                                 under any corridor contract with respect to any
                                 distribution date will be used to cover
                                 shortfalls in payments of interest on the class
                                 or classes of certificates to which the
                                 corridor contract relates as described in this
                                 prospectus supplement under "Description of the
                                 Certificates--The Reserve Fund and the Corridor
                                 Contracts."

THE RESERVE FUND..............   On each distribution date, (i) certain amounts
                                 otherwise distributable to the Class 1-A-X
                                 Certificates as interest will be deposited into
                                 the reserve fund and distributed to pay Net WAC
                                 Shortfalls remaining unpaid after application
                                 of payments under the related corridor
                                 contract, concurrently, to the Class 1-A-1,
                                 Class 1-A-2 and Class 1-A-3 Certificates, pro
                                 rata, in an amount up to their remaining
                                 respective accrued and unpaid Net WAC
                                 Shortfalls and (ii) certain amounts otherwise
                                 distributable to the Class 1-M-X Certificates
                                 as interest will be deposited into the reserve
                                 fund and distributed to pay Net WAC Shortfalls
                                 remaining unpaid after application of payments
                                 under the related corridor contract,
                                 sequentially, to the Class 1-M-1, Class 1-M-2,
                                 Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
                                 1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3
                                 Certificates, in that order, to the extent of
                                 any unpaid Net WAC Shortfalls for that
                                 distribution date and any prior distribution
                                 date. The Class 1-A-X and Class 1-M-X
                                 Certificates will not be reimbursed for any
                                 shortfalls resulting from the payment rules
                                 described in this paragraph.

                                 See "Description of the Certificates--The
                                 Reserve Fund and the Corridor Contracts" in
                                 this prospectus supplement.

REGISTRATION AND DENOMINATIONS
   OF THE CERTIFICATES........   The offered certificates, other than the Class
                                 A-R Certificates, initially will be issued in
                                 book-entry form. The Class A-R Certificates are
                                 expected to be issued in fully registered,
                                 certificated form. No person acquiring an
                                 interest in the book-entry certificates will be
                                 entitled to receive a definitive certificate
                                 representing that person's interest in the
                                 assets of the issuing entity, except under
                                 limited circumstances as described in this
                                 prospectus supplement. Beneficial owners may
                                 elect to hold their interests through The
                                 Depository Trust Company. Transfers within DTC
                                 will be in accordance with the usual rules and
                                 operating procedures of DTC.

                                 The offered certificates (other than the Class
                                 1-A-X, Class 4-A-3, Class 1-M-X and Class A-R
                                 Certificates) will be issued and available only
                                 in book entry form, in denominations of $25,000
                                 initial principal balance and integral
                                 multiples of $1,000 in excess of $25,000,
                                 except that one certificate of each class may
                                 be issued in an amount less than $25,000. The
                                 Class 1-A-X, Class 4-A-3 and Class 1-M-X
                                 Certificates will be issued and available only
                                 in book entry form, in denominations of
                                 $100,000 initial notional amount and integral
                                 multiples of $1,000 in excess of $100,000. One
                                 certificate of each class of

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                                      S-13

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                                 offered certificates may be issued in an amount
                                 less than the amount described above. The Class
                                 A-R Certificates will be issued as two
                                 certificates in the denominations specified in
                                 the pooling and servicing agreement.

                                 See "Description of the Certificates--Forms and
                                 Denominations of Offered Certificates;
                                 Distributions to Certificates" in this
                                 prospectus supplement.

OPTIONAL TERMINATION
   OR AUCTION.................   On any distribution date on or after the
                                 distribution date in the month in which the
                                 aggregate stated principal balance of the group
                                 1 mortgage loans declines to 10% or less of the
                                 aggregate stated principal balance of the group
                                 1 mortgage loans as of the cut-off date, the
                                 auction administrator shall solicit bids for
                                 the purchase of the group 1 mortgage loans in
                                 accordance with the procedures set forth under
                                 "Description of the Certificates-- Auction and
                                 Optional Termination of the Group 1
                                 Certificates and Optional Termination of the
                                 Aggregate Group II Certificates" in this
                                 prospectus supplement, and, to the extent the
                                 auction is successful, thereby effect the early
                                 retirement of the group 1 certificates. In the
                                 event that the auction is unsuccessful, then,
                                 beginning on the subsequent distribution date,
                                 the master servicer shall have the right, at
                                 its option, to purchase all of the group 1
                                 mortgage loans and any related REO properties
                                 owned by the issuing entity and thereby effect
                                 the early retirement of the group 1
                                 certificates.

                                 On any distribution date on or after the
                                 distribution date following the month in which
                                 the aggregate stated principal balance of the
                                 aggregate group II mortgage loans declines to
                                 1% or less of the aggregate stated principal
                                 balance of the aggregate group II mortgage
                                 loans as of the cut-off date, the master
                                 servicer shall have the right to purchase all
                                 of the aggregate group II mortgage loans and
                                 any related REO properties owned by the issuing
                                 entity and thereby effect the early retirement
                                 of the aggregate group II certificates.

TAX STATUS....................   For federal income tax purposes, the issuing
                                 entity (exclusive of the corridor contracts and
                                 the assets held in the reserve fund) will
                                 comprise one or more REMICs: one or more
                                 underlying REMICs and the master REMIC. Each
                                 underlying REMIC (if any) will hold the
                                 mortgage loans (or uncertificated regular
                                 interests) and will issue several classes of
                                 uncertificated regular interests and a single
                                 uncertificated residual interest. The master
                                 REMIC will hold as assets regular interests
                                 issued by one or more underlying REMICs (or if
                                 there are no underlying REMICs, the mortgage
                                 loans) and will issue the several classes of
                                 certificates, which, other than the Class A-R
                                 Certificates, will represent the regular
                                 interests in the master REMIC. In addition, the
                                 group 1 certificates (other than the Class
                                 1-A-X, Class 1-M-X and Class 1-B Junior
                                 Certificates) will represent a beneficial
                                 interest in the right to receive payments of
                                 Net WAC Shortfalls and the Class 1-A-X and
                                 Class 1-M-X Certificates will represent the
                                 obligation to make payments of Net WAC
                                 Shortfalls. The Class A-R Certificates will
                                 represent ownership of both the residual
                                 interest in the master REMIC and the residual
                                 interests in any underlying REMICs.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement and "Federal
                                 Income Tax Consequences" in the accompanying
                                 prospectus.

ERISA CONSIDERATIONS..........   If you are a fiduciary of any employee benefit
                                 plan or other retirement arrangement subject to
                                 the Employee Retirement Income Security Act of
                                 1974, as amended, or Section 4975 of the
                                 Internal Revenue Code of 1986, as amended, you
                                 should consult with counsel as to whether you
                                 can buy or hold an

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                                      S-14

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                                 offered certificate. Subject to a number of
                                 conditions, it is expected that offered
                                 certificates (other than the Class A-R
                                 Certificates) will be eligible for purchase by
                                 such investors. See "ERISA Matters" in this
                                 prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates (other than the Class
                                 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1,
                                 Class 1-B-2, Class 1-B-3, Class B-2 and Class
                                 B-3 Certificates) will constitute
                                 "mortgage-related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended, so long as they are rated
                                 in one of the two highest rating categories by
                                 at least one nationally recognized statistical
                                 rating agency.

                                 The Class 1-M-4, Class 1-M-5, Class 1-M-6,
                                 Class 1-B-1, Class 1-B-2, Class 1-B-3, Class
                                 B-2 and Class B-3 Certificates will not
                                 constitute "mortgage-related securities." See
                                 "Legal Investment" in the accompanying
                                 prospectus.

CERTIFICATE RATINGS...........   On the closing date, the offered certificates
                                 must have ratings not lower than those set
                                 forth on page v of this prospectus supplement
                                 by Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc. and
                                 by Moody's Investors Service, Inc.

                                 The depositor has requested that S&P and
                                 Moody's maintain ongoing surveillance of the
                                 ratings assigned to the offered certificates in
                                 accordance with their respective policies, but
                                 we cannot assure you that either S&P or Moody's
                                 will continue its surveillance of the ratings
                                 assigned to the offered certificates.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating organization may revise or withdraw a
                                 rating at any time. The ratings do not address
                                 the possibility that holders of the offered
                                 certificates may suffer a lower than
                                 anticipated yield.

                                 See "Ratings" in this prospectus supplement for
                                 a discussion of the primary factors on which
                                 the ratings are based.

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                                      S-15

                                  RISK FACTORS

          Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

          The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the factors described below and under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" in the accompanying prospectus before purchasing the certificates.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

          o    The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your
               certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount. You bear the reinvestment risks resulting from a rate of principal payments that is faster or slower than you expect.

          o    The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the related aggregate loan group.

          o    Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

          o    The mortgage loans in loan group 2, loan group 3 and loan group 4 have fixed interest rates for 5 years, 7 years and 10 years, respectively, from the date of origination and then adjust based upon a specified index either semi-annually or annually,
               depending on the terms of the related mortgage note. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

          o    If the mortgage loans in loan group 2, loan group 3 and loan group 4 with relatively higher mortgage rates prepay, the
               pass-through rate on the related classes of certificates (other than the Class 4-A-3 Certificates) may be reduced and your yield may be lower than you anticipate.

          o    All of the pass-through rates on the group 1 certificates are based to some extent on the weighted average of the net mortgage rates of the group 1 mortgage loans. If the mortgage loans in loan group 1 with relatively higher mortgage rates prepay, Group
               1 Net WAC will be reduced and this could affect the yield on the group 1 certificates.

                                      S-16

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

          A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

          The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and shifting interest features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans in the related aggregate loan group.

          The amount of any realized losses, other than excess losses, experienced on a mortgage loan in an aggregate loan group will be applied to reduce the principal balance of the class of subordinated certificates in the related aggregate certificate group with the highest numerical class designation, until the principal balance of that class has been reduced to zero.
If subordination is insufficient to absorb losses on the mortgage loans in the related aggregate loan group, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

Risks with respect to Group 1 Subordinated Certificates

o    if you buy a Class 1-B-3 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other
     Class 1-B-3 Certificates, by the amount of that excess;

o    if you buy a Class 1-B-2 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-B-3, Class 1-B-4,
     Class 1-B-5 and Class 1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-B-2 Certificates by the amount of that excess;

o    if you buy a Class 1-B-1 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-B-2, Class 1-B-3,
     Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-B-1 Certificates by the amount of that excess;

o    if you buy a Class 1-M-6 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-B-1, Class 1-B-2,
     Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, the
     principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-6 Certificates by the amount of that excess;

o    if you buy a Class 1-M-5 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-M-6, Class 1-B-1,
     Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6
     Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-5
     Certificates by the amount of that excess;

o    if you buy a Class 1-M-4 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-M-5, Class 1-M-6,
     Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and Class
     1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-4
     Certificates by the amount of that excess;

o    if you buy a Class 1-M-3 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-M-4, Class 1-M-5,
     Class 1-M-6, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4,

                                      S-17

     Class 1-B-5 and Class 1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-3 Certificates by the amount of that excess;

o    if you buy a Class 1-M-2 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-M-3, Class 1-M-4,
     Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class
     1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-2 Certificates by the amount of that excess; and

o    if you buy a Class 1-M-1 Certificate and losses on the group 1 mortgage loans exceed the total principal balance of the Class 1-M-2, Class 1-M-3,
     Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class
     1-B-3, Class 1-B-4, Class 1-B-5 and Class 1-B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class 1-M-1 Certificates by the amount of that excess.

Risks with respect to Aggregate Group II Subordinate Certificates

o    if you buy a Class B-3 Certificate and losses on the mortgage loans in aggregate loan group II exceed the total principal balance of the Class
     B-4, Class B-5 and Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-3 Certificates by the amount of that excess;

o    if you buy a Class B-2 Certificate and losses on the mortgage loans in aggregate loan group II exceed the total principal balance of the Class
     B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-2 Certificates by the amount of that excess;
     and

o    if you buy a Class B-1 Certificate and losses on the mortgage loans in aggregate loan group II exceed the total principal balance of the Class
     B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the
     principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-1 Certificates by the amount of that excess.

Risks with respect to the Senior Certificates

o    after the aggregate class principal balance of the subordinated certificates in an aggregate certificate group has been reduced to zero, realized losses on the mortgage loans in a related loan group will reduce the class principal balances of the related senior certificates, in the manner, order and priority described in "Description of the
     Certificates--Priority of Distributions Among Certificates" and
     "--Allocation of Losses" in this prospectus supplement.

          Furthermore, the subordinated certificates will provide only limited protection against some categories of losses on the mortgage loans in the related aggregate loan group such as bankruptcy losses, fraud losses and special hazard losses in excess of the amounts specified in this prospectus supplement.
Any losses on the mortgage loans in a loan group in excess of those amounts will be allocated pro rata among each class of senior certificates (other than the notional amount certificates) related to that loan group and each related class of subordinated certificates, even if the principal balance of each class of related subordinated certificates has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one loan group in aggregate loan group II which could make certificates related to the other loan groups in that aggregate loan group more likely to suffer a loss.

          We refer you to "Description of the Certificates--Aggregate
Certificate Group II--Transfer Payments" in this prospectus supplement for more information.

                                      S-18

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF
PREPAYMENTS ON YIELDS

          The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the senior certificates, or in the related aggregate loan group, in the case of the subordinated certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o    the amortization schedules of the mortgage loans; and

o    the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                    o    refinancing by borrowers;

                    o    liquidations of defaulted loans by a servicer; and

                    o    repurchases of mortgage loans by an originator or the
                         seller as a result of defective documentation or
                         breaches of representations and warranties.

          The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the issuing entity by the master servicer or, with respect to the group 1 mortgage loans, if a successful auction occurs.

          With the exception of approximately 44.83% and 46.36% of the mortgage loans in loan group 1 and aggregate loan group II, respectively, of the mortgage loans by aggregate stated principal balance of the mortgage loans in that aggregate loan group as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.
The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

          o    if you are purchasing any offered certificate (other than a notional amount certificate) at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

          o    if you are purchasing a notional amount certificate or an offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

          o    prospective purchasers of the notional amount certificates should carefully consider the risk that a rapid rate of principal payments and realized losses on the related mortgage loans could result in the failure of such purchasers to recover their initial investments;

          o    if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

          o    the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered
               certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than
               expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

                                      S-19

          o    the priorities governing payments of scheduled and unscheduled principal on the mortgage loans in each aggregate loan group will have the effect of accelerating the rate of principal payments to holders of the classes of the related senior certificates
               relative to the classes of the related subordinated certificates.

          Prepayment penalties on the mortgage loans in a loan group (other than any prepayment penalties on the mortgage loans serviced by Countrywide Home
Loans Servicing LP) will be distributed to the related class of Class P
Certificates and will not be available to the holders of other classes of certificates. See "Yield, Prepayment and Weighted Average Life" and "Description
of the Certificates--Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY THE INTEREST-ONLY FEATURE OF SOME OF THE MORTGAGE
LOANS

          Approximately 79.44%, 93.16%, 69.35% and 92.35% of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, require monthly payments of only accrued interest for a substantial period of time after origination. During the interest-only period, less principal will be available for distribution to the holders of the related certificates than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

          Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers pursuant to originators' underwriting guidelines. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing mortgage loan or may allow them to qualify for a larger loan than would otherwise be the case.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

          In the case of the mortgage loans in loan group 1 with mortgage rates that adjust, after their respective initial fixed-rate periods, the mortgage rate on each of these mortgage loans adjusts based upon one-month LIBOR, six-month LIBOR or one-year LIBOR, depending on the terms of the related mortgage note. In the case of the mortgage loans in loan group 2, loan group 3 and loan group 4, after their respective initial fixed-rate periods, the mortgage rate on each of these mortgage loans adjusts based upon six-month LIBOR or one-year LIBOR or one-year CMT, depending on the terms of the related mortgage note. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates (other than the Class
4-A-3 Certificates). See "Description of the Certificates -- Interest" in this prospectus supplement.

YOUR YIELD WILL BE AFFECTED BY HOW MORTGAGE LOAN INTEREST RATE ADJUSTMENTS ARE
LIMITED

          The offered certificates (other than the Class 4-A-3 Certificates)
will accrue interest at a pass-through rate that is either based on or subject to the weighted average of the interest rates on the mortgage loans in the related loan group, in the case of the senior certificates, and on the mortgage loans in the related aggregate loan group, in the case of the subordinated certificates, net of certain expenses of the issuing entity. Substantially all of the mortgage loans with mortgage rates that adjust have periodic and maximum limitations on adjustments to the interest rate on these mortgage loans.
Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

                                      S-20

THE PASS-THROUGH RATES AND INTEREST DISTRIBUTIONS ON THE GROUP 1 CERTIFICATES
ARE SUBJECT TO SPECIAL RISKS

          The pass-through rates on the group 1 certificates are subject to a cap (the "GROUP 1 NET WAC") equal to the weighted average of the mortgage rates of the group 1 mortgage loans, net of certain expenses of the issuing entity.
Therefore, the prepayment of the group 1 mortgage loans with higher mortgage rates may result in a lower pass-through rate on the group 1 certificates.

          In addition, the pass-through rates on the group 1 certificates (other than the Class 1-A-X, Class 1-M-X, Class 1-B-4, Class 1-B-5, and Class 1-B-6
Certificates) for any distribution date will be equal to the value of one-month
LIBOR plus the related margin, but subject to both Group 1 Net WAC and a maximum per annum rate of 11.50%. The pass-through rates of the Class 1-A-X and Class
1-M-X Certificates are also sensitive to the value of one-month LIBOR. Your yield on the group 1 certificates will be sensitive to:

          (1)  the level of one-month LIBOR;

          (2)  the imposition of Group 1 Net WAC; and

          (3)  the maximum per annum rate of 11.50%.

          To the extent that amounts payable under the corridor contracts on a distribution date are insufficient to cover Net WAC Shortfalls on the related classes of the group 1 certificates on that distribution date, interest distributions on the Class 1-A-X and Class 1-M-X Certificates may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that the amounts otherwise distributable as interest on the Class 1-A-X or Class 1-M-X Certificates will be sufficient to cover these shortfalls, particularly because (i) with respect to the Class 1-A-X
Certificates, if the pass-through rate on the Class 1-A-1, Class 1-A-2 and Class
1-A-3 Certificates is limited by Group 1 Net WAC, the pass-through rate on the
Class 1-A-X Certificates may be zero and (ii) with respect to the Class 1-M-X
Certificates, if the pass-through rate on the Class 1-M-1, Class 1-M-2, Class
1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and Class
1-B-3 Certificates is limited by Group 1 Net WAC, the pass-through rate on the
Class 1-M-X Certificates may be zero.

          To the extent that Group 1 Net WAC limits the amount of interest paid on the group 1 certificates (other than the Class 1-A-X, Class 1-M-X, Class
1-B-4, Class 1-B-5, and Class 1-B-6 Certificates), the difference between the weighted average net mortgage rate of the group 1 mortgage loans and the pass-through rates of those classes of certificates, calculated without giving effect to such limitation, will create a shortfall. However, on each distribution date, any such resulting shortfall will only be paid first, from any amounts distributable on the related corridor contract on that distribution date and second, to the extent that the Class 1-A-X or Class 1-M-X Certificates receive distributions of interest on that distribution date, from the portion of those interest distribution amounts deposited into the reserve fund.
Accordingly, if the amounts described in the preceding sentence are not sufficient to cover these shortfalls, they may remain unpaid.

          Although holders of each class of group 1 certificates (other than the
Class 1-A-X, Class 1-M-X, Class 1-B-4, Class 1-B-5, and Class 1-B-6
Certificates) will be entitled to receive any related Net WAC Shortfall from and to the limited extent of funds available for such payments in the reserve fund, there is no assurance that those funds will be available or sufficient to pay such Net WAC Shortfall. Such Net WAC Shortfalls will also be covered first by amounts on deposit in the reserve fund from amounts payable under the corridor contract related to each such class, to the extent that, for any distribution date, one-month LIBOR exceeds the applicable cap strike with respect to such class of group 1 certificates and such distribution date.

          See "Description of the Certificates--Interest" and "--The Reserve
Fund and the Corridor Contracts" and "Yield, Prepayment and Weighted Average
Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

                                      S-21

THE CORRIDOR CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK

          The assets of the issuing entity include the corridor contracts that will require the corridor contract counterparty to make certain payments for the benefit of the holders of the related group 1 certificates. To the extent that payments on the group 1 certificates depend in part on payments to be received by the securities administrator, on behalf of the trustee, under the corridor contracts, the ability of the securities administrator to make such payments on such classes of group 1 certificates will be subject to the credit risk of the corridor contract counterparty.

HIGH BALANCE MORTGAGE LOANS POSE SPECIAL RISKS

          Approximately 53.71%, 4.31%, 53.67% and 76.87% of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, had principal balances greater than $500,000.
You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

          Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. Approximately
1.98%, 2.63% and 1.05% of the mortgage loans in loan group 1, loan group 2, and loan group 3, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, had loan-to-value ratios at origination in excess of 80.00%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

          Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "Legal Aspects of
Mortgage Loans--Foreclosure" in the accompanying prospectus.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

          The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

                                      S-22

THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES

          The protections afforded the senior certificates in an aggregate certificate group create risks for the related subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

          o    Because the subordinated certificates in each aggregate
               certificate group receive interest and principal distributions after the senior certificates in that aggregate certificate group receive those distributions, there is a greater likelihood that those subordinated certificates will not receive the
               distributions to which they are entitled on any distribution date.

          o    If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the related certificates which will impact the related subordinated certificates.

          o    Losses resulting from the liquidation of defaulted loans in an aggregate loan group will be allocated to the subordinated certificates in the related aggregate certificate group. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

          o    The earlier in the transaction that a loss on a related mortgage loan occurs, the greater the impact on your yield on the
               subordinated certificates.

          The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to either class of Class P Certificates or to the Class C Certificates. See "Description of the Certificates" and "Yield,
Prepayment and Weighted Average Life" in this prospectus supplement.

          Except under the circumstances described in this prospectus supplement, the subordinated certificates in each aggregate certificate group are not entitled to a full proportionate share of principal prepayments on the mortgage loans until the beginning of the twelfth year after the closing date.
In addition, if certain losses on the mortgage loans in an aggregate loan group exceed stated levels, a portion of the principal distribution payable to classes of the subordinated certificates in the related aggregate certificate group with lower priorities of payment will be paid to the classes of subordinated certificates in the related aggregate certificate group with higher priorities of payment. Accordingly, the weighted average lives of the subordinated certificates in each aggregate certificate group will be longer than would be the case if distributions of principal were allocated among all of the classes of certificates in the related aggregate certificate group at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of these classes of certificates have a greater risk of suffering a loss on their investments.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE MORTGAGE LOANS

          The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

          Approximately 58.24%, 27.94%, 47.75% and 72.75% of the mortgage loans in loan group 1, loan group 2, loan group 3 and loan group 4, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, are secured by properties located in
California. Property in California

                                      S-23

may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as wildfires, earthquakes, floods, mudslides and other natural disasters.

          In addition, certain Mortgage Loans are secured by properties located in the Gulf Coast of Texas, Louisiana, Mississippi, Alabama, Florida, Georgia,
South Carolina and other states that frequently experience hurricanes and other significant storms during the hurricane season.

          See "Description of the Mortgage Loans" in this prospectus supplement.

HURRICANE KATRINA AND ITS AFTERMATH MAY POSE SPECIAL RISKS

          At the end of August 2005, Hurricane Katrina and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States
(parts of Louisiana, Mississippi, Alabama and Florida) and may have adversely affected mortgaged properties located in certain other parts of the United
States. The seller or the related originator, as applicable, will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect the value of the mortgaged property. In the event of a breach of that representation and warranty, the seller or the related originator, as applicable, will be obligated to repurchase or substitute for the related mortgage loan. Any damage to a mortgaged property that secures a mortgage loan in the assets of the issuing entity occurring after the closing date as a result of any other hurricane, windstorm, flood, tornado or casualty will not cause a breach of this representation and warranty. Any repurchase would have the effect of increasing the rate of principal payment on the certificates.

          The full economic impact of Hurricane Katrina and its aftermath is uncertain. Initial economic effects appear to include nationwide decreases in petroleum availability with a corresponding increase in price, decreases in chemical production and availability and regional interruptions in travel and transportation, tourism and economic activity generally. It is not possible to determine how long these effects may last or whether other effects will subsequently arise or become apparent in connection with Hurricane Katrina and its aftermath. No assurance can be given as to the effect of any of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from any of these events would be borne by the holders of the certificates.

CROSS-COLLATERALIZATION AMONG THE LOAN GROUPS IN AGGREGATE LOAN GROUP II;
LIMITED RECOURSE

          Except as described in "Description of the Certificates--Aggregate
Certificate Group II--Transfer Payments," interest and principal on the combined senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related loan group. In the case of the senior certificates in aggregate certificate group II, the mortgage loans in aggregate loan group II will generally not be "cross-collateralized"--interest and principal collections received from the mortgage loans in a loan group in aggregate loan group II will only be available for distribution to the related senior certificates and not to the senior certificates related to the other loan groups in aggregate loan group II. On the other hand, collections from all of the mortgage loans in aggregate loan group II will be available to make distributions to the aggregate group II subordinated certificates.

          Because the aggregate group II subordinated certificates represent interests in all of the mortgage loans in aggregate loan group II, the class principal balances of the aggregate group II subordinated certificates could be reduced to zero as a result of realized losses on the mortgage loans in a loan group in aggregate loan group II. Therefore, the allocation of realized losses on the mortgage loans in a loan group in aggregate loan group II to the aggregate group II subordinated certificates will reduce the subordination provided by the aggregate group II subordinated certificates to all of the related classes of senior certificates, including the senior certificates related to the mortgage loans in a loan group in aggregate loan group II that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the mortgage loans in a loan group in aggregate loan group II that did not suffer those previous losses.

          There is no cross-collateralization between the certificates related to each aggregate loan group.

                                      S-24

RECOURSE ON DEFECTIVE MORTGAGE LOANS IS LIMITED; LIMITED RECOURSE

          The seller or an originator may be required to purchase mortgage loans from the assets of the issuing entity in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the assets of the issuing entity.

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination and limited cross-collateralization is exhausted, you may incur a loss on your investment.

RAPID PREPAYMENTS ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP WILL REDUCE
THE YIELDS ON THE CLASS 1-A-X, CLASS 1-M-X AND CLASS 4-A-3 CERTIFICATES

          The Class 1-A-X, Class 1-M-X and Class 4-A-3 Certificates receive distributions only of interest. Distributions to the holders of the Class 1-A-X,
Class 1-M-X and Class 4-A-3 Certificates are based on the respective notional amounts for such classes of certificates, calculated as described in this prospectus supplement under "Description of the Certificates--Notional Amount
Certificates". You should fully consider the risks associated with an investment in the Class 1-A-X, Class 1-M-X and Class 4-A-3 Certificates. If you invest in the Class 1-A-X or Class 1-M-X Certificates and the mortgage loans in loan group
1 prepay faster than expected or if the issuing entity is terminated earlier than expected, you may not fully recover your initial investment. If you invest in the Class 4-A-3 Certificates and the mortgage loans in loan group 4 prepay faster than expected or if the issuing entity is terminated earlier than expected, you may not fully recover your initial investment.

          We refer you to "Yield, Prepayment and Weighted Average
Life--Sensitivity of the Class 1-A-X and Class 1-M-X Certificates" and
"--Sensitivity of the Class 4-A-3 Certificates" in this prospectus supplement for more detail.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON
THE CERTIFICATES

          The seller and the depositor will treat the transfer of the mortgage loans held by the issuing entity by the seller to the depositor as a sale for accounting purposes. The depositor and the issuing entity will treat the transfer of the mortgage loans from the depositor to the issuing entity as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors.
If the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

          If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the master servicer.
If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the issuing entity may not have a perfected interest in those collections. In this case the issuing entity might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.
Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the issuing entity may have a perfected security interest in them.
Their inclusion in

                                      S-25

the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

          Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

          Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.
Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer (in its capacity as successor servicer) or the related servicer to damages and administrative enforcement.

          The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to
Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.
However, if the assets of the issuing entity should include loans subject to
HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

FAILURE OF SERVICERS AND MASTER SERVICER TO PERFORM MAY ADVERSELY AFFECT
DISTRIBUTIONS ON CERTIFICATES

          The amount and timing of distributions on the certificates generally will be dependent on servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and
Collection Procedures" in this prospectus supplement. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

THE SERVICING COMPENSATION MAY BE INSUFFICIENT TO ENGAGE REPLACEMENT SERVICERS
OR MASTER SERVICER

          The fees and expenses, including the servicing fee and master servicing compensation, payable by that issuing entity are described in this prospectus supplement under "Servicing of the Mortgage Loans-- Servicing
Compensation and Payment of Expenses; Master Servicing Compensation;
Administrative Fees." In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master servicing compensation, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related issuing entity. In addition, to the extent the loans of any

                                      S-26

series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the compensation that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the issuing entity.

YOUR YIELD MAY BE AFFECTED IF THERE IS A TRANSFER OF SERVICING OF CERTAIN
MORTGAGE LOANS

          The seller retained the right, subject to certain conditions, to terminate GMAC Mortgage Corporation as servicer with respect to the related mortgage loans and cause the transfer of the servicing of those mortgage loans to be transferred to third parties. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, if the servicing of these mortgage loans is transferred, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what affect on the yield on your certificates will be. In addition, even though a servicing transfer cannot occur unless certain conditions set forth in the pooling and servicing agreement are met, there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the related mortgage loans.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

          A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk
Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your
Certificates" in the accompanying prospectus.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates.
Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

          Unless you are the purchaser of a Class A-R Certificate, your ownership of the offered certificates will be registered electronically with
DTC. The lack of physical certificates could:

          o    result in payment delays on your certificates because the
               securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

          o    make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

          o    hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry
               Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive
               Certificates" in the accompanying prospectus.

MILITARY ACTION AND TERRORIST ATTACKS

          The effects that military action by U.S. forces in Iraq and
Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the
National Guard may significantly

                                      S-27

increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers' Civil Relief Act (formerly known as the
Soldiers' and Sailors' Civil Relief Act of 1940), or similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers' Civil Relief Act or similar state laws. Interest payable to senior and subordinated certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers' Civil Relief Act or similar state laws. See "Legal Aspects of Mortgage Loans--Servicemembers'
Civil Relief Act" in the accompanying prospectus.

RISKS RELATED TO THE CLASS A-R CERTIFICATES

          The holders of the Class A-R Certificates must include the taxable income or loss of each REMIC created by the issuing entity in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the issuing entity. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the
REMICs includible by the holders of the residual certificates will be treated as
"excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

          Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a
"non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i)
historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each
REMIC created by the issuing entity. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer
(an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July
19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class
A-R Certificates" and "ERISA Matters" in this prospectus supplement and "Federal
Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual
Certificates," and "Federal Income Tax Consequences--Tax-Related Restrictions on
Transfers of REMIC Residual Certificates" in the accompanying prospectus.

          An individual, trust or estate that holds a Class A-R Certificate
(whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R
Certificates generally are not suitable investments for individuals or for

                                      S-28

partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of
Owners of REMIC Residual Certificates" in the accompanying prospectus.
Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

          Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                           FORWARD-LOOKING STATEMENTS

          In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends,"
"anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

          (1)  economic conditions and industry competition;

          (2)  political and/or social conditions; and

          (3)  the law and government regulatory initiatives.

          We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

          On the Closing Date, Morgan Stanley Mortgage Loan Trust 2006-1AR (the
"ISSUING ENTITY") will own approximately 1,486 mortgage loans (the "MORTGAGE
LOANS" or the "MORTGAGE POOL") with an aggregate unpaid principal balance of approximately $612,056,096 (the "AGGREGATE CUT-OFF DATE POOL PRINCIPAL BALANCE")
as of January 1, 2006 (the "CUT-OFF DATE"), after deducting payments due on or before the Cut-off Date. The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential properties (each, a
"MORTGAGED PROPERTY"). At the Cut-off Date, the Mortgage Loans have been segregated into four loan groups ("LOAN GROUP 1", "LOAN GROUP 2", "LOAN GROUP 3 and "LOAN GROUP 4," respectively, and each, a "LOAN GROUP"), each having the characteristics set forth below as of the Cut-off Date:

                                      S-29

                                                                  APPROXIMATE AGGREGATE CUT-OFF
LOAN GROUP                             NUMBER OF MORTGAGE LOANS      DATE LOAN GROUP BALANCE
------------------------------------   ------------------------   -----------------------------

Loan Group 1
   (the "LOAN GROUP 1
   MORTGAGE LOANS").................            1,048                      $468,662,167
Loan Group 2
   (the "LOAN GROUP 2
   MORTGAGE LOANS").................              289                      $ 67,349,860
Loan Group 3
   (the "LOAN GROUP 3
   MORTGAGE LOANS").................               92                      $ 37,432,684
Loan Group 4
   (the "LOAN GROUP 4
   MORTGAGE LOANS").................               57                      $ 38,611,386

          As described herein at "Description of the Certificates--General," the
Mortgage Loans have been segregated into Loan Groups for purposes of allocating distributions among the Senior Certificates. All of the Mortgage Loans have original terms to maturity of up to approximately 30 years. The mortgage loans were selected for the inclusion in the mortgage pool from among mortgage loans purchased by the Sponsor from correspondent lenders and mortgage loan originators based on the Sponsor's assessment of investor preferences and rating agency criteria.

          The "ASSETS OF THE ISSUING ENTITY" will include, in addition to the
Mortgage Pool, (i) the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the Pooling and Servicing
Agreement, (ii) the amounts held from time to time in the Custodial Accounts and the Distribution Account maintained in the name of the Trustee pursuant to the
Pooling and Servicing Agreement, (iii) any property which initially secured a
Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies related to the Mortgage Loans and any insurance proceeds, (v) all of the right, title and interest of the Depositor to the mortgage loan purchase agreement, the underlying mortgage loan purchase agreements and the underlying servicing agreements as described under
"Assignment of the Mortgage Loans; Representations and Warranties Relating to
the Mortgage Loans" below and (vi) the Corridor Contracts and the amounts on deposit in the Reserve Fund. The rights in respect of the Corridor Contract and amounts on deposit in the Reserve Fund (in each case, as defined below) will not be part of any REMIC.

          The following is a summary description of the Mortgage Loans in each
Loan Group as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage
Loans may vary from comparable information based upon the actual composition of the Loan Groups as of the Closing Date, although such variance will not be material.

          Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Loan Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates--Interest") of the Mortgage Loans in the aggregate or in a particular Loan Group as of the Cut-off Date.

          The following table sets forth, by Aggregate Cut-off Date Loan Group
Balance, the Mortgage Loans originated by each of Morgan Stanley Mortgage
Capital Inc. ("MSMC"), Countrywide Home Loans, Inc. ("COUNTRYWIDE"), HSBC
Mortgage Corporation (USA) ("HSBC"), First National Bank of Nevada ("FNBN"),
MortgageIT, Inc. ("MORTGAGE IT") and other originators:

                                      S-30

                                                PERCENT     PERCENT       PERCENT     PERCENT
                                              ORIGINATED   ORIGINATED   ORIGINATED   ORIGINATED
                                               IN LOAN      IN LOAN       IN LOAN     IN LOAN
ORIGINATOR                                      GROUP 1      GROUP 2      GROUP 3      GROUP 4
-------------------------------------------   ----------   ----------   ----------   ----------

MSMC
   (the "MSMC MORTGAGE LOANS").............     66.58%       76.58%       51.09%       98.92%
Countrywide
   (the "COUNTRYWIDE MORTGAGE LOANS")......        --           --        27.61%          --
FNBN
   (the "FNBN MORTGAGE LOANS").............      5.88%       10.02%        5.91%          --
HSBC
   (the "HSBC MORTGAGE LOANS").............      0.77%          --        15.39%        1.08%
Mortgage IT
   (the "MORTGAGE IT MORTGAGE LOANS")......     11.80%        5.12%          --           --
Other
   (the "OTHER MORTGAGE LOANS")............     14.98%        8.29%          --           --

          Each of MSMC, Countrywide, HSBC, FNBN, MortgageIT and the various other mortgage loan sellers who originated Mortgage Loans that account for less than 10% of any single Loan Group is referred to herein as an "ORIGINATOR".

          Certain general information with respect to the Mortgage Loans as of the Cut-off Date is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from Assets of the Issuing Entity and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

          None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to assignment, assumption and recognition agreements (the
"ASSIGNMENT AGREEMENTS"), each among the Depositor, the Seller, the related
Originator or Servicer, as applicable, and the Trustee, on behalf of the Issuing
Entity, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying mortgage loan purchase agreements (each, an "UNDERLYING MORTGAGE LOAN PURCHASE AGREEMENT")
and/or the underlying servicing agreements (each, an "UNDERLYING SERVICING
AGREEMENT") with respect to the Mortgage Loans originally entered into between the Seller and the Originators. With respect to the MSMC Mortgage Loans, the
Seller will assign its interests in those Mortgage Loans, other than any retained servicing rights, to the Depositor and the Trustee under a mortgage loan purchase agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT").

          The Mortgage Loans other than the MSMC Mortgage Loans have been acquired by the Seller from the Originators in the ordinary course of its business. The Seller purchased the MSMC Mortgage Loans directly from correspondent lenders on its behalf. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the related underwriting criteria specified herein. See "--Loan Purchasing Guidelines and Underwriting
Standards" below. Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICER")
and HSBC will service the Countrywide Mortgage Loans and HSBC Mortgage Loans,
respectively, pursuant to existing underlying servicing agreements with the
Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Issuing Entity. GMAC Mortgage
Corporation ("GMAC") GreenPoint Mortgage Funding, Inc. ("GREENPOINT"), The
Hemisphere National Bank ("HEMISPHERE") and Wells Fargo Bank, National
Association ("WELLS FARGO SERVICER")will service the other mortgage loans of sellers who originated less than 10%. Wells Fargo Bank, National Association, as master servicer ("WELLS FARGO" or, in such capacity, the "MASTER SERVICER") will master service the Mortgage Loans.

                                      S-31

          All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.
Approximately 20.56%, 6.84%, 30.65% and 7.65% of the Group 1 Mortgage Loans,
Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans,
respectively, (in each case by Aggregate Cut-off Date Loan Group Balance), will provide for the amortization of the amount financed over a series of substantially equal monthly payments. Approximately 79.44%, 93.16%, 69.35% and
92.35% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage
Loans and Group 4 Mortgage Loans, respectively, (in each case by Aggregate
Cut-off Date Loan Group Balance), will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for up to 12,
24, 36, 60 or 120 months (with respect to Loan Group 1), up to 60 or 120 months
(with respect to Loan Group 2), up to 84 or 120 months (with respect to Loan
Group 3) and up to 60 or 120 months (with respect to Loan Group 4) after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the
"INTEREST ONLY LOANS"). Except for approximately 44.83%, 49.04%, 59.50% and
28.96% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage
Loans and Group 4 Mortgage Loans, respectively, (in each case by Aggregate
Cut-off Date Loan Group Balance), the mortgagors may prepay their Mortgage Loans at any time without penalty. Any prepayment penalties received on these Mortgage
Loans will be distributed to the related class of Class P Certificates (other than any prepayment penalties on the mortgage loans serviced by Countrywide Home
Loans Servicing LP) and will not be available for distribution to the Offered
Certificates.

          The mortgage rate (the "MORTGAGE RATE") of each of the Mortgage Loans with an adjustable Mortgage Rate will be fixed for a certain period of time after the origination of that Mortgage Loan (which, in the case of certain Group
1 Mortgage Loans may be as short as one month). Each mortgage note for the
Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "ADJUSTMENT DATE"), to equal the sum of, rounded to the nearest 0.125% of
(1):

          o    if such Mortgage Rate adjusts based upon the One-Month LIBOR
               Index, the average of the London interbank offered rates for one-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "ONE-MONTH LIBOR INDEX"); or

          o    if such Mortgage Rate adjusts based upon the Six-Month LIBOR
               Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "SIX-MONTH LIBOR INDEX"); or

          o    if such Mortgage Rate adjusts based upon the One-Year LIBOR
               Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "ONE-YEAR LIBOR INDEX"); or

                                      S-32

          o    if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the
               Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related
               Mortgage Note (the "ONE-YEAR CMT INDEX", and each of the
               One-Month LIBOR Index, the Six-Month LIBOR Index, the One-Year
               LIBOR Index and the One-Year CMT Index, a "MORTGAGE INDEX"),

and (2) a fixed percentage amount specified in the related mortgage note (the
"GROSS MARGIN"); provided, however, that the Mortgage Rate for substantially all of the Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage
Rate is referred to as a "SUBSEQUENT PERIODIC RATE CAP"), with the exception of the initial Adjustment Date for which the Mortgage Rate on substantially all of the Mortgage Loans will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the
Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP"). Adjustments to
the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "MAXIMUM MORTGAGE RATE"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which in some cases is equal to the Gross Margin for that Mortgage Loan.

          Approximately 66.99% of the Group 1 Mortgage Loans, by aggregate
Cut-off Date Loan Group Balance, have mortgage rates that adjust monthly, semi-annually or annually beginning at the origination of such Mortgage Loans.
Approximately 3.07% of the Mortgage Loans have Mortgage Rates that adjust monthly beginning at the origination of such Mortgage Loans. Approximately
10.57% of the Mortgage Loans have Mortgage Rates that adjust semi-annually beginning at the origination of such Mortgage Loans. Approximately 0.69% of the
Mortgage Loans have Mortgage Rates that adjust annually beginning at the origination of such Mortgage Loans. Approximately 1.13% of the Group 1 Mortgage
Loans, by aggregate Cut-off Date Loan Group Balance, are 2/6 Month Mortgage
Loans. Approximately 11.66% of the Group 1 Mortgage Loans, by aggregate Cut-off
Date Loan Group Balance, are 3/1 Mortgage Loans or 3/6 Month Mortgage Loans. All
of the Group 2 Mortgage Loans and approximately 39.86% of the Group 1 Mortgage
Loans, by aggregate Cut-off Date Loan Group Balance, are 5/1 Mortgage Loans or
5/6 Month Mortgage Loans. All of the Group 3 Mortgage Loans are 7/1 Mortgage
Loans or 7/6 Month Mortgage Loans. All of the Group 4 Mortgage Loans are 10/1
Mortgage Loans or 10/6 Month Mortgage Loans. A "3/1 MORTGAGE LOAN," a "5/1
MORTGAGE LOAN," a "7/1 MORTGAGE LOAN" and a "10/1 MORTGAGE LOAN" has a mortgage rate that is fixed for approximately 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "2/6 MONTH MORTGAGE LOAN," "3/6 MONTH MORTGAGE LOAN," a
"5/6 MONTH MORTGAGE LOAN," a "7/6 MONTH MORTGAGE LOAN" and a "10/6 MONTH
MORTGAGE LOAN" has a mortgage rate that is fixed for approximately 24, 36, 60,
84 and 120 months, respectively, after origination thereof before the Mortgage
Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a
Mortgage Index described in the preceding paragraph.

          The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each Loan Group is set forth in the following table:

                                                       EARLIEST STATED     LATEST STATED
                        EARLIEST FIRST PAYMENT DATE     MATURITY DATE      MATURITY DATE
                        ---------------------------   -----------------   ----------------

Loan Group 1.........         February 1, 2005         November 1, 2020   January 1, 2036
Loan Group 2.........           June 1, 2005             May 1, 2035      December 1, 2035
Loan Group 3.........           July 1, 2005             June 1, 2035     December 1, 2035
Loan Group 4.........         October 1, 2005         September 1, 2035   January 1, 2036

          As calculated using the MBA methodology, as of the Cut-off Date, none of the Mortgage Loans were more than 30 days' delinquent. No more than 3% of the
Mortgage Loans, by aggregate Stated Principal Balance as of the Cut-off Date, have been delinquent 30 days or more at least once since they were originated.
The Servicer of each of these Mortgage Loans has changed at least one time since they were originated. A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan. None of the Mortgage Loans have been 60 or more days delinquent since they were originated.

                                      S-33

          No Mortgage Loan had a Loan-to-Value Ratio at origination of more than approximately 100%. Except for approximately 0.34% of the Mortgage Loans in Loan
Group 2, by aggregate Stated Principal Balance of the Mortgage Loans in that
Loan Group as of the Cut-off Date, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to
Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest thereon and the related foreclosure expenses. With respect to approximately 0.07% and 0.40% of the Group 1 Mortgage
Loans and Group 2 Mortgage Loans, respectively, (in each case by Aggregate
Cut-off Date Loan Group Balance) (together, the "LPMI MORTGAGE LOANS"), the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these
LPMI Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related
Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.
The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise prohibited by law.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any
Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

          As set forth in the "Credit Scores" tables below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default.
The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

          The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated
Principal Balance of the Mortgage Loans both in the related Aggregate Loan Group
II and in the related Loan Group as of the Cut-off Date and, due to rounding, may not total 100%.

                                      S-34

                     TABULAR CHARACTERISTICS OF LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                                                                             WEIGHTED
                                                                    PERCENT OF                                AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE      AVERAGE   SUBJECT
MORTGAGE RATES (%)                 LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

3.501 - 4.000.................         1      $    440,000.00           0.09%           4.000        756       80.00
4.001 - 4.500.................         7         2,119,220.38           0.45            4.379        736       72.08
4.501 - 5.000.................        19         8,418,490.01           1.80            4.882        738       69.53
5.001 - 5.500.................        74        34,310,423.90           7.32            5.361        742       65.64
5.501 - 6.000.................       310       145,298,365.40          31.00            5.795        733       66.54
6.001 - 6.500.................       220       108,328,699.10          23.11            6.358        719       74.01
6.501 - 7.000.................       250       114,933,788.46          24.52            6.784        699       75.56
7.001 - 7.500.................       115        38,879,701.23           8.30            7.293        701       77.16
7.501 - 8.000.................        29         8,836,494.63           1.89            7.813        701       79.82
8.001 - 8.500.................        18         6,173,334.07           1.32            8.287        687       78.37
8.501 - 9.000.................         4           859,652.64           0.18            8.643        649       79.91
9.501 - 10.000................         1            63,996.96           0.01            9.625        661       94.12
                                   -----      ---------------         ------
   TOTAL/WEIGHTED AVERAGE.....     1,048      $468,662,166.78         100.00%           6.312        718       71.82
                                   =====      ===============         ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 1 is expected to be approximately 6.312% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                             WEIGHTED
                                                                    PERCENT OF                                AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE     SUBJECT
PRINCIPAL BALANCES ($)             LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

0.01 - 100,000.00.............        38      $  2,752,772.18           0.59%           7.009        718       74.86
100,000.01 - 200,000.00.......       138        20,755,351.70           4.43            6.565        707       74.82
200,000.01 - 300,000.00.......       134        33,459,093.44           7.14            6.380        713       73.07
300,000.01 - 400,000.00.......       106        37,432,366.20           7.99            6.234        709       70.93
400,000.01 - 500,000.00.......       270       122,546,031.72          26.15            6.335        716       74.00
500,000.01 - 600,000.00.......       150        81,854,396.83          17.47            6.262        726       72.87
600,000.01 - 700,000.00.......        95        61,167,554.78          13.05            6.318        720       72.38
700,000.01 - 800,000.00.......        40        30,047,159.25           6.41            6.311        710       70.81
800,000.01 - 900,000.00.......        26        22,152,515.50           4.73            6.295        723       69.45
900,000.01 - 1,000,000.00.....        37        36,270,433.24           7.74            6.049        728       65.53
1,000,000.01 - 1,500,000.00...        11        14,455,212.96           3.08            6.569        721       66.51
1,500,000.01 and above........         3         5,769,278.98           1.23            6.433        691       58.07
                                   -----      ---------------         ------
   TOTAL/WEIGHTED AVERAGE.....     1,048      $468,662,166.78         100.00%           6.312        718       71.82
                                   =====      ===============         ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $447,196.72.

                                      S-35

                              DOCUMENTATION PROGRAM

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
                                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
DOCUMENTATION LEVEL                LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

Limited.......................      568     $264,468,055.38     56.43%       6.325       717      73.96
No Documentation......... ....      176       74,307,618.91     15.86        6.318       724      62.57
Full/Alternative..............      141       56,002,517.74     11.95        5.913       724      72.90
No Ratio......................       87       38,883,798.35      8.30        6.573       705      72.33
Stated Documentation..........       76       35,000,176.40      7.47        6.549       715      73.00
                                  -----     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....    1,048     $468,662,166.78    100.00%       6.312       718      71.82
                                  =====     ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                        WEIGHTED
                                                AGGREGATE      AGGREGATE                          AVERAGE
                                  NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
       RANGE OF ORIGINAL           MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
    LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------    ---------  ---------------  -----------  ----------  --------  --------

30.00 and below...............        9     $  2,451,118.89      0.52%       6.072       700      25.15
30.01 - 35.00.................        7        2,657,890.07      0.57        5.876       748      32.57
35.01 - 40.00.................        9        4,239,908.88      0.90        5.647       759      37.37
40.01 - 45.00.................       13        6,053,008.71      1.29        5.702       721      43.76
45.01 - 50.00.................       21       11,300,555.63      2.41        5.709       749      47.48
50.01 - 55.00.................       32       15,441,661.17      3.29        5.852       731      53.07
55.01 - 60.00.................       48       25,185,803.43      5.37        5.868       734      58.09
60.01 - 65.00.................      126       71,402,145.56     15.24        6.044       719      63.90
65.01 - 70.00.................       85       38,293,504.90      8.17        6.407       708      69.01
70.01 - 75.00.................      101       52,980,251.75     11.30        6.367       714      74.13
75.01 - 80.00.................      557      229,386,829.73     48.95        6.492       715      79.77
80.01 - 85.00.................        8        1,200,588.28      0.26        6.671       706      84.53
85.01 - 90.00.................       21        5,373,350.48      1.15        6.827       722      89.52
90.01 - 95.00.................       10        2,277,634.32      0.49        7.074       705      94.53
95.01 - 100.00................        1          417,914.98      0.09        5.875       754      97.12
                                  -----     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....    1,048     $468,662,166.78    100.00%       6.312       718      71.82
                                  =====     ===============    ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 1 by Aggregate Cut-off Date Loan Balance is approximately
     71.82%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 1 that may exist at the time of origination or any Additional
     Collateral.

                                 CREDIT SCORE(1)

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
                                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
RANGE OF CREDIT SCORES             LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

576 - 600.....................        6     $  1,454,896.09      0.31%       7.303       594      72.35
601 - 625.....................       23        8,368,591.04      1.79        6.722       616      70.98
626 - 650.....................       61       27,290,835.63      5.82        6.744       642      72.26
651 - 675.....................      136       56,535,518.99     12.06        6.623       665      73.58
676 - 700.....................      197       84,648,326.95     18.06        6.398       688      73.41
701 - 725.....................      168       79,241,966.99     16.91        6.322       712      72.21
726 - 750.....................      168       76,255,444.10     16.27        6.224       737      73.29
751 - 775.....................      162       77,785,076.42     16.60        6.022       763      69.04
776 - 800.....................       99       44,847,957.94      9.57        6.070       787      69.44
801 - 825.....................       28       12,233,552.63      2.61        6.141       808      66.97
                                  -----     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....    1,048     $468,662,166.78    100.00%       6.312       718      71.82
                                  =====     ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 718.

                                      S-36

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

California....................       533      $272,969,553.04          58.24%          6.148        723       70.20
New York......................        79        33,254,811.15           7.10           6.861        693       74.05
Florida.......................        70        25,477,346.23           5.44           6.575        734       74.20
Virginia......................        46        24,751,302.26           5.28           6.417        717       76.98
Arizona.......................        40        15,178,888.39           3.24           6.215        707       71.82
Maryland......................        24        10,338,837.76           2.21           6.668        696       75.48
Nevada........................        23         8,979,080.95           1.92           6.720        708       77.14
New Jersey....................        20         8,306,562.26           1.77           6.988        697       78.49
Massachusetts.................        16         7,704,630.58           1.64           6.883        695       70.91
Washington....................        17         7,142,328.07           1.52           5.999        737       67.01
Other.........................       180        54,558,826.09          11.64           6.381        713       73.30
                                   -----      ---------------         ------
   TOTAL/WEIGHTED AVERAGE.....     1,048      $468,662,166.78         100.00%          6.312        718       71.82
                                   =====      ===============         ======

----------
(1)  The Other row in the preceding table includes 25 other states and the
     District of Columbia. No more than approximately 0.78% of the Mortgage
     Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                             WEIGHTED
                                                                    PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Purchase......................       591      $254,763,598.55          54.36%          6.444        721       76.91
Refinance - Cashout...........       322       154,856,632.56          33.04           6.217        712       65.53
Refinance - Rate Term.........       135        59,041,935.67          12.60           5.990        721       66.34
                                   -----      ---------------         ------
   TOTAL/WEIGHTED AVERAGE.....     1,048      $468,662,166.78         100.00%          6.312        718       71.82
                                   =====      ===============         ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                             WEIGHTED
                                                                    PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Single Family Residence.......       662      $299,058,750.54          63.81%          6.274        718       70.92
Planned Unit Development......       200        93,920,008.53          20.04           6.314        721       73.69
2-4 Family....................        91        41,378,174.77           8.83           6.631        711       72.99
Condominium...................        89        33,166,166.00           7.08           6.238        722       72.95
Cooperative...................         3           615,977.86           0.13           6.750        700       76.09
Townhouse.....................         3           523,089.08           0.11           6.526        650       80.00
                                   -----      ---------------         ------
   TOTAL/WEIGHTED AVERAGE.....     1,048      $468,662,166.78         100.00%          6.312        718       71.82
                                   =====      ===============         ======

                               OCCUPANCY TYPES(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Primary.......................       804      $385,533,196.10          82.26%          6.253        717       71.99
Investment....................       198        61,198,785.63          13.06           6.633        725       69.55
Second Home...................        46        21,930,185.05           4.68           6.451        722       75.15
                                   -----      ---------------         ------
   TOTAL/WEIGHTED AVERAGE.....     1,048      $468,662,166.78         100.00%          6.312        718       71.82
                                   =====      ===============         ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-37

                         REMAINING TERMS TO MATURITY(1)

                                                                       PERCENT OF
                                                                       AGGREGATE
                                                      AGGREGATE        PRINCIPAL     WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
RANGE OF REMAINING TERMS TO         NUMBER OF     PRINCIPAL BALANCE     BALANCE       AVERAGE     AVERAGE   ORIGINAL SUBJECT
MATURITY (MONTHS)                MORTGAGE LOANS      OUTSTANDING      OUTSTANDING   COUPON (%)     FICO          LTV (%)
------------------------------   --------------   -----------------   -----------   ----------   --------   ----------------

151 - 180.....................            1        $    808,600.00        0.17%        6.125        679           67.95
211 - 240.....................            1             525,997.49        0.11         7.125        681           74.89
331 - 360.....................        1,046         467,327,569.29       99.72         6.312        718           71.82
                                      -----        ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....        1,048        $468,662,166.78      100.00%        6.312        718           71.82
                                      =====        ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 357 months.

                                  PRODUCT TYPE

                                                                       PERCENT OF
                                                                       AGGREGATE
                                                      AGGREGATE        PRINCIPAL     WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
                                    NUMBER OF     PRINCIPAL BALANCE     BALANCE       AVERAGE     AVERAGE   ORIGINAL SUBJECT
PRODUCT TYPE                     MORTGAGE LOANS      OUTSTANDING      OUTSTANDING   COUPON (%)     FICO          LTV (%)
------------------------------   --------------   -----------------   -----------   ----------   --------   ----------------

6 Month Arms..................           11        $  5,557,736.14        1.19%        5.732        751           66.85
6 Month Arms - IO 5 Years.....            1             744,000.00        0.16         7.500        729           80.00
6 Month Arms - IO 10 Years....          100          43,256,012.17        9.23         5.897        725           70.15
1 Year Arms...................            4             960,936.08        0.21         4.514        752           69.46
1 Year Arms - IO 1 Year.......            6           2,162,950.00        0.46         4.373        746           74.51
1 Year Arms - IO 10 Years.....            1              92,799.99        0.02         5.875        736           80.00
2 Year Arms...................            2             229,201.81        0.05         7.395        694           71.28
2 Year Arms - IO 2 Years......            3           1,231,842.10        0.26         7.439        658           78.51
2 Year Arms - IO 5 Years......            4             954,052.00        0.20         7.067        742           71.53
2 Year Arms - IO 10 Years.....            9           2,894,645.98        0.62         7.358        651           74.56
3 Year Arms...................           28          12,839,474.23        2.74         6.147        729           70.71
3 Year Arms - IO 3 Years......           15           6,802,846.92        1.45         6.337        710           76.26
3 Year Arms - IO 5 Years......           26           5,260,640.43        1.12         7.035        702           79.66
3 Year Arms - IO 10 Years.....           64          29,749,729.55        6.35         6.435        718           77.67
5 Year Arms...................           26          13,154,849.83        2.81         6.164        731           70.45
5 Year Arms - IO 5 Years......           34          20,964,409.89        4.47         6.490        705           75.71
5 Year Arms - IO 10 Years.....          273         152,692,230.90       32.58         6.480        713           74.75
1 Month Arms- IO 10 Years.....           42          14,388,535.05        3.07         6.646        716           76.88
Fixed 20......................            1             525,997.49        0.11         7.125        681           74.89
Fixed 30......................          175          63,095,866.75       13.46         6.309        722           67.02
Fixed 30 - IO 10 Years........          223          91,103,409.47       19.44         6.125        721           67.00
                                      -----        ---------------      ------
   TOTAL/WEIGHTED AVERAGE.....        1,048        $468,662,166.78      100.00%        6.312        718           71.82
                                      =====        ===============      ======

                                      S-38

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE    AVERAGE     SUBJECT
MORTGAGE INDEX                     LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

One-Month LIBOR ..............       42      $ 14,388,535.05       4.58%        6.646        716       76.88
Six-Month LIBOR ..............      444       209,357,576.33      66.69         6.367        716       74.05
One-Year LIBOR ...............      163        90,190,781.69      28.73         6.317        716       74.04
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE ....      649      $313,936,893.07     100.00%        6.366        716       74.18
                                    ===      ===============     ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE    AVERAGE     SUBJECT
GROSS MARGINS (%)                  LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

1.501 - 2.000.................       73      $ 33,555,106.07      10.69%        5.445        739       66.75
2.001 - 2.500.................      426       225,071,734.96      71.69         6.380        715       74.54
2.501 - 3.000.................       67        27,929,777.77       8.90         6.650        712       76.93
3.001 - 3.500.................       24        11,581,573.34       3.69         6.772        714       76.04
3.501 - 4.000.................        6         3,093,900.00       0.99         7.697        723       79.70
4.001 - 4.500.................        1           544,000.00       0.17         8.500        732       80.00
4.501 - 5.000.................       51        11,856,800.93       3.78         7.179        688       78.24
5.001 - 5.500.................        1           304,000.00       0.10         6.500        743       80.00
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      649      $313,936,893.07     100.00%        6.366        716       74.18
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the non-zero weighted average Gross Margin of the
     Adjustable Rate Mortgage Loans in Loan Group 1 is approximately 2.437%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE    AVERAGE     SUBJECT
INITIAL PERIODIC CAPS (%)          LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

Uncapped......................       55      $ 18,023,815.84       5.74%        6.782        712       77.34
0.501 - 1.000.................       93        42,303,078.05      13.48         5.710        733       68.68
1.501 - 2.000.................       44        14,702,341.18       4.68         6.027        717       72.78
2.501 - 3.000.................       14         4,757,590.53       1.52         7.446        686       79.61
4.501 - 5.000.................       84        41,892,086.12      13.34         6.419        717       76.60
5.001 - 5.500.................        2         1,366,389.47       0.44         6.625        681       74.68
5.501 - 6.000.................      354       189,835,693.97      60.47         6.459        714       74.55
6.001 - 6.500.................        1           519,897.91       0.17         5.875        732       65.00
11.501 - 12.000...............        2           536,000.00       0.17         6.373        734       80.00
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      649      $313,936,893.07     100.00%        6.366        716       74.18
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the non-zero weighted average Initial Periodic Cap of the Adjustable Rate Mortgage Loans in Loan Group 1 is approximately
     4.905%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE    AVERAGE     SUBJECT
SUBSEQUENT PERIODIC CAPS (%)       LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

Uncapped......................       60      $ 20,670,205.31       6.58%        6.787        711       77.33
0.501 - 1.000.................      177        79,972,085.26      25.47         6.155        724       73.09
1.501 - 2.000.................      412       213,294,602.50      67.94         6.404        714       74.28
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      649      $313,936,893.07     100.00%        6.366        716       74.18
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the non-zero weighted average Subsequent Periodic
     Cap of the Adjustable Rate Mortgage Loans in Loan Group 1 is approximately
     1.727%.
                                      S-39

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

9.001 - 10.000................        3     $    979,000.36       0.31%        5.157        748       81.88
10.001 - 11.000...............       55       24,845,022.56       7.91         5.320        740       70.45
11.001 - 12.000...............      203       97,417,437.19      31.03         5.936        725       72.79
12.001 - 13.000...............      263      146,289,432.31      46.60         6.576        710       74.86
13.001 - 14.000...............       54       21,868,335.07       6.97         7.461        700       76.51
14.001 - 15.000...............       12        3,064,249.74       0.98         8.358        702       75.63
17.001 - 18.000...............       11        2,028,899.42       0.65         6.015        739       75.76
18.001 - 19.000...............       38       12,770,116.44       4.07         6.717        707       77.77
19.001 - 20.000...............       10        4,674,399.98       1.49         7.322        718       77.67
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      649     $313,936,893.07     100.00%        6.366        716       74.18
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 1 is expected to be approximately 12.574% per annum.

     MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MONTHS TO NEXT RATE     MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0 - 5.........................      146     $ 60,222,068.83      19.18%        6.119        725       71.89
6 - 11........................       19        6,940,900.60       2.21         4.898        734       68.78
12 - 17.......................        4          963,144.56       0.31         7.089        727       78.09
18 - 23.......................       14        4,346,597.33       1.38         7.379        658       74.06
24 - 29.......................        5        2,269,645.44       0.72         5.914        676       75.95
30 - 35.......................      127       51,775,045.69      16.49         6.422        719       76.01
36 - 41.......................        1          608,000.00       0.19         7.500        737       80.00
48 - 53.......................        3        1,896,550.00       0.60         5.987        728       79.96
54 - 59.......................      327      183,066,290.62      58.31         6.458        714       74.59
60 - 65.......................        3        1,848,650.00       0.59         7.051        691       65.50
                                    ---     ---------------     ------
TOTAL/WEIGHTED AVERAGE........      649     $313,936,893.07     100.00%        6.366        716       74.18
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 1 is
     approximately 41 months.

                                      S-40

               TABULAR CHARACTERISTICS OF AGGREGATE LOAN GROUP II

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE        MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RATES (%)                          LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

5.001 - 5.500.................       31     $  8,157,422.46       5.69%        5.434        724       72.98
5.501 - 6.000.................      125       37,391,932.27      26.08         5.838        713       71.94
6.001 - 6.500.................      135       47,912,785.91      33.41         6.343        705       72.22
6.501 - 7.000.................      104       35,079,650.84      24.46         6.784        682       76.41
7.001 - 7.500.................       29       10,342,556.67       7.21         7.345        694       77.99
7.501 - 8.000.................        9        4,140,001.34       2.89         7.699        680       77.30
8.001 - 8.500.................        2          231,520.00       0.16         8.500        723       80.00
8.501 - 9.000.................        3          138,060.00       0.10         8.703        661       80.00
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49     100.00%        6.385        701       73.80
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Aggregate Loan Group II is expected to be approximately 6.385% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE       AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN   MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES ($)             LOANS      OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   ---------------   -----------   ----------   --------   --------

0.01 - 100,000.00.............       22     $  1,794,186.32       1.25%        6.541        677       76.09
100,000.01 - 200,000.00.......      130       20,087,472.64      14.01         6.335        690       76.68
200,000.01 - 300,000.00.......      110       27,410,223.32      19.12         6.260        693       76.25
300,000.01 - 400,000.00.......       64       21,728,305.51      15.15         6.378        683       75.63
400,000.01 - 500,000.00.......       44       19,694,181.68      13.73         6.333        702       74.13
500,000.01 - 600,000.00.......       28       15,207,631.28      10.61         6.283        727       74.03
600,000.01 - 700,000.00.......       10        6,533,146.34       4.56         6.302        754       71.02
700,000.01 - 800,000.00.......        6        4,519,750.00       3.15         6.434        686       70.71
800,000.01 - 900,000.00.......        6        5,132,381.08       3.58         6.523        734       71.90
900,000.01 - 1,000,000.00.....       12       11,743,583.97       8.19         6.768        706       68.49
1,000,000.01 - 1,500,000.00...        3        4,223,257.16       2.95         6.531        686       70.06
1,500,000.01 and above........        3        5,319,810.19       3.71         6.637        701       62.63
                                    ---     ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49     100.00%        6.385        701       73.80
                                    ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Aggregate Loan Group II is approximately
     $327,383.40.

                                      S-41

                              DOCUMENTATION PROGRAM

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

Limited.......................      192      $ 68,036,090.88      47.45%        6.322        706       74.78
Full/Alternative..............      116        29,671,850.23      20.69         6.395        692       76.52
No Documentation..............       59        21,713,834.05      15.14         6.443        707       66.53
Stated Documentation..........       38        13,493,157.18       9.41         6.444        698       73.51
No Ratio......................       33        10,478,997.15       7.31         6.568        680       75.15
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      438      $143,393,929.49     100.00%        6.385        701       73.80
                                    ===      ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

30.00 and below...............        2      $    407,851.42       0.28%        5.625        740       23.90
35.01 - 40.00.................        1           265,000.00       0.18         6.250        668       37.86
40.01 - 45.00.................        3         1,517,375.94       1.06         6.215        705       43.91
45.01 - 50.00.................       14         4,131,304.02       2.88         6.070        734       47.37
50.01 - 55.00.................        6         2,205,527.32       1.54         5.631        714       53.66
55.01 - 60.00.................        9         4,172,310.19       2.91         6.411        690       56.60
60.01 - 65.00.................       38        16,904,014.34      11.79         6.134        701       64.15
65.01 - 70.00.................       18        13,914,765.19       9.70         6.703        691       68.89
70.01 - 75.00.................       44        17,844,830.77      12.44         6.311        711       74.46
75.01 - 80.00.................      293        79,869,362.62      55.70         6.440        698       79.84
80.01 - 85.00.................        2           414,101.00       0.29         6.316        709       82.44
85.01 - 90.00.................        4           865,347.49       0.60         6.160        737       89.47
90.01 - 95.00.................        2           504,216.67       0.35         7.100        726       95.00
95.01 - 100.00................        2           377,922.52       0.26         6.482        743       99.74
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      438      $143,393,929.49     100.00%        6.385        701       73.80
                                    ===      ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Aggregate Loan Group II by Aggregate Cut-off Date Loan Balance is
     approximately 73.80%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Aggregate Loan Group II that may exist at the time of origination or any
     Additional Collateral.

                                CREDIT SCORES(1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO     LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

576 - 600.....................        1      $    266,249.98       0.19%        6.875        600       75.00
601 - 625.....................       20         5,721,856.00       3.99         6.624        620       74.51
626 - 650.....................       53        14,395,478.15      10.04         6.664        640       77.07
651 - 675.....................       88        25,005,520.16      17.44         6.553        663       73.31
676 - 700.....................       94        29,146,924.67      20.33         6.420        687       73.62
701 - 725.....................       67        26,784,750.83      18.68         6.224        714       72.62
726 - 750.....................       56        19,190,399.56      13.38         6.208        736       73.73
751 - 775.....................       40        14,379,566.26      10.03         6.111        764       74.93
776 - 800.....................       15         6,612,783.88       4.61         6.557        785       71.34
801 - 825.....................        4         1,890,400.00       1.32         6.269        812       73.06
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      438      $143,393,929.49     100.00%        6.385        701       73.80
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Aggregate Loan Group II is approximately
     701.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                PERCENT OF                           WEIGHTED
                                                AGGREGATE       AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE         BALANCE       AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS       OUTSTANDING     OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   ---------------   -----------   ----------   --------   --------

California....................      127      $ 64,782,297.49      45.18%        6.436        706       72.20
Florida.......................       49        11,765,951.98       8.21         6.322        689       70.11
New York......................       29        10,683,361.97       7.45         6.547        694       72.88
Minnesota.....................       38         7,144,957.69       4.98         6.776        693       79.52
Maryland......................       14         6,295,330.41       4.39         6.468        680       68.65
Nevada........................       22         5,876,583.62       4.10         6.199        690       74.97
Arizona.......................       23         5,683,410.15       3.96         6.333        691       77.13
Washington....................       14         4,472,831.13       3.12         6.012        731       78.50
Illinois......................       16         4,072,980.49       2.84         6.368        713       76.57
Georgia.......................       13         3,128,029.71       2.18         6.129        709       79.99
Other.........................       93        19,488,194.85      13.59         6.196        697       77.40
                                    ---      ---------------     ------
   TOTAL/WEIGHTED AVERAGE.....      438      $143,393,929.49     100.00%        6.385        701       73.80
                                    ===      ===============     ======

----------
(1)  The Other row in the preceding table includes 24 other states and the
     District of Columbia. No more than approximately 1.39% of the Mortgage
     Loans in Aggregate Loan Group II will be secured by mortgaged properties located in any one postal zip code area.

                                      S-42

                            PURPOSE OF MORTGAGE LOANS

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Purchase......................      298       $ 88,172,613.14           61.49%          6.416        703       77.26
Refinance - Cashout...........      107         42,855,990.83           29.89           6.371        693       68.47
Refinance - Rate Term.........       33         12,365,325.52            8.62           6.210        712       67.58
                                    ---       ---------------          ------
   TOTAL/WEIGHTED AVERAGE.....      438       $143,393,929.49          100.00%          6.385        701       73.80
                                    ===       ===============          ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE      AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Single Family Residence.......      227       $ 79,952,589.08           55.76%          6.399        702       73.35
Planned Unit Development......       95         29,443,261.84           20.53           6.437        692       75.98
2-4 Family....................       59         20,172,674.06           14.07           6.416        705       71.38
Condominium...................       56         13,642,654.51            9.51           6.137        705       75.14
Cooperative...................        1            182,750.00            0.13           6.875        721       85.00
                                    ---       ---------------          ------
   TOTAL/WEIGHTED AVERAGE.....      438       $143,393,929.49          100.00%          6.385        701       73.80
                                    ===       ===============          ======

                               OCCUPANCY TYPES(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE      AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Primary.......................      340       $117,979,015.33           82.28%          6.359        697       74.26
Investment....................       81         21,166,643.80           14.76           6.520        716       70.34
Second Home...................       17          4,248,270.36            2.96           6.424        718       78.28
                                    ---       ---------------          ------
   TOTAL/WEIGHTED AVERAGE.....      438       $143,393,929.49          100.00%          6.385        701       73.80
                                    ===       ===============          ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF REMAINING TERMS TO       MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE      AVERAGE   SUBJECT
MATURITY (MONTHS)                  LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

331 - 360.....................      438       $143,393,929.49          100.00%          6.385        701       73.80
                                    ---       ---------------          ------
   TOTAL/WEIGHTED AVERAGE.....      438       $143,393,929.49          100.00%          6.385        701       73.80
                                    ===       ===============          ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Aggregate Loan Group II is approximately 357 months.

                                  PRODUCT TYPE

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                       LOANS         OUTSTANDING         OUTSTANDING     COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

5 Year Arms...................       15       $  4,606,821.49            3.21%          6.118        705       66.84
5 Year Arms - IO 5 Years......       39          9,307,668.33            6.49           6.376        680       78.36
5 Year Arms - IO 10 Years.....      235         53,435,369.77           37.26           6.457        687       76.87
7 Year Arms...................       35         11,474,594.68            8.00           6.025        710       68.87
7 Year Arms - IO 7 Years......       30          9,588,304.66            6.69           5.715        725       75.10
7 Year Arms - IO 10 Years.....       27         16,369,785.00           11.42           6.463        712       71.23
10 Year Arms..................        4          2,954,470.91            2.06           6.418        706       70.68
10 Year Arms - IO 5 Years.....        1            485,600.00            0.34           6.625        738       80.00
10 Year Arms - IO 10 Years....       52         35,171,314.65           24.53           6.571        712       71.46
                                    ---       ---------------          ------
   TOTAL/WEIGHTED AVERAGE.....      438       $143,393,929.49          100.00%          6.385        701       73.80
                                    ===       ===============          ======

                                      S-43

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
                                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

One Year CMT..................        8     $  1,780,944.81      1.24%       5.890      691       64.40
Six-Month LIBOR...............      248       89,605,073.85     62.49        6.558      698       73.26
One-Year LIBOR................      182       52,007,910.83     36.27        6.104      707       75.05
                                    ---     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49    100.00%       6.385      701       73.80
                                    ===     ===============    ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
                                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
GROSS MARGINS (%)                  LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

2.001 - 2.500.................      375     $126,656,998.01     88.33%       6.375      703       73.90
2.501 - 3.000.................       57       14,582,888.65     10.17        6.441      684       73.28
3.001 - 3.500.................        3        1,550,969.70      1.08        6.353      719       68.01
3.501 - 4.000.................        2          420,000.00      0.29        6.890      629       80.00
4.501 - 5.000.................        1          183,073.13      0.13        7.750      710       80.00
                                    ---     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49    100.00%       6.385      701       73.80
                                    ===     ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Aggregate Loan Group II is approximately 2.321%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
                                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
INITIAL PERIODIC CAPS (%)          LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

2.501 - 3.000.................        1     $    183,073.13      0.13%       7.750      710       80.00
4.501 - 5.000.................      153       39,985,923.97     27.89        6.135      711       75.40
5.501 - 6.000.................      283      102,574,940.57     71.53        6.485      696       73.24
6.001 - 6.500.................        1          649,991.82      0.45        5.625      769       60.89
                                    ---     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49    100.00%       6.385      701       73.80
                                    ===     ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group II is approximately
     5.717%.

       SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS (1)

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
                                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
SUBSEQUENT PERIODIC CAPS (%)       LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

0.501 - 1.000.................       99     $ 22,210,489.39     15.49%       6.594      690       76.41
1.501 - 2.000.................      338      120,688,324.10     84.17        6.346      703       73.29
2.001 - 2.500.................        1          495,116.00      0.35        6.375      699       80.00
                                    ---     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49    100.00%       6.385      701       73.80
                                    ===     ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group II is approximately
     1.846%.

                           MAXIMUM MORTGAGE RATES (1)

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
RANGE OF MAXIMUM                  MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
MORTGAGE RATES (%)                 LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

10.001 - 11.000...............       79     $ 22,395,277.74     15.62%       5.719      723       74.67
11.001 - 12.000...............      134       36,507,526.31     25.46        6.077      703       72.20
12.001 - 13.000...............      197       73,208,417.23     51.05        6.568      694       73.81
13.001 - 14.000...............       23       10,913,128.21      7.61        7.477      695       77.07
14.001 - 15.000...............        5          369,580.00      0.26        8.576      700       80.00
                                    ---     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49    100.00%       6.385      701       73.80
                                    ===     ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Aggregate Loan Group II is expected to be approximately 12.110% per annum.

                       MONTHS TO NEXT RATE ADJUSTMENT (1)

                                                              PERCENT OF                        WEIGHTED
                                               AGGREGATE      AGGREGATE                          AVERAGE
                                 NUMBER OF     PRINCIPAL      PRINCIPAL    WEIGHTED   WEIGHTED  ORIGINAL
RANGE OF MONTHS TO NEXT RATE      MORTGAGE      BALANCE        BALANCE      AVERAGE    AVERAGE   SUBJECT
ADJUSTMENT                         LOANS      OUTSTANDING    OUTSTANDING  COUPON (%)    FICO     LTV (%)
------------------------------   ---------  ---------------  -----------  ----------  --------  --------

48 - 53.....................         12     $  2,950,795.65      2.06%       6.361      669       78.37
54 - 59.....................        277       64,399,063.94     44.91        6.425      688       76.30
72 - 77.....................          9        1,912,792.65      1.33        5.737      708       68.77
78 - 83.....................         83       35,519,891.69     24.77        6.158      715       71.64
114 - 119...................         55       37,188,385.56     25.93        6.536      713       71.42
120 - 125...................          2        1,423,000.00      0.99        7.180      687       73.65
                                    ---     ---------------    ------
   TOTAL/WEIGHTED AVERAGE.....      438     $143,393,929.49    100.00%       6.385      701       73.80
                                    ===     ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Aggregate Loan
     Group II is approximately 80 months.

                                      S-44

                     TABULAR CHARACTERISTICS OF LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE         MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
RATES (%)                          LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

5.001 - 5.500 ................        9        $ 2,221,755.11            3.30%          5.458        692       67.20
5.501 - 6.000 ................       71         17,402,785.04           25.84           5.853        694       74.19
6.001 - 6.500 ................       94         21,406,315.93           31.78           6.323        693       74.92
6.501 - 7.000 ................       83         19,022,097.93           28.24           6.775        677       80.06
7.001 - 7.500 ................       22          5,889,456.67            8.74           7.329        674       78.97
7.501 - 8.000 ................        5          1,037,868.91            1.54           7.710        674       79.87
8.001 - 8.500 ................        2            231,520.00            0.34           8.500        723       80.00
8.501 - 9.000 ................        3            138,060.00            0.20           8.703        661       80.00
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      289        $67,349,859.59          100.00%          6.422        687       76.39
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 2 is expected to be approximately 6.422% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES ($)             LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

0.01 - 100,000.00 ............       18        $ 1,435,904.36            2.13%          6.710        674       77.91
100,000.01 - 200,000.00 ......      108         16,767,333.34           24.90           6.469        684       76.90
200,000.01 - 300,000.00 ......       91         22,566,633.87           33.51           6.351        691       76.76
300,000.01 - 400,000.00 ......       57         19,326,294.31           28.70           6.454        681       76.68
400,000.01 - 500,000.00 ......       10          4,347,834.40            6.46           6.575        683       76.38
500,000.01 - 600,000.00 ......        4          2,158,359.31            3.20           6.219        732       68.91
700,000.01 - 800,000.00 ......        1            747,500.00            1.11           5.875        717       65.00
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      289        $67,349,859.59          100.00%          6.422        687       76.39
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $233,044.50.

                              DOCUMENTATION PROGRAM

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Limited ......................      107        $25,338,690.74           37.62%          6.406        682       76.45
Full/Alternative .............       83         15,173,347.79           22.53           6.486        687       80.04
No Documentation .............       40         10,804,772.91           16.04           6.426        696       72.58
Stated Documentation .........       32          9,183,690.68           13.64           6.212        702       74.51
No Ratio .....................       27          6,849,357.47           10.17           6.620        669       76.58
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      289        $67,349,859.59          100.00%          6.422        687       76.39
                                    ===        ==============          ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

35.01 - 40.00 ................        1        $   265,000.00            0.39%          6.250        668       37.86
40.01 - 45.00 ................        1            300,000.00            0.45           6.125        737       42.86
45.01 - 50.00 ................        9          1,803,097.21            2.68           5.915        696       47.85
50.01 - 55.00 ................        2            715,460.34            1.06           5.636        725       53.11
55.01 - 60.00 ................        5            879,500.00            1.31           5.938        698       57.44
60.01 - 65.00 ................       18          5,275,516.03            7.83           6.100        696       64.60
65.01 - 70.00 ................        6          1,865,670.23            2.77           6.181        703       69.29
70.01 - 75.00 ................       24          6,536,749.88            9.71           6.343        687       74.52
75.01 - 80.00 ................      215         47,940,200.74           71.18           6.511        683       79.87
80.01 - 85.00 ................        2            414,101.00            0.61           6.316        709       82.44
85.01 - 90.00 ................        3            602,847.49            0.90           6.502        732       90.00
90.01 - 95.00 ................        2            504,216.67            0.75           7.100        726       95.00
95.01 - 100.00 ...............        1            247,500.00            0.37           7.000        720      100.00
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      289        $67,349,859.59          100.00%          6.422        687       76.39
                                    ===        ==============          ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 2 by Aggregate Cut-off Date Loan Balance is approximately
     76.39%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 2 that may exist at the time of origination or any Additional
     Collateral.

                                      S-45

                                CREDIT SCORES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE    AVERAGE     SUBJECT
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

576 - 600.....................        1      $   266,249.98       0.40%        6.875        600       75.00
601 - 625.....................       16        3,187,815.00       4.73         6.718        620       79.34
626 - 650.....................       43        9,280,905.47      13.78         6.588        641       78.84
651 - 675.....................       67       14,909,455.70      22.14         6.474        662       77.05
676 - 700.....................       74       18,639,524.80      27.68         6.350        687       74.30
701 - 725.....................       35        8,660,951.59      12.86         6.260        715       75.70
726 - 750.....................       28        7,349,429.19      10.91         6.319        735       76.36
751 - 775.....................       18        3,310,318.95       4.92         6.612        762       77.28
776 - 800.....................        6        1,489,208.91       2.21         6.047        791       76.10
801 - 825.....................        1          256,000.00       0.38         6.750        804       80.00
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      289      $67,349,859.59     100.00%        6.422        687       76.39
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 687.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE    AVERAGE     SUBJECT
STATE                              LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

California....................       58      $18,815,913.89      27.94%        6.235        697       73.79
Florida.......................       42        8,740,287.34      12.98         6.401        681       75.48
Minnesota.....................       38        7,144,957.69      10.61         6.776        693       79.52
New York......................       20        6,558,282.58       9.74         6.709        675       73.94
Arizona.......................       17        3,597,252.87       5.34         6.398        666       77.32
Nevada........................       13        3,015,821.12       4.48         6.491        694       78.78
Illinois......................       10        2,622,163.53       3.89         6.733        695       80.64
Georgia.......................       10        1,961,736.68       2.91         6.247        685       79.98
Maryland......................        9        1,927,950.42       2.86         6.545        656       75.26
Michigan......................        9        1,571,950.00       2.33         6.639        671       83.15
Other.........................       63       11,393,543.47      16.92         6.260        688       77.54
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      289      $67,349,859.59     100.00%        6.422        687       76.39
                                    ===      ==============     ======

----------
(1)  The Other row in the preceding table includes 19 other states. No more than approximately 1.28% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE    AVERAGE     SUBJECT
LOAN PURPOSE                       LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Purchase......................      214      $49,268,859.71      73.15%        6.488        687       78.86
Refinance - Cashout...........       60       15,036,133.04      22.33         6.265        685       70.01
Refinance - Rate Term.........       15        3,044,866.84       4.52         6.132        689       67.87
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      289      $67,349,859.59     100.00%        6.422        687       76.39
                                    ===      ==============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE    AVERAGE     SUBJECT
PROPERTY TYPE                      LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Single Family Residence.......      134      $28,166,051.54      41.82%        6.465        677       76.69
2-4 Family....................       53       16,121,117.15      23.94         6.475        703       73.43
Planned Unit Development......       60       13,791,470.99      20.48         6.392        681       79.16
Condominium...................       41        9,088,469.91      13.49         6.234        697       76.33
Cooperative...................        1          182,750.00       0.27         6.875        721       85.00
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      289      $67,349,859.59     100.00%        6.422        687       76.39
                                    ===      ==============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE    AVERAGE     SUBJECT
OCCUPANCY TYPES                    LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Primary.......................      212      $52,105,167.32      77.36%        6.378        681       77.36
Investment....................       68       13,448,012.50      19.97         6.579        713       72.44
Second Home...................        9        1,796,679.77       2.67         6.553        676       77.72
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      289      $67,349,859.59     100.00%        6.422        687       76.39
                                    ===      ==============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                                      S-46

                         REMAINING TERMS TO MATURITY(1)

                                                                     PERCENT OF
RANGE OF REMAINING               NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
TERMS TO MATURITY                 MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE   ORIGINAL SUBJECT
(MONTHS)                           LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO          LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   ----------------

331 - 360.....................      289        $67,349,859.59         100.00%           6.422        687           76.39
                                    ---        --------------         ------
   TOTAL/WEIGHTED
   AVERAGE....................      289        $67,349,859.59         100.00%           6.422        687           76.39
                                    ===        ==============         ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 357 months.

                                  PRODUCT TYPE

                                                                     PERCENT OF      WEIGHTED
                                 NUMBER OF       AGGREGATE           AGGREGATE        AVERAGE   WEIGHTED   WEIGHTED AVERAGE
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE    COUPON     AVERAGE   ORIGINAL SUBJECT
PRODUCT TYPE                       LOANS        OUTSTANDING         OUTSTANDING         (%)       FICO         LTV (%)
------------------------------   ---------   -----------------   -----------------   --------   --------   ----------------

5 Year Arms...................       15        $ 4,606,821.49           6.84%          6.118       705           66.84
5 Year Arms - IO 5 Years......       39          9,307,668.33          13.82           6.376       680           78.36
5 Year Arms - IO 10 Years.....      235         53,435,369.77          79.34           6.457       687           76.87
                                    ---        --------------         ------
   TOTAL/WEIGHTED AVERAGE.....      289        $67,349,859.59         100.00%          6.422       687           76.39
                                    ===        ==============         ======

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     PERCENT OF
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE   ORIGINAL SUBJECT
MORTGAGE INDEX                     LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO          LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   ----------------

Six-Month LIBOR...............      175        $38,848,264.15          57.68%           6.565        685           77.85
One-Year LIBOR................      114         28,501,595.44          42.32            6.228        690           74.39
                                    ---        --------------         ------
   TOTAL/WEIGHTED AVERAGE.....      289        $67,349,859.59         100.00%           6.422        687           76.39
                                    ===        ==============         ======

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                 NUMBER OF       AGGREGATE       PERCENT OF AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
                                  MORTGAGE   PRINCIPAL BALANCE     PRINCIPAL BALANCE      AVERAGE     AVERAGE   ORIGINAL SUBJECT
GROSS MARGINS (%)                  LOANS        OUTSTANDING           OUTSTANDING       COUPON (%)     FICO          LTV (%)
------------------------------   ---------   -----------------   --------------------   ----------   --------   ----------------

2.001 - 2.500.................      241        $56,956,087.11            84.57%            6.398        688           76.03
2.501 - 3.000.................       44          9,521,729.65            14.14             6.516        683           77.89
3.001 - 3.500.................        1            268,969.70             0.40             6.750        752           90.00
3.501 - 4.000.................        2            420,000.00             0.62             6.890        629           80.00
4.501 - 5.000.................        1            183,073.13             0.27             7.750        710           80.00
                                    ---        --------------           ------
   TOTAL/WEIGHTED AVERAGE.....      289        $67,349,859.59           100.00%            6.422        687           76.39
                                    ===        ==============           ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 2 is approximately 2.345%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                 NUMBER OF       AGGREGATE       PERCENT OF AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
                                  MORTGAGE   PRINCIPAL BALANCE     PRINCIPAL BALANCE      AVERAGE     AVERAGE   ORIGINAL SUBJECT
INITIAL PERIODIC CAPS (%)          LOANS        OUTSTANDING           OUTSTANDING       COUPON (%)     FICO          LTV (%)
------------------------------   ---------   -----------------   --------------------   ----------   --------   ----------------

2.501 - 3.000.................        1        $   183,073.13             0.27%            7.750        710           80.00
4.501 - 5.000.................       84         19,280,594.73            28.63             6.513        694           75.64
5.501 - 6.000.................      204         47,886,191.73            71.10             6.381        684           76.67
                                    ---        --------------           ------
   TOTAL/WEIGHTED AVERAGE.....      289        $67,349,859.59           100.00%            6.422        687           76.39
                                    ===        ==============           ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 2 is approximately 5.706%.

        SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                 NUMBER OF       AGGREGATE       PERCENT OF AGGREGATE    WEIGHTED    WEIGHTED   WEIGHTED AVERAGE
SUBSEQUENT PERIODIC               MORTGAGE   PRINCIPAL BALANCE     PRINCIPAL BALANCE      AVERAGE     AVERAGE   ORIGINAL SUBJECT
CAPS (%)                           LOANS        OUTSTANDING           OUTSTANDING       COUPON (%)     FICO          LTV (%)
------------------------------   ---------   -----------------   --------------------   ----------   --------   ----------------

0.501 - 1.000.................       95        $19,480,275.20            28.92%            6.582        692           78.41
1.501 - 2.000.................      194         47,869,584.39            71.08             6.357        685           75.56
                                    ---        --------------           ------
   TOTAL/WEIGHTED AVERAGE.....      289        $67,349,859.59           100.00%            6.422        687           76.39
                                    ===        ==============           ======

----------
(1)  As of the Cut-off Date, the non-zero weighted average Subsequent Periodic
     Cap of the Adjustable Rate Mortgage Loans in Loan Group 2 is approximately
     1.711%.

                                      S-47

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                       PERCENT OF
                                                                       AGGREGATE
                                                      AGGREGATE        PRINCIPAL     WEIGHTED    WEIGHTED    WEIGHTED AVERAGE
RANGE OF MAXIMUM                    NUMBER OF     PRINCIPAL BALANCE     BALANCE       AVERAGE     AVERAGE    ORIGINAL SUBJECT
MORTGAGE RATES (%)               MORTGAGE LOANS      OUTSTANDING      OUTSTANDING   COUPON (%)     FICO           LTV (%)
------------------------------   --------------   -----------------   -----------   ----------   ---------   ----------------

10.001 - 11.000...............          16          $ 4,523,335.82         6.72%       5.740        710            70.46
11.001 - 12.000...............         118           26,472,106.57        39.31        6.150        690            75.19
12.001 - 13.000...............         138           32,626,941.42        48.44        6.611        682            77.96
13.001 - 14.000...............          12            3,357,895.78         4.99        7.423        671            78.15
14.001 - 15.000...............           5              369,580.00         0.55        8.576        700            80.00
                                       ---          --------------       ------
   TOTAL/WEIGHTED AVERAGE.....         289          $67,349,859.59       100.00%       6.422        687            76.39
                                       ===          ==============       ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 2 is expected to be approximately 12.133% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                                       PERCENT OF
                                                                       AGGREGATE
                                                      AGGREGATE        PRINCIPAL     WEIGHTED     WEIGHTED   WEIGHTED AVERAGE
RANGE OF MONTHS TO NEXT RATE        NUMBER OF     PRINCIPAL BALANCE     BALANCE       AVERAGE     AVERAGE    ORIGINAL SUBJECT
ADJUSTMENT                       MORTGAGE LOANS      OUTSTANDING      OUTSTANDING   COUPON (%)     FICO           LTV (%)
------------------------------   --------------   -----------------   -----------   ----------   ---------   ----------------

48 - 53.......................          12          $ 2,950,795.65         4.38%       6.361        669            78.37
54 - 59.......................         277           64,399,063.94        95.62        6.425        688            76.30
                                       ---          --------------       ------
   TOTAL/WEIGHTED AVERAGE.....         289          $67,349,859.59       100.00%       6.422        687            76.39
                                       ===          ==============       ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 2 is
     approximately 57 months.

                                      S-48

                     TABULAR CHARACTERISTICS OF LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)

                                                                       PERCENT OF
                                                                       AGGREGATE
                                                      AGGREGATE        PRINCIPAL     WEIGHTED     WEIGHTED   WEIGHTED AVERAGE
RANGE OF CURRENT                    NUMBER OF     PRINCIPAL BALANCE     BALANCE       AVERAGE     AVERAGE    ORIGINAL SUBJECT
MORTGAGE RATES (%)               MORTGAGE LOANS      OUTSTANDING      OUTSTANDING   COUPON (%)      FICO          LTV (%)
------------------------------   --------------   -----------------   -----------   ----------   ---------   ----------------

5.001 - 5.500.................         21           $ 5,385,667.35        14.39%       5.417        735            75.34
5.501 - 6.000.................         44            13,837,710.31        36.97        5.829        718            70.88
6.001 - 6.500.................         18            11,010,628.06        29.41        6.349        722            71.50
6.501 - 7.000.................          7             5,738,995.19        15.33        6.794        662            67.20
7.001 - 7.500.................          1             1,000,000.00         2.67        7.375        782            80.00
7.501 - 8.000.................          1               459,683.43         1.23        7.875        699            80.00
                                      ---           --------------       ------
   TOTAL/WEIGHTED AVERAGE.....         92           $37,432,684.34       100.00%       6.137        714            71.50
                                      ===           ==============       ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 3 is expected to be approximately 6.137% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                       PERCENT OF
                                                                       AGGREGATE
                                                      AGGREGATE        PRINCIPAL     WEIGHTED     WEIGHTED   WEIGHTED AVERAGE
RANGE OF CURRENT MORTGAGE LOAN      NUMBER OF     PRINCIPAL BALANCE     BALANCE       AVERAGE     AVERAGE    ORIGINAL SUBJECT
PRINCIPAL BALANCES ($)           MORTGAGE LOANS      OUTSTANDING      OUTSTANDING   COUPON (%)      FICO          LTV (%)
------------------------------   --------------   -----------------   -----------   ----------   ---------   ----------------

0.01 - 100,000.00.............           4          $   358,281.96         0.96%       5.864       689             68.77
100,000.01 - 200,000.00.......          21            3,162,385.30         8.45        5.609       721             75.38
200,000.01 - 300,000.00.......          18            4,553,589.45        12.16        5.788       707             73.51
300,000.01 - 400,000.00.......           6            2,042,361.20         5.46        5.707       699             64.98
400,000.01 - 500,000.00.......          16            7,224,707.20        19.30        6.105       727             75.17
500,000.01 - 600,000.00.......          14            7,585,279.07        20.26        6.095       727             74.55
600,000.01 - 700,000.00.......           3            1,977,500.00         5.28        6.415       736             73.12
700,000.01 - 800,000.00.......           2            1,490,800.00         3.98        6.128       697             67.54
800,000.01 - 900,000.00.......           1              900,000.00         2.40        6.375       768             80.00
900,000.01 - 1,000,000.00.....           5            4,868,584.97        13.01        6.552       717             65.74
1,000,000.01 - 1,500,000.00...           1            1,276,385.00         3.41        6.750       620             70.00
1,500,000.01 and above........           1            1,992,810.19         5.32        6.750       668             55.50
                                       ---          --------------       ------
   TOTAL/WEIGHTED AVERAGE.....          92          $37,432,684.34       100.00%       6.137       714             71.50
                                       ===          ==============       ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 3 is approximately $406,877.00.

                                      S-49

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Limited.......................       60      $25,092,172.75      67.03%        6.133        724       74.89
Full/Alternative..............       20        6,471,280.01      17.29         5.981        698       67.39
No Documentation..............       10        4,705,345.62      12.57         6.353        699       58.98
No Ratio......................        2        1,163,885.96       3.11         6.208        669       71.72
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

30.00 and below...............        2      $   407,851.42       1.09%        5.625        740       23.90
40.01 - 45.00.................        2        1,217,375.94       3.25         6.238        698       44.17
45.01 - 50.00.................        2          333,206.81       0.89         5.663        753       45.60
50.01 - 55.00.................        4        1,490,066.98       3.98         5.629        709       53.92
55.01 - 60.00.................        3        2,857,810.19       7.63         6.562        690       56.24
60.01 - 65.00.................       10        4,500,818.81      12.02         6.106        685       63.91
65.01 - 70.00.................        4        3,399,095.96       9.08         6.549        674       69.43
70.01 - 75.00.................        9        4,203,649.97      11.23         6.034        734       74.12
75.01 - 80.00.................       54       18,629,885.74      49.77         6.096        727       79.72
85.01 - 90.00.................        1          262,500.00       0.70         5.375        749       88.24
95.01 - 100.00................        1          130,422.52       0.35         5.500        786       99.24
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 3 by Aggregate Cut-off Date Loan Balance is approximately
     71.50%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 3 that may exist at the time of origination or any Additional
     Collateral.

                                CREDIT SCORES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

601 - 625.....................        3      $ 1,764,041.00       4.71%        6.508        618       70.30
626 - 650.....................        2          698,250.00       1.87         6.255        647       67.18
651 - 675.....................       13        5,423,111.46      14.49         6.350        665       64.56
676 - 700.....................       15        6,993,680.15      18.68         6.500        686       71.73
701 - 725.....................       20        8,093,224.37      21.62         5.869        711       71.85
726 - 750.....................       18        5,259,320.37      14.05         5.766        737       68.35
751 - 775.....................       14        5,812,582.02      15.53         5.912        767       77.79
776 - 800.....................        4        1,754,074.97       4.69         6.648        788       81.43
801 - 825.....................        3        1,634,400.00       4.37         6.193        813       71.97
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 3 is approximately 714.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

California....................       30      $17,874,859.99      47.75%        6.361        712       72.04
Maryland......................        4        3,387,379.99       9.05         6.306        697       64.49
Washington....................        5        2,394,091.13       6.40         5.816        736       77.27
Nevada........................        8        2,374,562.50       6.34         5.766        695       72.18
Florida.......................        6        2,125,664.64       5.68         5.974        687       57.66
Illinois......................        6        1,450,816.96       3.88         5.709        747       69.21
Utah..........................        1        1,000,000.00       2.67         7.375        782       80.00
New York......................        3          778,257.04       2.08         5.706        738       73.05
Arizona.......................        3          731,353.28       1.95         5.804        735       70.91
Massachusetts.................        2          636,779.88       1.70         5.679        716       75.44
Other.........................       24        4,678,918.93      12.50         5.640        714       75.65
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

----------
(1)  The Other row in the preceding table includes 17 other states. No more than approximately 5.32% of the Mortgage Loans in Loan Group 3 will be secured by mortgaged properties located in any one postal zip code area.

                                      S-50

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Purchase......................       55      $18,022,308.79      48.15%        6.011        728       76.60
Refinance - Cashout...........       24       14,370,665.87      38.39         6.366        694       66.18
Refinance - Rate Term.........       13        5,039,709.68      13.46         5.933        725       68.39
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Single Family Residence.......       57      $26,075,578.33      69.66%        6.165        720       72.31
Planned Unit Development......       21        6,461,586.85      17.26         6.061        695       70.40
Condominium...................       11        2,801,462.25       7.48         5.969        721       72.32
2-4 Family....................        3        2,094,056.91       5.59         6.242        697       63.66
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

Primary.......................       78      $32,860,284.61      87.79%        6.109        712       71.33
Second Home...................        8        2,451,590.59       6.55         6.330        750       78.70
Investment....................        6        2,120,809.14       5.67         6.352        710       65.70
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MATURITY(MONTHS)                   LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

331 - 360.....................       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 3 is approximately 357 months.

                                  PRODUCT TYPE

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                       LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

7 Year Arms...................       35      $11,474,594.68      30.65%        6.025        710       68.87
7 Year Arms - IO 7 Years......       30        9,588,304.66      25.61         5.715        725       75.10
7 Year Arms - IO 10 Years.....       27       16,369,785.00      43.73         6.463        712       71.23
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

One Year CMT..................        8      $ 1,780,944.81       4.76%        5.890        691       64.40
Six-Month LIBOR...............       27       18,643,763.59      49.81         6.496        701       68.45
One-Year LIBOR................       57       17,007,975.94      45.44         5.769        732       75.58
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       92      $37,432,684.34     100.00%        6.137        714       71.50
                                    ===      ==============     ======

                                      S-51

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
GROSS MARGINS (%)                  LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

2.001 - 2.500 ................       81        $32,696,929.34           87.35%          6.125        719       73.18
2.501 - 3.000 ................       10          3,993,755.00           10.67           6.374        679       60.82
3.001 - 3.500 ................        1            742,000.00            1.98           5.375        719       54.96
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE ....       92        $37,432,684.34          100.00%          6.137        714       71.50
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 3 is approximately 2.323%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
INITIAL PERIODIC CAPS (%)          LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

4.501 - 5.000.................       60        $16,095,934.79           43.00%          5.698        725       74.37
5.501 - 6.000.................       32         21,336,749.55           57.00           6.468        706       69.33
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE.....       92        $37,432,684.34          100.00%          6.137        714       71.50
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 3 is approximately 5.570%.

        SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
SUBSEQUENT PERIODIC              MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
CAPS (%)                           LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

0.501 - 1.000.................        2        $ 2,212,810.19            5.91%          6.762        669       57.94
1.501 - 2.000.................       90         35,219,874.15           94.09           6.098        717       72.35
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE.....       92        $37,432,684.34          100.00%          6.137        714       71.50
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 3 is approximately 1.941%.

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                 MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

10.001 - 11.000...............       59        $15,762,498.55           42.11%          5.699        725       75.45
11.001 - 12.000...............        6          3,460,879.11            9.25           5.779        713       57.00
12.001 - 13.000...............       25         16,749,623.25           44.75           6.501        701       70.03
13.001 - 14.000...............        2          1,459,683.43            3.90           7.532        756       80.00
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE.....       92        $37,432,684.34          100.00%          6.137        714       71.50
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 3 is expected to be approximately 11.715% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                              AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MONTHS TO NEXT RATE     MORTGAGE    PRINCIPAL BALANCE   PRINCIPAL BALANCE    AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO     LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

72 - 77.......................        9        $ 1,912,792.65            5.11%          5.737        708       68.77
78 - 83.......................       83         35,519,891.69           94.89           6.158        715       71.64
                                    ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE.....       92        $37,432,684.34          100.00%          6.137        714       71.50
                                    ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 3 is
     approximately 81 months.

                                      S-52

                     TABULAR CHARACTERISTICS OF LOAN GROUP 4

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT                  MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

5.001 - 5.500.................        1      $   550,000.00       1.42%        5.500        741       73.24
5.501 - 6.000.................       10        6,151,436.92      15.93         5.821        753       67.98
6.001 - 6.500.................       23       15,495,841.92      40.13         6.367        709       68.98
6.501 - 7.000.................       14       10,318,557.72      26.72         6.795        701       74.79
7.001 - 7.500.................        6        3,453,100.00       8.94         7.362        704       75.75
7.501 - 8.000.................        3        2,642,449.00       6.84         7.665        679       75.83
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       57      $38,611,385.56     100.00%        6.560        712       71.51
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average mortgage rate of the Mortgage
     Loans in Loan Group 4 is expected to be approximately 6.560% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF                           WEIGHTED
                                                AGGREGATE      AGGREGATE                             AVERAGE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   ---------   --------------   -----------   ----------   --------   --------

100,000.01 - 200,000.00.......        1      $   157,754.00       0.41%        6.750        652       80.00
200,000.01 - 300,000.00.......        1          290,000.00       0.75         6.625        654       80.00
300,000.01 - 400,000.00.......        1          359,650.00       0.93         6.125        732       79.92
400,000.01 - 500,000.00.......       18        8,121,640.08      21.03         6.406        690       71.99
500,000.01 - 600,000.00.......       10        5,463,992.90      14.15         6.568        723       75.34
600,000.01 - 700,000.00.......        7        4,555,646.34      11.80         6.254        762       70.10
700,000.01 - 800,000.00.......        3        2,281,450.00       5.91         6.817        668       74.66
800,000.01 - 900,000.00.......        5        4,232,381.08      10.96         6.554        727       70.18
900,000.01 - 1,000,000.00.....        7        6,874,999.00      17.81         6.921        698       70.44
1,000,000.01 - 1,500,000.00...        2        2,946,872.16       7.63         6.436        714       70.09
1,500,000.01 and above........        2        3,327,000.00       8.62         6.569        721       66.89
                                    ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....       57      $38,611,385.56     100.00%        6.560        712       71.51
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 4 is approximately $677,392.73.

                                      S-53

                              DOCUMENTATION PROGRAM

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
DOCUMENTATION LEVEL                LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

Limited ......................      25         $17,605,227.39           45.60%          6.472        716       72.20
Full/Alternative .............      13           8,027,222.43           20.79           6.556        697       77.22
No Documentation .............       9           6,203,715.52           16.07           6.539        733       61.73
Stated Documentation .........       6           4,309,466.50           11.16           6.940        688       71.37
No Ratio .....................       4           2,465,753.72            6.39           6.591        716       72.78
                                   ---         --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      57         $38,611,385.56          100.00%          6.560        712       71.51
                                   ===         ==============          ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF ORIGINAL                 MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
LOAN-TO-VALUE RATIOS (%)           LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

45.01 - 50.00 ................       3         $ 1,995,000.00            5.17%          6.277        766       47.22
55.01 - 60.00 ................       1             435,000.00            1.13           6.375        671       57.24
60.01 - 65.00 ................      10           7,127,679.50           18.46           6.177        716       63.97
65.01 - 70.00 ................       8           8,649,999.00           22.40           6.876        695       68.59
70.01 - 75.00 ................      11           7,104,430.92           18.40           6.445        721       74.61
75.01 - 80.00 ................      24          13,299,276.14           34.44           6.670        709       79.90
                                   ---         --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      57         $38,611,385.56          100.00%          6.560        712       71.51
                                   ===         ==============          ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 4 by Aggregate Cut-off Date Loan Balance is approximately
     71.51%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 4 that may exist at the time of origination or any Additional
     Collateral.

                                CREDIT SCORES(1)

                                                                                                             WEIGHTED
                                                                    PERCENT OF                                AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
RANGE OF CREDIT SCORES             LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

601 - 625 ....................       1         $   770,000.00            1.99%          6.500        625       64.17
626 - 650 ....................       8           4,416,322.68           11.44           6.890        637       74.92
651 - 675 ....................       8           4,672,953.00           12.10           7.043        665       71.49
676 - 700 ....................       5           3,513,719.72            9.10           6.630        687       73.81
701 - 725 ....................      12          10,030,574.87           25.98           6.478        716       70.58
726 - 750 ....................      10           6,581,650.00           17.05           6.436        738       75.08
751 - 775 ....................       8           5,256,665.29           13.61           6.015        762       70.29
776 - 800 ....................       5           3,369,500.00            8.73           6.734        782       63.99
                                   ---         --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      57         $38,611,385.56          100.00%          6.560        712       71.51
                                   ===         ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 4 is approximately 712.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                             WEIGHTED
                                                                    PERCENT OF                                AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
STATE                              LOANS        OUTSTANDING         OUTSTANDING      COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

California ...................      39         $28,091,523.61           72.75%          6.618        709       71.24
New York .....................       6           3,346,822.35            8.67           6.426        720       70.75
Arizona ......................       3           1,354,804.00            3.51           6.443        732       80.00
Maryland .....................       1             980,000.00            2.54           6.875        670       70.00
Virginia .....................       2             978,000.00            2.53           6.078        698       78.68
Florida ......................       1             900,000.00            2.33           6.375        776       47.37
Georgia ......................       1             837,431.08            2.17           6.125        759       80.00
Colorado .....................       1             637,404.52            1.65           5.875        761       75.00
Washington ...................       1             520,000.00            1.35           6.625        712       80.00
Nevada .......................       1             486,200.00            1.26           6.500        649       65.00
Other ........................       1             479,200.00            1.24           6.750        667       80.00
                                   ---         --------------          ------
   TOTAL/WEIGHTED AVERAGE ....      57         $38,611,385.56          100.00%          6.560        712       71.51
                                   ===         ==============          ======

----------
(1)  The Other row in the preceding table includes the District of Columbia. No more than approximately 4.40% of the Mortgage Loans in Loan Group 4 will be secured by mortgaged properties located in any one postal zip code area.

                                      S-54

                            PURPOSE OF MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
LOAN PURPOSE                       LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Purchase......................      29      $20,881,444.64      54.08%        6.595        718       74.04
Refinance - Cashout...........      23       13,449,191.92      34.83         6.495        701       69.20
Refinance - Rate Term.........       5        4,280,749.00      11.09         6.592        714       66.41
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ===      ==============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PROPERTY TYPE                      LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Single Family Residence.......      36      $25,710,959.21      66.59%        6.564        713       70.74
Planned Unit Development......      14        9,190,204.00      23.80         6.769        705       75.13
2-4 Family....................       3        1,957,500.00       5.07         6.120        728       62.73
Condominium...................       4        1,752,722.35       4.54         5.900        721       73.51
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ===      ==============     ======

                               OCCUPANCY TYPES(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
OCCUPANCY TYPES                    LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Primary.......................      50      $33,013,563.40      85.50%        6.579        709       72.27
Investment....................       7        5,597,822.16      14.50         6.445        726       67.03
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ===      ==============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF REMAINING TERMS TO      MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MATURITY (MONTHS)                  LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

331 - 360.....................      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 4 is approximately 358 months.

                                  PRODUCT TYPE

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
PRODUCT TYPE                       LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

10 Year Arms..................       4        2,954,470.91       7.65%        6.418        706       70.68
10 Year Arms - IO 5 Years.....       1          485,600.00       1.26         6.625        738       80.00
10 Year Arms - IO 10 Years....      52       35,171,314.65      91.09         6.571        712       71.46
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ===      ==============     ======

              MORTGAGE INDEX OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENT OF                           WEIGHTED
                                  NUMBER       AGGREGATE      AGGREGATE                             AVERAGE
                                    OF         PRINCIPAL      PRINCIPAL     WEIGHTED    WEIGHTED   ORIGINAL
                                 MORTGAGE       BALANCE        BALANCE       AVERAGE     AVERAGE    SUBJECT
MORTGAGE INDEX                     LOANS      OUTSTANDING    OUTSTANDING   COUPON (%)     FICO      LTV (%)
------------------------------   --------   --------------   -----------   ----------   --------   --------

Six-Month LIBOR...............      46      $32,113,046.11      83.17%        6.585        711       70.49
One-Year LIBOR................      11        6,498,339.45      16.83         6.435        715       76.54
                                   ---      --------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57      $38,611,385.56     100.00%        6.560        712       71.51
                                   ===      ==============     ======

                                      S-55

             GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
GROSS MARGINS (%)                  LOANS        OUTSTANDING          OUTSTANDING     COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

2.001 - 2.500.................      53        $37,003,981.56           95.84%          6.562        712       71.25
2.501 - 3.000.................       3          1,067,404.00            2.76           6.024        717       78.77
3.001 - 3.500.................       1            540,000.00            1.40           7.500        703       75.00
                                   ---        ----------------        ------
   TOTAL/WEIGHTED AVERAGE.....      57        $38,611,385.56          100.00%          6.560        712       71.51
                                   ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Adjustable
     Rate Mortgage Loans in Loan Group 4 is approximately 2.278%.

         INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
INITIAL PERIODIC CAPS (%)          LOANS        OUTSTANDING          OUTSTANDING     COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

4.501 - 5.000.................       9        $ 4,609,394.45           11.94%          6.085        735       78.01
5.501 - 6.000.................      47         33,351,999.29           86.38           6.644        708       70.82
6.001 - 6.500.................       1            649,991.82            1.68           5.625        769       60.89
                                   ---        -------------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57        $38,611,385.56          100.00%          6.560        712       71.51
                                   ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 4 is approximately 5.881%.

        SUBSEQUENT PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
                                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
SUBSEQUENT PERIODIC CAPS (%)       LOANS        OUTSTANDING          OUTSTANDING     COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

0.501 - 1.000.................       2        $   517,404.00            1.34%          6.316        708        79.94
1.501 - 2.000.................      54         37,598,865.56           97.38           6.566        712        71.28
2.001 - 2.500.................       1            495,116.00            1.28           6.375        699        80.00
                                   ---        -------------------     ------
   TOTAL/WEIGHTED AVERAGE.....      57        $38,611,385.56          100.00%          6.560        712        71.51
                                   ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Adjustable Rate Mortgage Loans in Loan Group 4 is approximately 1.990%.

         MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MAXIMUM                  MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
MORTGAGE RATES (%)                 LOANS        OUTSTANDING          OUTSTANDING     COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

10.001 - 11.000...............       4        $ 2,109,443.37            5.46%          5.818        741        77.88
11.001 - 12.000...............      10          6,574,540.63           17.03           5.943        750        68.16
12.001 - 13.000...............      34         23,831,852.56           61.72           6.557        703        70.78
13.001 - 14.000...............       9          6,095,549.00           15.79           7.493        693        75.78
                                   ---        ----------------        ------
   TOTAL/WEIGHTED AVERAGE.....      57        $38,611,385.56          100.00%          6.560        712        71.51
                                   ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Adjustable Rate Mortgage Loans in Loan Group 4 is expected to be approximately 12.454% per annum.

              MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE
                                MORTGAGE LOANS(1)

                                                                                                             WEIGHTED
                                                                     PERCENT OF                               AVERAGE
                                 NUMBER OF       AGGREGATE           AGGREGATE        WEIGHTED    WEIGHTED   ORIGINAL
RANGE OF MONTHS TO NEXT RATE      MORTGAGE   PRINCIPAL BALANCE   PRINCIPAL BALANCE     AVERAGE     AVERAGE    SUBJECT
ADJUSTMENT                         LOANS        OUTSTANDING          OUTSTANDING     COUPON (%)     FICO      LTV (%)
------------------------------   ---------   -----------------   -----------------   ----------   --------   --------

114 - 119...................        55        $37,188,385.56           96.31%          6.536        713        71.42
120 - 125...................         2          1,423,000.00            3.69           7.180        687        73.65
                                   ---        --------------          ------
   TOTAL/WEIGHTED AVERAGE.....      57        $38,611,385.56          100.00%          6.560        712        71.51
                                   ===        ==============          ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Adjustable Rate Mortgage Loans in Loan Group 4 is
     approximately 118 months.

                                      S-56

ASSIGNMENT OF THE MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES RELATING TO THE
MORTGAGE LOANS

          Under the Assignment Agreements and the mortgage loan purchase agreement, Morgan Stanley Mortgage Capital Inc. (the "SELLER") will sell the
Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity. Pursuant to the Assignment Agreements, the Seller will transfer its rights and obligations under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement and the
mortgage loan purchase agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage
Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "DEFECTIVE MORTGAGE
LOAN"). See "Description of the Agreements--Assignment of Assets; Repurchases"
and "--Representations and Warranties; Repurchases" in the accompanying prospectus.

          Pursuant to a pooling and servicing agreement (the "POOLING AND
SERVICING AGREEMENT"), dated as of the Cut-off Date, among Morgan Stanley
Capital I Inc., as Depositor (the "DEPOSITOR"), Wells Fargo Bank, National
Association ("WELLS FARGO"), as Master Servicer (in such capacity, the "MASTER
SERVICER") and as Securities Administrator (in such capacity, the "SECURITIES
ADMINISTRATOR"), Morgan Stanley Mortgage Capital Inc., as seller, and LaSalle
Bank National Association, as trustee (the "TRUSTEE") of the Issuing Entity, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in its capacity as Trustee, all of its rights to the Mortgage Loans and its rights and obligations under the
Assignment Agreements (including the right to enforce the Originators' purchase obligations) and under the mortgage loan purchase agreement. The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage
Loans.

          In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the
"MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the
Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to or on behalf of the Trustee as soon as the same is available to the Depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

          The related Originators, pursuant to their respective the Assignment
Agreements, and/or the Sponsor pursuant to the mortgage loan purchase agreement or the Pooling and Servicing Agreement, will make certain representations and warranties regarding the Mortgage Loans which will include, among other things that:

          o    as of the cut-off date, the information about the Mortgage Loans in this prospectus supplement was true and correct in all
               material respects;

          o    except as otherwise described in this prospectus supplement, each
               Mortgage Loan is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

          o    the Sponsor and Seller had good title to the Mortgage Loans and, except as otherwise described in this prospectus supplement, no
               Mortgage Loan is subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief
               Act or similar state laws;

                                      S-57

          o    to the best of the Sponsor's or Originator's knowledge, the mortgaged property securing each Mortgage Loan is free of
               material damage and is in good repair;

          o    each Mortgage Loan complied in all material respects with all applicable local, state and federal laws at the time of
               origination; and

          o    to the best of the Sponsor's or Originator's knowledge, there is no delinquent tax or assessment lien against the mortgaged property any Mortgage Loan.

          The Trustee or a Custodian on its behalf will review each Mortgage
File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date. The Trustee or a Custodian on behalf of the Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders in accordance with their respective customary procedures, including storing the documents in fire-resistant facilities. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the Mortgage Loan Purchase Agreement, as applicable, and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable
Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the
Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the assets of the
Issuing Entity. In addition if one of the above representations or any other representation or warranty with respect to a Mortgage Loan in the mortgage loan purchase agreement or an Assignment Agreement, as applicable, is breached then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the assets of the Issuing Entity. If required to repurchase a Mortgage Loan, the
Seller or the related Originator as applicable will be required to repurchase that Mortgage Loan at a price equal to the sum of (a) 100% of the Stated
Principal Balance thereof and (b) unpaid accrued interest thereon from the Due
Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective
Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a
"REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

          Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the
Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "SUBSTITUTION ADJUSTMENT AMOUNT")), (ii) have a maximum Mortgage
Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value
Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the
Seller, (vi) have the same adjustment date as that of the Deleted Mortgage Loan,
(vii) have a minimum Mortgage Rate not less than that of the Deleted Mortgage
Loan, (viii) have the same Index as that of the Deleted Mortgage Loan and (ix)
comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement.
This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

                                      S-58

LOAN PURCHASING GUIDELINES AND UNDERWRITING STANDARDS

          General. Each of the Originators, and in certain circumstances the
Seller, will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.
The Seller will represent and warrant that each of the Mortgage Loans sold by it conformed to the requirements of its seller guide.

          The following information has been provided by the Seller or the related Originator, as applicable, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

LOAN PURCHASING GUIDELINES - MORGAN STANLEY MORTGAGE CAPITAL INC.

          General. For a description of Morgan Stanley Mortgage Capital Inc.
("MSMC" or the "SPONSOR") please see "The Sponsor" in this prospectus supplement.

          Loan Purchasing Guidelines. The standards applicable to the purchase of mortgage loans by Morgan Stanley Mortgage Capital Inc. typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie
Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the loan purchasing guidelines described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

          Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

          Based on the data provided in the application and certain verification
(if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

          Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated
income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is

                                      S-59

undertaken by the originator. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated
assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator. Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and must be on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator.
The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

UNDERWRITING STANDARDS - COUNTRYWIDE HOME LOANS, INC.

          General. For a description of Countrywide Home Loans, Inc. please see
"The Servicers--Countrywide Home Loans Servicing LP" in this prospectus supplement.

          Underwriting Standards. Loan-to-Value Ratio (the "LOAN-TO-VALUE
RATIO"), as used in this section below, has the following meaning:

          The Loan-to-Value Ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

          o    in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

          o    in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans'
               Streamlined Documentation Program as described under
               "--Underwriting Standards--Countrywide Home loans, Inc." in this prospectus supplement.

          With respect to mortgage loans originated pursuant to Countrywide Home
Loans' Streamlined Documentation Program,

          o    if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as
               reconfirmed by Countrywide Home Loans using an automated property valuation system; or

          o    if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being

                                      S-60

               originated divided by the appraised value of the related
               mortgaged property as determined by an appraisal obtained by
               Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--Countrywide Home
               Loans, Inc." in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

          General. Countrywide Home Loans, Inc., a New York corporation
("COUNTRYWIDE HOME LOANS"), has been originating mortgage loans since 1969.
Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

          As part of its evaluation of potential borrowers, Countrywide Home
Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years'
tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization.
Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

          In assessing a prospective borrower's creditworthiness, Countrywide
Home Loans may use FICO Credit Scores ("FICO CREDIT SCOREs"). FICO Credit Scores
are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit
Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING
PROGRAM").

          Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of
Countrywide Home Loans, the loan correspondent or mortgage broker. In addition,
Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide
Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans'
underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home
Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

          Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-

                                      S-61

income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus
2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27
Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1
Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan,
a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.
If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans'
underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans'
underwriting standards that are then in effect.

          Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%.
Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than
Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

          The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation
Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full
Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

          A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an
Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION
PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION
PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS
DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the
"NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset
Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION
PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED
DOCUMENTATION PROGRAM").

          For all mortgage loans originated or acquired by Countrywide Home
Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

          Except with respect to the mortgage loans originated pursuant to its
Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans.

                                      S-62

The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

          Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

          In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie
Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The
Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are
described further under the next two headings.

          Standard Underwriting Guidelines. Countrywide Home Loans' Standard
Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

          Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and
Hawaii) and up to 80% on 3 unit properties with principal balances of up to
$645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes,
Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95%
on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and
Hawaii) and up to 75% on 3 unit properties with principal balances of up to
$645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

          Under its Standard Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

          In connection with the Standard Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation
Program, the CLUES Plus Documentation Program or the Streamlined Documentation
Program.

                                      S-63

          The Alternative Documentation Program permits a borrower to provide
W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

          Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.
Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment.
Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

          The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

          The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by
Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a
Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum
Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to
95%.

          Expanded Underwriting Guidelines. Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher
Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines.
The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting
Guidelines.

          Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow
Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to
$400,000, up to 90% for mortgage loans with original principal balances of up to
$650,000, up to 80% for mortgage loans with original principal balances of up to
$1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home
Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to
100% for purchase money mortgage loans with original principal balances of up to
$375,000.

          For cash-out refinance mortgage loans, Countrywide Home Loans'
Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to
90% and original principal balances ranging up to $1,500,000. The maximum
"cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

          Countrywide Home Loans' Expanded Underwriting Guidelines for
conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and
Hawaii) and up to 85% on 3 unit properties with

                                      S-64

principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and
Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting
Guidelines for conforming balance mortgage loans generally allow Loan-to-Value
Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded
Underwriting Guidelines for conforming balance mortgage loans generally allow
Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and
Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

          Under its Expanded Underwriting Guidelines, Countrywide Home Loans
generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

          In connection with the Expanded Underwriting Guidelines, Countrywide
Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Loan
Program, the No Income/No Asset Documentation Program and the Stated
Income/Stated Asset Documentation Program. Neither the No Income/No Asset
Documentation Program nor the Stated Income/Stated Asset Documentation Program
is available under the Standard Underwriting Guidelines.

          The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the
Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting
Guidelines.

          Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting
Guidelines or the Standard Underwriting Guidelines. However, under the Reduced
Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting
Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%.
The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

          Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the
maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.
Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

          Under the Stated Income/Stated Asset Documentation Program, the
mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset
Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are
generally eligible for sale to Fannie Mae or Freddie Mac.

                                      S-65

                                  THE SERVICERS

GENERAL

          Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.
All of the Mortgage Loans will be master serviced by Wells Fargo Bank, National
Association.

          Each of the Servicers listed below has provided disclosure regarding the performance of the mortgage loans serviced by it. The methodology used by each Servicer to compile and present this information may be different.
Accordingly, this information should not be considered as a basis for comparing the performance of the Servicers. In addition, no assurances can be given that the foreclosure and delinquency experience presented in these tables will be indicative of the actual experience on the Mortgage Loans.

          The following information has been provided by the Servicers, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

GMAC MORTGAGE CORPORATION

          The Sponsor has contracted with GMAC to service the Mortgage Loans owned by the Issuing Entity with respect to which the Sponsor owns the servicing rights (the "SPONSOR SERVICING RIGHTS MORTGAGE LOANS"). GMAC did not originate any of the Sponsor Servicing Rights Mortgage Loans. The Sponsor has the right to terminate GMAC as servicer of the Sponsor Servicing Rights Mortgage Loans at any
time, without cause, and sell the servicing rights to a third party as described in "Servicing of the Mortgage Loans -Seller's Retention of Servicing Rights" in
this prospectus supplement.

          General. GMAC Mortgage Corporation ("GMACM") is a Pennsylvania
corporation and a wholly-owned subsidiary of GMAC Residential Holding
Corporation, which is a wholly owned subsidiary of Residential Capital
Corporation ("RESCAP"). ResCap is a wholly-owned subsidiary of GMAC Mortgage
Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance
Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors
Corporation.

          GMAC entered the residential real estate finance business in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of
Norwest Mortgage, which entered the residential mortgage loan business in 1906.
These businesses formed the original basis of what is now GMACM.

          GMACM maintains its executive and principal offices at 100 Witmer
Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

          The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                      S-66

                         -------------------------------

                           General Motors Corporation

                         -------------------------------

                         -------------------------------

                            General Motors Acceptance
                                   Corporation
                                     (GMAC)
                         -------------------------------

                         -------------------------------

                         Residential Capital Corporation
                                    (ResCap)

                         -------------------------------

                         -------------------------------

                            GMAC Mortgage Corporation

                         -------------------------------

          Servicing Activities. GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset). The following table sets forth the types of residential mortgage loans comprising GMACM's primary servicing portfolio for which GMACM holds the corresponding mortgage servicing rights.

          As of December 31, 2004, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2 million residential mortgage loans having an aggregate unpaid principal balance of $218 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 99,082 residential mortgage loans having an aggregate principal balance of over $13.9 billion.

          As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the mortgage loans.

          GMAC Mortgage Corporation Servicing Experience. The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and
$6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $182.6 billion, $30.7 billion, $18.2 billion and $12.0 billion during the nine months ended September 30, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                      S-67

                            GMAC MORTGAGE CORPORATION
                           PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                      For the Nine Months
                                      Ended September 30,      For the Year Ended December 31,
                                      -------------------   ------------------------------------
                                              2005             2004         2003         2002
                                      -------------------   ----------   ----------   ----------

Prime Conforming Mortgage Loans
   No. of Loans....................        1,380,985         1,323,249    1,308,284    1,418,843
   Dollar Amount of Loans..........       $  182,644        $  165,521   $  153,601   $  150,421
   Percentage Change...............            10.34%             7.76%        2.11%      N/A

Prime Non-Conforming Mortgage Loans
   No. of Loans....................           66,266            53,119       34,041       36,225
   Dollar Amount of Loans..........       $   30,739        $   23,604   $   13,937   $   12,543
   Percentage Change...............            30.23%            69.36%       11.12%      N/A

Government Mortgage Loans
   No. of Loans....................          184,665           191,844      191,023      230,085
   Dollar Amount of Loans..........       $   18,241        $   18,328   $   17,594   $   21,174
   Percentage Change...............            (0.47)%            4.17%      (16.91)%     N/A

Second Lien Mortgage Loans
   No. of Loans....................          377,049           350,334      282,128      261,416
   Dollar Amount of Loans..........       $   12,044        $   10,374   $    7,023   $    6,666
   Percentage Change...............            16.10%            47.71%        5.36%      N/A

Total Mortgage Loans Serviced
   No. of Loans....................        2,008,965         1,918,546    1,815,476    1,946,569
   Dollar Amount of Loans..........       $  243,668        $  217,827   $  192,155   $  190,803
   Percentage Change...............            11.86%            13.36%        0.71%      N/A

          Billing and Payment Procedures. As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

COUNTRYWIDE HOME LOANS SERVICING LP

          The principal executive offices of Countrywide Home Loans Servicing LP
("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas
75024. Countrywide Servicing is a Texas limited partnership directly owned by
Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc.
owns a 0.1% interest in Countrywide Servicing and is the general partner.
Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

          Countrywide Home Loans established Countrywide Servicing in February
2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February,
2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie
Mac and Fannie Mae, respectively. In October

                                      S-68

2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit)
formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide
Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

          In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.
Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

          Countrywide Servicing is an approved mortgage loan servicer for Fannie
Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

          Countrywide Home Loans. Countrywide Home Loans is a New York
corporation and a direct wholly owned subsidiary of Countrywide Financial
Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada,
Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          Except as otherwise indicated, reference in the remainder of this section to Countrywide Home Loans should be read to include Countrywide Home
Loans and its consolidated subsidiaries, including Countrywide Servicing.
Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.
Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of September 30, 2005, December 31, 2004, December 31, 2003 and
December 31, 2002, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion,
$838.322 billion, $644.855 billion and $452.405 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

          Mortgage Loan Production

          The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                      S-69

                                                                CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                         ----------------------------------------------------------------------------------
                                                         TEN MONTHS                 YEARS ENDED                NINE MONTHS
                                          YEAR ENDED        ENDED                  DECEMBER 31,                   ENDED
                                         FEBRUARY 28,   DECEMBER 31,   ------------------------------------   SEPTEMBER 30,
                                             2001           2001          2002         2003         2004           2005
                                         ------------   ------------   ----------   ----------   ----------   -------------
                                                        (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)

Conventional Conforming Loans
   Number of Loans....................      240,608        504,975        999,448    1,517,743      846,395       591,059
   Volume of Loans....................     $ 34,434       $ 76,432     $  150,110   $  235,868   $  138,845    $  122,780
      Percent of Total Dollar Volume..         50.0%          61.7%          59.6%        54.2%        38.2%         34.3%
Conventional Non-conforming Loans
   Number of Loans....................       86,600        137,593        277,626      554,571      509,711       612,768
   Volume of Loans....................     $ 11,394       $ 22,209     $   61,627   $  136,664   $  140,580    $  163,199
      Percent of Total Dollar Volume..         16.5%          17.9%          24.5%        31.4%        38.7%         45.6%
FHA/VA Loans
   Number of Loans....................      118,673        118,734        157,626      196,063      105,562        60,545
   Volume of Loans....................     $ 13,075       $ 14,109     $   19,093   $   24,402   $   13,247    $    7,978
      Percent of Total Dollar Volume..         18.9%          11.4%           7.6%         5.6%         3.6%          2.2%
Prime Home Equity Loans
   Number of Loans....................      119,045        164,503        316,049      453,817      587,046       511,253
   Volume of Loans....................     $  4,660       $  5,639     $   11,650   $   18,103   $   30,893    $   31,403
      Percent of Total Dollar Volume..          6.8%           4.5%           4.6%         4.2%         8.5%          8.8%
Nonprime Mortgage Loans
   Number of Loans....................       51,706         43,359         63,195      124,205      250,030       202,768
   Volume of Loans....................     $  5,360       $  5,580     $    9,421   $   19,827   $   39,441    $   32,457
      Percent of Total Dollar Volume..          7.8%           4.5%           3.7%         4.6%        11.0%          9.1%
Total Loans
   Number of Loans....................      616,632        969,164      1,813,944    2,846,399    2,298,744     1,978,393
   Volume of Loans....................     $ 68,923       $123,969     $  251,901   $  434,864   $  363,006    $  357,817
   Average Loan Amount................     $112,000       $128,000     $  139,000   $  153,000   $  158,000    $  181,000
   Non-Purchase Transactions(1).......           33%            63%            66%          72%          51%           52%
   Adjustable-Rate Loans(1)...........           14%            12%            14%          21%          52%           53%

----------
(1)  Percentage of total loan production based on dollar volume.

          Loan Servicing. Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

               (a)  collecting, aggregating and remitting mortgage loan
                    payments;

               (b)  accounting for principal and interest;

               (c)  holding escrow (impound) funds for payment of taxes and insurance;

               (d)  making inspections as required of the mortgaged properties;

               (e)  preparation of tax related information in connection with the mortgage loans;

               (f)  supervision of delinquent mortgage loans;

               (g)  loss mitigation efforts;

               (h)  foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

               (i)  generally administering the mortgage loans, for which it receives servicing fees.

                                      S-70

          Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

          Collection Procedures. When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide
Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

          Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

          If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure,
Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

          Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

          Foreclosure, Delinquency and Loss Experience. Historically, a variety of factors, including the appreciation of real estate values, have limited
Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by
Countrywide Home Loans and securitized by certain affiliates of Countrywide Home
Loans in transactions that were registered with the Securities and Exchange
Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                      S-71

                                                                                                                 AT
                                      AT                             AT DECEMBER 31,                        SEPTEMBER 30,
                                 FEBRUARY 28,   ---------------------------------------------------------   -------------
                                     2001           2001           2002           2003           2004            2005
                                 ------------   -----------   -------------   ------------   ------------   -------------
                                         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)

Volume of Loans(1)............   $21,250,550    $25,658,250    $ 33,455,108   $ 47,663,628   $ 76,170,541   $129,221,061
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
30 - 59 days..................          1.61%          1.89%           2.11%          1.80%          1.51%          1.54%
60 - 89 days..................          0.28%          0.39%           0.53%          0.43%          0.28%          0.26%
90 days or more (excluding
   pending foreclosures)......          0.14%          0.23%           0.35%          0.31%          0.26%          0.21%
Total of delinquencies........          2.03%          2.50%           2.99%          2.53%          2.05%          2.01%
Foreclosure pending...........          0.27%          0.31%           0.31%          0.31%          0.20%          0.17%
Total delinquencies and
   Foreclosures pending.......          2.30%          2.82%           3.31%          2.84%          2.25%          2.18%
Net Gains/(Losses) on
   liquidated loans (2).......   $(2,988,604)   $(5,677,141)   $(10,788,657)  $(16,159,208)  $(24,758,566)  $ (5,165,253)

----------
(1)  "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)  "Net Gains/(Losses) on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002,
     December 31, 2003, and December 31, 2004 and (iv) the 9-month period ended on September 30, 2005, respectively.

                                      S-72

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer.

          Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted
Mortgage Loan or REO Property.

          Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the Master Servicer and the Sponsor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the
Pooling and Servicing Agreement or the related underlying servicing agreement as modified by the related Assignment Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the
Sponsor or the Master Servicer without fee, in accordance with the terms of the
Pooling and Servicing Agreement, in the event that the applicable Servicer, for any reason, is no longer a Servicer (including termination due to an event of default).

          Each Servicer will remain obligated and primarily liable to the Master
Servicer for the servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

          Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial
Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement.
Amounts on deposit in the related Custodial Account may be invested by the related Servicer in certain permitted investments unless otherwise prohibited by the related underlying servicing agreement. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds. The Servicers are not permitted to commingle funds in the Custodial Accounts with any other funds or assets.

          Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii)
accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Last Scheduled Distribution Date for the offered certificates.

                                      S-73

          On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer's servicing compensation)
on, with respect to each Servicer, the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business
Day) (such date, the "SERVICER REMITTANCE DATE").

          Events of default under the underlying servicing agreements include, among other things, (i) any failure of the Servicers to remit to the
Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and
(iii) certain events of insolvency and certain actions by or on behalf of the
Servicers indicating their insolvency, reorganization or inability to pay their obligations.

          In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a
Servicer, the Master Servicer will, in accordance with the Pooling and Servicing
Agreement, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the
Depositor and the Trustee. In connection with the removal of a Servicer, the
Master Servicer will be entitled to be reimbursed from the assets of the Issuing
Entity for all of its reasonable costs associated with the termination of such
Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION;
ADMINISTRATIVE FEES

          All funds collected on the Mortgage Loans that are available for distribution to Certificateholders will be net of the certain fees payable on each Mortgage Loan. On each Distribution Date, the Servicers, the Master
Servicer, each Custodian, the Securities Administrator and the Trustee will be entitled to their fees and reimbursement of certain expenses (including indemnification payments) prior to the Certificateholders receiving any distributions. The Servicing Fee for any Distribution Date and for any Mortgage
Loan will be an amount equal to one-twelfth of the Servicing Fee rate described below on the Stated Principal Balance of such Mortgage Loan. The fees of the
Trustee, each Custodian and the Securities Administrator are payable by the
Master Servicer out if its compensation.

          The following summarizes the related fees and expenses to be paid from the assets of the Issuing Entity and the source of payments for the fees and expenses:

                                      S-74

   TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE           SOURCE (2)                FREQUENCY
-------------------------   ---------------------------------   ----------------   --------------------------   ------------------

FEES

Master Servicing            Reinvestment income on amounts on   Compensation       Amounts on deposit in the    Monthly
Compensation / Master       deposit for the period from                            Distribution Account
Servicer                    between the Servicer Remittance
                            date and the Distribution Date.
                            (3) (4)

Servicing Fee/Countrywide   Equal to 1/12 of the product of     Compensation (5)   Payments made by obligors    Monthly
                            (i) the principal balance of such                      with respect to the
                            Mortgage Loans as of the first                         Mortgage Loans serviced by
                            day of the related Due Period and                      Countrywide Servicing,
                            (ii) a Servicing Fee Rate which                        each, a "COUNTRYWIDE
                            will be 0.375%.                                        SERVICED MORTGAGE LOAN."

Servicing Fee/GMAC          Equal to 1/12 of the product of     Compensation (5)   Payments made by obligors    Monthly
                            (i) the principal balance of such                      with respect to the
                            Mortgage Loans as of the first                         Mortgage Loans serviced by
                            day of the related Due Period and                      GMAC, each, a "GMAC
                            (ii) a Servicing Fee Rate which                        SERVICED MORTGAGE LOAN."
                            will be between 0.250% and
                            0.375%. As of the Cut-off Date
                            the weighted average Servicing
                            Fee Rate on the GMAC Serviced
                            Mortgage Loans is approximately
                            0.325% per annum.

Servicing Fee/GreenPoint    Equal to 1/12 of the product of     Compensation (5)   Payments made by obligors    Monthly
                            (i) the principal balance of such                      with respect to the
                            Mortgage Loans as of the first                         Mortgage Loans serviced by
                            day of the related Due Period and                      GreenPoint, each, a
                            (ii) a Servicing Fee Rate which                        "GREENPOINT SERVICED
                            will be 0.375%.                                        MORTGAGE LOAN."

Servicing Fee/HSBC          Equal to 1/12 of the product of     Compensation (5)   Payments made by obligors    Monthly
                            (i) the principal balance of such                      with respect to the
                            Mortgage Loans as of the first                         Mortgage Loans serviced by
                            day of the related Due Period and                      HSBC, each, an "HSBC
                            (ii) a Servicing Fee Rate which                        SERVICED MORTGAGE LOAN."
                            will be between 0.250% and
                            0.375%. As of the Cut-off Date
                            the weighted average Servicing
                            Fee Rate on the HSBC Serviced
                            Mortgage Loans is approximately
                            0.255% per annum.

Servicing Fee/Hemisphere    Equal to 1/12 of the product of     Compensation (5)   Payments made by obligors    Monthly
                            (i) the principal balance of such                      with respect to the
                            Mortgage Loans as of the first                         Mortgage Loans serviced by
                            day of the related Due Period                          Hemisphere, each, a
                            and (ii) a Servicing Fee Rate                          "HEMISPHERE SERVICED
                            which will be between 0.250% and                       MORTGAGE LOAN."
                            0.375%. As of the Cut-off Date
                            the weighted average Servicing
                            Fee Rate on the Hemisphere
                            Serviced Mortgage Loans is
                            approximately 0.330% per annum.

                                      S-75

   TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE           SOURCE (2)                FREQUENCY
-------------------------   ---------------------------------   ----------------   --------------------------   ------------------

Servicing Fee/Wells Fargo   Equal to 1/12 of the product of     Compensation (5)   Payments made by obligors    Monthly
                            (i) the principal balance of such                      with respect to the
                            Mortgage Loans as of the first                         Mortgage Loans serviced by
                            day of the related Due Period and                      Wells Fargo Servicer,
                            (ii) a Servicing Fee Rate of                           each, a "WELLS FARGO
                            0.250% per annum.                                      SERVICED MORTGAGE LOAN."

Trustee Fee/Trustee         As determined between the Master    Compensation       Payable by the Master        As determined
                            Servicer and the Trustee                               Servicer out of Master       between the
                                                                                   Servicer Compensation        Master Servicer
                                                                                                                and the Trustee

Custodian Fee/Custodian     As determined between the Master    Compensation       Payable by the Master        As determined
                            Servicer and the Custodian                             Servicer out of Master       between the Master
                                                                                   Servicer Compensation        Servicer and the
                                                                                                                Custodian

Securities Administrator    As determined between the Master    Compensation       Payable by the Master        As determined
Fee/Securities              Servicer and the Securities                            Servicer out of Master       between the Master
Administrator               Administrator (3)                                      Servicer Compensation        Servicer and the
                                                                                                                Securities
                                                                                                                Administrator

LPMI Fee/Mortgage           A fee equal to the product of (x)   Mortgage           Payments made by related     Monthly
Insurance Provider          a per annum rate equal to between   Insurance          Servicer directly to
                            0.500% and 1.125% and (y) the       Premium            mortgage insurance
                            principal balance of each LPMI                         provider out of interest
                            Mortgage Loan as of the first day                      paid on LPMI Mortgage Loan
                            of the related Due Period.                             by borrower prior to
                                                                                   remittance to the Issuing
                                                                                   Entity.

EXPENSES

Insured expenses/Master     Expenses incurred by the Master     Reimbursement of   To the extent the expenses   Time to time
Servicer and respective     Servicer and respective Servicers   Expenses           are covered by an
Servicers                                                                          insurance policy with
                                                                                   respect to the Mortgage
                                                                                   Loan

                                      S-76

   TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE           SOURCE (2)                FREQUENCY
-------------------------   ---------------------------------   ----------------   --------------------------   ------------------

Servicing Advances/Master   To the extent of funds available,   Reimbursement of   With respect to each         Time to time
Servicer and respective     the amount of any Servicing         Expenses           Mortgage Loan, late
Servicers                   Advances.                                              recoveries of the payments
                                                                                   of the costs and expenses,
                                                                                   liquidation proceeds,
                                                                                   Subsequent Recoveries,
                                                                                   purchase proceeds or
                                                                                   repurchase proceeds for
                                                                                   that Mortgage Loan (6)

Indemnification expenses/   Amounts for which the respective    Indemnification    Amounts on deposit on the    Time to time
respective Servicers        Servicers are entitled to                              Custodial Account prior to
                            indemnification.                                       the transfer to the
                                                                                   Distribution Account

Indemnification expenses/   Amounts for which the Seller, the   Indemnification    Amounts on deposit on the    Time to time
the Seller, the Master      Master Servicer, Trustee,                              Distribution Account prior
Servicer,Trustee,           Custodians and the Depositor are                       to distributions to
Custodians and the          entitled to indemnification.                           Certificateholders
Depositor

------------
(1)  If the Trustee succeeds to the position of Master Servicer and/or
     Securities Administrator, it will be entitled to receive the same fees and expenses of the Master Servicer or Securities Administrator, as applicable, described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the servicers in the case of amounts owed to them) prior to distributions on the certificates.

(3)  If the positions of Securities Administrator and Master Servicer currently occupied by Wells Fargo Bank, National Association are subsequently assumed by multiple entities, then any succeeding entities will be entitled in the aggregate to the Master Servicer Compensation.

(4)  The "SERVICER REMITTANCE DATE" shall be the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day).

(5)  As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

(6)  Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

          The amount of each Servicer's respective Servicing Fees are subject to adjustment with respect to prepaid Mortgage Loans serviced or master serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

                                      S-77

          The net mortgage rate (the "NET MORTGAGE RATE") with respect to any
Mortgage Loan is the related Mortgage Rate minus the related Expense Fee Rate.
The weighted average net mortgage rate (the "WEIGHTED AVERAGE NET MORTGAGE
RATE") for any Loan Group and Distribution Date is the weighted average of the
Net Mortgage Rates of each Mortgage Loan in that Loan Group, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the
month preceding the month of the applicable Distribution Date.

          The "EXPENSE FEE RATE" with respect to each Mortgage Loan and any
Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on the
LPMI Mortgage Loans.

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a borrower prepays a Mortgage Loan in full or in part between Due
Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment
Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any
Distribution Date. Pursuant to each underlying servicing agreement, the related
Servicer, or the Master Servicer, pursuant to the Pooling and Servicing
Agreement, will be required to make payments in respect of certain prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

          The Servicers are each obligated to compensate the assets of the
Issuing Entity for prepayment interest shortfalls on the Mortgage Loans that they service. The amount of the compensation may be limited by their Servicing
Fees for that Prepayment Period or by the provisions of the underlying servicing agreements. The Master Servicer is obligated to reduce a portion of its master servicing compensation for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicers. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "NET PREPAYMENT INTEREST SHORTFALLS").

ADVANCES

          Subject to the limitations described in the following paragraph, each
Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the 15th calendar day of each month or such other date as may be specified in the related underlying servicing agreement (each such date, the "DETERMINATION DATE" and any such advance, a "MONTHLY ADVANCE"). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

          Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such
Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly
Advance, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in

                                      S-78

which case the successor Master Servicer (which may be the Trustee) will be obligated to make such Monthly Advance.

EVIDENCE AS TO COMPLIANCE

          Each Servicer and the other transaction parties specified in the
Pooling and Servicing Agreement, is required to deliver to the Depositor, the
Master Servicer and the rating agencies in March of each year, starting in 2007, an officer's certificate stating that:

          o    a review of the activities of that Servicer during the preceding calendar year and of performance under the Pooling and Servicing
               Agreement has been made under such officer's supervision; and

          o    to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the
               Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation,
               specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the servicer to remedy such default.

          In addition, in March of each year, commencing with March, 2007, each servicer, each custodian, the Master Servicer, the Securities Administrator and
the Trustee, to the extent they provide a "servicing" function (as defined in
Regulation AB (17 CFR 229.1100 et seq.) ("REG AB") to the Issuing Entity, will be required to deliver to the Depositor an Assessment of Compliance, with respect to each Form 10-K filed, that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Reg AB to assess compliance with the applicable servicing
               criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports for a particular Issuing Entity without charge upon written request to the Securities
Administrator at the address provided in this prospectus supplement.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

          Events of default by the Master Servicer under the Pooling and
Servicing Agreement (each, a "MASTER SERVICER DEFAULT") include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

          If the Master Servicer is in default in its obligations under the
Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal

                                      S-79

Balance applicable to each Class of Certificates affected thereby, terminate the
Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer. See "--Resignation of the Master Servicer or a Servicer;
Assignment and Merger" below. In connection with the removal of the Master
Servicer, the Master Servicer will be responsible for the reasonable costs associated with the transfer of master servicing to its successor (which may be the Trustee) and if the Master Servicer does not make such payments, the Trustee will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of the Master Servicer and the transfer of master servicing to a successor master servicer.

          If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated
Servicer. Notwithstanding the foregoing, the Master Servicer shall terminate any
Servicer who fails to make the required Monthly Advance as required under the underlying servicing agreement and assume (or appoint a successor servicer to assume) the role of the successor servicer to that Servicer. The successor servicer will then make all required Monthly Advances.

RESIGNATION OF THE MASTER SERVICER OR A SERVICER; ASSIGNMENT AND MERGER

          Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the
Depositor, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer's or the Master Servicer's respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing
Agreement, as applicable. The Pooling and Servicing Agreement provides that, if
Wells Fargo is removed in its capacity as either Master Servicer or Securities
Administrator, it will be required to resign or be removed in its other capacity.

          Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the
Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and
Servicing Agreement or the related underlying servicing agreement, as applicable.

          Each Servicer has agreed that, after that Servicer has received notice of termination, the Master Servicer may execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, including the transfer and endorsement or assignment of the Mortgage Loans and related documents. Each
Servicer has agreed to cooperate with the Master Servicer in effecting its termination, including the transfer to the Master Servicer for all cash amounts that shall at the time be credited to the related Custodial Accounts, or thereafter be received with respect to the Mortgage Loans. Upon request of the
Master Servicer, each Servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to any subservicing arrangement and the Mortgage Loans being serviced by it and an accounting of amounts collected held by it and otherwise us its best efforts to effect the orderly and efficient transfer of the servicing of those Mortgage Loans to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the Servicer in connection with a servicing transfer but will then be required to be paid by the Issuing Entity.

ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR; RESIGNATION
AND REMOVAL OF TRUSTEE OR SECURITIES ADMINISTRATOR

          Each of the Trustee and the Securities Administrator must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to

                                      S-80

supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the
Trustee or the Securities Administrator ceases to be eligible, the Trustee or the Securities Administrator, as applicable, will resign in the manner and with the effect as specified below.

          The Trustee or the Securities Administrator may at any time resign its position by giving written notice of resignation to the Depositor, the Master
Servicer, the Sponsor, each servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor Trustee or Securities Administrator meeting the above eligibility requirements. If no successor Trustee or
Securities Administrator meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor
Trustee or Securities Administrator, as applicable.

          If at any time the Trustee or the Securities Administrator ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property is appointed, or any public officer takes charge or control of the Trustee or the
Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located and the imposition of such tax would be avoided by the appointment of a different Trustee, then the Depositor or the applicable servicer may remove the
Trustee or the Securities Administrator and appoint a successor Trustee or a successor Securities Administrator, as applicable. The Pooling and Servicing
Agreement provides that, if Wells Fargo is removed in its capacity as either
Master Servicer or Securities Administrator, it will be required to resign or be removed in its other capacity.

          The holders of certificates entitled to a majority of the voting rights may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

          Any resignation or removal of the Trustee or the Securities
Administrator and appointment of a successor Trustee or Securities Administrator will become effective upon acceptance of appointment by the successor Trustee or
Securities Administrator, as applicable.

SELLER'S RETENTION OF SERVICING RIGHTS

          Although the Seller is selling the Mortgage Loans to the Issuing
Entity on the Closing Date, with respect to certain of the Mortgage Loans, the
Seller may have retained the right to terminate GMAC as servicer of those
Mortgage Loans without cause and transfer the servicing to a third party. Should the Seller choose to do so, the transfer must meet certain conditions set forth in the Pooling and Servicing Agreement, including that the Seller must provide
30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed
Monthly Advances, Servicing Fees and any related expenses, and the replacement
Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie
Mac. Any such successor must be reasonably acceptable to the Master Servicer and the Seller shall have received prior confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then current rating of the
Certificates. The preceding sentence notwithstanding, the Seller shall not be required to get a no-downgrade letter from the Rating Agencies if: (i) the
Rating Agencies received prior written notice of the transfer of the servicing rights and the name of the successor Servicer, (ii) such successor Servicer has a servicing rating in the highest category of Fitch or Moody's to the extent that Fitch or Moody's, respectively, is a Rating Agency, and such successor
Servicer has a servicer evaluation ranking in one of the two highest categories of S&P to the extent that S&P is a Rating Agency, and (iii) such successor
Servicer shall service the related Mortgage Loans under either the Purchase and
Servicing Agreement together with the related Assignment Agreement under which such Mortgage Loans are currently being serviced or under another Servicing
Agreement together with a related Assignment Agreement that have already been reviewed and approved by the Rating Agencies.

                                      S-81

                                   THE SPONSOR

          The Sponsor is Morgan Stanley Mortgage Capital Inc., a New York
corporation ("MSMC"). MSMC is the parent of the Depositor and an affiliate, through common parent ownership, of Morgan Stanley Capital Services Inc. and of
Morgan Stanley & Co., one of the underwriters. Morgan Stanley Mortgage Capital
Inc., is an affiliate of the Depositor and an indirect wholly owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of MSMC are located at 1585
Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan
Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. MSMC also originates commercial mortgage loans. MSMC does not currently service loans. Instead, MSMC contracts with other entities (including its affiliate,
Morgan Stanley Credit Corp.) to service the loans on its behalf.

          MSMC acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMC's conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to its conduit origination standards.

          Prior to acquiring any residential mortgage loans, MSMC conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MSMC's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          As mentioned above, MSMC currently contracts with its affiliate and with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

          MSMC has been the sponsor of securitizations backed by residential mortgage loans, including prime and alt-a mortgage loans, since 2004. The following table describes the approximate volume of prime and alt-a mortgage loan securitizations (first-lien mortgage loans) sponsored by MSMC since 2004:

Year   Approximate Volume
----   ------------------
2004      $7.44 billion
2005      $7.51 billion

          As a sponsor, MSMC acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization.
In coordination with Morgan Stanley & Co. Incorporated, MSMC works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

          Information concerning the Sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the
Depositor is available on the internet at
http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.

                                      S-82

On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this prospectus supplement. These prior transactions include, among other transactions, prior securitizations of the sponsor of mortgage loans purchased from the Originators. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

          In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 1585 Broadway, New York, New York
10036, Attention: Prospectus Department, telephone number (212) 761-4000.

          The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

          Morgan Stanley Capital I Inc., the Depositor, is an affiliate, through common parent ownership, of the Sponsor, Morgan Stanley Capital Services Inc.
(the Corridor Contract Counterparty) and Morgan Stanley & Co. Incorporated, and
is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS) and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway,
37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

          Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

          The Depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the assets of the Issuing Entity in this prospectus. The Depositor is engaged in the business of acting as Depositor of trusts that issue series of certificates that represent interests in, the assets of the Issuing Entity. The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

          The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of certificates. The Depositor will obtain representations and warranties from the Sponsor or other sellers or originators regarding the loans or other assets of the Issuing Entity. The Depositor will also assign to the Trustee for the related series the Depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the
Depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a Trustee's securities interest or lien on the related assets, appointing a successor Master
Servicer, Securities Administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

          Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                               THE ISSUING ENTITY

          Morgan Stanley Mortgage Loan Trust 2006-1AR, the Issuing Entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement.
The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets

                                      S-83

and issue the certificates. The fiscal year end for the Issuing Entity will be
December 31, commencing with December 31, 2006.

          The Issuing Entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the Issuing Entity is created pursuant to the Pooling and
Servicing Agreement, the Issuing Entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

          Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a "business trust."

                                   THE TRUSTEE

          LaSalle Bank National Association will be the Trustee and a Custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is
a national banking association formed under the federal laws of the United
States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as Trustee on securitizations of residential mortgage loans.
Since January 1994, LaSalle has served as Trustee or paying agent on over 325 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 30, 2005, LaSalle's portfolio of residential mortgage-backed security transactions for which it serves as Trustee numbers 279 with an outstanding certificate balance of approximately $75.8 billion. The
Depositor and Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois,
60603. Attention: Global Securities and Trust Services - MSM 0601 or at such other address as the Trustee may designate from time to time.

          In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle Bank National Association and Morgan Stanley Mortgage Capital
Inc. ("MSMC") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain residential mortgage loans purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

                                      S-84

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

          Wells Fargo Bank, National Association ("WELLS FARGO") will act as
Securities Administrator and Master Servicer under the Pooling and Servicing
Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062
Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis,
Minnesota 55479.

          Securities Administrator. Under the terms of the Pooling and Servicing
Agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells
Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on
Form 10-K that are required to be filed with the Securities and Exchange
Commission on behalf of the Issuing Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of November 30,
2005, Wells Fargo was acting as Securities Administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

          Master Servicer. Wells Fargo acts as Master Servicer pursuant to the
Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective underlying servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.
The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any underlying servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting
Servicer. As of November 30, 2005, Wells Fargo was acting as Master Servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

          The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer under its supervision as
Master Servicer, except as described under "Servicing of the Mortgage
Loans--Servicing Compensation and Payment of Expenses; Master Servicing
Compensation; Administrative Fees," "--Adjustment to Servicing Fees in
Connection with Certain Prepaid Mortgage Loans" and "--Advances" below."

          In particular, upon the failure of any Servicer to make a required advance of delinquent monthly payments on the Mortgage Loans serviced by it, the
Master Servicer will be required to terminate that defaulting Servicer and to make such advance to the extent that the Master Servicer determines that such advance is recoverable from subsequent payments or recoveries on the related
Mortgage Loan.

                                 THE CUSTODIANS

          LaSalle Bank National Association and JPMorgan Chase Bank, National
Association (each, a "CUSTODIAN" and together, the "CUSTODIANS") will each act as a Custodian under their respective custody agreement.

          The principal executive office of LaSalle Bank National Association is located at 2571 Busse Road, Suite 200, Elkgrove Village, Illinois 60007, and its
telephone number is (847) 766-6429.

                                      S-85

          The principal executive office of JPMorgan Chase Bank, National
Association is located at 1111 Fannin Street, 12th Floor, Houston, Texas 77002,
and its telephone number is (713) 427-6401.

          Each of the above Custodians will act as custodian of the mortgage loan files pursuant to their respective custody agreement. The Custodians will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. The Custodians segregates files for which they act as custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file's specific location in the Custodians' vault.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          On or about January 31, 2006 (the "CLOSING DATE"), the Certificates
will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing
Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.
When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

SENIOR CERTIFICATES

The Morgan Stanley Mortgage Loan Trust 2006-1AR, Mortgage Pass-Through
Certificates, Series 2006-1AR will include the following ten Classes of
Certificates (the "SENIOR CERTIFICATES") which are offered hereby:

o    Class 1-A-1 Certificates;

o    Class 1-A-2 Certificates;

o    Class 1-A-3 Certificates;

o    Class 1-A-X Certificates;

o    Class 2-A Certificates;

o    Class 3-A Certificates;

o    Class 4-A-1 Certificates;

o    Class 4-A-2 Certificates;

o    Class 4-A-3 Certificates; and

o    Class A-R Certificates.

SUBORDINATED CERTIFICATES

          In addition to the Senior Certificates, the Morgan Stanley Mortgage
Loan Trust 2006-1AR, Mortgage Pass-Through Certificates, Series 2006-1AR, will also include the following nineteen Classes of Subordinated Certificates (the
"SUBORDINATED CERTIFICATES"):

The Subordinated Certificates related to Loan Group 1 (which are together the
"GROUP 1 SUBORDINATED CERTIFICATES") will include

                                      S-86

               (a) the Class 1-M-X Certificates, which are entitled to receive distributions of interest before all other Classes of Group 1
          Subordinated Certificates,

               (b) the Class 1-M-1 Certificates, which are subordinate to the
          Group 1 Senior Certificates,

               (c) the Class 1-M-2 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1 Certificates,

               (d) the Class 1-M-3 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1 and Class 1-M-2
          Certificates,

               (e) the Class 1-M-4 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1, Class 1-M-2 and Class
          1-M-3 Certificates,

               (f) the Class 1-M-5 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1, Class 1-M-2, Class
          1-M-3 and Class 1-M-4 Certificates,

               (g) the Class 1-M-6 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4 and Class 1-M-5 Certificates,

               (h) the Class 1-B-1 Certificates, which are subordinate to the
          Group 1 Senior Certificates and the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates,

               (i) the Class 1-B-2 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6 and the Class 1-B-1
          Certificates,

               (j) the Class 1-B-3 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6, Class 1-B-1 and Class
          1-B-2 Certificates,

               (k) the Class 1-B-4 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2
          and Class 1-B-3 Certificates,

               (l) the Class 1-B-5 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class
          1-B-2, Class 1-B-3 and Class 1-B-4 Certificates,

               (m) the Class 1-B-6 Certificates, which are subordinate to the
          Group 1 Senior Certificates, the Class 1-M-1, Class 1-M-2, Class
          1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class
          1-B-2, Class 1-B-3, Class 1-B-4 and Class 1-B-5 Certificates.

The Subordinated Certificates related to Aggregate Loan Group II (which are together the "AGGREGATE GROUP II SUBORDINATED CERTIFICATES") will include

               (a) the Class B-1 Certificates, which are subordinate to the
          Group 2, Group 3 and Group 4 Senior Certificates,

               (b) the Class B-2 Certificates, which are subordinate to the
          Group 2, Group 3 and Group 4 Senior Certificates and the Class B-1
          Certificates,

               (c) the Class B-3 Certificates, which are subordinate to the
          Group 2, Group 3 and Group 4 Senior Certificates and the Class B-1 and
          Class B-2 Certificates,

               (d) the Class B-4 Certificates, which are subordinate to the
          Group 2, Group 3 and Group 4 Senior Certificates and the Class B-1,
          Class B-2 and Class B-3 Certificates,

                                      S-87

               (e) the Class B-5 Certificates, which are subordinate to the
          Group 2, Group 3 and Group 4 Senior Certificates and the Class B-1,
          Class B-2, Class B-3 and Class B-4 Certificates, and

               (f) the Class B-6 Certificates, which are subordinate to the
          Group 2, Group 3 and Group 4 Senior Certificates and the Class B-1,
          Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

CLASS P CERTIFICATES

          In addition to the Senior Certificates and the Subordinated
Certificates, the Morgan Stanley Mortgage Loan Trust 2006-1AR will also issue the Class P-1 and Class P-2 Certificates, which are together referred to in this prospectus supplement as the "CLASS P CERTIFICATES." Each class of Class P
Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P-1
Certificates will be entitled to all prepayment charges received in respect of all of the Group 1 Mortgage Loans. The Class P-2 Certificates will be entitled to all prepayment charges received in respect of all of the Aggregate Group II
Mortgage Loans (other than any prepayment penalties in respect of Aggregate
Group II Mortgage Loans serviced by Countrywide Home Loans Servicing LP). Such amounts will not be available for distribution to the Holders of the Offered
Certificates.

CLASS C CERTIFICATES

          In addition to the Senior Certificates, the Subordinated Certificates
and the Class P Certificates, the Morgan Stanley Mortgage Loan Trust 2006-1AR
will also issue the Class C Certificates. The Class C Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class C Certificates will be entitled to receive the excess proceeds, if any, of an auction of the Mortgage Loans.
Such amounts will not be available for distribution to the Holders of the
Offered Certificates.

          All Classes of Subordinated Certificates, other than the Class 1-B-4,
Class B-4, Class 1-B-5, Class B-5, Class 1-B-6 and Class B-6 Certificates, and
the Class P-1, Class P-2 and Class C Certificates (together, the "PRIVATELY
OFFERED CERTIFICATES"), are offered by this prospectus supplement. The Privately
Offered Certificates are not offered under this prospectus supplement.
Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

DESIGNATIONS

          When describing the certificates in this prospectus supplement we use the following terms:

o    The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-X Certificates are
     referred to as the "GROUP 1 SENIOR CERTIFICATES."

o    The Class 2-A and Class A-R Certificates are referred to as the "GROUP 2
     SENIOR CERTIFICATES."

o    The Class 3-A Certificates are referred to as the "GROUP 3 SENIOR
     CERTIFICATES."

o    The Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates are referred to as the "GROUP 4 SENIOR CERTIFICATES."

o    The Group 2, Group 3 and Group 4 Senior Certificates are together referred to as the "AGGREGATE GROUP II SENIOR CERTIFICATES."

o    The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3
     Senior Certificates and Group 4 Senior Certificates are each referred to as a "SENIOR CERTIFICATE GROUP."

o    The Group 1 Subordinated Certificates and the Aggregate Group II
     Subordinated Certificates are each referred to as an "AGGREGATE
     SUBORDINATED CERTIFICATE GROUP."

                                      S-88

o    The Group 1 Senior Certificates and the Group 1 Subordinated Certificates
     are together referred to as the "GROUP 1 CERTIFICATES."

o    The Aggregate Group II Senior Certificates and the Aggregate Group II
     Subordinated Certificates are together referred to as the "AGGREGATE GROUP
     II CERTIFICATES."

o    Each group of the Group 1 Certificates and the Aggregate Group II
     Certificates are referred to as an "AGGREGATE CERTIFICATE GROUP."

o    The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-M-1, Class 1-M-2, Class
     1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and
     Class 1-B-3 Certificates are also referred to as the "LIBOR CERTIFICATES."

o    The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and
     Class 1-M-6 Certificates are referred to as the "CLASS 1-M CERTIFICATES."

o    The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 and
     Class 1-B-6 Certificates are referred to as the "CLASS 1-B CERTIFICATES."

o    The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class
     1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates are referred to as the "JUNIOR LIBOR CERTIFICATES."

o    The Class 1-A-X, Class 1-M-X and Class 4-A-3 Certificates are also referred to as the "NOTIONAL AMOUNT CERTIFICATES."

o    The Class A-R Certificates are also referred to as the "RESIDUAL
     CERTIFICATES."

          The Offered Certificates will be issued by the Issuing Entity in the initial Class Principal Balances and initial Notional Amounts set forth set forth on page v in the table under "The Series 2006-1AR Certificates." The
Privately Offered Certificates will be issued in the approximate initial Class
Principal Balances set forth on page v of this prospectus supplement. The initial Class Principal Balances and initial Notional Amounts of each Class of
Certificates may be increased or decreased by up to 5% to the extent that the
Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Loans."

          The "CLASS PRINCIPAL BALANCE" of any Class of Certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial
Class Principal Balance of the Class listed on the page v of this prospectus supplement reduced by the sum of:

          o    all amounts previously distributed to holders of Certificates of the Class as payments of principal, and

          o    the amount of Realized Losses (including Excess Losses) allocated to the Class;

provided, however, that the Class Principal Balance of each Class of
Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the related Mortgage Loans distributed as principal to any related
Class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of such Class of
Certificates.

          In addition, the Class Principal Balance of the Class of Subordinated
Certificates in an Aggregate Subordinated Certificate Group then outstanding with the lowest priority of payment will be reduced if and to the extent that the aggregate Class Principal Balance of all Classes of Certificates in the
related Aggregate Certificate Group, following all distributions and the allocation of Realized Losses on the Mortgage Loans in the related Aggregate
Loan Group II on any Distribution Date exceeds the aggregate Stated Principal
Balance of the Mortgage Loans in the related Aggregate Loan Group II as of the
Due Date occurring in the month of the Distribution Date.

                                      S-89

          The Notional Amount Certificates do not have Class Principal Balances and are not entitled to any distributions in respect of principal of the
Mortgage Loans.

          The initial Class Principal Balance of each of the Class P-1, Class
P-2 and Class C Certificates is equal to $100. The Pooling and Servicing
Agreement does not permit the allocation of Realized Losses to either class of
Class P Certificates or the Class C Certificates.

          The Group 1 Senior Certificates will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Loan Group 1 of approximately 92.55% and the Aggregate Group II Senior Certificates will evidence in the aggregate an initial beneficial ownership interest in the
Mortgage Loans in Loan Group II of approximately 92.40%. The initial beneficial ownership of each Class of Subordinated Certificates in the related Aggregate
Loan Group is approximately as follows:

THE GROUP 1                                                           BENEFICIAL
SUBORDINATED CERTIFICATES                                              INTEREST
-------------------------                                             ----------
Class 1-M-1........................................................      1.45%
Class 1-M-2........................................................      1.10%
Class 1-M-3........................................................      0.90%
Class 1-M-4........................................................      0.45%
Class 1-M-5........................................................      0.40%
Class 1-M-6........................................................      0.40%
Class 1-B-1........................................................      0.35%
Class 1-B-2........................................................      0.30%
Class 1-B-3........................................................      0.20%
Class 1-B-4........................................................      0.85%
Class 1-B-5........................................................      0.60%
Class 1-B-6........................................................      0.45%

THE AGGREGATE GROUP II                                                BENEFICIAL
SUBORDINATED CERTIFICATES                                              INTEREST
-------------------------                                             ----------
Class B-1..........................................................      2.55%
Class B-2..........................................................      1.80%
Class B-3..........................................................      1.00%
Class B-4..........................................................      1.10%
Class B-5..........................................................      0.65%
Class B-6..........................................................      0.50%

          Distributions of interest and principal on the Subordinated
Certificates in each Aggregate Certificate Group will be based on interest and principal, as applicable, received on, or advanced with respect to, all of the
Mortgage Loans in the related Aggregate Loan Group. There is no cross-collateralization between the certificates related to each Aggregate Loan
Group.

NOTIONAL AMOUNT CERTIFICATES

          The Class 1-A-X, Class 4-A-3 and Class 1-M-X Certificates are Notional
Amount Certificates.

          The "NOTIONAL AMOUNT" of the Class 1-A-X Certificates for the interest accrual period related to any Distribution Date will be equal to the aggregate
Class Principal Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3
Certificates immediately prior to the Distribution Date. The initial Notional
Amount of the Class 1-A-X Certificates is approximately $433,746,000 (subject to the permitted variance described in this prospectus supplement).

                                      S-90

          The Notional Amount of the Class 1-M-X Certificates for the interest accrual period related to any Distribution Date will be equal to the aggregate
Class Principal Balance of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class
1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3
Certificates immediately prior to the Distribution Date. The initial Notional
Amount of the Class 1-M-X Certificates is approximately $26,011,000 (subject to the permitted variance described in this prospectus supplement).

          The Notional Amount of the Class 4-A-3 Certificates for the interest accrual period related to any Distribution Date will be equal to the Class
Principal Balance of the Class 4-A-2 Certificates immediately prior to the
Distribution Date. The initial Notional Amount of the Class 4-A-3 Certificates is approximately $6,365,000 (subject to the permitted variance described in this prospectus supplement).

FORMS AND DENOMINATIONS OF OFFERED CERTIFICATES; DISTRIBUTIONS TO CERTIFICATES

          The Offered Certificates, other than the Class A-R Certificates, will be issued in book-entry form as described below. The Offered Certificates will be issued in the minimum dollar denominations described in the table below, except that one Certificate of each Class may be issued in a different denomination.

                                      ORIGINAL          MINIMUM
             CLASS                CERTIFICATE FORM   DENOMINATION   DENOMINATION
-------------------------------   ----------------   ------------   ------------
Offered Certificates
(other than the Notional Amount
Certificates and Class A-R
Certificates)                        Book-Entry        $ 25,000        $1,000
Notional Amount Certificates         Book-Entry        $100,000        $1,000
Class A-R Certificates                Physical         $    100          N/A

          Distributions on the Certificates will be made by the Securities
Administrator, on behalf of the Trustee, on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in February 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "BUSINESS DAY" is any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed. The "RECORD DATE" for the LIBOR Certificates and any Distribution
Date will be the Business Day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer Book-Entry Certificates, the Record Date will be the last Business Day of the calendar month preceding the month of that
Distribution Date. For each other Class of Offered Certificates and any
Distribution Date, the Record Date will be the last Business Day of the calendar month immediately prior to the month in which that Distribution Date occurs.

          On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the
"CERTIFICATEHOLDER") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class
A-R Certificate or who holds Certificates with an aggregate initial Class
Principal Balance of $1,000,000 or more or who holds a Notional Amount
Certificate and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities;
provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the
Corporate Trust Office of the Securities Administrator. See "--Book-Entry
Certificates" below for the method of payment to beneficial owners of Book-Entry
Certificates.

                                      S-91

BOOK-ENTRY CERTIFICATES

          The Offered Certificates of each Class, other than the Class A-R
Certificates, will be issued as "BOOK-ENTRY CERTIFICATES." Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC") or indirectly through organizations which are participants in that system. The book-entry certificates of each Class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.
Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive
Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Certificateholders as that term is used in the Pooling and
Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

          The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

          Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Securities Administrator through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of
DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

          For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates" in the accompanying prospectus.

          Transfers between participants of DTC will occur in accordance with
DTC rules.

          In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of
DTC, as in effect from time to time.

          Distributions on the book-entry certificates will be made on each
Distribution Date by the Securities Administrator to Cede & Co., as nominee of
DTC. DTC will be responsible for crediting the amount of such

                                      S-92

payments to the accounts of the applicable DTC participants in accordance with
DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Because
DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports relating to the Issuing Entity will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose
DTC accounts the book-entry certificates of such beneficial owners are credited.

          DTC has advised the Securities Administrator that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and
Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

          Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the Depositor advises the Trustee or Securities
Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor; or

          (2) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee or Securities
Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through
DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through
DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates. The Securities
Administrator will then recognize the holders of the Definitive Certificates as
Certificateholders under the Pooling and Servicing Agreement.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Depositor, the Master Servicer, the Servicers, the
Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

                                      S-93

PHYSICAL CERTIFICATES

          The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the Corporate Trust
Office of the Securities Administrator. Under the Pooling and Servicing
Agreement, the Securities Administrator will be required to maintain, or cause to be maintained, a register of certificates. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Securities Administrator. The Residual Certificates will be subject to certain restrictions on transfer. See "Material Federal Income Tax
Consequences--The Class A-R Certificates," and "ERISA Matters" below.

          Distributions of principal and interest, if any, on each Distribution
Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.
Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the
Certificateholder to the Securities Administrator, by wire transfer to a United
States depository institution designated by such Certificateholder and acceptable to the Securities Administrator or by such other means of payment as such Certificateholder and the Securities Administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Securities Administrator specified in the notice to the holders of the Residual Certificates of such final distribution.

CALCULATION OF ONE-MONTH LIBOR

          One-month LIBOR ("LIBOR") shall be established by the Securities
Administrator, except in the case of the initial Interest Accrual Period. As to any Interest Accrual Period for the LIBOR Certificates, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR
Business Day prior to the first day of such Interest Period. "TELERATE SCREEN
PAGE 3750" means the display designated as page 3750 on the Bridge Telerate
Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the
Securities Administrator after consultation with the Seller), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" for any Interest Accrual
Period will be determined on the basis of the rates at which deposits in U.S.
Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the
Securities Administrator after consultation with the Seller) as of 11:00 A.M.,
London time, on the second LIBOR Business Day prior to the first day of such
Interest Accrual Period to prime banks in the London interbank market for a period of one month. "LIBOR BUSINESS DAY" means any day other than (i) a
Saturday or a Sunday or (ii) a day on which banking institutions in the city of
London, England and New York, New York are required or authorized by law to be closed. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.
If no such quotations can be obtained, LIBOR will remain the same as the prior
Distribution Date.

          One-month LIBOR for the initial Interest Accrual Period will be
4.530%.

          The establishment of LIBOR as to each Interest Accrual Period by the
Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest
Accrual Period shall (in the absence of manifest error) be final and binding.

                                      S-94

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's or Master Servicer's (in its capacity as successor servicer)
other assets (each, a "CUSTODIAL ACCOUNT"). Each of the Servicers will be required to deposit into their respective Custodial Accounts the following:

               o    all payments on account of principal on the Mortgage Loans, including principal prepayments;

               o    all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any lender paid
                    mortgage insurance premiums;

               o    all payments on account of Prepayment Penalties on the
                    Mortgage Loans;

               o    all insurance proceeds, Subsequent Recoveries and
                    liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or
                    released to the mortgagor in accordance with that Servicer's normal servicing procedures;

               o    any amount required to be deposited by that Servicer
                    pursuant to the related underlying servicing agreement in
                    connection with any losses on permitted investments for
                    which it is responsible;

               o    any amounts received by that Servicer with respect to
                    primary mortgage insurance and in respect of net monthly
                    rental income from REO Property;

               o    all Substitution Adjustment Amounts; and

               o    all Advances made by that Servicer.

          On or prior to the Closing Date, the Securities Administrator will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately following Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each
Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator will withdraw the
Available Funds related to each Loan Group to pay the Certificateholders.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this prospectus supplement, distributions on the Group 1 Certificates will be made on each Distribution Date primarily from Available Funds of Loan Group 1 for such Distribution Date. Distributions on the Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4
Senior Certificates will be made on each Distribution Date primarily from
Available Funds of the related Loan Group for such Distribution Date and, as described below under "--Aggregate Certificate Group II--Transfer Payments,"
from any Available Funds from the other Loan Groups in Aggregate Loan Group II remaining after distributions to the Senior Certificates related to the other
Loan Groups in Aggregate Certificate Group II. Distributions on the Aggregate
Group II Subordinated Certificates will be based on any remaining Available
Funds for Aggregate Loan Group II for such Distribution Date, in each case after giving effect to distributions on all Classes of Senior Certificates in the
Aggregate Certificate Group II as described in the preceding two sentences.

          The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

                                      S-95

GROUP 1 CERTIFICATES

          As more fully described in this prospectus supplement, distributions on the Group 1 Certificates will be made on each Distribution Date primarily from Available Funds of Loan Group 1 for such Distribution Date in the following order of priority:

          ------------------------------------------------------------
            to interest on each Class of Group 1 Senior Certificates
           entitled to receive interest on that Distribution Date, pro rata, based on their respective interest distribution
           amounts; except that the interest distribution amounts that would otherwise be distributed to the Class
           1-A-X Certificates may first be reduced by amounts required to be deposited into the Reserve Fund and will not be
                  distributed to the Class 1-A-X Certificates;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
           to principal of the Classes of Group 1 Senior Certificates then entitled to receive distributions of principal in the order and subject to the priorities set forth under
          "Description of the Certificates -- Principal," in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
           from the Reserve Fund, to the Class 1-A-1, Class 1-A-2 and
           Class 1-A-3 and Class 1-A-X Certificates as described under
           "Description of the Certificates--The Reserve Fund and the
                              Corridor Contracts";
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
            to interest on the Class 1-M-X Certificates, based on its
             interest distribution amount; except that the interest
           distribution amount that would otherwise be distributed to the Class 1-M-X Certificates may first be reduced by amounts required to be deposited into the Reserve Fund and will not be distributed to the Class 1-M-X Certificates;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
          sequentially, to interest on and then principal of the Group
               1 Subordinated Certificates, in the order of their
          priorities of payment, in each case up to the maximum amount of interest and principal to be distributed to those Classes on that Distribution Date;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
             from the Reserve Fund, to the Class 1-M-1, Class 1-M-2,
            Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class
          1-B-1, Class 1-B-2, Class 1-B-3 and Class 1-M-X Certificates
            as described under "Description of the Certificates--The
                    Reserve Fund and the Corridor Contracts";
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
           on the Distribution Date immediately following a successful auction any excess auction proceeds to the Class C
                                Certificates; and
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
          ------------------------------------------------------------

                                      S-96

AGGREGATE GROUP II CERTIFICATES

          Distributions on the Group 2 Senior Certificates, Group 3 Senior
Certificates and Group 4 Senior Certificates will be made on each Distribution
Date primarily from Available Funds of the related Loan Group for such
Distribution Date and under certain circumstances from any Available Funds from the other Loan Groups in Aggregate Loan Group II remaining after distributions to the other Classes of Senior Certificates related to Aggregate Loan Group II.
Remaining Available Funds for Aggregate Loan Group II will then be used to make distributions on the Aggregate Group II Subordinated Certificates. These
distributions will be made in the following order of priority:

          ------------------------------------------------------------
          from Available Funds for the related Loan Group, to interest on each Class of Senior Certificates related to that Loan
               Group, pro rata, based on their respective interest
                              distribution amounts;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
              from Available Funds for the related Loan Group, to
           principal of the Classes of Senior Certificates relating to each Loan Group then entitled to receive distributions of
            principal, in the order and subject to the priorities set
           forth under "Description of the Certificates -- Principal,"
            in each case up to the maximum amount of principal to be
             distributed to those Classes on that Distribution Date;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
          from remaining Available Funds for Aggregate Loan Group II, to interest on and principal of the Classes of the Senior
               Certificates not relating to that Loan Group but in
          Aggregate Certificate Group II subject to the limitations
          set forth under "Description of the Certificates--Aggregate
          Certificate Group II--Transfer Payments" in this prospectus supplement;
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
           from remaining Available Funds for Aggregate Loan Group II, sequentially, to interest on and then principal of the
           Aggregate Group II Subordinated Certificates, in the order of numerical class designations, in each case up to the
           maximum amount of interest and principal to be distributed to those Classes on that Distribution Date; and
          ------------------------------------------------------------
                                       ||
          ------------------------------------------------------------
              any remaining amounts to the Class A-R Certificates.
          ------------------------------------------------------------

          "AVAILABLE FUNDS" for a Loan Group for any Distribution Date will be equal to the sum of:

          o    all scheduled installments of interest (net of the related
               Expense Fees) and principal due on the Mortgage Loans in that
               Loan Group on the Due Date in the month in which the Distribution
               Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans in that Loan Group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related
               Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that Loan Group, by foreclosure or

                                      S-97

               otherwise during the calendar month preceding the month of the
               Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that Loan Group;

          o    all partial or full prepayments with respect to Mortgage Loans in that Loan Group received during the related Prepayment Period;
               and

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that Loan Group repurchased by the Seller or the related Originator as of the
               Distribution Date;

          o    reduced by amounts in reimbursement for Monthly Advances
               previously made and other amounts as to which the Servicers are entitled to reimbursement from the Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Master
               Servicer, the Securities Administrator, the Trustee and/or any
               custodian, as applicable, are entitled with respect to the
               Mortgage Loans in the related Loan Group or otherwise allocable to the Certificates related to that Loan Group to be reimbursed from the Distribution Account or otherwise pursuant to the
               Pooling and Servicing Agreement, the underlying servicing
               agreements or the custody agreements, as applicable;

plus, in the case of a Loan Group in Aggregate Loan Group II,

          o    Transfer Payments Received, plus interest thereon, for such Loan
               Group and Distribution Date;

minus, in the case of a Loan Group in Aggregate Loan Group II,

          o    Transfer Payments Made, plus interest thereon, for such Loan
               Group and Distribution Date.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          The Custodial Accounts and the Distribution Account. All funds in the
Custodial Accounts and the Distribution Account will be invested in permitted investments at the direction of the related servicer and the Master Servicer, respectively. All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as compensation and will be remitted to it monthly as described herein.

          The amount of any losses incurred in a Custodial Account or the
Distribution Account in respect of the investments will be deposited by the related servicer in its Custodial Account or, with respect to the Distribution
Account, deposited by the Master Servicer into the Distribution Account out of their own funds immediately as realized.

INTEREST

          The Classes of Certificates will have the respective pass-through rates set forth or described on pages v, vi and vii hereof.

          On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This
"INTEREST DISTRIBUTION AMOUNT" for any interest-bearing Class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class
Principal Balance or Notional Amount, as applicable, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution
Dates and not subsequently distributed (which are called unpaid interest amounts).

                                      S-98

          With respect to each Distribution Date for all of the interest bearing certificates other than the LIBOR Certificates, the "INTEREST ACCRUAL PERIOD"
will be the calendar month preceding the month of the Distribution Date. With respect to the LIBOR Certificates, the Interest Accrual Period will be the period commencing on the 25th day of the month prior to the month in which that
Distribution Date occurs and ending on the 24th day of the month in which that
Distribution Date occurs. Each Interest Accrual Period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

          The interest entitlement described above for each Class of
Certificates for any Distribution Date will be reduced by the amount of Net
Interest Shortfalls experienced by (a) the related Loan Group, with respect to the Senior Certificates and (b) the related Aggregate Loan Group, with respect to the Subordinated Certificates. With respect to any Distribution Date and Loan
Group, the "NET INTEREST SHORTFALL" is equal to

          o    any net prepayment interest shortfalls for that Loan Group and
               Distribution Date, and

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Loan Group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud
               Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the
               Subordinated Certificates for those types of losses.

          Notwithstanding the foregoing, on each Distribution Date, the respective interest distribution amounts that would otherwise be distributed to each class of Notional Amount Certificates will each be reduced by the related
Required Reserve Fund Deposit (as defined below) and will not be distributed or reimbursable to the Notional Amount Certificates.

          Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all interest-bearing Classes of the Senior
Certificates in the related Senior Certificate Group and the Classes of
Subordinated Certificates in the related Aggregate Certificate Group on such
Distribution Date, based on the amount of interest each such Class of
Certificates would otherwise be entitled to receive (or, in the case of the
Subordinated Certificates, be deemed to be entitled to receive based on each subordinated Class' share of the related Subordinated Portion, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          For purposes of allocating Net Interest Shortfalls for a Loan Group to the related Subordinated Certificates on any Distribution Date, the amount of interest each such Class of Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that Loan Group on such
Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that Class' pro rata share of the related
Subordinated Portion for that Distribution Date and Loan Group. Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination
Date, Net Interest Shortfalls for the related Loan Group will be allocated to the related Classes of Subordinated Certificates based on the amount of interest each such Class of Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers' Civil Relief
Act. See "Legal Aspects of Mortgage Loans--Servicemembers' Civil Relief Act" in
the accompanying prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a Loan Group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that Loan Group during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the Servicers and the
Master Servicer as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a
Mortgage Loan is less than one month's interest at the related mortgage rate on the Stated Principal Balance of the Mortgage Loan. Each Class' pro rata share of the Net Interest Shortfalls on the related Mortgage Loans will be based on the amount of interest the Class otherwise would have been entitled to receive on such Distribution Date.

                                      S-99

          If on a particular Distribution Date, Available Funds for a Loan Group
in the Distribution Account applied in the order described above under
"--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates related to that Loan Group, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each Class of
Certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the related Mortgage
Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE RESERVE FUND AND THE CORRIDOR CONTRACTS

          The Reserve Fund. Pursuant to the Pooling and Servicing Agreement, the
Securities Administrator will establish and maintain an account (the "RESERVE
FUND"), which is held in trust by the Securities Administrator on behalf of the
Trustee and the Holders of the LIBOR Certificates and the Class 1-A-X and Class
1-M-X Certificates. The Reserve Fund will not be an asset of any REMIC. The
Reserve Fund will be the sole source of payments to the holders of the LIBOR
Certificates with respect to any Net WAC Shortfalls on such Certificates. The
Reserve Fund will comprise two sub accounts: the "CLASS 1-A-X SUB ACCOUNT" and the "CLASS 1-M-X SUB ACCOUNT" and each, a "SUB ACCOUNT"). On each Distribution
Date, (i) Current Interest that would otherwise be distributable with respect to the Class 1-A-X Certificates will be deposited instead in the Class 1-A-X Sub
Account and (ii) Current Interest that would otherwise be distributable with respect to the Class 1-M-X Certificates will be deposited instead in the Class
1-M-X Sub Account, in each case, to the extent of the applicable "Required
Reserve Fund Deposit" for such class in the manner described below.

          For any Distribution Date, the "REQUIRED RESERVE FUND DEPOSIT" for the
Class 1-A-X Certificates will be an amount equal to the lesser of (i) the
Current Interest for the Class 1-A-X Certificates for such Distribution Date and
(ii) the amount required to bring the balance on deposit in the Class 1-A-X Sub
Account up to an amount equal to the sum of (a) the aggregate Net WAC Shortfalls for the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates for such
Distribution Date remaining unpaid after application of payments under the related Corridor Contract on that Distribution Date and (b) $6,500.

          For any Distribution Date, the "Required Reserve Fund Deposit" for the
Class 1-M-X Certificates will be an amount equal to the lesser of (i) the
Current Interest for the Class 1-M-X Certificates for such Distribution Date and
(ii) the amount required to bring the balance on deposit in the Class 1-M-X Sub
Account up to an amount equal to the sum of (a) the Net WAC Shortfalls for such
Distribution Date with respect to the Class 1-B-1, Class 1-B-2 and Class 1-B-3
Certificates remaining unpaid after application of payments under the related
Corridor Contracts, and (b) $2,500.

          For any Distribution Date, the Securities Administrator will deposit into the appropriate Sub Account of the Reserve Fund any Required Reserve Fund
Deposit for such date.

          On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, the
Securities Administrator will withdraw the amounts on deposit in the Class 1-A-X
Sub Account and distribute them to the holders of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, concurrently on a pro rata basis, in each case in an amount up to their Net WAC Shortfalls remaining unpaid after giving effect their respective Corridor Contracts.

          On any Distribution Date for which a Net WAC Shortfall exists with respect to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5,
Class 1-M-6, Class 1-B-1, Class 1-B-2 and Class 1-B-3 Certificates, the
Securities Administrator will withdraw the amounts on deposit in the Class 1-M-X
Sub Account and distribute them sequentially, to the holders of the Class 1-M-1,
Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1,
Class 1-B-2 and Class 1-B-3 Certificates, in that order, in each case in an amount up to their Net WAC Shortfalls remaining unpaid after giving effect their
Corridor Contract.

          If, immediately after any Distribution Date, the amount on deposit in any Sub Account of the Reserve Fund exceeds the initial deposit therein, the
Securities Administrator will distribute such excess to the Holders of the

                                     S-100

Certificates that deposited such amounts in the relevant Sub Account. On the
Distribution Date on which the aggregate Class Principal Balance of the Group 1
Senior Certificates is reduced to zero, the Securities Administrator shall distribute any amounts remaining in the Class 1-A-X Sub Account to the
Underwriter and such amounts will not be available for distribution to certificateholders. On the Distribution Date on which the aggregate Class
Principal Balance of the Group 1 Subordinated Certificates is reduced to zero, the Securities Administrator shall distribute any amounts remaining in the Class
1-M-X Sub Account to the Underwriter and such amounts will not be available for distribution to certificateholders.

          "CURRENT INTEREST" for each Class of Group 1 Certificates and any
Distribution Date will equal the amount of interest accrued during the related
Interest Accrual Period on the related Class Principal Balance immediately prior to that Distribution Date (or, in the case of the Notional Amount Certificates, the related Notional Amount for that Distribution Date) at such Class's
Pass-Through Rate.

          "NET WAC SHORTFALLS" for any Class of LIBOR Certificates and any
Distribution Date will equal the sum of

          (i) the excess, if any, of an amount that would have been the Current
Interest for such class if the Pass-Through Rate for such class were calculated without regard to Group 1 Net WAC (but subject to a maximum Pass-Through Rate of
11.50%) for that Distribution Date, over the actual Current Interest for such
Class for such Distribution Date;

          (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

          (iii) interest for the applicable Interest Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate for such Class of LIBOR Certificates (determined without regard to the Group 1
Net WAC, but subject to a maximum Pass-Through Rate of 11.50%).

          The Corridor Contracts. The LIBOR Certificates will have the benefit of the Corridor Contracts (each, a "CORRIDOR CONTRACT") provided by Morgan
Stanley Capital Services Inc., as Corridor Contract Counterparty (the "CORRIDOR
CONTRACT COUNTERPARTY"). All obligations of the Issuing Entity under the
Corridor Contracts will be paid on or prior to the closing date.

          The separate Corridor Contract relating to each of (i) in the aggregate, the Class 1-A-1 and Class 1-A-2 Certificates, (ii) the Class 1-A-3
Certificates and (iii) in the aggregate, the Junior LIBOR Certificates will have the respective initial notional balance set forth below. In connection with each
Distribution Date, commencing with the Distribution Date in March 2006 to and including the respective Distribution Dates set forth below, on the Business Day prior to each of these Distribution Dates, the Corridor Contract Counterparty will be obligated under the Corridor Contracts to pay to the Securities
Administrator, on behalf of the Trustee, for the benefit of the holders of each of these Classes of Group 1 Certificates an amount equal to the product of (a)
the excess, if any, of the lesser of (i) the then current one-month LIBOR rate and (ii) the specified cap ceiling rate for such Class or Classes of Group 1
Certificates for that Distribution Date, over the specified cap strike rate for such Class or Classes of Group 1 Certificates for that Distribution Date, in each case calculated on a "30/360" basis, (b) the specified notional balance set forth below for such Class or Classes of Group 1 Certificates and (c) 100. The
Corridor Contract Counterparty's respective obligations under each of the
Corridor Contracts will terminate immediately following the Distribution Date set forth below for such Class or Classes of Certificates.

                                                     Corridor Contract
      Class or Classes of         Initial Notional    Final Scheduled
       LIBOR Certificates             Balance        Distribution Date
-------------------------------   ----------------   -----------------
Class 1-A-1 and Class 1-A-2....     $4,217,771.63      October 2014
Class 1-A-3....................     $   29,375.35      October 2014
Class Junior LIBOR.............     $  260,058.05      October 2014

          The specified Cap Ceiling Rates, Cap Strike Rates and Notional
Balances for each Corridor Contract are set forth on Annex II to this prospectus supplement.

                                     S-101

          Amounts, if any, payable under any Corridor Contract with respect to any Distribution Date will be used to cover shortfalls in payments of interest on the LIBOR Certificates to which the Corridor Contract relates, if the
Pass-Through Rates on those Classes of Certificates are limited for any of the
Distribution Dates for which such Class of LIBOR Certificates has the benefit of the related Corridor Contract due to the imposition of the Group 1 Net WAC on their respective Pass-Through Rates described in this prospectus supplement.

          Each Corridor Contract shall provide that the Corridor Contract
Counterparty agrees that to the extent it is not able to deliver to the Issuing
Entity the financial information, if any, required to be provided by the Issuing
Entity under Item 1115(b) of Reg AB, the Corridor Contract Counterparty shall assign its rights and obligations under the Corridor Contract to a substitute counterparty, which may be an affiliate of the Corridor Contract Counterparty.
For purposes of the preceding sentence, any substitute counterparty (or any entity providing a guaranty in connection with the substitute counterparty's obligations under the related corridor contract) shall have the same credit rating from each Rating Agency as the resigning counterparty (or any entity providing a guaranty in connection with the counterparty's obligations under the related corridor contract) or shall have obtained from each Rating Agency a confirmation that such assignment would not cause it to reduce, qualify or withdraw its rating of the Offered Certificates.

          The Corridor Contracts will be governed by and construed in accordance with the law of the State of New York. The obligations of the Corridor Contract
Counterparty are limited to those specifically set forth in the Corridor
Contracts.

          The Sponsor believes that the significance percentage for each of the
Class 1-A-1 and Class 1-A-2 Corridor Contract, the Class 1-A-3 Corridor Contract
and the Junior LIBOR Corridor Contract will be less than 10% as of the Closing
Date. The Sponsor calculated the significance percentage by reference to the
"Significance Estimate" of each of these Corridor Contracts, which in each case is determined based on a reasonable good faith estimate of maximum probable exposure represented by that Corridor Contract made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments. The "Significance Percentage" is the percentage that the amount of the significance estimate represents of the Class Principal Balance of the Class or Classes of Offered Certificates that have the benefit of the related Corridor Contract.

DESCRIPTION OF THE CORRIDOR CONTRACT COUNTERPARTY

          The Corridor Contract Counterparty, is a Delaware corporation that is a wholly-owned, unregulated, special purpose subsidiary of Morgan Stanley
("MORGAN STANLEY" ). The Corridor Contract Counterparty conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the
Corridor Contract Counterparty are 100% guaranteed by Morgan Stanley.

          As of the date hereof, Morgan Stanley is rated "AA-" by Fitch Ratings,
"A+" by Standard & Poor's Rating Services and "Aa3" by Moody's Investors
Service, Inc.

PRINCIPAL

          Principal Amount. On each Distribution Date, from remaining Available
Funds after distributions in respect of interest, the Principal Amount for each
Loan Group will be distributed as principal with respect to the related Senior
Certificates in an amount up to the related Senior Principal Distribution Amount for such Loan Group and as principal of the related Subordinated Certificates, as a portion of the related Subordinated Principal Distribution Amount.

          The "PRINCIPAL AMOUNT" for any Distribution Date and Loan Group will equal the sum of:

               1.   all monthly payments of principal due on each Mortgage Loan
                    (other than a Liquidated Mortgage Loan) in that Loan Group on the related Due Date,

                                     S-102

               2.   the principal portion of the purchase price of each Mortgage
                    Loan in that Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the
                    related Originator pursuant to the related underlying
                    mortgage loan purchase agreement as of the Distribution
                    Date,

               3.   the Substitution Adjustment Amount in connection with any
                    deleted Mortgage Loan in that Loan Group received with
                    respect to the Distribution Date,

               4.   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution
                    Date,

               5.   with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received
                    with respect to that Mortgage Loan,

               6.   all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the
                    related Prepayment Period, and

               7.   any Subsequent Recoveries on the Mortgage Loans in that Loan
                    Group received during the calendar month preceding the month of the Distribution Date,

plus, in the case of a Loan Group in Aggregate Loan Group II,

          o    any Transfer Payments Received for such Loan Group and
               Distribution Date,

minus, in the case of a Loan Group in Aggregate Loan Group II,

          o    any Transfer Payments Made for such Loan Group and Distribution
               Date.

AGGREGATE CERTIFICATE GROUP II - SUBORDINATED PORTIONS

          A portion of each of Loan Group 2, Loan Group 3 and Loan Group 4 is related to the Aggregate Group II Subordinated Certificates. Each such portion
(a "SUBORDINATED PORTION") for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group in Aggregate Loan Group II as of the Due Date in the month preceding the month of such Distribution Date minus the sum of the Class Principal Balances of the Senior Certificates in the related Senior Certificate Group in Aggregate
Certificate Group II immediately prior to such Distribution Date.

AGGREGATE CERTIFICATE GROUP II--TRANSFER PAYMENTS

          Transfer Payments due to disproportionate principal payments. On each
Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior
Termination Date, all principal received on the Mortgage Loans in a Loan Group in Aggregate Loan Group II with respect to which the aggregate Class Principal
Balance of the related Classes of Senior Certificates has been reduced to zero, will be paid on a pro rata basis, based on Class Principal Balance, to the
Aggregate Group II Senior Certificates then outstanding relating to the other
Loan Groups of Aggregate Group II Mortgage Loans. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate
Subordinated Percentage (as defined in this prospectus supplement) for that
Distribution Date is greater than or equal to 200% of the Aggregate Subordinated
Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Aggregate Group II Mortgage Loans delinquent 60 days or more
(averaged over the preceding six month period), as a percentage of the aggregate
Class Principal Balance of the Aggregate Group II Subordinated Certificates, is
less than 50%. If principal from one Loan Group of Aggregate Group II Mortgage
Loans is distributed to the Aggregate Group II Senior Certificates of another
Loan Group according to this paragraph, the Aggregate Group II Subordinated
Certificates will not receive that principal amount on that Distribution Date.

                                     S-103

          Transfer Payments due to disproportionate Realized Losses in one Loan
Group. Transfer Payments will be made with respect to Aggregate Certificate
Group II if there are disproportionate Realized Losses in one Loan Group in
Aggregate Loan Group II as described herein. If on any Distribution Date the aggregate Class Principal Balance of the Aggregate Group II Senior Certificates
related to a Loan Group of Aggregate Group II Mortgage Loans immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group of Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date (the
"UNDERCOLLATERALIZED GROUP"), then the following will occur:

          o    the Available Funds in each other Loan Group of Aggregate Group
               II Mortgage Loans that is not an Undercollateralized Group (each, an "OVERCOLLATERALIZED GROUP") will be reduced, after
               distributions of interest to the Aggregate Group II Senior
               Certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the
               Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

          o    the portion of the Available Funds in respect of principal on the
               Mortgage Loans in the Overcollateralized Group of Aggregate Group
               II Mortgage Loans, after distributions of principal to the
               Aggregate Group II Senior Certificates of each Overcollateralized
               Group, will be distributed, to the extent of the portion of
               Available Funds available therefor, to the Aggregate Group II
               Senior Certificates of each Undercollateralized Group until the
               Class Principal Balance of the Senior Certificates of each
               Undercollateralized Group equals the aggregate Stated Principal
               Balance of the Mortgage Loans in the related Loan Group of
               Aggregate Group II Mortgage Loans.

          Consequently, the Aggregate Group II Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group of Aggregate Group II Mortgage Loans is no longer undercollateralized.

          On each Distribution Date, the "TRANSFER PAYMENT" for the
Undercollateralized Group of Aggregate Group II Mortgage Loans will equal the excess, if any, of the Class Principal Balance of the Aggregate Group II Senior
Certificates immediately prior to such Distribution Date related to such
Undercollateralized Group of Aggregate Group II Mortgage Loans over the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group of
Aggregate Group II Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date. The Transfer Payment received by the
Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED." The
Transfer Payment made by the Overcollateralized Group is referred to as a
"TRANSFER PAYMENT MADE."

          All or a portion of the distributions to the Aggregate Group II Senior
Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such
Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

          Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount for a Loan Group, up to the amount of the related Senior
Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following Classes of Senior Certificates, in the following order of priority:

          The Group 1 Senior Certificates

          o    with respect to Loan Group 1, concurrently, to the Class 1-A-1,
               Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

          The Group 2 Senior Certificates

          o    with respect to Loan Group 2, sequentially, to the Class A-R and
               Class 2-A Certificates, in that order, until their respective
               Class Principal Balances are reduced to zero.

                                     S-104

          The Group 3 Senior Certificates

          o    with respect to Loan Group 3, to the Class 3-A Certificates, until its Class Principal Balance is reduced to zero.

          The Group 4 Senior Certificates

          o    with respect to Loan Group 4, sequentially, to the Class 4-A-1 and Class 4-A-2 Certificates, in that order, until their
               respective Class Principal Balances are reduced to zero.

          In addition, on each Distribution Date, the related Class P
Distribution Amount shall be distributed to the Class P-1 and Class P-2
Certificates.

GLOSSARY

          The capitalized terms used herein shall have the following meanings:

          "CLASS P DISTRIBUTION AMOUNT" for each Distribution Date and the Class
P-1 Certificates is an amount equal to the total of all prepayment penalties received on the Group 1 Mortgage Loans since the Due Date related to the prior
Distribution Date. The Class P Distribution Amount for each Distribution Date and the Class P-2 Certificates is an amount equal to the total of all prepayment penalties received on the Aggregate Group II Mortgage Loans (other than any prepayment penalties on the Aggregate Group II Mortgage Loans serviced by
Countrywide Home Loans Servicing LP) since the Due Date related to the prior
Distribution Date. Neither Class P Distribution Amount is part of the Available
Distribution Amount and is therefore not available for distributions to the
Classes of Offered Certificates.

          "DUE DATE" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

          "PREPAYMENT PERIOD" means, (i) for any Mortgage Loan other than a
Countrywide Serviced Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date, and (ii) for any Countrywide Serviced Mortgage
Loan, the second day of the calendar month immediately preceding the month in which that Distribution Date occurs to and including the first day of the calendar month in which that Distribution Date occurs.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and Loan Group will equal the sum of

          o    the related Senior Percentage of all amounts described in clauses
               1. through 4. of the definition of Principal Amount for that Loan
               Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                    o    the related Senior Percentage of the Stated Principal
                         Balance of the Mortgage Loan as of the Due Date in the
                         month preceding the month of that Distribution Date and

                    o    either (i) the related Senior Prepayment Percentage of
                         the amount of the liquidation proceeds allocable to
                         principal received on the Mortgage Loan or (ii) if an
                         Excess Loss was sustained on the Liquidated Mortgage
                         Loan during the preceding calendar month, the related
                         Senior Percentage of the amount of the liquidation
                         proceeds allocable to principal received on the
                         Mortgage Loan,

                                     S-105

          o    the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal
               Amount for that Loan Group and that Distribution Date, and

          o    any Transfer Payments Received for that Loan Group and
               Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related
Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution
Amount for the remaining Senior Certificates in the related Aggregate
Certificate Group will be calculated pursuant to the above formula based on all the Mortgage Loans in the related Aggregate Loan Group, as opposed to only the
Mortgage Loans in the related Loan Group.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii)
prepayments of principal and liquidation proceeds received with respect to that
Mortgage Loan through the last day of the related Prepayment Period. The "POOL
PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the
Mortgage Loans in an Aggregate Loan Group. The "LOAN GROUP PRINCIPAL BALANCE"
with respect to any Loan Group equals the aggregate of the Stated Principal
Balances of the Mortgage Loans in that Loan Group.

          The "SENIOR PERCENTAGE" for any Senior Certificate Group and
Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior
Certificates (other than the Notional Amount Certificates) of such Senior
Certificate Group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans
in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the
Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, in the case of the Aggregate Group II Certificates, the Senior Percentage of the remaining
Senior Certificate Group in the related Aggregate Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Principal Balance of each class of Senior Certificates (other than the
Notional Amount Certificates) of such remaining Senior Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of Certificates (other than the
Notional Amount Certificates) in that Aggregate Certificate Group immediately prior to such Distribution Date.

          For any Distribution Date on and prior to the second Senior
Termination Date, the "SUBORDINATED PERCENTAGE" for (x) the Group 1 Subordinated
Certificates relating to Loan Group 1, and (y) the portion of the Aggregate
Group II Subordinated Certificates relating to Loan Group 2, Loan Group 3 and
Loan Group 4, as applicable, in each case will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After the second Senior
Termination Date, the Subordinated Percentage for the Aggregate Group II
Subordinated Certificates will represent the entire interest of the Aggregate
Group II Subordinated Certificates in Loan Group II and will be calculated as the difference between 100% and the Senior Percentage for the Aggregate Group II
Senior Certificates for such Distribution Date.

          The "SENIOR PREPAYMENT PERCENTAGE" of a Senior Certificate Group for
any Distribution Date occurring (x) during the seven years beginning on the first Distribution Date, with respect to the Group 1 Senior Certificates, and
(y) during the seven years beginning on the first Distribution Date, with respect to the Aggregate Group II Senior Certificates, in each case will equal
100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the
Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans in the related Aggregate Loan Group evidenced by the related
Subordinated Certificates. Increasing the respective interest of an Aggregate
Subordinated Certificate

                                     S-106

Group relative to that of the related Aggregate Senior Certificate Group is intended to preserve the availability of the subordination provided by those
Subordinated Certificates.

          Within each of the Group 1 Senior Certificates and the Aggregate Group
II Senior Certificates, the Senior Prepayment Percentage of each such Senior
Certificate Group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior
Percentage plus 60% of the related Subordinated Percentage for the Distribution
Date; for any Distribution Date in the third year thereafter, the related Senior
Percentage plus 40% of the related Subordinated Percentage for such Distribution
Date; for any Distribution Date in the fourth year thereafter, the related
Senior Percentage plus 20% of the related Subordinated Percentage for such
Distribution Date; and for any Distribution Date thereafter, the related Senior
Percentage for such Distribution Date (unless on any Distribution Date the
Senior Percentage of a related Senior Certificate Group exceeds the Senior
Percentage of such Senior Certificate Group as of the Closing Date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for an Aggregate Loan Group will occur unless both of the step down conditions listed below are satisfied with respect to the Mortgage Loans in that
Aggregate Loan Group:

          o    with respect to Loan Group 1, the outstanding principal balance of all Mortgage Loans in Loan Group I delinquent 60 days or more
               (including Mortgage Loans in foreclosure, real estate owned by the Issuing Entity and Mortgage Loans in which the mortgagors are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Principal Balance of the
               Group 1 Subordinated Certificates, does not equal or exceed 50%,
               or

          o    with respect to each Loan Group in Aggregate Loan Group II, the outstanding principal balance of all Mortgage Loans in that Loan
               Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Issuing Entity and Mortgage
               Loans in which the mortgagors are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the
               Subordinated Percentage for such Loan Group of the aggregate
               Stated Principal Balance of the Mortgage Loans in that Loan
               Group, or (b) if such date is after the second Senior Termination
               Date, the aggregate Class Principal Balance of the Aggregate
               Group II Subordinated Certificates, does not equal or exceed 50%,
               and

          o    with respect to each Aggregate Loan Group, cumulative Realized
               Losses on all of the Mortgage Loans in that Aggregate Loan Group do not exceed

                    o    commencing with the Distribution Date on the seventh
                         anniversary of the first Distribution Date, 30% of the
                         aggregate Class Principal Balance of the related
                         Aggregate Subordinated Certificate Group as of the
                         Closing Date (with respect to each Aggregate
                         Subordinated Certificate Group, the related "ORIGINAL
                         SUBORDINATE PRINCIPAL BALANCE"),

                    o    commencing with the Distribution Date on the eighth
                         anniversary of the first Distribution Date, 35% of the
                         related original subordinate principal balance,

                    o    commencing with the Distribution Date on the ninth
                         anniversary of the first Distribution Date, 40% of the
                         related original subordinate principal balance,

                    o    commencing with the Distribution Date on the tenth
                         anniversary of the first Distribution Date, 45% of the
                         related original subordinate principal balance, and

                    o    commencing with the Distribution Date on the eleventh
                         anniversary of the first Distribution Date, 50% of the
                         related original subordinate principal balance.

                                     S-107

          Notwithstanding the preceding two paragraphs, with respect to either
Aggregate Subordinated Certificate Group, if (x) on or before the Distribution
Date in January 2009, the Aggregate Subordinated Percentage for that Aggregate
Subordinated Certificate Group is at least 200% of the related Aggregate
Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied with respect to the Mortgage Loans in that Aggregate Loan
Group and cumulative Realized Losses on the Mortgage Loans in the related
Aggregate Loan Group do not exceed 20% of the related original subordinate principal balance, the Senior Prepayment Percentage for each Loan Group in that
Aggregate Loan Group will equal the related Senior Percentage for that
Distribution Date plus 50% of the amount equal to 100% minus the related Senior
Percentage and (y) after the Distribution Date in January 2009, the Aggregate
Subordinated Percentage for that Aggregate Subordinated Certificate Group is at least 200% of the related Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied with respect to the
Mortgage Loans in that Aggregate Loan Group and cumulative Realized Losses on the Mortgage Loans in the related Aggregate Loan Group do not exceed 30% of the related original subordinate principal balance (the "TWO TIMES TEST"), the
Senior Prepayment Percentage for each Loan Group in that Aggregate Loan Group will equal the related Senior Percentage.

          Notwithstanding the foregoing, if on any Distribution Date the Senior
Percentage of a Senior Certificate Group exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the
Senior Prepayment Percentage for each Loan Group in that Aggregate Loan Group for such Distribution Date will once again equal 100%.

          If on any Distribution Date the allocation to the Class or Classes of
Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the related Senior Percentage and/or Senior Prepayment Percentage, as applicable, of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

          The "SUBORDINATED PREPAYMENT PERCENTAGE" for a Loan Group as of any
Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

          The "SENIOR TERMINATION DATE" for a Senior Certificate Group of
Aggregate Group II Certificates is the date on which the aggregate Class
Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

          The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date and
Aggregate Loan Group is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated
Certificates in the related Aggregate Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate Stated
Principal Balance of all the Mortgage Loans in that Aggregate Loan Group as of the Due Date in the month preceding the month of such Distribution Date.

          SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT--The Group 1 Subordinated
Certificates. On each Distribution Date and with respect to Loan Group 1, to the extent of Available Funds available therefor, the Principal Amount for Loan
Group 1, up to the amount of the Subordinated Principal Distribution Amount for
Loan Group 1 for the Distribution Date, will be distributed as principal of the
Group 1 Subordinated Certificates. Except as provided below under "Subordinated
Principal Distribution Amount - General," each Class of Group 1 Subordinated
Certificates will be entitled to receive its pro rata share of the related
Subordinated Principal Distribution Amount from Loan Group 1 (based on its respective Class Principal Balance), in each case to the extent of the amount available from Available Funds from Loan Group 1 for distribution of principal.
Distributions of principal of the Group 1 Subordinated Certificates will be made sequentially to the Classes of Group 1 Subordinated Certificates, first to the
Class 1-M Certificates, beginning with the Class 1-M-1 Certificates, and then to the Class 1-B Certificates, beginning with the Class B-1 Certificates, in the order of their numerical Class designations, in each case until their respective
Class Principal Balances are reduced to zero. For purposes of allocating distributions and losses to the Group 1 Subordinated Certificates, the Class 1-M
Certificates have higher priority payment priorities than the Class 1-B
Certificates. Within the Class 1-M and Class 1-B Certificates, the payment priorities are in numerical order.

                                     S-108

          SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT--The Group II Aggregate
Subordinated Certificates. On each Distribution Date and with respect to
Aggregate Loan Group II, to the extent of Available Funds available therefor, the Principal Amount for Loan Group 2, Loan Group 3 and Loan Group 4, up to the
amount of the Subordinated Principal Distribution Amount for Loan Group 2, Loan
Group 3 and Loan Group 4 for the Distribution Date, will be distributed as principal of the Aggregate Group II Subordinated Certificates. Except as
provided below under "Subordinated Principal Distribution Amount - General,"
each Class of Aggregate Group II Subordinated Certificates will be entitled to receive its pro rata share of the related Subordinated Principal Distribution
Amount from Aggregate Loan Group II (based on its respective Class Principal
Balance), in each case to the extent of the amount available from Available
Funds from Aggregate Loan Group II for distribution of principal. Distributions of principal of the Aggregate Group II Subordinated Certificates will be made sequentially to the Classes of Aggregate Group II Subordinated Certificates in
the order of their numerical Class designations, beginning with the Class B-1
Certificates, until their respective Class Principal Balances are reduced to zero.

          SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT - GENERAL. With respect to each Class of Subordinated Certificates in an Aggregate Subordinated Certificate
Group (other than the Class of Subordinated Certificates in that Aggregate
Certificate Group then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination
Percentages of such Class and all Classes of Subordinated Certificates in that
Aggregate Certificate Group which have higher numerical Class designations than such Class (with respect to each Aggregate Certificate Group, the related
"APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit
Support Percentage for such Class on the date of issuance of the Certificates
(with respect to each Aggregate Certificate Group, the related "ORIGINAL
APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full from any Loan Group in the related
Aggregate Loan Group will be made to any of those Classes of Subordinated
Certificates in that Aggregate Certificate Group (the "RESTRICTED CLASSES") and
the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes in that Aggregate Certificate
Group will be allocated among the remaining Classes of Subordinated Certificates in that Aggregate Certificate Group, pro rata, based upon their respective Class
Principal Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each Class of Subordinated Certificates in an Aggregate Certificate
Group, will equal the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class of Subordinated Certificates
immediately before the Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates in the
related Aggregate Certificate Group immediately before the Distribution Date.

          The approximate Original Applicable Credit Support Percentages for the
Subordinated Certificates in each Aggregate Certificate Group on the date of issuance of the certificates are expected to be as follows:

THE GROUP 1                    ORIGINAL APPLICABLE
SUBORDINATED CERTIFICATES   CREDIT SUPPORT PERCENTAGE
-------------------------   -------------------------
Class 1-M-1..............             7.45%
Class 1-M-2..............             6.00%
Class 1-M-3..............             4.90%
Class 1-M-4..............             4.00%
Class 1-M-5..............             3.55%
Class 1-M-6..............             3.15%
Class 1-B-1..............             2.75%
Class 1-B-2..............             2.40%
Class 1-B-3..............             2.10%
Class 1-B-4..............             1.90%
Class 1-B-5..............             1.05%
Class 1-B-6..............             0.45%

                                     S-109

THE AGGREGATE GROUP II         ORIGINAL APPLICABLE
SUBORDINATED CERTIFICATES   CREDIT SUPPORT PERCENTAGE
-------------------------   -------------------------
Class B-1................             7.60%
Class B-2................             5.05%
Class B-3................             3.25%
Class B-4................             2.25%
Class B-5................             1.15%
Class B-6................             0.50%

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Loan Group
and Distribution Date will equal the sum of

          o    the Subordinated Percentage for that Loan Group of all amounts described in clauses 1. through 4. of the definition of Principal
               Amount for that Loan Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds
               allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that Loan Group up to the related Subordinated Percentage of the
               Stated Principal Balance of the Liquidated Mortgage Loan as of
               the Due Date in the month preceding the month of that
               Distribution Date, and

          o    the related Subordinated Prepayment Percentage for that Loan
               Group of the sum of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that
               Distribution Date

minus, in the case of a Loan Group in Aggregate Loan Group II,

          o    any Transfer Payments Made for that Loan Group;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related
Distribution Date by the Subordinated Percentage of the principal portion of the
Bankruptcy Loss.

          On any Distribution Date, in the case of the Group 1 Subordinated
Certificates, or after the second Senior Termination Date, in the case of the
Aggregate Group II Certificates, with respect to the Senior Certificates in an
Aggregate Certificate Group, the Subordinated Principal Distribution Amount for
the Subordinated Certificates in that Aggregate Certificate Group will not be calculated by Loan Group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated
Prepayment Percentage, as applicable, for the Subordinated Certificates in that
Aggregate Subordinated Certificate Group for such Distribution Date with respect to all of the Mortgage Loans in the related Aggregate Loan Group, as opposed to the Mortgage Loans only in the related Loan Group.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

                                     S-110

ALLOCATION OF LOSSES

          With respect to each Aggregate Certificate Group, the related "SENIOR
CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class
Principal Balance of the Subordinated Certificates in that Aggregate Certificate
Group has been reduced to zero.

          Allocation of Losses - Loan Group 1

          On each Distribution Date, the amount of any Realized Loss with respect to Loan Group 1, other than any Excess Loss, will be allocated first to the Group 1 Subordinated Certificates, in the reverse order of their numerical
Class designations (beginning with the Class of Group 1 Subordinated
Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of
Certificates has been reduced to zero, and then to the Senior Certificates
(other than the Notional Amount Certificates), pro rata, based upon their respective Class Principal Balances, except that any Realized Losses on the
Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-2
Certificates will instead be allocated to the Class 1-A-3 Certificates, until its Class Principal Balance is reduced to zero.

          On each Distribution Date, Excess Losses on the Mortgage Loans in Loan
Group 1 will be allocated pro rata among the Group 1 Senior Certificates (other than any related Notional Amount Certificates) and the Group 1 Subordinated
Certificates pro rata based on their Class Principal Balances immediately prior to that Distribution Date. Notwithstanding the foregoing, on any Distribution
Date on and after the related Senior Credit Support Depletion Date, any Excess
Loss on the Mortgage Loans in Loan Group 1 will be allocated pro rata among the
Classes of Senior Certificates (other than the Notional Amount Certificates)
related to that Loan Group based on their respective Class Principal Balances immediately prior to such Distribution Date.

          Unlike Realized Losses, any Excess Losses on the Group 1 Mortgage
Loans will be allocated proportionately among all related Classes of
Certificates, including the Class 1-A-2 Certificates, without any reallocation of those Excess Losses to the Class 1-A-3 Certificates

          Allocation of Losses - Aggregate Loan Group II

          On each Distribution Date, the amount of any Realized Loss with respect to any Loan Group in Aggregate Loan Group II, other than any Excess
Loss, will be allocated first to the Aggregate Group II Subordinated
Certificates, in the reverse order of their numerical Class designations
(beginning with the Class of Aggregate Group II Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than any related
Notional Amount Certificates) of the related Senior Certificate Group, pro rata, based upon their respective Class Principal Balances.

          On each Distribution Date, Excess Losses on the Mortgage Loans in a
Loan Group in Aggregate Loan Group II will be allocated pro rata among the
Classes of Senior Certificates (other than the Notional Amount Certificates) of the related Senior Certificate Group and the Aggregate Group II Subordinated
Certificates as follows: (i) in the case of the Senior Certificates, the Senior
Percentage of such Excess Loss will be allocated among the Classes of Senior
Certificates (other than the Notional Amount Certificates) in the related Senior
Certificate Group pro rata based on their Class Principal Balances immediately prior to that Distribution Date and (ii) in the case of the Aggregate Group II
Subordinated Certificates the Subordinated Percentage of such Excess Loss will be allocated among the Classes of Aggregate Group II Subordinated Certificates
pro rata based on each Class' share of the related Subordinated Portion for the related Loan Group; provided, however, on any Distribution Date after the second
Senior Termination Date for an Aggregate Group II Senior Certificate Group, such
Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Senior Certificates (other than any related Notional Amount Certificates)
and the Subordinated Certificates in the related Aggregate Certificate Group based upon their respective Class Principal Balances immediately prior to such
Distribution Date.

                                     S-111

          Allocation of Losses - General

          Because principal distributions are paid to some Classes of
Certificates (other than the Notional Amount Certificates) before other Classes of Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the
Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

          The Pooling and Servicing Agreement does not permit the allocation of
Realized Losses to either class of Class P Certificates or to the Class C
Certificates.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" for an Aggregate Loan Group are
Special Hazard Losses in excess of the related Special Hazard Loss Coverage
Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage
Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.
"BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service
Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses
in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination" in this prospectus supplement and "Description of Credit Support--Subordinate
Certificates" in the accompanying prospectus.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a
Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the accompanying prospectus under "Description of the Agreements--Hazard Insurance Policies." See
"Description of the Certificates--Subordinated Certificates" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the
accompanying prospectus.

SUBSEQUENT RECOVERIES

          The Pooling and Servicing Agreement will provide that Class Principal
Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the related
Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the
Certificateholders in the same manner as prepayments received in the related
Prepayment Period, to the extent that the related Realized Loss was allocated to any Class of Certificates. In addition, the Class Principal Balance of each
Class of Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of
Certificates in the related Aggregate Certificate Group. However, the Class
Principal Balance of each such Class of Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class
Principal Balance of each such Class of Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any Interest Accrual Period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Certificates was
previously reduced to zero. Accordingly, each Class of Certificates will be considered to remain outstanding until the dissolution of the related Issuing
Entity.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities
Administrator, with respect to a Liquidated Mortgage Loan that resulted in a
Realized Loss in a month prior to the month of receipt of such recoveries.

          An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and

                                     S-112

holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the Rating
Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

          o    the amount of the distributions, separately identified, with respect to each Class of Certificates;

          o    the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the
               aggregate amount of any principal prepayments, liquidation proceeds or other unscheduled recoveries of principal included in that amount;

          o    the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

          o    the amount of any unpaid Interest Shortfall, both distributed and remaining unpaid with respect to each Class of Certificates, and with respect to the LIBOR Certificates, the amount paid under the
               Corridor Contracts;

          o    the Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates after giving effect to the
               distribution of principal on that Distribution Date;

          o    if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, to the extent not otherwise reported;

          o    the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group and in each Aggregate Loan Group at the end of the related Prepayment Period, and the applicable Weighted
               Average Net Mortgage Rate and weighted average remaining term to maturity of each Loan Group, each Aggregate Loan Group and the
               Mortgage Pool at the beginning of the related Due Period;

          o    the Senior Percentage and the Subordinated Percentage for each
               Loan Group and each Aggregate Loan Group for the following
               Distribution Date;

          o    the Senior Prepayment Percentage and Subordinate Prepayment
               Percentage for each Loan Group and for each Aggregate Loan Group for the following Distribution Date;

          o    in the aggregate and with respect to each Loan Group, the amount of the Servicing Fee paid to or retained by the Master Servicer
               (as successor servicer) and by each Servicer;

          o    in the aggregate and with respect to each Loan Group, the amount of Monthly Advances for the related Due Period;

          o    in the aggregate and with respect to each Loan Group, the number and aggregate principal balance of the Mortgage Loans that were
               (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the MBA Method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days,
               (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

                                     S-113

          o    in the aggregate and with respect to each Loan Group, the total number, principal balance and market value (if available) of any
               REO properties as of the close of business on the last day of the preceding Due Period;

          o    in the aggregate and with respect to each Loan Group, the amount of Realized Losses incurred during the preceding calendar month;

          o    in the aggregate and with respect to each Loan Group, the
               cumulative amount of Realized Losses incurred since the Closing
               Date;

          o    the Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates after giving effect to the
               distribution of principal on the Distribution Date;

          o    if applicable, the Special Hazard Loss Coverage Amount, each
               Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage
               Amount, in each case as of the related Determination Date;

          o    the Pass-Through Rate for each Class of Certificates for that
               Distribution Date;

          o    the total amount of prepayment penalties received with respect to such Distribution Date; and

          o    the Record Date for such distribution date.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities
Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600.
Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the
Securities Administrator at the following address: Wells Fargo Bank, National
Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities
Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

          The Securities Administrator will make available on its website statements to the certificateholders containing information with respect to principal and interest payments and the Issuing Entity, as is described above.
Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity as an exhibit to the monthly distribution reports on Form 10-D for the Certificates for so long as that Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each Servicer will be required to furnish to the Master Servicer or the Depositor, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports
detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance."
Copies of these statements and reports will be filed with the SEC under the name of the related Issuing Entity as an exhibit to such Issuing Entity's annual statement on Form 10-K for the related series of Certificates.

          In addition, the Depositor will cause to be filed, on behalf of the
Issuing Entity, the reports required under the Securities Act and under Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. These reports include (but are not limited to):

                                     S-114

          o    Reports on Form 8-K (Current Report), following the issuance of the certificates of the Issuing Entity, including as Exhibits to the Form 8-K the agreements described in this prospectus
               supplement;

          o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

          o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
               containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Distribution Date; and

          o    Report on Form 10-K (Annual Report), containing the items
               specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          Neither the Depositor nor the Master Servicer intends to file with the
SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange
Act following completion of the reporting period required by Rule 15d-1 or
Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.
The Issuing Entity will have a separate file number assigned by the SEC, which will be available after the Closing Date, and all of the above filings will be made under that file number.

LAST SCHEDULED DISTRIBUTION DATE

          The "LAST SCHEDULED DISTRIBUTION DATE" for the Group 1 Certificates is
the Distribution Date in February 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage
Loan in Loan Group 1. The Last Scheduled Distribution Date for the Aggregate
Group II Certificates is the Distribution Date in February 2036, which is the
Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in Aggregate Loan Group II. The actual final
Distribution Date of any Class of Certificates may be earlier or later, and could be substantially earlier, than such class' Last Scheduled Distribution
Date.

                                     S-115

STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the "STRUCTURING ASSUMPTIONS":

          o    Loan Group 1 consists of 109 Mortgage Loans with the following characteristics:

                                         CURRENT  ORIGINAL  REMAINING   INITIAL  SUBSEQUENT
                               CURRENT     NET     TERM TO   TERM TO   PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   MATURITY    RATE       RATE
    INDEX        BALANCE($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)   CAP (%)   CAP (%)
-------------  -------------  --------  --------  --------  ---------  --------  ----------

6 Month LIBOR     149,899.35   8.00000   7.62500     360       359      2.00000    2.00000
6 Month LIBOR      79,302.46   6.25000   5.87500     360       351      3.00000    1.00000
6 Month LIBOR     579,842.10   7.51191   7.13691     360       353      3.00000    1.00000
6 Month LIBOR     652,000.00   7.37500   7.00000     360       356      3.00000    1.00000
6 Month LIBOR     954,052.00   7.06658   6.69158     360       358      2.00000    2.00000
6 Month LIBOR   2,131,000.00   7.68706   7.31206     360       359      2.00000    2.00000
6 Month LIBOR     277,857.99   6.50000   6.12500     360       357      3.00000    1.00000
6 Month LIBOR     304,000.00   6.50000   6.12500     360       351      3.00000    1.00000
6 Month LIBOR     181,787.99   6.25000   5.87500     360       357      3.00000    1.00000
1 Year LIBOR    5,626,583.76   5.95470   5.57970     360       358      2.00000    2.00000
1 Year LIBOR      646,251.03   6.25000   5.87500     360       354      6.00000    2.00000
1 Year LIBOR      419,000.00   5.50000   5.12500     360       354      2.00000    2.00000
1 Year LIBOR      239,599.99   5.75000   5.37500     360       357      3.00000    2.00000
1 Year LIBOR    1,145,000.00   6.28439   5.90939     360       356      6.00000    2.00000
1 Year LIBOR    1,067,200.00   5.48004   5.10504     360       358      2.00000    2.00000
1 Year LIBOR   10,306,825.80   6.27284   5.89784     360       358      6.00000    2.00000
1 Year LIBOR      332,000.00   7.12500   6.75000     360       359      6.00000    2.00000
6 Month LIBOR   5,402,160.06   6.37091   5.99591     360       357      6.00000    2.00000
6 Month LIBOR     597,114.82   5.75000   5.37500     360       357      6.00000    1.00000
6 Month LIBOR     119,821.32   7.50000   7.12500     360       358      6.00000    2.00000
6 Month LIBOR     447,543.24   5.87500   5.50000     360       359      6.00000    2.00000
6 Month LIBOR   4,999,246.93   6.44765   6.07265     360       356      6.00000    2.00000
6 Month LIBOR     288,020.00   7.81593   7.44093     360       358      2.00000    2.00000
6 Month LIBOR     653,900.00   7.03139   6.65639     360       358      2.00000    2.00000
6 Month LIBOR   2,931,884.57   7.46724   7.09224     360       358      6.00000    2.00000
6 Month LIBOR     132,000.00   7.12500   6.75000     360       358      6.00000    2.00000

                                                                    REMAINING
                                                                    INTEREST-
                GROSS    MAXIMUM   MINIMUM   MONTHS TO  RATE RESET     ONLY
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY    PERIOD
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)    (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------

6 Month LIBOR  5.00000  14.00000   8.00000      23           6          N/A
6 Month LIBOR  5.00000  11.25000   5.00000      15           6          N/A
6 Month LIBOR  5.00000  12.51191   5.00000      17           6           17
6 Month LIBOR  5.00000  13.37500   7.37500      20           6           20
6 Month LIBOR  5.00000  12.01913   6.44466      22           6           58
6 Month LIBOR  5.00000  13.68706   5.63579      23           6          119
6 Month LIBOR  2.87500  12.50000   2.87500      21           6          117
6 Month LIBOR  5.50000  11.50000   5.50000      15           6          111
6 Month LIBOR  2.87500  12.25000   2.87500      21           6          117
1 Year LIBOR   2.25000  11.95470   2.34616      34          12          N/A
1 Year LIBOR   2.25000  12.25000   2.25000      30          12          N/A
1 Year LIBOR   2.25000  11.50000   2.25000      30          12           30
1 Year LIBOR   2.75000  11.75000   2.75000      33          12           33
1 Year LIBOR   2.25000  12.28439   2.43341      32          12           32
1 Year LIBOR   2.25000  11.48004   2.25000      34          12          118
1 Year LIBOR   2.26048  12.27284   2.26048      34          12          118
1 Year LIBOR   2.25000  13.12500   2.25000      35          12          119
6 Month LIBOR  2.50112  12.37091   2.63982      33           6          N/A
6 Month LIBOR  2.75000  11.75000   2.75000      33           6          N/A
6 Month LIBOR  5.00000  13.50000   7.50000      34           6          N/A
6 Month LIBOR  2.25000  11.87500   2.25000      35           6          N/A
6 Month LIBOR  2.25000  12.44765   2.45361      32           6           32
6 Month LIBOR  5.00000  13.81593   7.81593      34           6           58
6 Month LIBOR  5.00000  13.03139   7.03139      34           6           58
6 Month LIBOR  4.69562  13.46724   7.46724      34           6           58
6 Month LIBOR  5.00000  13.12500   7.12500      34           6           58

                                     S-116

                                         CURRENT  ORIGINAL  REMAINING   INITIAL  SUBSEQUENT
                               CURRENT     NET     TERM TO   TERM TO   PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   MATURITY    RATE       RATE
    INDEX        BALANCE($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)   CAP (%)   CAP (%)
-------------  -------------  --------  --------  --------  ---------  --------  ----------

6 Month LIBOR   1,254,835.86   5.83682   5.46182     360       358     6.00000     2.00000
6 Month LIBOR     196,000.00   7.37500   7.00000     360       359     2.00000     2.00000
6 Month LIBOR     195,200.00   6.87500   6.50000     360       357     2.91000     1.00000
6 Month LIBOR   2,248,000.00   8.06294   7.68794     360       357     3.00000     1.00000
6 Month LIBOR   8,079,169.19   6.46103   6.08603     360       358     6.00000     1.83401
6 Month LIBOR     694,534.00   6.25000   5.87500     360       356     6.00000     2.00000
6 Month LIBOR   2,554,699.99   6.38775   6.01275     360       357     6.00000     1.00000
6 Month LIBOR     495,579.86   6.30140   5.92640     360       357     6.00000     1.00000
6 Month LIBOR   3,580,520.71   6.05235   5.67735     360       357     6.00000     1.71925
1 Year LIBOR    5,602,560.41   5.87013   5.50504     360       357     5.00000     2.00000
1 Year LIBOR    1,311,566.20   6.62500   6.25000     360       356     6.00000     2.00000
1 Year LIBOR    2,723,596.62   5.47468   5.22468     360       354     5.00000     2.00000
1 Year LIBOR    6,859,535.27   6.52954   6.15454     360       357     6.00000     2.00000
1 Year LIBOR    4,515,662.98   6.66440   6.28940     360       358     5.00000     2.00000
1 Year LIBOR      692,000.00   6.62500   6.25000     360       359     5.00000     1.00000
1 Year LIBOR      808,600.00   6.12500   5.75000     180       178     5.00000     2.00000
1 Year LIBOR    3,442,900.00   6.58463   6.20963     360       359     5.00000     2.00000
1 Year LIBOR   37,293,915.65   6.58526   6.21026     360       357     6.00000     2.00000
1 Year LIBOR    2,921,400.00   6.41464   6.03964     360       358     6.00000     2.00000
1 Year LIBOR      500,000.00   6.37500   6.00000     360       359     6.00000     2.00000
1 Year LIBOR      519,897.91   5.87500   5.50000     360       357     6.12500     2.00000
6 Month LIBOR     536,526.75   5.99900   5.62400     360       358     4.99100     1.00000
6 Month LIBOR      91,941.33   8.25000   7.87500     360       359     5.00000     1.00000
6 Month LIBOR   2,738,931.05   6.47054   6.09554     360       358     6.00000     2.00000
6 Month LIBOR     851,793.33   5.98495   5.60995     360       359     6.00000     2.00000
6 Month LIBOR   1,099,420.18   6.37500   6.00000     360       357     6.00000     2.00000
6 Month LIBOR     922,110.58   6.18517   5.81017     360       359     6.00000     2.00000
6 Month LIBOR     660,800.00   7.37500   7.00000     360       359     5.00000     1.00000
6 Month LIBOR  10,720,478.00   6.66816   6.29316     360       358     6.00000     2.00000
6 Month LIBOR   8,414,467.34   6.88210   6.50710     360       358     5.00000     1.00000
6 Month LIBOR     243,822.65   6.50000   6.12500     360       358     5.00000     1.00000
6 Month LIBOR     988,000.00   6.50000   6.12500     360       357     5.00000     1.00000
6 Month LIBOR   7,971,323.04   6.39698   6.02198     360       358     5.00000     1.00000

                                                                    REMAINING
                                                                    INTEREST-
                 GROSS   MAXIMUM   MINIMUM   MONTHS TO  RATE RESET     ONLY
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY    PERIOD
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)    (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------

6 Month LIBOR  5.00000  11.83682   5.83682      34           6          58
6 Month LIBOR  5.00000  13.37500   5.00000      35           6         119
6 Month LIBOR  2.50000  11.87500   2.50000      33           6         117
6 Month LIBOR  3.72309  13.06294   3.72309      33           6         117
6 Month LIBOR  2.37590  12.46103   2.34496      34           6         118
6 Month LIBOR  3.25000  12.25000   3.25000      32           6         116
6 Month LIBOR  2.75000  12.38775   2.75000      33           6         117
6 Month LIBOR  2.75000  12.30140   2.75000      33           6         117
6 Month LIBOR  2.39038  12.05235   2.39038      33           6         117
1 Year LIBOR   2.25000  10.87013   2.25000      57          12         N/A
1 Year LIBOR   2.00000  12.62500   2.25000      56          12         N/A
1 Year LIBOR   2.25000  10.47468   2.25000      54          12          54
1 Year LIBOR   2.25000  12.52954   2.25000      57          12          57
1 Year LIBOR   2.25000  11.66440   2.25000      58          12         118
1 Year LIBOR   2.25000  11.62500   2.25000      59          12         119
1 Year LIBOR   2.25000  11.12500   2.25000      58          12         118
1 Year LIBOR   2.25000  11.58463   2.25000      59          12         119
1 Year LIBOR   2.25000  12.58526   2.25000      57          12         117
1 Year LIBOR   2.25000  12.41464   2.25000      58          12         118
1 Year LIBOR   2.25000  12.37500   2.25000      59          12         119
1 Year LIBOR   2.25000  11.87500   2.25000      57          12         117
6 Month LIBOR  2.50000  10.99900   2.50000      58           6         N/A
6 Month LIBOR  2.25000  13.25000   3.25000      59           6         N/A
6 Month LIBOR  2.30882  12.47054   2.30882      58           6         N/A
6 Month LIBOR  2.25000  11.98495   2.25000      59           6         N/A
6 Month LIBOR  2.25000  12.37500   2.25000      57           6         N/A
6 Month LIBOR  2.25000  12.18517   2.25000      59           6         N/A
6 Month LIBOR  2.25000  12.37500   2.25000      59           6          59
6 Month LIBOR  2.25000  12.66816   2.25000      58           6          58
6 Month LIBOR  2.99425  11.88210   2.90687      58           6         118
6 Month LIBOR  5.00000  11.50000   2.25000      58           6         118
6 Month LIBOR  2.25000  11.50000   2.25000      57           6         117
6 Month LIBOR  2.84663  11.39698   2.84663      58           6         118

                                     S-117

                                         CURRENT  ORIGINAL  REMAINING   INITIAL  SUBSEQUENT
                               CURRENT     NET     TERM TO   TERM TO   PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   MATURITY    RATE       RATE
    INDEX        BALANCE($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)   CAP (%)   CAP (%)
-------------  -------------  --------  --------  --------  ---------  --------  ----------

6 Month LIBOR     719,200.00   8.12500   7.75000     360       359      5.00000    1.00000
6 Month LIBOR   4,480,685.00   6.06915   5.69415     360       358      5.00000    1.00000
6 Month LIBOR     487,500.00   5.75000   5.37500     360       358      5.97000    2.00000
6 Month LIBOR  28,471,462.66   6.56847   6.19347     360       358      6.00000    1.93958
6 Month LIBOR  21,490,528.33   6.54031   6.16531     360       358      6.00000    2.00000
6 Month LIBOR     879,800.00   6.22794   5.85294     360       357      6.00000    1.27449
6 Month LIBOR     484,300.00   6.75000   6.37500     360       359      6.00000    2.00000
6 Month LIBOR  26,619,265.34   6.12371   5.74871     360       359      6.00000    2.00000
6 Month LIBOR     747,500.00   6.00000   5.62500     360       359      6.00000    2.00000
1 Month LIBOR   6,794,338.85   6.75191   6.37691     360       358     Uncapped   Uncapped
1 Month LIBOR     561,600.00   6.26959   5.89459     360       358     Uncapped   Uncapped
1 Month LIBOR     152,000.00   6.55592   6.18092     360       358     Uncapped   Uncapped
1 Month LIBOR   3,379,574.71   6.84853   6.47353     360       358     Uncapped   Uncapped
1 Month LIBOR   2,965,021.49   6.29546   5.92046     360       353      1.00000    1.00000
1 Month LIBOR     176,000.00   6.62500   6.25000     360       358     12.00000   Uncapped
1 Month LIBOR     360,000.00   6.25000   5.87500     360       358     12.00000   Uncapped
6 Month LIBOR   4,866,346.67   5.60546   5.35546     360       354      1.00000    1.00000
6 Month LIBOR     691,389.47   6.62500   6.25000     360       359      5.37500   Uncapped
6 Month LIBOR     744,000.00   7.50000   7.12500     360       359      6.00000   Uncapped
6 Month LIBOR   3,759,779.96   6.71595   6.34095     360       358     Uncapped   Uncapped
6 Month LIBOR     803,200.00   7.05428   6.67928     360       358     Uncapped   Uncapped
6 Month LIBOR     127,968.33   6.50000   6.12500     360       359     Uncapped   Uncapped
6 Month LIBOR   2,445,353.99   6.93108   6.55608     360       358     Uncapped   Uncapped
6 Month LIBOR  30,876,159.89   5.50555   5.23530     360       356      1.00000    1.00000
6 Month LIBOR     480,000.00   6.37500   6.00000     360       358      1.00000    1.00000
6 Month LIBOR   1,428,000.00   6.75228   6.37728     360       359      1.00000    1.00000
6 Month LIBOR   1,687,550.00   7.65207   7.27707     360       359      1.00000    1.00000
6 Month LIBOR     675,000.00   6.62500   6.25000     360       359      5.37500   Uncapped
6 Month LIBOR     973,000.00   6.50000   6.12500     360       359      6.00000    2.00000
1 Year LIBOR      960,936.08   4.51358   4.13858     360       358      2.00000    2.00000
1 Year LIBOR    2,162,950.00   4.37306   3.99806     360       359      2.00000    2.00000
1 Year LIBOR       92,799.99   5.87500   5.50000     360       351      2.00000    2.00000
Fixed           1,504,631.15   6.62151   6.37151     360*      359         N/A       N/A

                                                                    REMAINING
                                                                    INTEREST-
                GROSS    MAXIMUM   MINIMUM   MONTHS TO  RATE RESET     ONLY
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY    PERIOD
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)    (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------

6 Month LIBOR  2.25000  13.12500   3.12500      59           6         119
6 Month LIBOR  2.71413  11.06915   2.46392      58           6         118
6 Month LIBOR  2.25000  11.75000   2.25000      58           6         118
6 Month LIBOR  2.31786  12.56847   2.43956      58           6         118
6 Month LIBOR  2.36049  12.54133   2.36049      58           6         118
6 Month LIBOR  2.75000  12.22794   2.75000      57           6         117
6 Month LIBOR  2.62500  12.75000   2.62500      59           6         119
6 Month LIBOR  2.26752  12.16034   2.25000      59           6         119
6 Month LIBOR  2.25000  12.00000   2.25000      59           6         119
1 Month LIBOR  2.63435  18.78407   2.63435       1           1         118
1 Month LIBOR  2.14459  18.14459   2.14459       1           1         118
1 Month LIBOR  2.43092  18.50658   2.43092       1           1         118
1 Month LIBOR  2.72353  18.62507   2.72353       1           1         118
1 Month LIBOR  2.25000  11.91530   2.25000       1           1         113
1 Month LIBOR  2.50000  18.62500   2.50000       1           1         118
1 Month LIBOR  2.12500  18.12500   2.12500       1           1         118
6 Month LIBOR  2.11807  11.10844   2.11807       4           6         N/A
6 Month LIBOR  3.00000  12.00000   6.62500       5           6         N/A
6 Month LIBOR  2.75000  19.50000   2.75000       5           6          59
6 Month LIBOR  2.40678  18.71595   2.40678       4           6         118
6 Month LIBOR  2.55428  19.05428   2.55428       4           6         118
6 Month LIBOR  2.00000  18.50000   2.00000       5           6         119
6 Month LIBOR  2.61749  18.93108   2.61749       4           6         118
6 Month LIBOR  2.04819  11.50555   2.09815       3           6         116
6 Month LIBOR  2.25000  12.37500   2.25000       4           6         118
6 Month LIBOR  2.75000  12.75228   2.75000       5           6         119
6 Month LIBOR  2.80493  13.65207   2.80493       5           6         119
6 Month LIBOR  2.75000  12.00000   2.75000       5           6         119
6 Month LIBOR  2.75000  12.50000   2.75000       5           6         119
1 Year LIBOR   2.25000  10.51358   2.25000      10          12         N/A
1 Year LIBOR   2.25000  10.37306   2.25000      11          12          11
1 Year LIBOR   2.50000  11.87500   2.50000       3          12         111
Fixed            N/A      N/A        N/A        N/A         N/A        N/A

                                     S-118

                                         CURRENT  ORIGINAL  REMAINING   INITIAL  SUBSEQUENT
                               CURRENT     NET     TERM TO   TERM TO   PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   MATURITY    RATE       RATE
    INDEX        BALANCE($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)   CAP (%)   CAP (%)
-------------  -------------  --------  --------  --------  ---------  --------  ----------

Fixed             525,997.49   7.12500   6.87500     240       238        N/A        N/A
Fixed          29,246,845.04   6.40655   6.15655     360       357        N/A        N/A
Fixed           4,193,406.46   6.48970   6.23970     360       358        N/A        N/A
Fixed             659,808.91   7.25773   7.00773     360       358        N/A        N/A
Fixed             539,185.21   7.56622   7.31622     360       351        N/A        N/A
Fixed             438,690.83   7.12354   6.87354     360       354        N/A        N/A
Fixed             119,904.04   7.12500   6.87500     360       359        N/A        N/A
Fixed          13,434,970.44   6.24971   5.99971     360       358        N/A        N/A
Fixed          12,958,424.67   5.92106   5.67106     360       357        N/A        N/A
Fixed          15,561,872.38   6.69321   6.43858     360       357        N/A        N/A
Fixed           4,946,113.99   6.07632   5.82632     360       358        N/A        N/A
Fixed             182,000.00   7.25000   7.00000     360       356        N/A        N/A
Fixed           8,167,920.00   7.40160   7.15160     360       358        N/A        N/A
Fixed           1,852,945.05   6.28596   5.94185     360       355        N/A        N/A
Fixed           1,591,140.95   5.85457   5.60457     360       356        N/A        N/A
Fixed          38,443,587.49   5.84669   5.59669     360       357        N/A        N/A
Fixed          20,357,829.61   5.71079   5.46079     360       357        N/A        N/A

                                                                    REMAINING
                                                                    INTEREST-
                GROSS    MAXIMUM   MINIMUM   MONTHS TO  RATE RESET     ONLY
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY    PERIOD
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)    (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------

Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        N/A
Fixed            N/A      N/A        N/A        N/A         N/A        117
Fixed            N/A      N/A        N/A        N/A         N/A        118
Fixed            N/A      N/A        N/A        N/A         N/A        116
Fixed            N/A      N/A        N/A        N/A         N/A        118
Fixed            N/A      N/A        N/A        N/A         N/A        115
Fixed            N/A      N/A        N/A        N/A         N/A        116
Fixed            N/A      N/A        N/A        N/A         N/A        117
Fixed            N/A      N/A        N/A        N/A         N/A        117

* Balloon Loan with original amortization of 480 months.

                                     S-119

          o    Loan Group 2 consists of 26 Mortgage Loans with the following characteristics:

                                         CURRENT  ORIGINAL  REMAINING   INITIAL  SUBSEQUENT
                               CURRENT     NET     TERM TO   TERM TO   PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   MATURITY    RATE       RATE
    INDEX        BALANCE($)   RATE (%)  RATE (%)  (MONTHS)  (MONTHS)    CAP (%)    CAP (%)
-------------  -------------  --------  --------  --------  ---------  --------  ----------

1 Year LIBOR    3,692,414.22   5.98644   5.61144     360       357      5.00000    2.00000
1 Year LIBOR    6,097,228.89   6.29850   5.92350     360       354      6.00000    2.00000
1 Year LIBOR      185,600.00   6.25000   5.87500     360       358      6.00000    2.00000
1 Year LIBOR      128,000.00   5.87500   5.50000     360       356      6.00000    2.00000
1 Year LIBOR      650,392.00   6.68343   6.30843     360       357      6.00000    2.00000
1 Year LIBOR    2,343,377.79   6.08141   5.70641     360       358      5.00000    2.00000
1 Year LIBOR      300,000.00   7.00000   6.62500     360       358      5.00000    2.00000
1 Year LIBOR    5,195,835.68   6.30885   5.93385     360       357      6.00000    2.00000
1 Year LIBOR    9,038,489.86   6.16952   5.79452     360       357      6.00000    2.00000
1 Year LIBOR      870,257.00   6.72952   6.35452     360       359      6.00000    2.00000
6 Month LIBOR     183,073.13   7.75000   7.37500     360       353      3.00000    1.00000
6 Month LIBOR     495,751.71   6.25000   5.87500     360       358      6.00000    2.00000
6 Month LIBOR     235,582.43   6.62500   6.25000     360       358      6.00000    2.00000
6 Month LIBOR   1,902,447.44   6.54314   6.16814     360       356      6.00000    2.00000
6 Month LIBOR     344,000.00   6.50000   6.12500     360       359      6.00000    2.00000
6 Month LIBOR   2,965,752.36   6.84946   6.47446     360       358      5.00000    1.08227
6 Month LIBOR   1,129,548.67   6.73425   6.35925     360       357      5.00000    1.00000
6 Month LIBOR     172,000.00   7.25000   6.87500     360       354      5.00000    1.00000
6 Month LIBOR   8,677,501.69   6.67843   6.30343     360       357      5.00000    1.00000
6 Month LIBOR  11,629,567.94   6.71762   6.33105     360       357      6.00000    1.81317
6 Month LIBOR     136,000.00   7.00000   6.62500     360       359      6.00000    2.00000
6 Month LIBOR     320,000.00   6.37500   6.00000     360       357      6.00000    2.00000
6 Month LIBOR   1,325,728.68   6.54203   6.16703     360       356      6.00000    1.00000
6 Month LIBOR     917,199.99   5.97446   5.59946     360       356      6.00000    1.00000
6 Month LIBOR   6,041,790.11   6.17853   5.80353     360       357      6.00000    1.63907
6 Month LIBOR   2,372,320.00   6.13639   5.76139     360       359      6.00000    2.00000

                                                                    REMAINING
                                                                    INTEREST-
                GROSS    MAXIMUM   MINIMUM   MONTHS TO  RATE RESET     ONLY
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY    PERIOD
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)    (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------

1 Year LIBOR   2.25000  10.98644   2.25000      57          12         N/A
1 Year LIBOR   2.25000  12.29850   2.25000      54          12          54
1 Year LIBOR   2.25000  12.25000   2.25000      58          12          58
1 Year LIBOR   2.25000  11.87500   2.25000      56          12          56
1 Year LIBOR   2.25000  12.68343   2.25000      57          12          57
1 Year LIBOR   2.25000  11.08141   2.25000      58          12         118
1 Year LIBOR   2.25000  12.00000   2.25000      58          12         118
1 Year LIBOR   2.25000  12.30885   2.25000      57          12         117
1 Year LIBOR   2.25000  12.16952   2.25000      57          12         117
1 Year LIBOR   2.25000  12.72952   2.25000      59          12         119
6 Month LIBOR  5.00000  12.75000   5.00000      53           6         N/A
6 Month LIBOR  2.25000  12.25000   2.25000      58           6         N/A
6 Month LIBOR  2.25000  12.62500   2.25000      58           6         N/A
6 Month LIBOR  2.25000  12.54314   2.25000      56           6          56
6 Month LIBOR  2.25000  12.50000   2.25000      59           6          59
6 Month LIBOR  2.54740  11.84946   2.54740      58           6         118
6 Month LIBOR  2.58952  11.73425   2.58952      57           6         117
6 Month LIBOR  2.25000  12.25000   2.25000      54           6         114
6 Month LIBOR  2.26077  11.67843   2.26077      57           6         117
6 Month LIBOR  2.43325  12.71762   2.96324      57           6         117
6 Month LIBOR  2.25000  13.00000   2.25000      59           6         119
6 Month LIBOR  2.25000  12.37500   2.25000      57           6         117
6 Month LIBOR  2.75000  12.54203   2.75000      56           6         116
6 Month LIBOR  2.75000  11.97446   2.75000      56           6         116
6 Month LIBOR  2.46356  12.17853   2.73660      57           6         117
6 Month LIBOR  2.25000  12.13639   2.25000      59           6         119

                                     S-120

          o    Loan Group 3 consists of 11 Mortgage Loans with the following characteristics:

                                         CURRENT  ORIGINAL  REMAINING   INITIAL   SUBSEQUENT
                               CURRENT     NET     TERM TO   TERM TO    PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   MATURITY     RATE       RATE
    INDEX        BALANCE($)   RATE (%)  RATE (%)  (MONTHS)   (MONTHS)    CAP (%)    CAP (%)
-------------  -------------  --------  --------  --------  ---------  ---------  ----------

1 Year LIBOR    4,726,685.32   5.59043   5.23811     360       355      5.00000     2.00000
1 Year LIBOR      543,885.96   5.87500   5.62500     360       358      6.00000     2.00000
1 Year CMT      1,780,944.81   5.89033   5.51533     360       354      5.00000     2.00000
1 Year LIBOR    8,651,054.66   5.74405   5.42633     360       355      5.00000     2.00000
1 Year LIBOR      937,250.00   5.44252   5.19252     360       355      5.00000     2.00000
1 Year LIBOR    2,149,100.00   6.37736   6.12736     360       358      6.00000     2.00000
6 Month LIBOR   2,964,367.10   6.50419   6.25419     360       357      6.00000     1.32775
6 Month LIBOR     459,683.43   7.87500   7.62500     360       359      6.00000     2.00000
6 Month LIBOR     999,028.06   6.12500   5.87500     360       359      6.00000     2.00000
6 Month LIBOR  12,398,300.00   6.44642   6.19642     360       359      6.00000     1.98226
6 Month LIBOR   1,822,385.00   6.67510   6.42510     360       358      6.00000     2.00000

                                                                    REMAINING
                                                                    INTEREST-
                GROSS    MAXIMUM   MINIMUM   MONTHS TO  RATE RESET     ONLY
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY    PERIOD
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)    (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------

1 Year LIBOR   2.25000  10.59043   2.25000       79          12        N/A
1 Year LIBOR   2.25000  11.87500   2.25000       82          12        N/A
1 Year CMT     2.75000  10.89033   2.75000       78          12        N/A
1 Year LIBOR   2.25000  10.77777   2.25000       79          12         79
1 Year LIBOR   2.25000  10.44252   2.25000       79          12         79
1 Year LIBOR   2.25000  12.37736   2.25000       82          12        118
6 Month LIBOR  2.58613  12.50419   2.58613       81           6        N/A
6 Month LIBOR  2.25000  13.87500   2.25000       83           6        N/A
6 Month LIBOR  2.25000  12.12500   2.25000       83           6        N/A
6 Month LIBOR  2.31872  12.44642   2.36405       83           6        119
6 Month LIBOR  2.25000  12.67510   2.25000       82           6        118

                                     S-121

o    Loan Group 4 consists of 15 Mortgage Loans with the following characteristics:

                                                     ORIGINAL  REMAINING   INITIAL  SUBSEQUENT
                               CURRENT  CURRENT NET   TERM TO   TERM TO   PERIODIC   PERIODIC
                 PRINCIPAL    MORTGAGE    MORTGAGE   MATURITY   MATURITY    RATE       RATE
    INDEX        BALANCE($)   RATE (%)    RATE (%)   (MONTHS)   (MONTHS)   CAP (%)    CAP (%)
-------------  -------------  --------  -----------  --------  ---------  --------  ----------

1 Year LIBOR      418,072.35   5.75000    5.50000       360       356      5.00000    2.00000
1 Year LIBOR    3,673,918.10   6.09123    5.84123       360       357      5.00000    2.03369
1 Year LIBOR    1,406,350.00   6.69014    6.44014       360       359      6.00000    2.00000
1 Year LIBOR      999,999.00   7.62500    7.37500       360       359      6.00000    2.00000
6 Month LIBOR   1,089,526.40   6.56448    6.31448       360       359      6.00000    2.00000
6 Month LIBOR   1,446,872.16   6.50000    6.25000       360       358      6.00000    2.00000
6 Month LIBOR     485,600.00   6.62500    6.37500       360       358      6.00000    2.00000
6 Month LIBOR     157,754.00   6.75000    6.50000       360       357      5.00000    1.00000
6 Month LIBOR     359,650.00   6.12500    5.87500       360       357      5.00000    1.00000
6 Month LIBOR  19,550,015.52   6.56029    6.31029       360       358      6.00000    2.00000
6 Month LIBOR   3,733,700.00   7.21670    6.96670       360       359      6.00000    2.00000
6 Month LIBOR     711,450.00   6.25000    6.00000       360       358      6.00000    2.00000
6 Month LIBOR   3,115,986.21   6.59752    6.34752       360       358      6.00000    2.00000
6 Month LIBOR     812,500.00   5.62500    5.37500       360       359      6.00000    2.00000
6 Month LIBOR     649,991.82   5.62500    5.37500       360       357      6.02500    2.00000

                GROSS    MAXIMUM   MINIMUM   MONTHS TO  RATE RESET    REMAINING
                MARGIN  MORTGAGE  MORTGAGE   NEXT RATE   FREQUENCY  INTEREST-ONLY
    INDEX        (%)    RATE (%)  RATE (%)  ADJUSTMENT   (MONTHS)   PERIOD (MONTHS)
-------------  -------  --------  --------  ----------  ----------  ---------------

1 Year LIBOR   2.25000  10.75000   2.25000      116         12            N/A
1 Year LIBOR   2.32485  11.09123   2.32485      117         12            117
1 Year LIBOR   2.25000  12.69014   2.25000      119         12            119
1 Year LIBOR   2.25000  13.62500   2.25000      119         12            119
6 Month LIBOR  2.25000  12.56448   2.25000      119          6            N/A
6 Month LIBOR  2.25000  12.50000   2.25000      118          6            N/A
6 Month LIBOR  2.25000  12.62500   2.25000      118          6             58
6 Month LIBOR  2.75000  12.75000   2.75000      117          6            117
6 Month LIBOR  2.75000  12.12500   2.75000      117          6            117
6 Month LIBOR  2.25000  12.56029   2.82001      118          6            118
6 Month LIBOR  2.39463  13.21670   2.39463      119          6            119
6 Month LIBOR  2.25000  12.25000   2.25000      118          6            118
6 Month LIBOR  2.25000  12.59752   2.74421      118          6            118
6 Month LIBOR  2.25000  11.62500   2.25000      119          6            119
6 Month LIBOR  2.25000  11.62500   2.25000      117          6            117

                                     S-122

          o    the Mortgage Loans prepay at the specified constant percentages of the related Prepayment Assumption,

          o    no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

          o    scheduled payments on the Mortgage Loans in each Loan Group are received on the first day of each month commencing in the
               calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

          o    the scheduled monthly payment for each Mortgage Loan is
               calculated based on its principal balance, mortgage rate and remaining term to maturity (in the case of a balloon loan, the remaining amortization term to maturity), so that each Mortgage
               Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity (in the case of a balloon loan, the remaining
               amortization term to maturity), in some cases following an interest only period, as indicated in the table above,

          o    prepayments are allocated as described in this prospectus
               supplement without giving effect to loss and delinquency tests,

          o    the initial Class Principal Balance or initial Notional Amount, as applicable, of each Class of Certificates is as set forth on page v hereof,

          o    there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

          o    distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

          o    the Closing Date of the sale of the Certificates is January 31,
               2006,

          o    neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

          o    the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year
               LIBOR, and One-Year CMT Indices remain constant at 4.530%,
               4.740%, 4.837% and 4.452%, respectively,

          o    except as otherwise specifically set forth in the decrement tables below, the Master Servicer does not exercise either of its respective options to repurchase the Group 1 Mortgage Loans or the Aggregate Group II Mortgage Loans as described under
               "--Auction and Optional Termination of the Group 1 Certificates
               and Optional Termination of the Aggregate Group II Certificates,"
               and a successful auction does not occur,

          o    no Class of Certificates becomes a Restricted Class,

          o    the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross
               Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable),

          o    scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date
               (as necessary) for such Mortgage Loan to equal the fully
               amortizing payment described above, and

                                     S-123

          o    the initial Class Principal Balance of each class of Class P and the Class C Certificates is $0.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement with respect to the Adjustable-Rate Mortgage Loan assumes a constant prepayment rate
("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption ("PPC") used in this prospectus supplement with respect to the
Fixed-Rate Mortgage Loans assumes a CPR of 8% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.0909090909% (precisely 12%/11) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment
Assumption with respect to the Fixed-Rate Mortgage Loans assumes a CPR of 20%
per annum each month. 0% CPR assumes no prepayments. No Prepayment Assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate.

          The prepayment scenario (the "PREPAYMENT SCENARIO") used with respect to the Group 1 Certificates assumes that the Mortgage Loans prepay at the following percentages of the related Prepayment Assumption:

                           ASSUMED PREPAYMENTS ON THE MORTGAGE LOANS
                     ----------------------------------------------------
   MORTGAGE RATE        I         II         III         IV          V
------------------   ------   ---------   --------   ---------   --------
Fixed Rate........   0% PPC     50% PPC   100% PPC    150% PPC   200% PPC
Adjustable Rate...   0% CPR   12.5% CPR    25% CPR   37.5% CPR    50% CPR

          While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of CPR or PPC, as applicable, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

AUCTION AND OPTIONAL TERMINATION OF THE GROUP 1 CERTIFICATES AND OPTIONAL
TERMINATION OF THE AGGREGATE GROUP II CERTIFICATES

          On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Group 1 Mortgage
Loans and any related REO Property owned by the Issuing Entity as of the related
Due Date is equal to or less than 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date (such Distribution Date and any subsequent Distribution Date, an "OPTIONAL TERMINATION DATE"), the Auction
Administrator shall solicit bids for the purchase of the Group 1 Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Group 1
Mortgage Loans. If the Auction Administrator receives at least three bids for the Group 1 Mortgage Loans, any related REO Property and any other property related to Loan Group 1 remaining in the assets of the Issuing Entity
(collectively, the "GROUP 1 ASSETS"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Group 1
Assets to the highest bidder (the "AUCTION PURCHASER") at the price offered by the Auction Purchaser (the "MORTGAGE LOAN AUCTION PRICE"). If the Auction
Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, subject to the Master Servicer's right to repurchase the Group 1 Mortgage Loans described below, on each six-month anniversary of the initial Optional
Termination Date for the Group 1 Mortgage Loans, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the
Minimum Auction Price, at which time the Auction Administrator shall sell the
Group 1 Assets to the Auction Purchaser at that Mortgage Loan Auction Price;
provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Termination Date unless the Auction
Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

                                     S-124

          The "MINIMUM AUCTION PRICE" with respect to any Distribution Date on which an auction is being held, will equal the sum of (a) 100% of the current aggregate principal balance of the Group 1 Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the assets of the Issuing Entity and all other property related to Loan Group 1 in the assets of the Issuing Entity being purchased, (c) any unreimbursed servicing advances related to the Group 1 Mortgage Loans and (d) any expenses incurred by the
Auction Administrator relating to the Auction process.

          Commencing with the first Distribution Date following the first
Optional Termination Date for the Group 1 Mortgage Loans, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the
Pooling and Servicing Agreement, to purchase the Group 1 Assets for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the
Group 1 Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property and (c) any unreimbursed servicing advances related to the Group 1 Mortgage Loans. On the Distribution Date on which the proceeds of an Auction are distributed, the excess, if any of the amount of the highest bid over the Mortgage Loan Auction Price will be distributed to the Class C
Certificates.

          On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Aggregate Group
II Mortgage Loans and any related REO Property owned by the Issuing Entity as of the related Due Date is equal to or less than 1% of the aggregate Stated
Principal Balance of the Aggregate Group II Mortgage Loans as of the Cut-off
Date, the Master Servicer will have the option to purchase the Aggregate Group
II Mortgage Loans and any REO Properties and apply the proceeds to redeem the
Aggregate Group II Certificates at a price equal to 100% of the then aggregate outstanding Class Principal Balance of the Aggregate Group II Certificates, plus accrued interest thereon through the end of the related Interest Accrual Period immediately preceding the related Distribution Date.

          In the event that the Master Servicer chooses to exercise any of the optional redemption rights described above or there is no successful auction of the Group 1 Mortgage Loans, the related Classes of Certificates will be retired and any funds or property remaining in the Assets of the Issuing Entity related to the Mortgage Loans so purchased by the Master Servicer will be liquidated. In the event that the Master Servicer chooses to exercise both of the optional redemption rights described above, the Issuing Entity will be dissolved.

VOTING RIGHTS

          Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Balances or Notional Amounts, as applicable, and among Certificates of such class in proportion to their
Percentage Interests. The Pooling and Servicing Agreement does not allocate any voting rights to either class of Class P Certificates.

          The "PERCENTAGE INTEREST" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's
Certificate Principal Balance or Notional Amount, and the denominator of which is the applicable Class Principal Balance or Notional Amount.

AMENDMENT

          The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates issued by the
Issuing Entity under the Pooling and Servicing Agreement:

          o    to cure any ambiguity;

          o    to conform the Pooling and Servicing Agreement to the prospectus and this prospectus supplement provided to investors in
               connection with the initial offering of the certificates;

                                     S-125

          o    to correct, modify or supplement any provision in the Pooling and
               Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement;

          o    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof; or

          o    to comply with any requirements imposed by the Internal Revenue
               Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended by the
Depositor, the Master Servicer, the Securities Administrator and the Trustee,
with the consent of the holders of certificates affected thereby evidencing not less than 66 2/3% of the voting rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

          o    reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any certificate, without the consent of that certificateholder; or

          o    reduce the aforesaid percentages of certificateholders of which are required to consent to any such amendment.

          However, the Trustee will not consent to any amendment of the Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity to fail to qualify as a
REMIC at any time that the certificates are outstanding.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES
ADMINISTRATOR, THE SERVICERS, THE CUSTODIANS AND THE TRUSTEE

          The Pooling and Servicing Agreement provides that none of the
Depositor, the Master Servicer, the Securities Administrator or the Trustee, or
any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and
Servicing Agreement, or for errors in judgment. The underlying servicing agreements as modified by the Assignment Agreements may provide that none of the
Servicers or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to those agreements, or for errors in judgment. The custody agreements may provide that neither the custodians nor any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to those agreements, or for errors in judgment. However, none of the
Depositor, the Servicers, the Master Servicer, the Securities Administrator, any
custodian or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of their willful misfeasance, bad faith or negligence
(or gross negligence, to the extent specified by the related agreement) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the related agreement.

          The Depositor, the Servicers, the Master Servicer, the Securities
Administrator, any custodian or the Trustee and their respective directors, officers, employees or agents will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with, among other things, the performance of their respective duties pursuant to the related agreement or the certificates, other than any loss, liability or expense incurred by reason of their willful misfeasance, bad faith or negligence (or gross negligence, to

                                     S-126

the extent specified by the related agreement) in the performance of their respective duties or by reason of any reckless disregard of their respective obligations and duties.

          None of the Depositor, the Servicers, the Master Servicer, the
Securities Administrator, any custodian nor the Trustee is obligated to appear in, prosecute or defend any legal action that is not incidental to their respective duties which may involve it in any expense or liability, provided that, in accordance with the related agreement. The Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of their respective rights and duties, as set forth in the related agreement. In the event that the Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Issuing Entity, and the
Depositor, the Servicers, the Master Servicer, the Securities Administrator, any
custodian or the Trustee, as applicable, will be entitled to be reimbursed for such expenses, costs and liabilities out of the Assets of the Issuing Entity.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The effective yield to the holders of each interest-bearing Class of
Certificates, other than the LIBOR Certificates, will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

          Delinquencies on the Mortgage Loans that are not advanced by the related Servicer or by the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates of the Senior Certificate Group to which the shortfall relates pro rata. If, as a result of the shortfalls, the aggregate of the Class Principal Balances of all
Classes of Certificates in an Aggregate Certificate Group exceeds the aggregate
Stated Principal Balance of the Mortgage Loans in the related Aggregate Loan
Group as of the related Due Date, the Class Principal Balance of the Class of
Subordinated Certificates in that Aggregate Certificate Group then outstanding with the highest numerical Class designation will be reduced by the amount of the excess. In addition, following a Senior Credit Support Depletion Date with respect to an Aggregate Certificate Group, if an Excess Loss occurs with respect to a Mortgage Loan in the related Aggregate Loan Group, that Excess Loss will be allocated, pro rata, among the Classes of Senior Certificates (other than the
Notional Amount Certificates) in the related Loan Group, based on their respective Class Principal Balances immediately prior to such Distribution Date.

          Net Interest Shortfalls will adversely affect the yields on the
Classes of Offered Certificates. In addition, although all losses on the
Mortgage Loans in a Loan Group initially will be borne by the related
Subordinated Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by all Classes of applicable
Certificates (other than the Notional Amount Certificates) on a pro rata basis.
As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the Mortgage Loans in the related Loan Group, in the case of the Senior Certificates, or, in the case of the Subordinated Certificates, the related Aggregate Loan Group. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates in an Aggregate Certificate Group are still outstanding and otherwise available to absorb other types of Realized Losses on the Mortgage Loans in the related
Aggregate Loan Group.

          Notwithstanding the foregoing, any Realized Losses, other than Excess
Losses, on the Mortgage Loans in an aggregate loan group occurring after the related Senior Credit Support Depletion Date will be allocated to the related
Classes of Senior Certificates in the manner, order and priority described under
"Description of the Certificates--Allocation of Losses" in this prospectus supplement.

                                     S-127

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that Class of
Certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the related Originator. Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period ranging from six months to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the
Mortgage Loans may contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for Mortgage
Loans that did not have prepayment penalties. The holders of the Class P-1
Certificates will be entitled to all prepayment penalties received on the Group
1 Mortgage Loans and the holders of the Class P-2 Certificates will be entitled to all prepayment penalties received on the Aggregate Group II Mortgage Loans
(other than any prepayment penalties on the Aggregate Group II Mortgage Loans serviced by Countrywide Home Loans Servicing LP). Those amounts will not be available for distribution on the other Classes of Certificates. The Mortgage
Loans are subject to the "due-on-sale" provisions included therein. See
"Description of the Mortgage Loans" in this prospectus supplement. In addition, certain of the Mortgage Loans in each Loan Group do not provide for any payments of principal for an extended period following their origination. These Mortgage
Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, the
Interest Only Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an Interest Only Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on that Interest Only Loan as the related borrowers seek to avoid increases in their respective monthly mortgage payment. In addition, the Mortgage Loans in
Aggregate Loan Group II have Mortgage Rates which will not adjust for a period of up to ten years after origination.

          Prepayments, liquidations and purchases of the Mortgage Loans in a
Loan Group will result in distributions on the Offered Certificates related to that Loan Group of principal amounts which would otherwise be distributed over the remaining terms of those Mortgage Loans. This includes any optional purchase by the Master Servicer of defaulted Mortgage Loans and any optional repurchase of the remaining Mortgage Loans in each of the Aggregate Loan Groups in connection with the dissolution of the Issuing Entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the
Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage
Loans or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that Loan Group, in the case of the Senior Certificates, and in that Aggregate
Loan Group, in the case of the Subordinated Certificates. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount (other than the Notional Amount Certificates), a slower than anticipated rate of principal payments (including prepayments) on the related
Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional Amount Certificate or any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

          Certain of the Group 1 Mortgage Loans will consist of hybrid adjustable rate mortgage loans subject to initial fixed rate periods of between
1 month and 5 years and all of the Aggregate Group II Mortgage Loans will consist of hybrid adjustable rate mortgage loans subject to initial fixed rate periods of between 5 and 10 years. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be

                                     S-128

subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the hybrid adjustable-rate mortgage loans and the Interest Only Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

          The Mortgage Rate applicable to all of the Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding
Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. See
"Description of the Mortgage Loans" in this prospectus supplement.

          The rate of prepayment on the related Mortgage Loans will affect the pass-through rates on the Offered Certificates. Prepayments of Mortgage Loans
with Mortgage Rates in excess of the then-current Weighted Average Mortgage Rate for a Loan Group may reduce the pass-through rates on the related Senior
Certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the Subordinated
Certificates. In addition, differences in the rates of prepayments or of
Realized Losses as among the Mortgage Loans in an Aggregate Loan Group may adversely affect the pass-through rate on the related Subordinated Certificates by reducing the weighting factor used to determine that pass-through rate.

          As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a Loan Group will be initially distributed to the related Classes of Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the
Classes of Senior Certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the related
Subordinated Certificates during the periods of time described in the definition of each Senior Prepayment Percentage. In addition, because the step-down in each
Senior Prepayment Percentage is dependent on the performance of the entire Loan
Group rather than a particular Loan Group, the poor performance of one Loan
Group may prevent a group of Subordinated Certificates from receiving distributions of principal prepayments from any of the Mortgage Loans in the related Loan Group.

          The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation.
In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

SENSITIVITY OF THE CLASS 1-A-X AND CLASS 1-M-X CERTIFICATES

          The yield to maturity of the Class 1-A-X and Class 1-M-X Certificates will be sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 1 Mortgage
Loans, which may fluctuate significantly from time to time. A faster rate of principal payments on the Group 1 Mortgage Loans than that assumed in the preparation of the Class 1-A-X and Class 1-M-X Notional Amount Schedule will have a material negative effect on the yield to maturity of the Class 1-A-X and
Class 1-M-X Certificates. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments
(including prepayments, liquidations, repurchases and defaults) on the Group 1
Mortgage Loans will have a material negative effect on the yield to investors in the Class 1-A-X and Class 1-M-X Certificates and could result in the failure of investors in the Class 1-A-X and Class 1-M-X Certificates to recoup their initial investment.

                                     S-129

          The following table (the "YIELD TABLE") were prepared on the basis of the Structuring Assumptions (except for the pricing assumptions that are listed below) and demonstrate the sensitivity of the pre-tax yields on the Class 1-A-X and Class 1-M-X Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Group 1 Mortgage Loans are made as set forth in the Pooling and Servicing Agreement.

           SENSITIVITY OF THE CLASS 1-A-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                           PREPAYMENT SCENARIO
                                 ---------------------------------------
ASSUMED PURCHASE PRICE              I       II     III      IV       V
------------------------------   ------   -----   -----   -----   ------
1.2500%.......................   118.59%  99.31%  78.72%  56.48%   32.20%
1.5000%.......................    97.77%  79.47%  60.05%  39.09%   16.22%
1.7500%.......................    83.33%  65.72%  47.13%  27.09%    5.24%
2.0000%.......................    72.73%  55.62%  37.68%  18.34%   (2.73)%
2.2500%.......................    64.60%  47.89%  30.47%  11.67%   (8.77)%
2.5000%.......................    58.17%  41.78%  24.78%   6.43%  (13.50)%
2.7500%.......................    52.95%  36.82%  20.17%   2.19%  (17.29)%

----------
*    The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the table above.

           SENSITIVITY OF THE CLASS 1-M-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                           PREPAYMENT SCENARIO
                                 ---------------------------------------
ASSUMED PURCHASE PRICE             I       II     III      IV        V
------------------------------   -----   -----   -----   -----    ------
3.2500%.......................   34.47%  32.00%  22.86%  13.46%     2.72%
3.5000%.......................   32.14%  29.48%  20.07%  10.49%    (0.34)%
3.7500%.......................   30.11%  27.27%  17.61%   7.89%    (3.03)%
4.0000%.......................   28.31%  25.31%  15.44%   5.58%    (5.43)%
4.2500%.......................   26.72%  23.56%  13.49%   3.51%    (7.57)%
4.5000%.......................   25.29%  21.97%  11.74%   1.65%    (9.49)%
4.7500%.......................   24.00%  20.54%  10.15%  (0.03)%  (11.24)%

----------
*    The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the table above.

          Based upon the above assumptions, at approximately 194% with respect to the Class 1-A-X Certificates, and at approximately 174% with respect to the
Class 1-M-X Certificates, in each case, of the related Prepayment Assumption (at an assumed purchase price of 2.00%, with respect to the Class 1-A-X
Certificates, and at an assumed purchase price of 4.00%, with respect to the
Class 1-M-X Certificates, of the Notional Amount, excluding accrued interest, but adding accrued interest to the price for purposes of calculating yield), the pre-tax yields to maturity of the Class 1-A-X and Class 1-M-X Certificates will be approximately 0%. If the rate of prepayments on the Group 1 Mortgage Loans were to exceed the applicable levels for as little as one month, while equaling such level for all other months, the Class 1-A-X and Class 1-M-X Certificates would not fully recoup their initial investment.

          The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1-A-X and Class 1-M-X
Certificates, would cause the discounted present value of such assumed stream of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such

                                     S-130

calculation does not take into account the interest rates at which funds received by Certificateholders as distributions on the Class 1-A-X and Class
1-M-X Certificates may be reinvested and consequently does not purport to reflect the return on any investment in such classes of certificates when such reinvestment rates are considered.

          It is highly unlikely that the Group 1 Mortgage Loans will prepay at the same rate until maturity or that all of the Group 1 Mortgage Loans will prepay at the same rate or time or that prepayments will be spread evenly among
Group 1 Mortgage Loans with differing gross margins. As a result of these factors, the pre-tax yields on the Class 1-A-X and Class 1-M-X Certificates are likely to differ from those shown in such tables, even if all of the Group 1
Mortgage Loans prepay, on average, at the indicated percentages of the related
Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Group 1 Mortgage Loans (or the Mortgage Rates thereon)
for any period or over the lives of the Class 1-A-X and Class 1-M-X Certificates or as to the yields on such Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-A-X or Class 1-M-X Certificates.

SENSITIVITY OF THE CLASS 4-A-3 CERTIFICATES

          AS INDICATED IN THE FOLLOWING TABLES, THE YIELDS TO INVESTORS IN THE
CLASS 4-A-3 CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS
(INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN LOAN GROUP 4, WHICH CAN BE
PREPAID AT ANY TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS AND THE
PURCHASE PRICE BELOW, THE YIELD TO MATURITY ON THE CLASS 4-A-3 CERTIFICATES
WOULD BE APPROXIMATELY 0% IF PREPAYMENTS OF THE MORTGAGE LOANS IN LOAN GROUP 4
WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 41% CPR. IF THE ACTUAL
PREPAYMENT RATE OF THE MORTGAGE LOANS IN LOAN GROUP 4 WERE TO EXCEED THE
FOREGOING LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING THE LEVELS FOR THE
REMAINING MONTHS, THE INVESTORS IN THE CLASS 4-A-3 CERTIFICATES WOULD NOT FULLY
RECOUP THEIR INITIAL INVESTMENTS.

          The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class 4-A-3 Certificates (expressed as a percentage of its initial
Notional Amount) is as follows:

CLASS                                                                     PRICE*
-----                                                                     ------
Class 4-A-3............................................................    3.00%

----------
* The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields set forth in the table below and in the paragraph above.

           SENSITIVITY OF THE CLASS 4-A-3 CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                   PERCENTAGE OF CPR
                                         -------------------------------------
CLASS                                      0%     15%     25%     35%     50%
-----                                    -----   -----   -----   ----   ------
Class 4-A-3...........................   22.26%  20.71%  15.96%  7.63%  (11.73)%

          It is unlikely that the Mortgage Loans in Loan Group 4 will have the precise characteristics described in this prospectus supplement or that the
Mortgage Loans in Loan Group 4 will all prepay at the same rate until maturity or that all of the Mortgage Loans in Loan Group 4 will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class 4-A-3
Certificates is likely to differ from that shown in the table above, even if all of the Mortgage Loans in Loan Group 4 prepay at the indicated percentages of
CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans in Loan Group 4 for any period or over the life of the Class
4-A-3 Certificates or as to the yield on the Class 4-A-3 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 4-A-3 Certificates.

          This table indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class 4-A-3 Certificates to various constant percentages of CPR. The yields set forth in the table above were calculated by

                                     S-131

determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 4-A-3 Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the Class 4-A-3 Certificates and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the
Class 4-A-3 Certificates and consequently do not purport to reflect the return on any investment in the Class 4-A-3 Certificates when the reinvestment rates are considered.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of an Offered Certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Principal
Balance or Notional Amount, as applicable, of the Certificate on each
Distribution Date by the number of years from the date of issuance to the
Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance or Notional
Amount, as applicable, of the certificate referred to in clause (a).

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment
Considerations and Risks" above and "Yield Considerations" in the prospectus.

          In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of
Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates in accordance with the rules governing the priorities of payment among the Classes of Senior
Certificates set forth in this prospectus supplement. See "Description of the
Certificates--Principal" in this prospectus supplement.

          The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates.
Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances or
Notional Amounts, variability in the weighted average lives of the Classes of
Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of
Offered Certificates may be affected at various constant percentages of the related Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class
Principal Balances and initial Notional Amounts of the Classes of Offered
Certificates (other than the Class 1-A-X and Class 1-M-X Certificates) that would be outstanding after each of the dates shown at various constant percentages of the related Prepayment Assumption and the corresponding weighted average lives of the Classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans in any Loan
Group will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans in any Loan Group will prepay at the constant percentages of the related Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the related Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans in any Loan Group is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

                                     S-132

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                                 CLASS 1-A-1, CLASS 1-A-2 AND CLASS 1-A-3               CLASS 2-A
                                 ----------------------------------------   ---------------------------------
                                            PREPAYMENT SCENARIO                     PERCENTAGE OF CPR
                                 ----------------------------------------   ---------------------------------
DISTRIBUTION DATE                      I      II     III    IV      V         0%     15%    25%    35%    50%
-----------------                    -----   ----   ----   ----   ----      -----   ----   ----   ----   ----

Initial.......................         100    100    100    100    100        100    100    100    100    100
January 2007..................         100     88     76     64     52        100     84     73     62     46
January 2008..................          99     76     56     39     26        100     70     53     38     21
January 2009..................          99     66     41     24     13        100     58     38     23      9
January 2010..................          99     58     32     16      7        100     48     28     15      5
January 2011..................          99     50     24     10      4         99     40     21     10      2
January 2012..................          98     43     19      7      2         99     34     16      6      1
January 2013..................          98     38     14      5      1         99     29     12      4      1
January 2014..................          97     33     11      3      1         98     25      9      3      *
January 2015..................          97     29      8      2      *         98     21      7      2      *
January 2016..................          96     26      6      1      *         97     18      5      1      *
January 2017..................          93     22      5      1      *         95     15      4      1      *
January 2018..................          91     19      4      1      *         92     12      3      *      *
January 2019..................          88     16      3      *      *         90     10      2      *      *
January 2020..................          85     14      2      *      *         87      8      1      *      *
January 2021..................          82     12      2      *      *         84      7      1      *      *
January 2022..................          79     10      1      *      *         80      5      1      *      *
January 2023..................          75      9      1      *      *         77      4      1      *      *
January 2024..................          71      7      1      *      *         73      4      *      *      *
January 2025..................          67      6      *      *      *         69      3      *      *      *
January 2026..................          63      5      *      *      *         64      2      *      *      *
January 2027..................          58      4      *      *      *         60      2      *      *      *
January 2028..................          53      3      *      *      *         55      1      *      *      *
January 2029..................          48      3      *      *      *         49      1      *      *      *
January 2030..................          42      2      *      *      *         43      1      *      *      *
January 2031..................          36      2      *      *      *         37      1      *      *      *
January 2032..................          29      1      *      *      *         30      *      *      *      *
January 2033..................          22      1      *      *      *         23      *      *      *      *
January 2034..................          15      *      *      *      *         15      *      *      *      *
January 2035..................           7      *      *      *      *          7      *      *      *      0
January 2036..................           0      0      0      0      0          0      0      0      0      0
Weighted Average Life
   (in years)**...............       21.39   6.96   3.58   2.23   1.54      21.71   5.54   3.25   2.16   1.32

                                             CLASS 3-A                          CLASS 4-A-1
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
-----------------                -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
January 2007..................     100     83     73     62     46     100     80     67     54     34
January 2008..................      99     69     52     38     21     100     63     42     25      4
January 2009..................      99     58     38     23      9     100     49     25      7      0
January 2010..................      98     47     28     15      5     100     37     13      0      0
January 2011..................      98     40     21     10      2      99     27      4      0      0
January 2012..................      97     34     16      6      1      99     20      0      0      0
January 2013..................      97     28     12      4      1      99     14      0      0      0
January 2014..................      96     24      9      3      *      99      8      0      0      0
January 2015..................      95     20      6      2      *      99      4      0      0      0
January 2016..................      93     17      5      1      *      98      0      0      0      0
January 2017..................      91     14      3      1      *      95      0      0      0      0
January 2018..................      89     12      3      *      *      92      0      0      0      0
January 2019..................      86     10      2      *      *      89      0      0      0      0
January 2020..................      83      8      1      *      *      85      0      0      0      0
January 2021..................      80      6      1      *      *      81      0      0      0      0
January 2022..................      77      5      1      *      *      77      0      0      0      0
January 2023..................      74      4      1      *      *      73      0      0      0      0
January 2024..................      70      3      *      *      *      68      0      0      0      0
January 2025..................      66      3      *      *      *      63      0      0      0      0
January 2026..................      62      2      *      *      *      58      0      0      0      0
January 2027..................      57      2      *      *      *      52      0      0      0      0
January 2028..................      52      1      *      *      *      46      0      0      0      0
January 2029..................      47      1      *      *      *      39      0      0      0      0
January 2030..................      41      1      *      *      *      32      0      0      0      0
January 2031..................      35      1      *      *      *      24      0      0      0      0
January 2032..................      29      *      *      *      *      16      0      0      0      0
January 2033..................      22      *      *      *      *       7      0      0      0      0
January 2034..................      14      *      *      *      *       0      0      0      0      0
January 2035..................       6      *      *      *      0       0      0      0      0      0
January 2036..................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years)**...............   21.07   5.45   3.21   2.14   1.32   20.41   3.54   2.00   1.33   0.84

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                     S-133

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING

                              CLASS 4-A-2 AND CLASS 4-A-3+                CLASS A-R
                           ----------------------------------   --------------------------------
                                   PREPAYMENT SCENARIO                  PERCENTAGE OF CPR
                           ----------------------------------   --------------------------------
DISTRIBUTION DATE            0%     15%     25%    35%    50%    0%     15%    25%    35%    50%
-----------------          -----   -----   ----   ----   ----   ----   ----   ----   ----   ----

Initial.................     100     100    100    100    100    100    100    100    100    100
January 2007............     100     100    100    100    100      0      0      0      0      0
January 2008............     100     100    100    100    100      0      0      0      0      0
January 2009............     100     100    100    100     52      0      0      0      0      0
January 2010............     100     100    100     85     26      0      0      0      0      0
January 2011............     100     100    100     55     13      0      0      0      0      0
January 2012............     100     100     89     36      6      0      0      0      0      0
January 2013............     100     100     67     23      3      0      0      0      0      0
January 2014............     100     100     50     15      2      0      0      0      0      0
January 2015............     100     100     38     10      1      0      0      0      0      0
January 2016............     100      99     28      6      *      0      0      0      0      0
January 2017............     100      82     21      4      *      0      0      0      0      0
January 2018............     100      68     15      3      *      0      0      0      0      0
January 2019............     100      56     11      2      *      0      0      0      0      0
January 2020............     100      46      8      1      *      0      0      0      0      0
January 2021............     100      38      6      1      *      0      0      0      0      0
January 2022............     100      31      4      *      *      0      0      0      0      0
January 2023............     100      25      3      *      *      0      0      0      0      0
January 2024............     100      20      2      *      *      0      0      0      0      0
January 2025............     100      16      1      *      *      0      0      0      0      0
January 2026............     100      13      1      *      *      0      0      0      0      0
January 2027............     100      10      1      *      *      0      0      0      0      0
January 2028............     100       8      *      *      *      0      0      0      0      0
January 2029............     100       6      *      *      *      0      0      0      0      0
January 2030............     100       5      *      *      *      0      0      0      0      0
January 2031............     100       3      *      *      *      0      0      0      0      0
January 2032............     100       2      *      *      *      0      0      0      0      0
January 2033............     100       2      *      *      *      0      0      0      0      0
January 2034............      89       1      *      *      *      0      0      0      0      0
January 2035............      42       *      *      *      0      0      0      0      0      0
January 2036............       0       0      0      0      0      0      0      0      0      0
Weighted Average Life
   (in years)**.........   28.85   14.85   9.00   5.97   3.56   0.07   0.07   0.07   0.07   0.07

                            GROUP 1 SUBORDINATED CERTIFICATES   AGGREGATE GROUP II SUBORDINATED CERTIFICATES
                           ----------------------------------   --------------------------------------------
                                   PREPAYMENT SCENARIO                        PERCENTAGE OF CPR
                           ----------------------------------   --------------------------------------------
DISTRIBUTION DATE            I       II     III    IV      V            0%     15%    25%    35%    50%
-----------------          -----   -----   ----   ----   ----         -----   ----   ----   ----   ----

Initial.................     100     100    100    100    100           100    100    100    100    100
January 2007............     100     100    100    100    100           100    100    100    100    100
January 2008............      99      99     99     94     79           100    100    100     93     73
January 2009............      99      99     96     76     58            99     99     92     75     52
January 2010............      99      99     74     50     32            99     99     69     49     26
January 2011............      99      99     56     33     18            99     89     51     31     13
January 2012............      98      94     43     22     10            99     75     38     20      6
January 2013............      98      83     33     14      5            98     64     29     13      3
January 2014............      97      73     25      9      3            98     54     21      9      2
January 2015............      97      64     20      6      2            97     46     16      6      1
January 2016............      96      56     15      4      1            97     38     12      4      *
January 2017............      93      48     11      3      1            94     32      9      2      *
January 2018............      91      42      9      2      *            92     26      6      1      *
January 2019............      88      36      6      1      *            89     22      5      1      *
January 2020............      85      31      5      1      *            86     18      3      1      *
January 2021............      82      26      4      *      *            83     15      2      *      *
January 2022............      79      22      3      *      *            80     12      2      *      *
January 2023............      75      19      2      *      *            76     10      1      *      *
January 2024............      71      16      1      *      *            72      8      1      *      *
January 2025............      67      13      1      *      *            68      6      1      *      *
January 2026............      63      11      1      *      *            64      5      *      *      *
January 2027............      58       9      1      *      *            59      4      *      *      *
January 2028............      53       7      *      *      *            54      3      *      *      *
January 2029............      48       6      *      *      *            49      2      *      *      *
January 2030............      42       4      *      *      *            43      2      *      *      *
January 2031............      36       3      *      *      *            37      1      *      *      *
January 2032............      29       2      *      *      *            30      1      *      *      *
January 2033............      22       2      *      *      *            23      1      *      *      *
January 2034............      15       1      *      *      *            15      *      *      *      *
January 2035............       7       *      *      *      *             7      *      *      *      0
January 2036............       0       0      0      0      0             0      0      0      0      0
Weighted Average Life
   (in years)**.........   21.39   12.17   6.58   4.68   3.60         21.60   9.85   6.10   4.57   3.26

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

+    In the case of the Class 4-A-3 Certificates, the decrement table indicates the percentage of its initial Notional Amount outstanding.

                                     S-134

THE SUBORDINATED CERTIFICATES

          The weighted average life of, and the yield to maturity on, each Class of Subordinated Certificates in an Aggregate Subordinated Certificate Group, in
increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Aggregate Loan Group. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the related Aggregate Loan Group as described under "Description of the Mortgage Loans" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans in an Aggregate Loan
Group is higher than those assumed by a holder of a related Subordinated
Certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the related Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss on a Mortgage Loan occurs, the greater the effect on the yield to maturity of a Class of Certificates related to that Mortgage Loan.
Realized Losses on the Mortgage Loans in an Aggregate Loan Group will reduce the
Class Principal Balance of the Class of Subordinated Certificates in the related
Aggregate Certificate Group to the extent of any losses allocated to it (as described under "Description of the Certificates -- Allocation of Losses" in
this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions from the
Mortgage Loans in an Loan Group on the related Subordinated Certificates will result in a reduction in the Class Principal Balance of the Class of
Subordinated Certificates in that Aggregate Certificate Group then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates,
following all distributions and the allocation of Realized Losses on the
Mortgage Loans in that Aggregate Loan Group on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the related
Aggregate Loan Group as of the Due Date occurring in the month of the
Distribution Date. This result may be more likely with respect to the Aggregate
Group II Subordinated Certificates due to the multiple Loan Group structure and the provisions requiring Transfer Payments and interest thereon prior to distributions to the related Aggregate Subordinated Certificate Group. As a result of the reductions, less interest will accrue on the Class of Subordinated
Certificates than otherwise would be the case. The yield to maturity of the
Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates in the related
Aggregate Certificate Group, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of
Losses" in this prospectus supplement.

          If on any Distribution Date, the Applicable Credit Support Percentage
for any Class of Subordinated Certificates, other than the Class of Subordinated
Certificates in an Aggregate Subordinated Certificate Group then outstanding with the highest priority of distribution, is less than its Original Applicable
Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans in the related Aggregate Loan Group available for distribution on the Subordinated Certificates in that Aggregate
Subordinated Certificate Group will be allocated solely to that Class and all other Classes of Subordinated Certificates in that Aggregate Subordinated
Certificate Group with lower numerical Class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the related Classes of Subordinated Certificates receiving the distributions. Accelerating the amortization of the Classes of
Subordinated Certificates with lower numerical Class designations in an
Aggregate Subordinated Certificate Group relative to the other Classes of
Subordinated Certificates in that Aggregate Subordinated Certificate Group is intended to preserve the availability of the subordination provided by the other
Classes.

                                     S-135

                               CREDIT ENHANCEMENT

SUBORDINATION

          Realized Losses and Excess Losses on the Mortgage Loans in a Loan
Group that occur after the Senior Credit Support Depletion Date will be allocated among the related Classes of Senior Certificates in the manner, order and priority described under "Description of the Certificates--Allocation of
Losses" in this prospectus supplement.

          The rights of the holders of the Subordinated Certificates in an
Aggregate Certificate Group to receive distributions with respect to the
Mortgage Loans in the related Aggregate Loan Group will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than, in the case of
Certificate Group 1, the Class 1-M-1 Certificates, and in the case of Aggregate
Certificate Group II, the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of
Subordinated Certificates in that Aggregate Certificate Group with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates in an
Aggregate Certificate Group to the Senior Certificates in that Aggregate
Certificate Group and the subordination within an Aggregate Certificate Group of the Classes of Subordinated Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior
Certificateholders and the holders of Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized
Losses, other than Excess Losses. Realized Losses, other than Excess Losses, on the Mortgage Loans in a Loan Group will be allocated to the Class of
Subordinated Certificates in the related Aggregate Certificate Group then outstanding with the highest numerical class designation.

EXCESS LOSSES

          The Group 1 Subordinated Certificates and the Aggregate Group II
Subordinated Certificates will provide limited protection to the related Classes of Certificates of higher relative priority against

               o    Special Hazard Losses in an initial amount expected to be up to approximately $4,686,622 and $3,985,620, respectively,
                    (each, a "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

               o    Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 and $150,000, respectively, (each, a
                    "BANKRUPTCY LOSS COVERAGE AMOUNT") and

               o    Fraud Losses in an initial amount expected to be up to
                    approximately $14,059,865 and $4,301,818, respectively,
                    (each, a "FRAUD LOSS COVERAGE AMOUNT").

          Each Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

               o    that Special Hazard Loss Coverage Amount as of the Closing
                    Date less the amount, if any, of losses attributable to
                    Special Hazard Mortgage Loans in the related Aggregate Loan
                    Group incurred since the Closing Date, or

               o    the greatest of

                    o    1% of the aggregate of the principal balances of the
                         Mortgage Loans,

                    o    twice the principal balance of the largest Mortgage
                         Loan or

                                     S-136

               o    the aggregate Stated Principal Balance of the Mortgage Loans secured by mortgaged properties located in the single
                    California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

          The Fraud Loss Coverage Amount for the Group 1 Mortgage Loans will be reduced, from time to time, by the amount of Fraud Losses allocated to the Group
1 Certificates. In addition, the Fraud Loss Coverage Amount for the Group 1
Mortgage Loans will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current aggregate Stated Principal Balance of the Group 1 Mortgage
Loans and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Group 1 Certificates since the preceding anniversary.

          The Fraud Loss Coverage Amount for the Aggregate Group II Mortgage
Loans will be reduced, from time to time, by the amount of Fraud Losses allocated to the Aggregate Group II Certificates. In addition, the Fraud Loss
Coverage Amount for the Aggregate Group II Mortgage Loans will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current aggregate Stated
Principal Balance of the Aggregate Group II Mortgage Loans and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off
Date over the cumulative amount of Fraud Losses allocated to the Aggregate Group
II Certificates since the preceding anniversary.

          Each Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates in the related Aggregate Certificate Group.

          The amount of coverage provided by the Subordinated Certificates in an
Aggregate Certificate Group for Special Hazard Losses, Bankruptcy Losses and
Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by either Aggregate Group of Subordinated Certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

          A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a
Mortgage Loan. In the case of a reduction in that value of the related Mortgaged
Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt
Service Reduction or Deficient Valuation.

                                     S-137

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of
Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          For federal income tax purposes, the Issuing Entity (exclusive of the
Corridor Contracts and the assets held in the Reserve Fund) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC", and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC". Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC
Regular Interests") that will be held by another REMIC above it in a tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there is no underlying REMIC) will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement. The Master REMIC will issue the Certificates (excluding the Class A-R Certificate, the "Regular
Certificates"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any)
and the residual interest in the Master REMIC. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master
REMIC.

          The Regular Interest component of the LIBOR Certificates and the other classes of Regular Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. In addition, each class of
LIBOR Certificates will represent a beneficial interest in the right to receive payments of Net WAC Shortfalls and the Class 1-A-X and Class 1-M-X Certificates
will represent the obligation to make payments of their respective Required
Reserve Fund Deposits.

          Upon the issuance of the Certificates, Sidley Austin LLP ("TAX
COUNSEL"), will deliver its opinion concluding, assuming compliance with the
Pooling and Servicing Agreement, for federal income tax purposes, that each
REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as
amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the LIBOR Certificates to receive Net WAC
Shortfalls will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations
Section 1.860G-2(i). The term "CAP CONTRACT" refers to the rights of the holders of the LIBOR Certificates to receive payments of Net WAC Shortfalls.

TAXATION OF REGULAR CERTIFICATES

          The following discussion assumes that the rights and obligations of the holders of the LIBOR Certificates under the Cap Contract will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Net WAC Shortfalls to holders of the LIBOR
Certificates who are non-U.S. Persons. Prospective investors in the LIBOR and
Notional Amount Certificates should consult their tax advisors regarding their appropriate tax treatment.

          A holder of a LIBOR, Class 1-A-X or Class 1-M-X Certificate must allocate the purchase price for such Certificate between two components--the
REMIC Regular Interest component and the Cap Contract component. The Cap
Contract component should further be viewed as deemed obligations of the
Corridor Contract Counterparty and the certificateholders of the Notional Amount
Certificates. Holders of Class 1-A-X and Class 1-M-X

                                     S-138

Certificates will be treated as having received a premium from the holders of the LIBOR Certificates in return for the obligation to make their respective
Required Reserve Fund Deposits and as applying such premium towards the purchase of the Class 1-A-X or Class 1-M-X Certificates. For information reporting purposes, it will be assumed in accordance with the Pooling and Servicing
Agreement that, with respect to any LIBOR Certificate, the Cap Contract component will have an insubstantial value relative to the value of the Regular
Interest component. The IRS could, however, argue that the Cap Contract component has a greater value, and if that argument were to be sustained, the
Regular Interest component of the LIBOR Certificates could be viewed as having been issued with either an additional amount of original issue discount ("OID")
(which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Federal
Income Tax Consequences--REMICs- a. Taxation of Owners of REMIC Regular
Certificates- Original Issue Discount and Premium" in the accompanying prospectus.

          Upon the sale, exchange, or other disposition of a LIBOR Certificate,
Class 1-A-X or Class 1-M-X Certificate, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular
Interest component and the Cap Contract component) based on the relative fair market values of those components at the time of sale. Assuming that these certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

          (1) the amount that would have been includable in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section
1274(d) of the Code determined as of the date of purchase of the certificate over

          (2) the amount actually included in such holder's income.

As stated above, a portion of the purchase price paid by a holder to acquire a
LIBOR Certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap
Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component.
Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.
Under the level yield constant interest method, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of such a certificate.

          Any payments received by a holder of a LIBOR Certificate of Net WAC
Shortfalls will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Cap Contract component, such excess is ordinary income to a holder of a LIBOR Certificate and allowable as an ordinary deduction to a Class 1-A-X or Class 1-M-X Certificateholder to the extent of any
Required Reserve Fund Deposit made by such Certificates. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of a LIBOR
Certificate and ordinary income to a holder of any Class 1-A-X or Class 1-M-X
Certificates to the extent that the amortized price attributable to the right to receive Net WAC Shortfalls from such Certificates exceeds any Required Reserve
Fund Deposit made by such Certificates. In the case of an individual, such deduction will be (i) an "item of preference" for purposes of the "alternative minimum tax" imposed by section 55 of the Code, (ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and
(iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

          Income on the Regular Interest component of the LIBOR Certificates and the other classes of Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting,

                                     S-139

interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          The Notional Amount Certificates will, and the other classes of offered certificates may, be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID"). Although the tax treatment is not entirely certain, the Notional Amount Certificates will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on the Notional Amount Certificates, determined under the Prepayment Assumption (as defined herein), over (2) the price at which the Notional Amount Certificates are issued. For purposes of determining the amount and rate of accrual of OID and market discount, the
Issuing Entity intends to assume that there will be prepayments on the Mortgage
Loans at a rate equal to 100% PPC for the Fixed-Rate Mortgage Loans, and 25%
CPR, for the Adjustable-Rate Mortgage Loans (the "PREPAYMENT ASSUMPTION"). No
representation is made that the mortgage loans will prepay at the foregoing rate or any other rate. Although the tax treatment of the Regular Certificates is uncertain, in accordance with the Pooling and Servicing Agreement the Securities
Administrator will treat interest payments in respect of the Regular
Certificates as "qualified stated interest" within the meaning of the Code. See
"Federal Income Tax Consequences - REMICs - a. Taxation of Owners of REMIC
Regular Certificates - Original Issue Discount and Premium" in the accompanying prospectus. If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Federal Income Tax Consequences -- REMICs--Taxation of Owners of
REMIC Regular Certificates -- Premium" in the accompanying prospectus.

          Computing accruals of OID in the manner described in the accompanying prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.
Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans.

          As described more fully under "Federal Income Tax Consequences" in the accompanying prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as
amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the
Code in the same (or greater) proportion that the Assets of the Issuing Entity will be so treated, and income on the Regular Interest component of the LIBOR
Certificates, Class 1-A-X and Class 1-M-X Certificates and the other classes of offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section
856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the Issuing Entity will be so treated. The Regular Interest component of the LIBOR Certificates, Class 1-A-X and Class 1-M-X Certificates
and the other classes of Regular Certificates will represent qualified mortgages under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Cap Contract component of a LIBOR
Certificate, Class 1-A-X or Class 1-M-X Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or a qualified mortgage under
Section 860G(a)(3) of the Code. Due to their obligations under the Cap Contract, investors in the Class 1-A-X and Class 1-M-X Certificates should consult their tax advisors before resecuritizing those classes of Certificates in a REMIC.

THE CLASS A-R CERTIFICATES

          The holders of the Class A-R Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as
"excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S.
federal income tax. See "Federal Income Tax Consequences--Tax Related
Restrictions on Transfers of REMIC Residual Certificates" in the accompanying prospectus.

                                     S-140

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Purchasers of a Class A-R Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the accompanying prospectus and consult their tax advisors with respect to those consequences. See "Federal
Income Tax Consequences -- REMICs--Taxation of Owners of REMIC Residual
Certificates" in the accompanying prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a
"noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Class A-R
Certificates should be aware of REMIC regulations that may affect their ability to transfer their Class A-R Certificates. See "Federal Income Tax Consequences
-- Tax Related Restrictions on Transfers of REMIC Residual Certificates,"
"--REMICs-- Taxation of Owners of REMIC Residual Certificates-- Mark-to-Market
Rules" and "--REMICs-- Taxation of Owners of REMIC Residual Certificates --
Excess Inclusions" and "Federal Income Tax Consequences -- Residual Certificate
Payments - Non-U.S. Persons" in the accompanying prospectus.

          Additionally, for information regarding certain transactions prohibited to REMICs and the treatment of Realized Losses, see "Federal Income
Tax Consequences --Prohibited Transactions and Other Taxes" and "Federal Income
Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates
-- Effects of Defaults and Delinquencies" in the accompanying prospectus.

                                   OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law. All investors are encouraged to consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                  ERISA MATTERS

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Section 4975 of the Code impose requirements on certain employee benefit plans--and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested (together, "PLANS"), and on persons who are fiduciaries with respect to these Plans.

          ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the accompanying prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     S-141

          Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

          The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the "EXEMPTION"), which exempts from the application of the prohibited transaction rules transactions relating to:

o    the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

o    the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

          Among the conditions which must be satisfied for the Exemption to apply:

o    The acquisition of the Offered Certificates by a Plan is on terms
     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

o    The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P,
     Fitch or Moody's.

o    The Trustee is not an affiliate of any other member of the "RESTRICTED
     GROUP" (defined below in the second following paragraph), other than an
     Underwriter.

o    The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered
     Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the
     Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o    The Plan investing in the Offered Certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the SEC under the
     Securities Act of 1933.

          The Issuing Entity must also meet each of the requirements listed below:

o    The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o    Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o    Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

          Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

                                     S-142

o    in the case of an acquisition in connection with the initial issuance of
     Certificates, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the assets of the Issuing Entity are acquired by persons independent of the restricted group;

o    such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations of the Issuing Entity;

o    the Plan's investment in Offered Certificates of any class does not exceed
     25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o    immediately after the acquisition, no more than 25% of the assets of any
     Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any
Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage
Loans included in the Assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the Assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R
Certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

          The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of
Plans may be eligible to purchase such Offered Certificates pursuant to Sections
I and III of PTCE 95-60.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET
THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION
UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1, THE
PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN, INCLUDING
INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER PLANS SUBJECT TO SECTION 4975 OF THE
CODE, MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES
OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R
CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE
SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o    a representation from the acquiror or transferee of the Class A-R
     Certificate to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
     Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o    a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE
     95-60) and that the purchase and holding of the Class A-R Certificate are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

o    an opinion of counsel satisfactory to the Securities Administrator and the certificate registrar to the effect that the proposed transfer will not (i)
     constitute or result in a non-exempt prohibited transaction under ERISA or
     Section 4975 of the Code or (ii) subject the certificate registrar, the
     Trustee, the Depositor, the Master Servicer,

                                     S-143

     any Servicer, or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the accompanying prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting
Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the
"UNDERWRITER"), the Depositor has agreed to sell the Offered Certificates to the
Underwriter, and the Underwriter has agreed to purchase from the Depositor the
Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Underwriter intends to make a secondary market in the Offered
Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriter is an affiliate of the Depositor, the Seller and
Sponsor and the Corridor Contract Counterparty.

                                  LEGAL MATTERS

          The validity of the Certificates will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by Sidley Austin LLP. Sidley Austin LLP will act as counsel for the Underwriter.

                                     RATINGS

          It is a condition of the issuance of the Certificates that they receive the respective ratings set forth on page v of this prospectus supplement by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P"), and by Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES").

          The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related
Certificateholders under the agreements pursuant to which such certificates are issued. The rating assigned to the Class A-R Certificates only addresses the return of its Class Principal Balance. The rating assigned to the notional amount certificates does not address whether investors will recoup their initial investment. The ratings of the LIBOR Certificates do not address the likelihood that any Net WAC Shortfall will be paid to certificateholders. Such ratings take into consideration the credit quality of the related Mortgage Pool, including any credit support providers, structural and legal aspects associated with such certificates,

                                     S-144

and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the
Mortgage Loans.

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

          The Depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or
Moody's will continue their surveillance of the ratings assigned to the offered certificates.

                                     S-145

                          INDEX OF CERTAIN DEFINITIONS

10/1 Mortgage Loan..........................................................S-33
10/6 Month Mortgage Loan....................................................S-33
2/6 Month Mortgage Loan.....................................................S-33
3/1 Mortgage Loan...........................................................S-33
3/6 Month Mortgage Loan.....................................................S-33
5/1 Mortgage Loan...........................................................S-33
5/6 Month Mortgage Loan.....................................................S-33
7/1 Mortgage Loan...........................................................S-33
7/6 Month Mortgage Loan.....................................................S-33
Adjustment Date.............................................................S-32
aggregate certificate group..................................................S-7
Aggregate Certificate Group.................................................S-89
Aggregate Cut-off Date Loan Group Balance...................................S-30
Aggregate Cut-off Date Pool Principal Balance...............................S-29
aggregate group II certificates..............................................S-7
Aggregate Group II Certificates.............................................S-89
aggregate group II senior certificates.......................................S-6
Aggregate Group II Senior Certificates......................................S-88
aggregate group II subordinated certificates.................................S-6
Aggregate Group II Subordinated Certificates................................S-87
aggregate loan group.........................................................S-7
aggregate loan group II.................................................S-6, S-7
Aggregate Subordinated Certificate Group....................................S-88
Aggregate Subordinated Percentage..........................................S-108
Alternative Documentation Program...........................................S-62
Applicable Credit Support Percentage.......................................S-109
Assets of the Issuing Entity................................................S-30
Assignment Agreements.......................................................S-31
Auction Purchaser..........................................................S-124
Available Funds.............................................................S-97
Bankruptcy Loss Coverage Amount............................................S-136
Bankruptcy Losses..........................................................S-112
book-entry certificates.....................................................S-92
Business Day................................................................S-91
Cap Contract...............................................................S-138
CBE........................................................................S-130
Certificateholder...........................................................S-91
Class 1-A-X Sub Account....................................................S-100
Class 1-B Certificates......................................................S-89
Class 1-M Certificates......................................................S-89
Class 1-M-X Sub Account....................................................S-100
Class P Certificates........................................................S-88
Class P Distribution Amount................................................S-105
Class Principal Balance.....................................................S-89
Class Subordination Percentage.............................................S-109
Closing Date................................................................S-86
CLUES Plus Documentation Program............................................S-62
Code.......................................................................S-138
Corridor Contract..........................................................S-101
Corridor Contract Counterparty.............................................S-101
Countrywide.................................................................S-30
Countrywide Financial.......................................................S-69
Countrywide Home Loans......................................................S-61
Countrywide Mortgage Loans..................................................S-31
Countrywide Serviced Mortgage Loan..........................................S-75
Countrywide Servicer........................................................S-31
Countrywide Servicing.......................................................S-68
CPR........................................................................S-124
Current Interest...........................................................S-101
Custodial Account...........................................................S-95
Custodian...................................................................S-85
Custodians..................................................................S-85
Cut-off Date................................................................S-29
Debt Service Reduction.....................................................S-137
Defective Mortgage Loan.....................................................S-57
Deficient Valuation........................................................S-137
Deleted Mortgage Loan.......................................................S-58
Depositor...................................................................S-57
Determination Date..........................................................S-78
Distribution Account........................................................S-95
Distribution Date...........................................................S-91
DTC......................................................................S-92, 1
Due Date.............................................................S-32, S-105
ERISA......................................................................S-141
Excess Losses..............................................................S-112
Exemption..................................................................S-142
Expanded Underwriting Guidelines............................................S-63
Expense Fee Rate............................................................S-78
FICO Credit Scores..........................................................S-61
FNBN........................................................................S-30
FNBN Mortgage Loans.........................................................S-31
Fraud Loss Coverage Amount.................................................S-136
Fraud Losses...............................................................S-112
Full Documentation Program..................................................S-62
Global Securities..............................................................1
GMAC..................................................................S-31, S-66
GMAC Serviced Mortgage Loan.................................................S-75
GMACM.......................................................................S-66
GreenPoint..................................................................S-31
GreenPoint Serviced Mortgage Loan...........................................S-75
Gross Margin................................................................S-33
Group 1 Assets.............................................................S-124
Group 1 Certificates........................................................S-89
Group 1 Net WAC.............................................................S-21
Group 1 Net WAC...............................................................vi
group 1 senior certificates..................................................S-6
Group 1 Senior Certificates.................................................S-88
group 1 subordinated certificates............................................S-6
Group 1 Subordinated Certificates...........................................S-86
Group 2 Senior Certificates.................................................S-88
Group 3 Senior Certificates.................................................S-88
Group 4 Senior Certificates.................................................S-88

                                     S-146

Hemisphere..................................................................S-31
Hemisphere Serviced Mortgage Loan...........................................S-75
HSBC........................................................................S-30
HSBC Mortgage Loans.........................................................S-31
HSBC Serviced Mortgage Loan.................................................S-75
Initial Periodic Rate Cap...................................................S-33
Interest Accrual Period.....................................................S-99
interest distribution amount................................................S-98
Interest Only Loans.........................................................S-32
Issuing Entity..............................................................S-29
Junior LIBOR Certificates...................................................S-89
Last Scheduled Distribution Date...........................................S-115
LIBOR.......................................................................S-94
LIBOR Business Day..........................................................S-94
LIBOR Certificates..........................................................S-89
Liquidated Mortgage Loan...................................................S-112
Loan Group..................................................................S-29
loan group 1.................................................................S-7
Loan Group 1................................................................S-29
Loan Group 1 Mortgage Loans.................................................S-30
Loan Group 2................................................................S-29
Loan Group 2 Mortgage Loans.................................................S-30
Loan Group 3................................................................S-29
Loan Group 3 Mortgage Loans.................................................S-30
Loan Group 4................................................................S-29
Loan Group 4 Mortgage Loans.................................................S-30
Loan Group Principal Balance...............................................S-106
Loan-to-Value Ratio...................................................S-34, S-60
LPMI Mortgage Loans.........................................................S-34
Master Servicer.......................................................S-31, S-57
Master Servicer Default.....................................................S-79
Maximum Mortgage Rate.......................................................S-33
Minimum Auction Price......................................................S-125
Minimum Mortgage Rate.......................................................S-33
Monthly Advance.............................................................S-78
Moody's....................................................................S-144
Morgan Stanley.............................................................S-102
Mortgage....................................................................S-57
Mortgage File...............................................................S-57
Mortgage Index..............................................................S-33
Mortgage IT.................................................................S-30
Mortgage IT Mortgage Loans..................................................S-31
Mortgage Loan Auction Price................................................S-124
Mortgage Loan Purchase Agreement............................................S-31
Mortgage Loans..............................................................S-29
Mortgage Note...............................................................S-57
Mortgage Pool...............................................................S-29
Mortgage Rate...............................................................S-32
Mortgaged Property..........................................................S-29
MSMC......................................................S-30, S-59, S-82, S-84
MSMC Mortgage Loans.........................................................S-31
Net Interest Shortfall......................................................S-99
Net Mortgage Rate...........................................................S-78
net prepayment interest shortfalls..........................................S-78
Net WAC Shortfalls.........................................................S-101
No Income/No Asset Documentation Program....................................S-62
Notional Amount.............................................................S-90
Notional Amount Certificates................................................S-89
OID.................................................................S-139, S-140
One-Month LIBOR Index.......................................................S-32
One-Year CMT Index..........................................................S-33
One-Year LIBOR Index........................................................S-32
Optional Termination Date..................................................S-124
Original Applicable Credit Support Percentage..............................S-109
original subordinate principal balance.....................................S-107
Originator..................................................................S-31
Other Mortgage Loans........................................................S-31
Overcollateralized Group...................................................S-104
Percentage Interest........................................................S-125
Plans......................................................................S-141
Pool Principal Balance.....................................................S-106
Pooling and Servicing Agreement.............................................S-57
PPC........................................................................S-124
Preferred Processing Program................................................S-61
Prepayment Assumption......................................................S-140
Prepayment Period..........................................................S-105
Prepayment Scenario........................................................S-124
Principal Amount...........................................................S-102
Privately Offered Certificates..............................................S-88
Prospectus Directive..........................................................iv
PTCE.......................................................................S-143
Rating Agencies............................................................S-144
Realized Loss..............................................................S-112
Record Date.................................................................S-91
Reduced Documentation Program...............................................S-62
Reference Bank Rate.........................................................S-94
Reg AB......................................................................S-79
Relevant Implementation Date.................................................iii
Relevant Member State........................................................iii
Relief Act Reduction........................................................S-99
Replacement Mortgage Loan...................................................S-58
Required Reserve Fund Deposit..............................................S-100
ResCap......................................................................S-66
Reserve Fund...............................................................S-100
Residual Certificates.......................................................S-89
Restricted Classes.........................................................S-109
restricted group...........................................................S-142
S&P........................................................................S-144
Securities Administrator....................................................S-57
Seller......................................................................S-57
Senior Certificate Group....................................................S-88
Senior Certificates.........................................................S-86
Senior Credit Support Depletion Date.......................................S-111
Senior Percentage..........................................................S-106
Senior Prepayment Percentage...............................................S-106
Senior Principal Distribution Amount.......................................S-105
Senior Termination Date....................................................S-108
Servicer Remittance Date..............................................S-74, S-77
Six-Month LIBOR Index.......................................................S-32
Special Hazard Loss Coverage Amount........................................S-136

                                     S-147

Special Hazard Losses......................................................S-112
Sponsor.....................................................................S-59
Sponsor Servicing Rights Mortgage Loans.....................................S-66
Standard Underwriting Guidelines............................................S-63
Stated Income/Stated Asset Documentation Program............................S-62
Stated Principal Balance...................................................S-106
Streamlined Documentation Program...........................................S-62
structuring assumptions....................................................S-116
Sub Account................................................................S-100
Subordinated Certificates...................................................S-86
Subordinated Percentage....................................................S-106
Subordinated Portion.......................................................S-103
Subordinated Prepayment Percentage.........................................S-108
Subordinated Principal Distribution Amount.................................S-110
Subsequent Periodic Rate Cap................................................S-33
Subsequent Recoveries......................................................S-112
Substitution Adjustment Amount..............................................S-58
Tax Counsel................................................................S-138
Telerate Screen Page 3750...................................................S-94
Transfer Payment...........................................................S-104
Transfer Payment Made......................................................S-104
Transfer Payment Received..................................................S-104
Trustee.....................................................................S-57
Two Times Test.............................................................S-108
U.S. Person....................................................................3
Undercollateralized Group..................................................S-104
underlying mortgage loan purchase agreement.................................S-31 underlying servicing agreement..............................................S-31
Underwriter................................................................S-144
Weighted Average Net Mortgage Rate..........................................S-78
Wells Fargo.....................................................S-31, S-57, S-85
Wells Fargo Serviced Mortgage Loan..........................................S-76
Wells Fargo Servicer........................................................S-31
Yield Table................................................................S-130

                                     S-148

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global
Securities through any of The Depository Trust Company ("DTC"), Clearstream or
Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be
Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                       I-1

          Trading between DTC Seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's
account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade

                                       I-2

fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               1.   borrowing through Clearstream or Euroclear for one day
                    (until the purchase side of the day trade is reflected in
                    their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

               2.   borrowing the Global Securities in the U.S. from a DTC
                    Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be
                    reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               3.   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
                    Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear
                    Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons
that are Certificate Owners residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

          Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of
a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a

                                       I-3

partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on October 20,
1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This
Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

                                    ANNEX II
             CORRIDOR CONTRACT SCHEDULES FOR THE LIBOR CERTIFICATES

                                 CLASS 1-A-1 AND CLASS 1-A-2 CERTIFICATES           CLASS 1-A-3 CERTIFICATES
                                 ----------------------------------------   --------------------------------------
                                    NOTIONAL        CAP       CAP CEILING     NOTIONAL        CAP      CAP CEILING
DISTRIBUTION DATES                 BALANCE ($)   STRIKE (%)       (%)       BALANCE ($)   STRIKE (%)       (%)
------------------------------   -------------   ----------   -----------   -----------   ----------   -----------

March 25, 2006................    4,217,771.63      5.837        11.220      29,375.35       5.863        11.080
April 25, 2006................    4,128,454.00      5.833        11.220      28,753.28       5.868        11.080
May 25, 2006..................    4,039,496.46      5.894        11.220      28,133.72       5.938        11.080
June 25, 2006.................    3,950,899.09      5.950        11.220      27,516.67       6.131        11.080
July 25, 2006.................    3,862,668.50      5.969        11.220      26,902.18       6.182        11.080
August 25, 2006...............    3,774,804.00      5.954        11.220      26,290.23       6.184        11.080
September 25, 2006............    3,687,315.11      5.938        11.220      25,680.90       6.182        11.080
October 25, 2006..............    3,600,233.27      5.921        11.220      25,074.41       6.181        11.080
November 25, 2006.............    3,513,592.40      5.975        11.220      24,470.98       6.244        11.080
December 25, 2006.............    3,428,551.38      5.975        11.220      23,878.70       6.257        11.080
January 25, 2007..............    3,345,397.89      5.974        11.220      23,299.56       6.281        11.080
February 25, 2007.............    3,264,082.30      5.956        11.220      22,733.23       6.279        11.080
March 25, 2007................    3,184,578.26      5.938        11.220      22,179.51       6.278        11.080
April 25, 2007................    3,106,845.08      5.918        11.220      21,638.12       6.277        11.080
May 25, 2007..................    3,030,843.04      5.977        11.220      21,108.80       6.342        11.080
June 25, 2007.................    2,956,533.50      5.973        11.220      20,591.25       6.351        11.080
July 25, 2007.................    2,883,882.40      5.966        11.220      20,085.26       6.360        11.080
August 25, 2007...............    2,812,846.64      5.947        11.220      19,590.52       6.358        11.080
September 25, 2007............    2,743,391.68      5.928        11.220      19,106.79       6.357        11.080
October 25, 2007..............    2,675,482.10      5.915        11.220      18,633.83       6.359        11.080
November 25, 2007.............    2,609,081.49      5.981        11.220      18,171.37       6.424        11.080
December 25, 2007.............    2,544,157.87      5.986        11.220      17,719.20       6.441        11.080
January 25, 2008..............    2,480,682.69      5.997        11.220      17,277.11       6.465        11.080
February 25, 2008.............    2,418,622.69      5.982        11.220      16,844.89       6.463        11.080
March 25, 2008................    2,357,942.17      5.967        11.220      16,422.27       6.461        11.080
April 25, 2008................    2,298,610.24      5.953        11.220      16,009.04       6.461        11.080
May 25, 2008..................    2,240,597.01      5.964        11.220      15,605.00       6.523        11.080
June 25, 2008.................    2,183,872.72      5.956        11.220      15,209.93       6.536        11.080
July 25, 2008.................    2,128,410.73      5.953        11.220      14,823.66       6.551        11.080
August 25, 2008...............    2,074,180.82      5.946        11.220      14,445.97       6.558        11.080
September 25, 2008............    2,021,155.50      5.929        11.220      14,076.66       6.556        11.080
October 25, 2008..............    1,969,307.45      5.986        11.220      13,715.56       6.637        11.080
November 25, 2008.............    1,918,601.59      6.139        11.220      13,362.41       6.862        11.080
December 25, 2008.............    1,872,771.19      6.450        11.220      13,043.22       7.172        11.080
January 25, 2009..............    1,828,006.15      6.465        11.220      12,731.44       7.202        11.080
February 25, 2009.............    1,784,276.04      6.449        11.220      12,426.88       7.199        11.080
March 25, 2009................    1,745,161.62      6.435        11.220      12,154.46       7.196        11.080
April 25, 2009................    1,706,912.18      6.424        11.220      11,888.07       7.194        11.080
May 25, 2009..................    1,669,508.55      6.424        11.220      11,627.56       7.197        11.080
June 25, 2009.................    1,632,931.72      6.422        11.220      11,372.82       7.197        11.080

                                        JUNIOR LIBOR CERTIFICATES
                                 --------------------------------------
                                   NOTIONAL       CAP       CAP CEILING
DISTRIBUTION DATES               BALANCE ($)   STRIKE (%)       (%)
------------------------------   -----------   ----------   -----------

March 25, 2006................    260,058.05      5.663        10.880
April 25, 2006................    260,005.60      5.668        10.880
May 25, 2006..................    259,952.65      5.738        10.880
June 25, 2006.................    259,899.21      5.931        10.880
July 25, 2006.................    259,845.82      5.982        10.880
August 25, 2006...............    259,792.20      5.984        10.880
September 25, 2006............    259,738.14      5.982        10.880
October 25, 2006..............    259,683.65      5.981        10.880
November 25, 2006.............    259,628.75      6.044        10.880
December 25, 2006.............    259,573.46      6.057        10.880
January 25, 2007..............    259,518.43      6.081        10.880
February 25, 2007.............    259,461.85      6.079        10.880
March 25, 2007................    259,404.88      6.078        10.880
April 25, 2007................    259,347.50      6.077        10.880
May 25, 2007..................    259,289.73      6.142        10.880
June 25, 2007.................    259,231.57      6.151        10.880
July 25, 2007.................    259,173.37      6.160        10.880
August 25, 2007...............    259,114.61      6.158        10.880
September 25, 2007............    259,055.43      6.157        10.880
October 25, 2007..............    258,995.84      6.159        10.880
November 25, 2007.............    258,935.65      6.224        10.880
December 25, 2007.............    258,875.04      6.241        10.880
January 25, 2008..............    258,814.48      6.265        10.880
February 25, 2008.............    258,753.91      6.263        10.880
March 25, 2008................    258,692.90      6.261        10.880
April 25, 2008................    258,631.46      6.261        10.880
May 25, 2008..................    258,569.61      6.323        10.880
June 25, 2008.................    258,507.33      6.336        10.880
July 25, 2008.................    258,444.87      6.351        10.880
August 25, 2008...............    258,382.00      6.358        10.880
September 25, 2008............    258,318.73      6.356        10.880
October 25, 2008..............    258,255.00      6.437        10.880
November 25, 2008.............    258,189.63      6.662        10.880
December 25, 2008.............    255,325.32      6.972        10.880
January 25, 2009..............    252,494.36      7.002        10.880
February 25, 2009.............    249,695.54      6.999        10.880
March 25, 2009................    244,221.78      6.996        10.880
April 25, 2009................    238,869.07      6.994        10.880
May 25, 2009..................    233,634.73      6.997        10.880
June 25, 2009.................    228,516.08      6.997        10.880

                                      II-1

                                 CLASS 1-A-1 AND CLASS 1-A-2 CERTIFICATES           CLASS 1-A-3 CERTIFICATES
                                 ----------------------------------------   --------------------------------------
                                    NOTIONAL        CAP       CAP CEILING     NOTIONAL        CAP      CAP CEILING
DISTRIBUTION DATES                 BALANCE ($)   STRIKE (%)       (%)       BALANCE ($)   STRIKE (%)       (%)
------------------------------   -------------   ----------   -----------   -----------   ----------   -----------

July 25, 2009.................    1,597,163.22      6.411        11.220      11,123.70       7.195        11.080
August 25, 2009...............    1,562,185.03      6.401        11.220      10,880.09       7.193        11.080
September 25, 2009............    1,527,979.90      6.386        11.220      10,641.86       7.190        11.080
October 25, 2009..............    1,494,530.20      6.374        11.220      10,408.90       7.187        11.080
November 25, 2009.............    1,461,819.09      6.372        11.220      10,181.07       7.189        11.080
December 25, 2009.............    1,429,830.27      6.412        11.220       9,958.28       7.215        11.080
January 25, 2010..............    1,398,551.62      6.404        11.220       9,740.44       7.212        11.080
February 25, 2010.............    1,367,963.08      6.391        11.220       9,527.40       7.209        11.080
March 25, 2010................    1,338,049.29      6.378        11.220       9,319.06       7.206        11.080
April 25, 2010................    1,308,795.21      6.368        11.220       9,115.32       7.202        11.080
May 25, 2010..................    1,280,186.16      6.361        11.220       8,916.06       7.199        11.080
June 25, 2010.................    1,252,207.79      6.352        11.220       8,721.20       7.196        11.080
July 25, 2010.................    1,224,846.05      6.337        11.220       8,530.64       7.193        11.080
August 25, 2010...............    1,198,087.24      6.367        11.220       8,344.27       7.217        11.080
September 25, 2010............    1,171,913.91      6.353        11.220       8,161.98       7.214        11.080
October 25, 2010..............    1,146,317.14      6.354        11.220       7,983.71       7.224        11.080
November 25, 2010.............    1,121,286.30      7.095        11.220       7,809.38       7.812        11.080
December 25, 2010.............    1,096,810.51      8.988        11.220       7,638.91       8.848        11.080
January 25, 2011..............    1,072,864.91      9.375        11.220       7,472.14       9.235        11.080
February 25, 2011.............    1,049,448.43      9.368        11.220       7,309.05       9.228        11.080
March 25, 2011................    1,026,547.05      9.360        11.220       7,149.55       9.220        11.080
April 25, 2011................    1,004,149.33      9.353        11.220       6,993.56       9.213        11.080
May 25, 2011..................      982,244.10      9.345        11.220       6,841.00       9.205        11.080
June 25, 2011.................      960,820.42      9.338        11.220       6,691.79       9.198        11.080
July 25, 2011.................      939,867.62      9.332        11.220       6,545.86       9.192        11.080
August 25, 2011...............      919,375.25      9.325        11.220       6,403.14       9.185        11.080
September 25, 2011............      899,333.09      9.317        11.220       6,263.55       9.177        11.080
October 25, 2011..............      879,731.18      9.310        11.220       6,127.03       9.170        11.080
November 25, 2011.............      860,559.74      9.302        11.220       5,993.51       9.162        11.080
December 25, 2011.............      841,809.23      9.295        11.220       5,862.92       9.155        11.080
January 25, 2012..............      823,470.34      9.287        11.220       5,735.19       9.147        11.080
February 25, 2012.............      805,533.94      9.280        11.220       5,610.27       9.140        11.080
March 25, 2012................      787,991.12      9.272        11.220       5,488.09       9.132        11.080
April 25, 2012................      770,833.17      9.265        11.220       5,368.59       9.125        11.080
May 25, 2012..................      754,051.55      9.257        11.220       5,251.71       9.117        11.080
June 25, 2012.................      737,637.96      9.250        11.220       5,137.40       9.110        11.080
July 25, 2012.................      721,584.23      9.242        11.220       5,025.59       9.102        11.080
August 25, 2012...............      705,882.41      9.235        11.220       4,916.23       9.095        11.080
September 25, 2012............      690,524.72      9.227        11.220       4,809.27       9.087        11.080
October 25, 2012..............      675,503.54      9.220        11.220       4,704.65       9.080        11.080
November 25, 2012.............      660,811.44      9.212        11.220       4,602.33       9.072        11.080
December 25, 2012.............      646,441.14      9.204        11.220       4,502.24       9.064        11.080
January 25, 2013..............      632,385.53      9.197        11.220       4,404.35       9.057        11.080
February 25, 2013.............      618,637.65      9.189        11.220       4,308.60       9.049        11.080
March 25, 2013................      605,190.72      9.182        11.220       4,214.95       9.042        11.080

                                        JUNIOR LIBOR CERTIFICATES
                                 --------------------------------------
                                   NOTIONAL       CAP       CAP CEILING
DISTRIBUTION DATES               BALANCE ($)   STRIKE (%)       (%)
------------------------------   -----------   ----------   -----------

July 25, 2009.................    223,510.56      6.995        10.880
August 25, 2009...............    218,615.63      6.993        10.880
September 25, 2009............    213,828.89      6.990        10.880
October 25, 2009..............    209,147.87      6.987        10.880
November 25, 2009.............    204,570.20      6.989        10.880
December 25, 2009.............    200,093.62      7.015        10.880
January 25, 2010..............    195,716.41      7.012        10.880
February 25, 2010.............    191,435.78      7.009        10.880
March 25, 2010................    187,249.58      7.006        10.880
April 25, 2010................    183,155.70      7.002        10.880
May 25, 2010..................    179,152.09      6.999        10.880
June 25, 2010.................    175,236.73      6.996        10.880
July 25, 2010.................    171,407.67      6.993        10.880
August 25, 2010...............    167,662.98      7.017        10.880
September 25, 2010............    164,000.23      7.014        10.880
October 25, 2010..............    160,418.16      7.024        10.880
November 25, 2010.............    156,915.29      7.612        10.880
December 25, 2010.............    153,490.09      8.648        10.880
January 25, 2011..............    150,139.09      9.035        10.880
February 25, 2011.............    146,862.14      9.028        10.880
March 25, 2011................    143,657.27      9.020        10.880
April 25, 2011................    140,522.88      9.013        10.880
May 25, 2011..................    137,457.42      9.005        10.880
June 25, 2011.................    134,459.34      8.998        10.880
July 25, 2011.................    131,527.16      8.992        10.880
August 25, 2011...............    128,659.41      8.985        10.880
September 25, 2011............    125,854.67      8.977        10.880
October 25, 2011..............    123,111.53      8.970        10.880
November 25, 2011.............    120,428.64      8.962        10.880
December 25, 2011.............    117,804.65      8.955        10.880
January 25, 2012..............    115,238.26      8.947        10.880
February 25, 2012.............    112,728.20      8.940        10.880
March 25, 2012................    110,273.22      8.932        10.880
April 25, 2012................    107,872.10      8.925        10.880
May 25, 2012..................    105,523.65      8.917        10.880
June 25, 2012.................    103,226.69      8.910        10.880
July 25, 2012.................    100,980.10      8.902        10.880
August 25, 2012...............     98,782.75      8.895        10.880
September 25, 2012............     96,633.56      8.887        10.880
October 25, 2012..............     94,531.46      8.880        10.880
November 25, 2012.............     92,475.42      8.872        10.880
December 25, 2012.............     90,464.41      8.864        10.880
January 25, 2013..............     88,497.43      8.857        10.880
February 25, 2013.............     86,573.52      8.849        10.880
March 25, 2013................     84,691.73      8.842        10.880

                                      II-2

                                 CLASS 1-A-1 AND CLASS 1-A-2 CERTIFICATES           CLASS 1-A-3 CERTIFICATES
                                 ----------------------------------------   --------------------------------------
                                    NOTIONAL        CAP       CAP CEILING     NOTIONAL        CAP      CAP CEILING
DISTRIBUTION DATES                 BALANCE ($)   STRIKE (%)       (%)       BALANCE ($)   STRIKE (%)       (%)
------------------------------   -------------   ----------   -----------   -----------   ----------   -----------

April 25, 2013................      592,038.08      9.174        11.220       4,123.34       9.034        11.080
May 25, 2013..................      579,173.23      9.167        11.220       4,033.75       9.027        11.080
June 25, 2013.................      566,589.82      9.159        11.220       3,946.11       9.019        11.080
July 25, 2013.................      554,281.65      9.152        11.220       3,860.38       9.012        11.080
August 25, 2013...............      542,242.63      9.144        11.220       3,776.54       9.004        11.080
September 25, 2013............      530,466.83      9.137        11.220       3,694.52       8.997        11.080
October 25, 2013..............      518,948.44      9.129        11.220       3,614.30       8.989        11.080
November 25, 2013.............      507,681.79      9.121        11.220       3,535.83       8.981        11.080
December 25, 2013.............      496,661.32      9.114        11.220       3,459.08       8.974        11.080
January 25, 2014..............      485,881.62      9.106        11.220       3,384.00       8.966        11.080
February 25, 2014.............      475,337.36      9.099        11.220       3,310.56       8.959        11.080
March 25, 2014................      465,023.38      9.091        11.220       3,238.73       8.951        11.080
April 25, 2014................      454,934.59      9.084        11.220       3,168.47       8.944        11.080
May 25, 2014..................      445,066.03      9.076        11.220       3,099.73       8.936        11.080
June 25, 2014.................      435,412.86      9.069        11.220       3,032.50       8.929        11.080
July 25, 2014.................      425,970.34      9.061        11.220       2,966.74       8.921        11.080
August 25, 2014...............      416,733.82      9.053        11.220       2,902.41       8.913        11.080
September 25, 2014............      407,698.78      9.046        11.220       2,839.48       8.906        11.080
October 25, 2014..............      398,860.78      9.038        11.220       2,777.93       8.898        11.080
November 25, 2014
   and thereafter.............            0.00      0.000         0.000           0.00       0.000         0.000

                                        JUNIOR LIBOR CERTIFICATES
                                 --------------------------------------
                                   NOTIONAL       CAP       CAP CEILING
DISTRIBUTION DATES               BALANCE ($)   STRIKE (%)       (%)
------------------------------   -----------   ----------   -----------

April 25, 2013................     82,851.12      8.834        10.880
May 25, 2013..................     81,050.79      8.827        10.880
June 25, 2013.................     79,289.84      8.819        10.880
July 25, 2013.................     77,567.40      8.812        10.880
August 25, 2013...............     75,882.63      8.804        10.880
September 25, 2013............     74,234.70      8.797        10.880
October 25, 2013..............     72,622.79      8.789        10.880
November 25, 2013.............     71,046.11      8.781        10.880
December 25, 2013.............     69,503.89      8.774        10.880
January 25, 2014..............     67,995.35      8.766        10.880
February 25, 2014.............     66,519.76      8.759        10.880
March 25, 2014................     65,076.40      8.751        10.880
April 25, 2014................     63,664.55      8.744        10.880
May 25, 2014..................     62,283.53      8.736        10.880
June 25, 2014.................     60,932.64      8.729        10.880
July 25, 2014.................     59,611.23      8.721        10.880
August 25, 2014...............     58,318.65      8.713        10.880
September 25, 2014............     57,054.27      8.706        10.880
October 25, 2014..............     55,817.46      8.698        10.880
November 25, 2014
   and thereafter.............          0.00      0.000         0.000

                                      II-3

                 (This page has been left blank intentionally.)

PROSPECTUS

                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                   ----------

     Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

     o    conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

     o    mortgage pass-through certificates and mortgage-backed securities;

     o    direct obligations of the United States or other governmental agencies; or

     o    any combination of the above.

     The certificates of any series will not be obligations of Morgan Stanley
Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                   ----------

             Investing in any series of certificates involves risks.
           See "Risk Factors" beginning on page 10 of this prospectus.

                                   ----------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY

                  The date of this prospectus is July 27, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

          o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

          o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Capital
I Inc.'s telephone number is (212) 761-4000.

                                        2

                                                                                  PAGE
                                                                                  ----

                                        3

                                        4

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                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES,
READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer........................   Each series of certificates will be issued by a
                                 separate trust. Each trust will be formed
                                 pursuant to a pooling and servicing agreement
                                 among Morgan Stanley Capital I Inc., one or
                                 more servicers and a trustee.

Depositor.....................   Morgan Stanley Capital I Inc. a wholly-owned
                                 subsidiary of Morgan Stanley.

Master Servicer...............   The servicer or servicers for substantially all
                                 the mortgage loans for each series of
                                 certificates, which servicer(s) may be
                                 affiliates of Morgan Stanley Capital I Inc.,
                                 will be named in the related prospectus
                                 supplement.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

                               THE MORTGAGE ASSETS

General.......................   Each trust will own the related mortgage loan,
                                 including mortgage participations, or
                                 mortgage-backed securities or both or, if
                                 specified in the applicable prospectus
                                 supplement, direct obligations of the United
                                 States or other governmental agencies. You
                                 should refer to the applicable prospectus
                                 supplement for the precise characteristics or
                                 expected characteristics of the mortgage loans
                                 and mortgage-backed securities included in each
                                 trust fund.

Mortgage Loans................   The mortgage loans in each trust will be
                                 conventional, fixed or adjustable interest rate
                                 mortgage loans, or mortgage participations,
                                 secured by first liens or junior liens or first
                                 and junior liens on one- to four-family
                                 residential properties or shares issued by
                                 cooperative housing corporations. Unless
                                 otherwise provided in the related prospectus
                                 supplement, all mortgage loans will have
                                 individual principal balances at origination of
                                 not less than $25,000 and original terms to
                                 maturity of not more than 40 years. All
                                 mortgage loans will have been originated by
                                 persons other than Morgan Stanley Capital I
                                 Inc.

Mortgage-Backed Securities....   The mortgage-backed securities in each trust
                                 will be mortgage pass-through certificates or
                                 other mortgage-backed securities evidencing
                                 interests in or secured by conventional, fixed
                                 or adjustable rate mortgage loans secured by
                                 first liens or junior liens or first and junior
                                 liens on one- to four-family residential
                                 properties or shares issued by cooperative
                                 housing corporations.

Government Securities.........   Each trust may own, in addition to the mortgage
                                 loans and mortgage-backed securities, direct
                                 obligations of the United States or other
                                 governmental agencies which provide for payment
                                 of interest or principal or both.

--------------------------------------------------------------------------------

                                        5

--------------------------------------------------------------------------------

                                  OTHER ASSETS

Other Assets..................   If so specified in the applicable prospectus
                                 supplement, the trust fund may include the
                                 following agreements and other similar
                                 agreements:

                                 o    guaranteed investment contracts;

                                 o    interest rate exchange agreements;

                                 o    interest rate cap or floor contracts;

                                 o    currency exchange contracts; or

                                 o    other swap or notional balance contracts.

                               CREDIT ENHANCEMENT

Subordination.................   A series of certificates may include one or
                                 more classes of senior certificates and one or
                                 more classes of subordinate certificates. The
                                 rights of the holders of subordinate
                                 certificates of a series to receive
                                 distributions will be subordinated to such
                                 rights of the holders of the senior
                                 certificates of the same series to the extent
                                 and in the manner specified in the applicable
                                 prospectus supplement.

                                 Subordination is intended to enhance the
                                 likelihood of the timely receipt by the senior
                                 certificateholders of their proportionate
                                 shares of scheduled monthly principal and
                                 interest payments on the related mortgage loans
                                 and to protect them from losses. This
                                 protection will be effected by:

                                 o    the preferential right of the senior
                                      certificateholders to receive, prior to
                                      any distribution being made in respect of
                                      the related subordinate certificates on
                                      each distribution date, current
                                      distributions on the related mortgage
                                      loans and mortgage-backed securities of
                                      principal and interest due them on each
                                      distribution date out of the funds
                                      available for distributions on such date;

                                 o    the right of such holders to receive
                                      future distributions on the mortgage loans
                                      and mortgage-backed securities that would
                                      otherwise have been payable to the holders
                                      of subordinate certificates;

                                 o    the prior allocation to the subordinate
                                      certificates of all or a portion of losses
                                      realized on the underlying mortgage loans
                                      and mortgage-backed securities; or

                                 o    any combination of the above.

Other Types of Credit
Enhancement...................   If so specified in the applicable prospectus
                                 supplement, the certificates of any series, or
                                 any one or more classes of a series may be
                                 entitled to the benefits of other types of
                                 credit enhancement, including but not limited
                                 to:

                                 o    limited guarantee

                                 o    financial guaranty insurance policy

--------------------------------------------------------------------------------

                                        6

--------------------------------------------------------------------------------

                                 o    surety bond

                                 o    letter of credit

                                 o    mortgage pool insurance policy

                                 o    reserve fund

                                 o    cross-support

                                 o    any credit support will be described in
                                      the applicable prospectus supplement.

                          DISTRIBUTIONS ON CERTIFICATES

General.......................   Each series of certificates will consist of one
                                 or more classes of certificates that will be
                                 entitled, to the extent of funds available, to
                                 one of the following:

                                 o    principal and interest payments in respect
                                      of the related mortgage loans and
                                      mortgage-backed securities;

                                 o    principal distributions, with no interest
                                      distribution;

                                 o    interest distributions, with no principal
                                      distributions;

                                 o    sequential or concurrent distributions of
                                      principal;

                                 o    senior or subordinate distributions of
                                      interest or principal or both;

                                 o    distributions of interest after an
                                      interest accrual period; or

                                 o    such other distributions as are described
                                      in the applicable prospectus supplement.

Interest Distributions........   With respect to each series of certificates,
                                 other than classes of certificates which may be
                                 entitled to disproportionately low, nominal or
                                 no interest distributions, interest on the
                                 related mortgage loans and mortgage-backed
                                 securities at the weighted average of their
                                 mortgage rates--net of servicing fees and other
                                 amounts as described in this prospectus or in
                                 the applicable prospectus supplement, will be
                                 passed through to holders of the related
                                 classes of certificates in accordance with the
                                 particular terms of each such class of
                                 certificates. The terms of each class of
                                 certificates will be described in the related
                                 prospectus supplement.

                                 Except as otherwise specified in the applicable
                                 prospectus supplement, interest on each class
                                 of certificates of each series will accrue at
                                 the fixed, floating or weighted average
                                 pass-through rate for each class indicated in
                                 the applicable prospectus supplement on their
                                 outstanding principal balance or notional
                                 amount.

Principal.....................   With respect to a series of certificates,
                                 principal payments including prepayments on the
                                 related mortgage loans and mortgage-backed
                                 securities will be passed through to holders of
                                 the related certificates or otherwise applied
                                 in accordance with the related pooling and
                                 servicing agreement on each distribution date.
                                 Distributions in reduction of

--------------------------------------------------------------------------------

                                        7

--------------------------------------------------------------------------------

                                 certificate balance will be allocated among the
                                 classes of certificates of a series in the
                                 manner specified in the applicable prospectus
                                 supplement.

Distribution Dates............   The dates upon which distributions on each
                                 series of certificates will be made will be
                                 specified in the related prospectus supplement.

Advances......................   Unless otherwise provided in the related
                                 prospectus supplement, in the event that a
                                 payment on a mortgage loan is delinquent, the
                                 master servicer will be obligated to make
                                 advances that the master servicer determines
                                 are recoverable. The master servicer will be
                                 reimbursed for advances as described in this
                                 prospectus and in the related prospectus
                                 supplement. The prospectus supplement for any
                                 series of certificates relating to a trust that
                                 includes mortgage-backed securities will
                                 describe any corresponding advancing obligation
                                 of any person in connection with such
                                 mortgage-backed securities.

                ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...................   If so specified in the prospectus supplement
                                 with respect to a series of certificates, all,
                                 but not less than all, of the mortgage loans
                                 and mortgage-backed securities in the related
                                 trust fund and any property acquired with
                                 respect to such mortgage loans may be purchased
                                 by the party as is specified in the applicable
                                 prospectus supplement. Any such purchase must
                                 be made in the manner and at the price
                                 specified in such prospectus supplement. If so
                                 provided in the related prospectus supplement
                                 with respect to a series, upon the reduction of
                                 the certificate balance of a specified class or
                                 classes of certificates by a specified
                                 percentage or amount or on and after a date
                                 specified in the related prospectus supplement,
                                 the party specified in the related prospectus
                                 supplement will solicit bids for the purchase
                                 of all of the trust's assets, or of a
                                 sufficient portion of such assets to retire
                                 such class or classes, or purchase such assets
                                 at a price set forth in the related prospectus
                                 supplement. In addition, if so provided in the
                                 related prospectus supplement, certain classes
                                 of certificates may be purchased subject to
                                 similar conditions.

Forms of Certificates.........   The certificates will be issued either:

                                 o    in book-entry form through the facilities
                                      of The Depository Trust Company; or

                                 o    in fully registered, certificated form.

                                 If you own book-entry certificates, you will
                                 not receive physical certificates representing
                                 your ownership interest in such book-entry
                                 certificates, except under extraordinary
                                 circumstances. Instead, The Depository Trust
                                 Company will effect payments and transfers by
                                 means of its electronic recordkeeping services,
                                 acting through participating organizations.
                                 This may result in delays in your receipt of
                                 distributions and may restrict your ability to
                                 pledge your securities. Your rights with
                                 respect to book-entry certificates may
                                 generally only be exercised through The
                                 Depository Trust Company and its participating
                                 organizations.

Tax Status of Certificates....   The treatment of the certificates for federal
                                 income tax purposes will depend on:

--------------------------------------------------------------------------------

                                        8

--------------------------------------------------------------------------------

                                 o    whether a "real estate mortgage investment
                                      conduit" election is made with respect to
                                      a series of certificates; and

                                 o    if a "real estate mortgage investment
                                      conduit" election is made, whether the
                                      certificates are regular interests or
                                      residual interests.

                                 If a "real estate mortgage investment conduit"
                                 election is not made, the certificates will be
                                 treated as interests in a grantor trust.

ERISA Considerations..........   If you are a fiduciary of any employee benefit
                                 plan subject to the fiduciary responsibility
                                 provisions of the Employee Retirement Income
                                 Security Act of 1974, as amended, also known as
                                 ERISA, you should carefully review with your
                                 own legal advisors whether the purchase or
                                 holding of certificates could give rise to a
                                 transaction prohibited or otherwise
                                 impermissible under ERISA or the Internal
                                 Revenue Code.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the class or classes of
                                 certificates offered will constitute "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. If your investment authority
                                 is subject to legal restrictions, you should
                                 consult your own legal advisors to determine
                                 whether and to what extent such certificates
                                 constitute legal investments for you.

Rating........................   Certificates of any series will not be offered
                                 pursuant to this prospectus and a prospectus
                                 supplement unless each offered class of
                                 certificates offered is rated in one of the
                                 four highest rating categories by at least one
                                 nationally recognized statistical rating
                                 organization.

                                 o    A security rating is not a recommendation
                                      to buy, sell or hold the certificates of
                                      any series and is subject to revision or
                                      withdrawal at any time by the assigning
                                      rating agency.

                                 o    Ratings do not address the effect of
                                      prepayments on the yield you may
                                      anticipate when you purchase your
                                      certificates.

--------------------------------------------------------------------------------

                                        9

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under
"Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY
   MAKE IT DIFFICULT FOR YOU
   TO RESELL YOUR CERTIFICATES   The liquidity of your certificates may be
                                 limited. You should consider that:

                                 o    a secondary market for the certificates of
                                      any series may not develop, or if it does,
                                      it may not provide you with liquidity of
                                      investment, or it may not continue for the
                                      life of the certificates of any series;

                                 o    the prospectus supplement for any series
                                      of certificates may indicate that an
                                      underwriter intends to establish a
                                      secondary market in such certificates, but
                                      no underwriter will be obligated to do so;
                                      and

                                 o    unless specified in the applicable
                                      prospectus supplement, the certificates
                                      will not be listed on any securities
                                      exchange.

                                 Certain classes of securities may not
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended.
                                 Accordingly, many institutions that lack the
                                 legal authority to invest in securities that do
                                 not constitute "mortgage related securities"
                                 will not be able to invest in such securities,
                                 thereby limiting the market for those
                                 securities. If your investment activities are
                                 subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities, then you may
                                 be subject to restrictions on investment in the
                                 securities. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the
                                 securities. We refer you to "Legal Investment"
                                 for additional information.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO PAY YOUR
   CERTIFICATES IN FULL          Except for any related insurance policies and
                                 any reserve fund or credit enhancement
                                 described in the applicable prospectus
                                 supplement, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.
                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                       10

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 and mortgage-backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans and mortgage-backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity. There may be accounts, as described in
                                 the related prospectus supplement maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn amounts and will not be
                                 available for the future payment of principal
                                 or interest on the certificates. If a series of
                                 certificates consists of one or more classes of
                                 subordinate certificates, the amount of any
                                 losses or shortfalls in collections of assets
                                 on any distribution date will be borne first by
                                 one or more classes of the subordinate
                                 certificates, as described in the related
                                 prospectus supplement.

                                 Thereafter, those losses or shortfalls will be
                                 borne by the remaining classes of certificates,
                                 in the priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

CREDIT ENHANCEMENT IS LIMITED
   IN AMOUNT AND COVERAGE        With respect to each series of certificates,
                                 credit enhancement may be provided to cover
                                 losses on the underlying mortgage loans and
                                 mortgage-backed securities up to specified
                                 amounts.

                                 Regardless of the form of credit enhancement
                                 provided:

                                 o    the amount of coverage will be limited in
                                      amount and in most cases will be subject
                                      to periodic reduction in accordance with a
                                      schedule or formula;

                                 o    the amount of coverage may provide only
                                      very limited coverage as to certain types
                                      of losses such as hazard losses,
                                      bankruptcy losses and fraud losses, and
                                      may provide no coverage as to certain
                                      other types of losses; and

                                 o    all or a portion of the credit enhancement
                                      for any series of certificates will
                                      generally be permitted to be reduced,
                                      terminated or substituted for, if each
                                      applicable rating agency indicates that
                                      the then-current ratings will not be
                                      adversely affected.

                                 In the event losses exceed the amount of
                                 coverage provided by any credit enhancement or
                                 losses of a type not covered by any credit
                                 enhancement occur, such losses will be borne by
                                 the holders of the related certificates. The
                                 rating of any series of certificates by any
                                 applicable rating agency may be lowered
                                 following the initial issuance thereof as a
                                 result of the downgrading of the obligations of
                                 any applicable credit support provider, or as a
                                 result of losses on the related mortgage loans
                                 in excess of the levels contemplated by such
                                 rating agency at the time of its initial rating
                                 analysis.

                                       11

                                 None of Morgan Stanley Capital I Inc., any
                                 servicer, or any of their affiliates, will have
                                 any obligation to replace or supplement any
                                 credit enhancement, or to take any other action
                                 to maintain any rating of any class of
                                 certificates.

CHANGES IN CONDITIONS IN THE
   REAL ESTATE MARKET WILL
   AFFECT MORTGAGE LOAN
   PERFORMANCE                   An investment in securities such as the
                                 certificates, which generally represent
                                 interests in pools of residential mortgage
                                 loans, may be affected by a decline in real
                                 estate values and changes in the borrower's
                                 financial condition. There is no assurance that
                                 the values of the mortgaged properties securing
                                 the mortgage loans underlying any series of
                                 certificates have remained or will remain at
                                 their levels on the dates of origination of the
                                 related mortgage loans.

                                 If the residential real estate market should
                                 experience an overall decline in property
                                 values such that the outstanding balances of
                                 the mortgage loans contained in a particular
                                 trust fund and any secondary financing on the
                                 mortgaged properties, become equal to or
                                 greater than the value of the mortgaged
                                 properties, delinquencies, foreclosures and
                                 losses could be higher than those now generally
                                 experienced in the mortgage lending industry
                                 and those experienced in the servicer's or
                                 other servicers' servicing portfolios.

                                 To the extent that losses on mortgage loans
                                 underlying a series are not covered by credit
                                 enhancement, holders of certificates of the
                                 series will bear all risk of loss resulting
                                 from default by borrowers. Such loss may also
                                 be greater than anticipated as a result of a
                                 decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY
   INCREASE RATES OF LOSS AND
   DELINQUENCY                   In addition to risk factors related to the
                                 residential real estate market generally,
                                 certain geographic regions of the United States
                                 from time to time will experience weaker
                                 regional economic conditions and housing
                                 markets or be directly or indirectly affected
                                 by natural disasters or civil disturbances such
                                 as earthquakes, hurricanes, floods, eruptions
                                 or riots. Mortgage assets in such areas will
                                 experience higher rates of loss and delinquency
                                 than on mortgage loans generally. Although
                                 mortgaged properties located in certain
                                 identified flood zones will be required to be
                                 covered, to the maximum extent available, by
                                 flood insurance, no mortgaged properties will
                                 otherwise be required to be insured against
                                 earthquake damage or any other loss not covered
                                 by standard hazard insurance policies.

                                 The ability of borrowers to make payments on
                                 the mortgage assets may also be affected by
                                 factors which do not necessarily affect
                                 property values, such as adverse economic
                                 conditions generally, in particular geographic
                                 areas or industries, or affecting particular
                                 segments of the borrowing community--such as
                                 borrowers relying on commission income and
                                 self-employed borrowers. Such occurrences may
                                 accordingly affect the actual rates of
                                 delinquencies, foreclosure and losses with
                                 respect to any trust fund.

                                       12

THE RATE OF PREPAYMENT ON
   MORTGAGE ASSETS MAY
   ADVERSELY AFFECT AVERAGE
   LIVES AND YIELDS ON
   CERTIFICATES                  The yield of the certificates of each series
                                 will depend in part on the rate of principal
                                 payment on the mortgage loans and
                                 mortgage-backed securities, including
                                 prepayments, liquidations due to defaults and
                                 mortgage loan repurchases. Such yield may be
                                 adversely affected, depending upon whether a
                                 particular certificate is purchased at a
                                 premium or a discount, by a higher or lower
                                 than anticipated rate of prepayments on the
                                 related mortgage loans and mortgage-backed
                                 securities, in particular:

                                 The yield on classes of certificates entitling
                                 their holders primarily or exclusively to
                                 payments of interest or primarily or
                                 exclusively to payments of principal will be
                                 extremely sensitive to the rate of prepayments
                                 on the related mortgage loans and
                                 mortgage-backed securities; and the yield on
                                 certain classes of certificates may be
                                 relatively more sensitive to the rate of
                                 prepayment of specified mortgage loans and
                                 mortgage-backed securities than other classes
                                 of certificates.

                                 The rate of prepayments on mortgage loans is
                                 influenced by a number of factors, including:

                                 o    prevailing mortgage market interest rates;

                                 o    local and national economic conditions;

                                 o    homeowner mobility; and

                                 o    the ability of the borrower to obtain
                                      refinancing.

                                 In addition, your yield may be adversely
                                 affected by interest shortfalls which may
                                 result from the timing of the receipt of
                                 prepayments or liquidations to the extent that
                                 such interest shortfalls are not covered by
                                 aggregate fees payable to the servicer or other
                                 mechanisms specified in the applicable
                                 prospectus supplement. Your yield will be also
                                 adversely affected to the extent that losses on
                                 the mortgage loans and mortgage-backed
                                 securities in the related trust fund are
                                 allocated to your certificates and may be
                                 adversely affected to the extent of unadvanced
                                 delinquencies on the mortgage loans and
                                 mortgage-backed securities in the related trust
                                 fund. Classes of certificates identified in the
                                 applicable prospectus supplement as subordinate
                                 certificates are more likely to be affected by
                                 delinquencies and losses than other classes of
                                 certificates.

RATINGS ON CERTIFICATES
   REFLECT LIMITED ASSESSMENTS   Any rating assigned by a rating agency to a
                                 class of certificates will reflect such rating
                                 agency's assessment solely of the likelihood
                                 that holders of certificates of such class will
                                 receive payments to which they are entitled
                                 under the related pooling and servicing
                                 agreement. A rating will not constitute an
                                 assessment of the likelihood that principal
                                 prepayments, including those caused by
                                 defaults, on the related mortgage loans and
                                 mortgage-backed securities will be made, the
                                 degree to which the rate of such prepayments
                                 might differ from that originally anticipated
                                 or the likelihood of early optional termination
                                 of the series of certificates. A rating will
                                 not address the possibility that prepayment at
                                 higher or lower rates than anticipated by an
                                 investor may cause such investor to experience
                                 a lower than anticipated yield or that an
                                 investor purchasing a certificate at a
                                 significant premium might fail

                                       13

                                 to recoup its initial investment under certain
                                 prepayment scenarios. Each prospectus
                                 supplement will identify any payment to which
                                 holders of certificates of the related series
                                 are entitled that is not covered by the
                                 applicable rating.

                                 The amount, type and nature of credit support,
                                 if any, established with respect to a series of
                                 certificates will be determined on the basis of
                                 criteria established by each rating agency.
                                 These criteria are sometimes based upon an
                                 actuarial analysis of the behavior of mortgage
                                 loans in a larger group. The historical data
                                 supporting any such actuarial analysis may not
                                 accurately reflect future experience or
                                 accurately predict the actual delinquency,
                                 foreclosure or loss experience of the mortgage
                                 loans and mortgage-backed securities included
                                 in any trust fund.

RATINGS DO NOT GUARANTY VALUE    If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

PAYMENTS IN FULL OF A BALLOON
   LOAN DEPEND ON THE
   BORROWER'S ABILITY TO
   REFINANCE THE BALLOON LOAN
   OR SELL THE MORTGAGED
   PROPERTY                      Certain of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and,
                                 thus, will require substantial principal
                                 payments, i.e., balloon payments, at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because the ability of a borrower to make a
                                 balloon payment typically will depend upon its
                                 ability either to timely refinance the loan or
                                 to timely sell the related mortgaged property.
                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o    the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the financial condition of the mortgagor;

                                 o    tax laws;

                                 o    prevailing general economic conditions;
                                      and

                                 o    the availability of credit for single
                                      family real properties generally.

MORTGAGE LOANS SECURED BY
   JUNIOR LIENS MAY ONLY BE
   SATISFIED AFTER THE RELATED
   FIRST LIEN MORTGAGE HAS
   BEEN SATISFIED                Certain of the mortgage loans may be secured by
                                 junior liens and the related first liens may
                                 not be included in the trust fund. The primary
                                 risk to holders of mortgage loans secured by
                                 junior liens is the possibility that adequate
                                 funds will not be received in connection with a
                                 foreclosure of the related first lien to
                                 satisfy fully both the first lien and the
                                 mortgage loan. In the event that a holder of
                                 the first lien forecloses on a mortgaged
                                 property, the proceeds of the foreclosure or
                                 similar sale will be applied first to the
                                 payment of court costs and fees in connection
                                 with the foreclosure, second to real estate
                                 taxes, third in

                                       14

                                 satisfaction of all principal, interest,
                                 prepayment or acceleration penalties, if any,
                                 and any other sums due and owing to the holder
                                 of the first lien. The claims of the holder of
                                 the first lien will be satisfied in full out of
                                 proceeds of the liquidation of the mortgage
                                 loan, if such proceeds are sufficient, before
                                 the trust fund as holder of the junior lien
                                 receives any payments in respect of the
                                 mortgage loan. In the event that such proceeds
                                 from a foreclosure or similar sale of the
                                 related mortgaged property were insufficient to
                                 satisfy both loans in the aggregate, the trust
                                 fund, as the holder of the junior lien, and,
                                 accordingly, holders of the certificates, would
                                 bear the risk of delay in distributions while a
                                 deficiency judgment against the borrower was
                                 being obtained and the risk of loss if the
                                 deficiency judgment were not realized upon.

OBLIGORS MAY DEFAULT IN
   PAYMENT OF MORTGAGE LOANS     If so specified in the related prospectus
                                 supplement, in order to maximize recoveries on
                                 defaulted mortgage loans, a servicer or a
                                 subservicer will be permitted within prescribed
                                 parameters to extend and modify mortgage loans
                                 that are in default or as to which a payment
                                 default is imminent, including in particular
                                 with respect to balloon payments. While any
                                 such entity generally will be required to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, such extensions or modifications
                                 may not increase the present value of receipts
                                 from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE
   CERTIFICATES WILL BEAR A
   GREATER RISK OF PAYMENT
   DELAYS AND LOSSES             The rights of holders of subordinate
                                 certificates to receive distributions to which
                                 they would otherwise be entitled with respect
                                 to the mortgage loans and mortgage-backed
                                 securities will be subordinate to the rights of
                                 the servicer to receive its fee and
                                 reimbursement for advances and the holders of
                                 senior certificates to the extent described in
                                 this prospectus. As a result of the foregoing,
                                 investors must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments
                                 in the subordinate certificates.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the mortgage loans and mortgage-backed
                                 securities and the timing of any such losses.
                                 If the actual rate and amount of losses
                                 experienced by the mortgage loans and
                                 mortgage-backed securities exceed the rate and
                                 amount of such losses assumed by an investor,
                                 the yields to maturity on the subordinate
                                 certificates may be lower than anticipated.

MORTGAGE LOAN ACCELERATION
   CLAUSES MAY NOT BE
   ENFORCEABLE                   Mortgages may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages may also include
                                 a debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are generally enforceable subject to
                                 certain exceptions. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts of any state, however, may refuse
                                 the foreclosure of a mortgage or deed of trust
                                 when an acceleration of the indebtedness would
                                 be inequitable or unjust or the circumstances
                                 would render the acceleration unconscionable.

                                       15

THERE ARE RESTRICTIONS ON
   INVESTORS SUBJECT TO ERISA    Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of such plans. Due to the
                                 complexity of regulations which govern such
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 certificates of any series. In particular,
                                 investors that are insurance companies should
                                 consult with their counsel with respect to the
                                 United States Supreme Court case, John Hancock
                                 Mutual Life Insurance Co. v. Harris Trust &
                                 Savings Bank.

IF YOUR CERTIFICATES ARE
   INTEREST ONLY CERTIFICATES,
   THE RETURN ON YOUR
   INVESTMENT WILL BE
   ESPECIALLY SENSITIVE TO
   PREPAYMENTS ON THE LOANS      An investment in interest only certificates is
                                 especially sensitive to prepayments on the
                                 loans held by the related trust because
                                 payments on interest only certificates depend
                                 entirely on the interest payments received on
                                 the loans. When borrowers prepay their loans,
                                 no further interest payments are made on such
                                 loans, and therefore no further amounts from
                                 such loans are available to make payments on
                                 the interest only certificates. If borrowers
                                 prepay their loans at a particularly high rate,
                                 investors in interest only certificates may not
                                 recover their initial investments.

PREPAYMENTS ON THE LOANS COULD
   LEAD TO SHORTFALLS IN THE
   DISTRIBUTION OF INTEREST ON
   YOUR CERTIFICATES             When a voluntary principal prepayment is made
                                 by the borrower on a loan (excluding any
                                 payments made upon liquidation of any loan),
                                 the borrower is generally charged interest only
                                 up to the date of the prepayment, instead of
                                 for a full month. However, principal
                                 prepayments will only be passed through to the
                                 holders of the certificates on the distribution
                                 date that follows the prepayment period in
                                 which the prepayment was received by the
                                 applicable servicer. If and to the extent
                                 described in the related prospectus supplement,
                                 the applicable servicer will be obligated,
                                 without any right of reimbursement, for the
                                 amount of shortfalls in interest collections
                                 that are attributable to the difference between
                                 the interest paid by a borrower in connection
                                 with those principal prepayments and thirty (or
                                 such other number as may be specified in the
                                 related prospectus supplement) days' interest
                                 on the prepaid loans, but only to the extent
                                 those shortfalls do not exceed all or the
                                 specified percentage set forth in the
                                 prospectus supplement of the servicing fees for
                                 that distribution date payable to that
                                 servicer.

                                 For trusts to which this obligation of the
                                 servicer is applicable, if the servicer fails
                                 to make such payments or the resulting
                                 shortfall exceeds the applicable portion of the
                                 servicing fees payable to that servicer for the
                                 month, there will be fewer funds available for
                                 the distribution of interest on the
                                 certificates. In addition, no such payments
                                 from any servicer will be available to cover
                                 prepayment interest shortfalls resulting from
                                 involuntary prepayments such as liquidation of
                                 a defaulted loan. Such shortfalls of interest,
                                 if they result in the inability of the trust to
                                 pay the full amount of the current interest on
                                 the certificates, will result in a reduction
                                 the yield on your certificates.

                                       16

IF THE TRUST INCLUDES A
   PRE-FUNDING ACCOUNT AND IF
   THE FUNDS ON DEPOSIT IN THE
   PRE-FUNDING ACCOUNT ARE NOT
   USED TO PURCHASE ADDITIONAL
   LOANS, THOSE FUNDS WILL BE
   DISTRIBUTED AS A PAYMENT OF
   PRINCIPAL, WHICH MAY
   ADVERSELY AFFECT THE YIELD
   ON THE AFFECTED
   CERTIFICATES                  If, as described in the related prospectus
                                 supplement, the trust includes a pre-funding
                                 account and if all of the money originally
                                 deposited in the pre-funding account has not
                                 been used by the end of the pre-funding period
                                 as described in the related prospectus
                                 supplement, the remaining amount will be
                                 applied as a payment of principal on the
                                 following distribution date to the holders of
                                 the certificates in the manner described in the
                                 prospectus supplement. If the amount of cash is
                                 substantial, the affected certificates will
                                 receive a significant unexpected early payment
                                 of principal. These payments could adversely
                                 affect your yield, particularly if you
                                 purchased the affected certificates at a
                                 premium.

                                 Any purchase of additional loans by the trust
                                 using funds on deposit in the pre-funding
                                 account will be subject to the following
                                 conditions, among others:

                                 o    each additional loan must satisfy
                                      specified statistical criteria and
                                      representations and warranties; and

                                 o    additional loans will not be selected in a
                                      manner that is believed to be adverse to
                                      the interests of the holders of the
                                      certificates.

                                 The ability of the related seller to acquire
                                 subsequent loans meeting the requirements for
                                 inclusion in the loan pool may be affected as a
                                 result of a variety of social and economic
                                 factors. Economic factors include interest
                                 rates, unemployment levels, the rate of
                                 inflation and consumer perception of economic
                                 conditions generally. However, we cannot assure
                                 you as to whether or to what extent economic or
                                 social factors will affect the seller's ability
                                 to acquire additional loans and therefore the
                                 ability of the trust to fully utilize the
                                 amount deposited into the pre-funding account.

YOUR INVESTMENT WILL BE
   SUBJECT TO COUNTERPARTY
   RISK IF PAYMENTS ON YOUR
   CERTIFICATES ARE DEPENDANT
   TO ANY DEGREE ON PAYMENT ON
   CASH FLOW AGREEMENTS          The assets of the trust may, if specified in
                                 the related prospectus supplement, include
                                 agreements, such as interest rate swaps, caps,
                                 floors or other similar agreements which will
                                 require the provider of such instrument to make
                                 payments to the trust under the circumstances
                                 described in the prospectus supplement. If
                                 payments on one or more classes of the
                                 securities of the related series depend in part
                                 on payments to be received under such a cash
                                 flow agreement, the ability of the trust to
                                 make payments on the applicable classes will be
                                 subject to the credit risk of the provider of
                                 the cash flow agreement. The related prospectus
                                 supplement will describe any mechanism, such as
                                 the payment of "breakage fees," which may exist
                                 to facilitate replacement of a cash flow
                                 agreement upon the default or credit impairment
                                 of the provider of the agreement. However,
                                 there can be no assurance that any such
                                 mechanism will be successful in enabling the
                                 related trust to obtain a replacement cash flow
                                 agreement in the event the credit of its
                                 provider

                                       17

                                 becomes impaired, and the yield on the
                                 affected classes of certificates could be
                                 adversely affected as a result.

THE INTEREST RATES OF THE
   CERTIFICATES WITH
   ADJUSTABLE INTEREST RATES
   MAY BE LIMITED BY THE
   EFFECT OF INTEREST RATES ON
   THE LOANS AND OTHER FACTORS   The certificates may accrue interest at
                                 interest rates based on an index plus a
                                 specified margin as specified in the related
                                 prospectus supplement, but are subject to
                                 certain limitations. Those limitations on the
                                 interest rates for such certificates may, in
                                 part, be based on the weighted average of the
                                 interest rates on the loans net of certain fees
                                 and expenses of the trust.

                                 A variety of factors, in addition to those
                                 described in the next Risk Factor, could limit
                                 the interest rates and adversely affect the
                                 yield to maturity on such certificates. Some of
                                 these factors are described below:

                                 o    The interest rates on fixed-rate loans
                                      will not adjust, and the interest rates on
                                      adjustable-rate loans may be based on a
                                      variety of indexes, as specified in the
                                      related prospectus supplement.
                                      Adjustable-rate loans generally have
                                      periodic, minimum and maximum limitations
                                      on adjustments to their interest rates,
                                      and, as discussed in the next Risk Factor,
                                      most adjustable-rate loans will not have
                                      the first adjustment to their interest
                                      rates for some period of time after the
                                      origination of those loans. As a result of
                                      the limit on the interest rates for the
                                      certificates bearing an adjustable
                                      interest rate, these certificates may
                                      accrue less interest than they would
                                      accrue if their interest rates were based
                                      solely on the applicable index plus the
                                      specified margins.

                                 o    The index for the loans may change at
                                      different times and in different amounts
                                      than the index for the certificates. As a
                                      result, it is possible that interest rates
                                      on certain of the adjustable-rate loans
                                      may decline while the interest rates on
                                      such certificates are stable or rising. It
                                      is also possible that the interest rates
                                      on certain of the adjustable-rate loans
                                      and the interest rates for such
                                      certificates may decline or increase
                                      during the same period, but that the
                                      interest rates on such certificates may
                                      decline more slowly or increase more
                                      rapidly.

                                 o    If prepayments, defaults and liquidations
                                      occur more rapidly on the loans with
                                      relatively higher interest rates than on
                                      the loans with relatively lower interest
                                      rates, the interest rates on the
                                      securities with adjustable interest rates
                                      that are subject to cap based on weighted
                                      average net-mortgage rates are more likely
                                      to be limited.

                                 o    To the extent specified in the related
                                      prospectus supplement, if the interest
                                      rates on securities with adjustable
                                      interest rates are limited for any
                                      distribution date due to a cap based on
                                      the weighted average net interest rates of
                                      the loans or any particular groups, the
                                      resulting interest shortfalls may be
                                      recovered by the holders of these
                                      certificates on the same distribution date
                                      or on future distribution dates on a
                                      subordinated basis to the extent that on
                                      that distribution date or future
                                      distribution dates there are available
                                      funds remaining after certain other
                                      distributions on the certificates

                                       18

                                 and the payment of certain fees and expenses of
                                 the trust. These shortfalls suffered by such
                                 certificates may, to the extent specified in
                                 the related prospectus supplement, also be
                                 covered by amounts payable under an interest
                                 rate cap or other similar agreement relating to
                                 such certificates. However, we cannot assure
                                 you that these funds, if available, will be
                                 sufficient to fully cover these shortfalls.

IF THE CREDIT ENHANCEMENT FOR
   YOUR CERTIFICATES IS
   PROVIDED IN WHOLE OR IN
   PART BY
   OVERCOLLATERALIZATION, THE
   INTEREST GENERATED BY THE
   LOANS MAY BE INSUFFICIENT
   TO MAINTAIN THE REQUIRED
   LEVEL OF
   OVERCOLLATERALIZATION         For certificates credit enhanced by
                                 overcollateralization, the weighted average of
                                 the net interest rates on the loans is expected
                                 to be higher than the weighted average of the
                                 interest rates on the certificates. In such
                                 cases, the loans are expected to generate more
                                 interest than is needed to pay interest owed on
                                 the certificates and to pay certain fees and
                                 expenses of the trust. Any remaining interest
                                 generated by the loans will then be used to
                                 absorb losses that occur on the loans. After
                                 these financial obligations of the trust are
                                 covered, the available excess interest
                                 generated by the loans will be used to maintain
                                 overcollateralization at the required level
                                 determined as provided in the related
                                 agreement. We cannot assure you, however, that
                                 enough excess interest will be generated to
                                 absorb losses or to maintain the required level
                                 of overcollateralization. The factors described
                                 below, as well as the factors described in the
                                 previous Risk Factor, will affect the amount of
                                 excess interest that the loans will generate:

                                 o    Every time a loan is prepaid in full,
                                      excess interest may be reduced because the
                                      loan will no longer be outstanding and
                                      generating interest or, in the case of a
                                      partial prepayment, the loan will be
                                      generating less interest.

                                 o    Every time a loan is liquidated or written
                                      off, excess interest may be reduced
                                      because those loans will no longer be
                                      outstanding and generating interest.

                                 o    If the rates of delinquencies, defaults or
                                      losses on the loans turn out to be higher
                                      than expected, excess interest will be
                                      reduced by the amount necessary to
                                      compensate for any shortfalls in cash
                                      available to make required distributions
                                      on the certificates.

                                 o    To the extent the mortgage pool includes
                                      adjustable-rate loans, such loans may have
                                      interest rates that adjust based on an
                                      index that is different from the index
                                      used to determine the interest rates on
                                      the certificates that bear adjustable
                                      rates of interest, and any fixed-rate
                                      loans have interest rates that do not
                                      adjust. In addition, the first adjustment
                                      of the interest rates for any adjustable
                                      rate loans may not occur for a significant
                                      period after the date of origination. As a
                                      result, the interest rates on any
                                      adjustable rate certificates may increase
                                      relative to the weighted average of the
                                      interest rates on the loans, or the
                                      interest rate on any adjustable rate
                                      certificates may remain constant as the
                                      weighted average of the interest rates on
                                      the loans declines. In either case, this
                                      would require that more of the interest
                                      generated by the loans be applied to cover
                                      interest on the securities.

                                       19

                                 o    If prepayments, defaults and liquidations
                                      occur more rapidly on the loans with
                                      relatively higher interest rates that on
                                      the loans with relatively lower interest
                                      rates, the amount of excess interest
                                      generated by the loans will be less than
                                      would otherwise be the case.

                                 o    Investors in certificates, and
                                      particularly subordinate certificates,
                                      should consider the risk that the
                                      overcollateralization may not be
                                      sufficient to protect your securities from
                                      losses.

THE VALUE OF YOUR CERTIFICATES
   MAY BE ADVERSELY AFFECTED
   BY LOSSES ON THE LOANS EVEN
   IF LOSSES ARE NOT ALLOCATED
   TO YOUR CERTIFICATES          If the rate of default and the amount of losses
                                 on the loans is higher than you expect, then
                                 your yield may be lower than you expect.
                                 Liquidations of defaulted loans, whether or not
                                 realized losses are incurred upon the
                                 liquidations, are likely to result in an
                                 earlier return of principal to senior
                                 certificates and are likely to influence the
                                 yield on such certificates in a manner similar
                                 to the manner in which principal prepayments on
                                 the loans would influence the yield on such
                                 certificates. You may be particularly affected
                                 if credit enhancement is provided in the form
                                 of overcollateralization as described in the
                                 applicable prospectus supplement. Such
                                 overcollateralization provisions are intended
                                 to result in an accelerated rate of principal
                                 distributions to holders of the securities then
                                 entitled to principal distributions at any time
                                 that the overcollateralization provided by the
                                 loan pool falls below the required level. An
                                 earlier return of principal to the holders of
                                 the certificates as a result of the
                                 overcollateralization provisions will influence
                                 the yield on the certificates in a manner
                                 similar to the manner in which principal
                                 prepayments on the loans will influence the
                                 yield on the certificates.

                                 The value of your certificates may be reduced
                                 if the rate of default or the amount of losses
                                 is higher than expected. If the performance of
                                 loans is substantially worse than assumed by
                                 the rating agencies, the ratings of any class
                                 of the certificates may be lowered or withdrawn
                                 in the future. This may reduce the value of
                                 those certificates. No one will be required to
                                 supplement any credit enhancement or to take
                                 any other action to maintain any rating of the
                                 certificates.

NEWLY ORIGINATED LOANS MAY BE
   MORE LIKELY TO DEFAULT,
   WHICH MAY CAUSE LOSSES ON
   THE CERTIFICATES              Defaults on loans tend to occur at higher rates
                                 during the early years of the loans. The loans
                                 described in the related prospectus supplement
                                 may primarily have been originated within the
                                 12 months prior to their sale to the trust. In
                                 any such case, the trust may experience higher
                                 rates of default than if the loans had been
                                 outstanding for a longer period of time.

DECLINING PROPERTY VALUES AND
   DELAYS AND EXPENSES
   INHERENT IN FORECLOSURE
   PROCEDURES COULD DELAY
   DISTRIBUTIONS TO YOU OR
   RESULT IN LOSSES              Delays Due to Liquidation Procedures.
                                 Substantial delays may occur before defaulted
                                 loans are liquidated and the proceeds forwarded
                                 to investors. Property foreclosure actions are
                                 regulated by state statutes and rules and, like
                                 many lawsuits, are characterized by significant
                                 delays and expenses if defenses or
                                 counterclaims are made. As a result,

                                       20

                                 foreclosure actions can sometimes take several
                                 years to complete and property proceeds may not
                                 cover the defaulted loan amount. Expenses
                                 incurred in the course of liquidating defaulted
                                 loans will be applied to reduce the foreclosure
                                 proceeds available to investors. Also, some
                                 states prohibit a mortgage lender from
                                 obtaining a judgment against the borrower for
                                 amounts not covered by property proceeds if the
                                 property is sold outside of a judicial
                                 proceeding. As a result, you may experience
                                 delays in receipt of moneys or reductions in
                                 payable to you.

                                 There is no assurance that the value of the
                                 trust assets for any series of securities at
                                 any time will equal or exceed the principal
                                 amount of the outstanding certificates of the
                                 series. If trust assets have to be sold because
                                 of an event of default or otherwise, providers
                                 of services to the trust (including the
                                 trustee, the master servicer and the credit
                                 enhancer, if any) generally will be entitled to
                                 receive the proceeds of the sale to the extent
                                 of their unpaid fees and other amounts due them
                                 before any proceeds are paid to
                                 certificateholders. As a result, you may not
                                 receive the full amount of interest and
                                 principal due on your certificate.

                                 Decline in Property Values May Increase Loan
                                 Losses. Your investment may be adversely
                                 affected by declines in property values. If the
                                 outstanding balance of a loan or contract and
                                 any secondary financing on the underlying
                                 property is greater than the value of the
                                 property, there is an increased risk of
                                 delinquency, foreclosure and loss. A decline in
                                 property values could extinguish the value of a
                                 junior mortgagee's interest in a property and,
                                 thus, reduce proceeds payable to the
                                 certificateholders.

                                 We refer you to "Material Legal Aspects of the
                                 Loans--Anti-Deficiency Legislation and other
                                 Limitations on Lenders" for additional
                                 information.

THE TRUST MAY CONTAIN LOANS
   SECURED BY JUNIOR LIENS;
   THESE LOANS ARE MORE LIKELY
   THAN LOANS SECURED BY
   SENIOR LIENS TO EXPERIENCE
   LOSSES                        The trust may contain loans that are in a
                                 junior lien position. Mortgages or deeds of
                                 trust securing junior loans will be satisfied
                                 after the claims of the senior mortgage holders
                                 and the foreclosure costs are satisfied. In
                                 addition, a junior mortgage lender may only
                                 foreclose in a manner that is consistent with
                                 the rights of the senior mortgage lender. As a
                                 result, the junior mortgage lender generally
                                 must either pay the related senior mortgage
                                 lender in full at or before the foreclosure
                                 sale or agree to make the regular payments on
                                 the senior mortgage. Since the trust will not
                                 have any source of funds to satisfy any senior
                                 mortgage or to continue making payments on that
                                 mortgage, the trust's ability as a practical
                                 matter to foreclose on any junior mortgage will
                                 be limited. In addition, since foreclosure
                                 proceeds first retire any senior liens, the
                                 foreclosure proceeds may not be sufficient to
                                 pay all amounts owed to you.

THE LOANS WILL BE UNDERWRITTEN
   USING VARYING STANDARDS,
   AND LESS STRINGENT
   UNDERWRITING STANDARDS AND
   THE RESULTANT POTENTIAL FOR
   DELINQUENCIES ON THE LOANS
   COULD LEAD TO LOSSES ON
   YOUR CERTIFICATES             The trust may contain loans that were made, in
                                 part, to borrowers who, for one reason or
                                 another, are not able, or do not wish, to
                                 obtain financing from traditional sources.
                                 These loans may be considered to

                                       21

                                 be of a riskier nature than loans made by
                                 traditional sources of financing, so that the
                                 holders of the certificates may be deemed to be
                                 at greater risk than if the loans were made to
                                 other types of borrowers. In this event, the
                                 underwriting standards used in the origination
                                 of the loans held by the trust will generally
                                 be less stringent than those of Fannie Mae or
                                 Freddie Mac with respect to a borrower's credit
                                 history and in certain other respects.
                                 Borrowers on the loans may have an impaired or
                                 unsubstantiated credit history. As a result of
                                 this less stringent approach to underwriting,
                                 the loans purchased by the trust for your
                                 series of certificates may experience higher
                                 rates of delinquencies, defaults and
                                 foreclosures than loans underwritten in a
                                 manner which is more similar to the Fannie Mae
                                 and Freddie Mac guidelines.

SOME TYPES OF LOANS MAY BE
   MORE PRONE TO DEFAULTS AND
   THE TRUST MAY CONTAIN LARGE
   CONCENTRATIONS OF THESE
   LOANS                         Because your certificates represent an interest
                                 in the loans held by the related trust, your
                                 investment may be affected by a decline in real
                                 estate values and changes in individual
                                 borrowers' financial conditions. You should be
                                 aware that the value of the mortgaged
                                 properties may decline. If the outstanding
                                 balance of a loan and any secondary financing
                                 on the underlying property is greater than the
                                 value of the property, there is an increased
                                 risk of delinquency, foreclosure and losses. If
                                 the residential real estate market experiences
                                 an overall decline in property values, the
                                 rates of delinquencies, foreclosures and losses
                                 could be higher than those now generally
                                 experienced in the lending industry. To the
                                 extent your certificates are not covered by
                                 credit enhancements, you will bear all of the
                                 risks resulting from defaults by borrowers.

                                 In addition, certain types of loans which have
                                 higher than average rates of default may be
                                 included in the trust that issues your
                                 securities. The following types of loans may be
                                 included:

                                 o    loans that are subject to "negative
                                      amortization." The principal balances of
                                      such loans may be increased to amounts
                                      greater than the value of the underlying
                                      property. This increases the likelihood of
                                      default;

                                 o    loans that do not fully amortize over
                                      their terms to maturity, which are
                                      sometimes referred to as balloon loans.
                                      Such loans require a large payment at
                                      their stated maturity. These loans involve
                                      a greater degree of risk because the
                                      ability of a borrower to make this final
                                      payment typically depends on the ability
                                      to refinance the loan or sell the related
                                      mortgaged property;

                                 o    loans that provide for escalating or
                                      variable interest payments by the
                                      borrower. The borrower may have qualified
                                      for such loans based on an income level
                                      sufficient to make the initial payments
                                      only. As the payments increase, the
                                      likelihood of default will increase; and

                                 o    loans that are concentrated in certain
                                      regions, states or zip code areas of the
                                      United States. Such geographic units may
                                      experience weak economic conditions and
                                      housing markets. This may cause higher
                                      rates of loss and delinquency.

                                       22

                                 We refer you to "The Trust Fund - The Loans"
                                 for additional information. The related
                                 prospectus supplement will disclose the extent
                                 to which any of these or other types of special
                                 risk loans are present in the pool applicable
                                 to your securities.

SOME OF THE LOANS MAY HAVE AN
   INITIAL INTEREST-ONLY
   PERIOD, WHICH MAY RESULT IN
   INCREASED DELINQUENCIES AND
   LOSSES                        To the extent specified in the related
                                 prospectus supplement, certain loans may be
                                 interest-only until for a period of months or
                                 years after the date of origination. During
                                 this period, the payment made by the related
                                 borrower will be less than it would be if the
                                 principal of the loan was required to amortize.
                                 In addition, the loan principal balance will
                                 not be reduced because there will be no
                                 scheduled monthly payments of principal during
                                 this period. As a result, no principal payments
                                 will be made on the securities with respect to
                                 these loans during their interest-only period
                                 unless there is a principal prepayment.

                                 After the initial interest-only period, the
                                 scheduled monthly payment on these loans will
                                 increase, which may result in increased
                                 delinquencies by the related borrowers. In
                                 addition, losses may be greater on these loans
                                 as a result of there being no principal
                                 amortization during the early years of these
                                 loans. Although the amount of principal
                                 included in each scheduled monthly payment for
                                 a traditional loan is relatively small during
                                 the first few years after the origination of a
                                 loan, in the aggregate, the amount can be
                                 significant. Any resulting delinquencies and
                                 losses, to the extent not covered by available
                                 credit enhancement, will be allocated to the
                                 securities in reverse order of seniority.

                                 Loans with an initial interest-only period are
                                 relatively new in the mortgage marketplace. The
                                 performance of these loans may be significantly
                                 different from loans that amortize from
                                 origination. In particular, the failure by the
                                 related borrower to build equity in the
                                 property may affect the delinquency, loss and
                                 prepayment experience with respect to these
                                 loans.

IF CONSUMER PROTECTION LAWS
   ARE VIOLATED IN THE
   ORIGINATION OR SERVICING OF
   THE LOANS, LOSSES ON YOUR
   INVESTMENT COULD RESULT       There has been an increased focus by state and
                                 federal banking regulatory agencies, state
                                 attorneys general offices, the Federal Trade
                                 Commission, the U.S. Department of Justice, the
                                 U.S. Department of Housing and Urban
                                 Development and state and local governmental
                                 authorities on certain lending practices by
                                 some companies in the subprime industry,
                                 sometimes referred to as "predatory lending"
                                 practices. Sanctions have been imposed by
                                 state, local and federal governmental agencies
                                 for practices including, but not limited to,
                                 charging borrowers excessive fees, imposing
                                 higher interest rates than the borrower's
                                 credit risk warrants and failing to adequately
                                 disclose the material terms of loans to the
                                 borrowers.

                                 Applicable state and local laws generally
                                 regulate interest rates and other charges,
                                 require certain disclosure, and require
                                 licensing of the originators. In addition,
                                 other state and local laws, public policy and
                                 general principles of equity relating to the
                                 protection of consumers, unfair and deceptive
                                 practices and debt collection practices may
                                 apply to the origination, servicing and
                                 collection of the loans.

                                       23

                                 The loans are also subject to federal laws,
                                 including:

                                 o    the Federal Truth in Lending Act and
                                      Regulation Z promulgated under that Act,
                                      which require certain disclosures to the
                                      borrowers regarding the terms of the
                                      loans;

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated under that Act,
                                      which prohibit discrimination on the basis
                                      of age, race, color, sex, religion,
                                      marital status, national origin, receipt
                                      of public assistance or the exercise of
                                      any right under the Consumer Credit
                                      Protection Act, in the extension of
                                      credit; and

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the borrower's
                                      credit experience.

                                 Violations of certain provisions of these
                                 federal, state and local laws may limit the
                                 ability of the servicers to collect all or part
                                 of the principal of, or interest on, the loans
                                 and in addition could subject the trust to
                                 damages and administrative enforcement
                                 (including disgorgement of prior interest and
                                 fees paid). In particular, an originator's
                                 failure to comply with certain requirements of
                                 these federal, state or local laws could
                                 subject the trust (and other assignees of the
                                 loans) to monetary penalties, and result in the
                                 obligors' rescinding the loans against either
                                 the trust or subsequent holders of the loans.

                                 The loan seller, and other responsible parties
                                 making representations with respect to the
                                 mortgage loans, will represent that each
                                 mortgage loan sold by it is in compliance with
                                 applicable federal, state and local laws and
                                 regulations. In addition, such party will
                                 represent that none of the mortgage loans sold
                                 by it are covered by the Home Ownership and
                                 Equity Protection Act of 1994 or are classified
                                 as a "high cost home," "threshold," "covered,"
                                 "high risk home," "predatory," or similar loan
                                 under any other applicable federal, state or
                                 local law. In the event of a breach of any such
                                 representations, such party will be obligated
                                 to cure such breach or repurchase or replace
                                 the affected mortgage loan, in the manner and
                                 to the extent described in the related
                                 prospectus supplement.

LOSSES COULD RESULT IF
   VIOLATIONS OF ENVIRONMENTAL
   LAWS OCCURRED AFFECTING THE
   MORTGAGED PROPERTIES          Under the laws of some states, contamination of
                                 a property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, a lien to assure cleanup has
                                 priority over the lien of an existing mortgage.
                                 In addition, the trust issuing your
                                 certificates, because it is a mortgage holder,
                                 may be held responsible for the costs
                                 associated with the clean up of hazardous
                                 substances released at a property. Those costs
                                 could result in a loss to the
                                 certificateholders.

                                 We refer you to "Material Legal Aspects of the
                                 Loans--Environmental Risks" for additional
                                 information.

DELAY IN RECEIPT OF
   LIQUIDATION PROCEEDS;
   LIQUIDATION PROCEEDS MAY BE
   LESS THAN THE LOAN BALANCE    Substantial delays could be encountered in
                                 connection with the liquidation of delinquent
                                 loans. Further, reimbursement of advances made
                                 on a loan, liquidation expenses such as legal
                                 fees, real estate

                                       24

                                 taxes, hazard insurance and maintenance and
                                 preservation expenses may reduce the portion of
                                 liquidation proceeds payable on the securities.
                                 If a mortgaged property fails to provide
                                 adequate security for the loan, you will incur
                                 a loss on your investment if the credit
                                 enhancements are insufficient to cover the
                                 loss.

THE BANKRUPTCY OF THE
   DEPOSITOR OR A SELLER MAY
   DELAY OR REDUCE COLLECTIONS
   ON LOANS                      Neither the United States Bankruptcy Code nor
                                 similar applicable state insolvency laws
                                 prohibit the depositor from filing a voluntary
                                 application for bankruptcy relief under
                                 applicable law. However, the transactions
                                 contemplated by the related prospectus will be
                                 structured so that

                                 o    the voluntary or involuntary application
                                      for bankruptcy relief by the depositor is
                                      unlikely,

                                 o    in the event of a bankruptcy filing by the
                                      depositor, the loans backing your series
                                      of securities should be treated by the
                                      bankruptcy court as property of the
                                      related trust and not as part of the
                                      bankrupt estate of the depositor, and

                                 o    a bankruptcy filing by a seller which is
                                      an affiliate of the depositor from whom
                                      the depositor acquires the loans should
                                      not result in consolidation of the assets
                                      and liabilities of the depositor with
                                      those of such seller.

                                 These steps include the creation of the
                                 depositor as a separate, limited purpose
                                 subsidiary, the certificate of incorporation of
                                 which contains limitations on the nature of the
                                 depositor's business, restrictions on the
                                 ability of the depositor to commence voluntary
                                 or involuntary cases or proceedings under
                                 insolvency laws without the prior unanimous
                                 affirmative vote of all its directors and the
                                 structuring of each transfer of loans from the
                                 depositor to the related trust as a sale rather
                                 than a pledge. However, there can be no
                                 assurance that the activities of the depositor
                                 would not result in a court concluding that the
                                 assets and liabilities of the depositor should
                                 be consolidated with those of such a seller, or
                                 that the transfer of loans to the trust would
                                 in fact be treated by a court as a sale.

                                 The trust assets will be acquired by the
                                 depositor, either directly or through
                                 affiliates, from sellers. Each seller will
                                 transfer its related loans to the depositor and
                                 the depositor will transfer the loans to the
                                 related trust. If a seller were to become a
                                 debtor in a bankruptcy case, a creditor or
                                 trustee, or the debtor itself, may take the
                                 position that the transfer of the loans by the
                                 seller should be characterized as a pledge of
                                 the related loans to secure a borrowing of such
                                 debtor, with the result that the depositor or
                                 the trust is deemed to be a creditor of such
                                 seller, secured by a pledge of the applicable
                                 loans.

                                 An attempt to recharacterize the loan transfers
                                 related to your series of certificates, if
                                 successful, could result in delays in payments
                                 of collections on the loans or reductions in
                                 the amount of such payments which could result
                                 in losses on the certificates, or in a trustee
                                 in bankruptcy electing to accelerate payment by
                                 liquidating the loans. Even if such an attempt
                                 were unsuccessful, delays in payments on the
                                 loans and resulting delays or losses on the
                                 certificates could result.

                                       25

THE LOAN SELLER OR OTHER
   RESPONSIBLE PARTIES MAY NOT
   BE ABLE TO REPURCHASE
   DEFECTIVE LOANS               Each loan seller or another responsible party
                                 will make various representations and
                                 warranties related to the loans. If any such
                                 loan seller or responsible party fails to cure
                                 a material breach of its representations and
                                 warranties with respect to any loan in a timely
                                 manner, then it would be required to repurchase
                                 or, if so specified in the related prospectus
                                 supplement, substitute for the defective loan.
                                 It is possible that any such loan seller or
                                 responsible party may not be capable of
                                 repurchasing or substituting any defective
                                 loans, for financial or other reasons. The
                                 inability of any such party to repurchase or
                                 substitute for defective loans would likely
                                 cause the loans to experience higher rates of
                                 delinquencies, defaults and losses. As a
                                 result, shortfalls in the distributions due on
                                 the certificates could occur.

EXTERNAL EVENTS MAY INCREASE
   THE RISK OF LOSS ON THE
   LOANS                         In response to previously executed and
                                 threatened terrorist attacks in the United
                                 States and foreign countries, the United States
                                 has initiated military operations and has
                                 placed a substantial number of armed forces
                                 reservists and members of the National Guard on
                                 active duty status. It is possible that the
                                 number of reservists and members of the
                                 National Guard placed on active duty status in
                                 the near future may increase. To the extent
                                 that a member of the military, or a member of
                                 the armed forces reserves or National Guard who
                                 is called to active duty is a borrower of a
                                 loan in the trust, the interest rate limitation
                                 of the Servicemembers Civil Relief Act, and any
                                 comparable state law, will apply. Generally,
                                 substantially all of the loans in the trust for
                                 a series of certificates are expected to have
                                 interest rates which exceed such limitation, if
                                 applicable. This may result in interest
                                 shortfalls on the loans, which may result in
                                 shortfalls of interest on your certificates.

DRUG, RICO AND MONEY
   LAUNDERING VIOLATIONS COULD
   LEAD TO PROPERTY
   FORFEITURES                   Federal law provides that property purchased or
                                 improved with assets derived from criminal
                                 activity or otherwise tainted, or used in the
                                 commission of certain offenses, can be seized
                                 and ordered forfeited to the United States of
                                 America. The offenses which can trigger such a
                                 seizure and forfeiture include, among others,
                                 violations of the Racketeer Influenced and
                                 Corrupt Organizations Act, the Bank Secrecy
                                 Act, the anti-money laundering laws and
                                 regulations, including the USA Patriot Act of
                                 2001 and the regulations issued pursuant to
                                 that Act, as well as the narcotic drug laws. In
                                 many instances, the United States may seize the
                                 property even before a conviction occurs.

                                 In the event of a forfeiture proceeding, a
                                 lender may be able to establish its interest in
                                 the property by proving that (1) its mortgage
                                 was executed and recorded before the commission
                                 of the illegal conduct from which the assets
                                 used to purchase or improve the property were
                                 derived or before the commission of any other
                                 crime upon which the forfeiture is based, or
                                 (2) the lender, at the time of the execution of
                                 the mortgage, did not know or was reasonably
                                 without cause to believe that the property was
                                 subject to forfeiture. However, there is no
                                 assurance that such a defense would be
                                 successful.

                                       26

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
101.

ASSETS

     The primary assets of each trust fund will include:

          o    single family mortgage loans, including mortgage participations;

          o    pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

          o    direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

               o    interest-bearing securities;

               o    non-interest-bearing securities;

               o    originally interest-bearing securities from which coupons
                    representing the right to payment of interest have been
                    removed;

               o    interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage-backed securities and government securities.

     The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan
Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities.

     The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc.
If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

     General

     To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

          o    liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

          o    liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto
               Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

                                       27

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley
Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

     Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans as of the applicable cut-off date;

          o    the type of property securing the mortgage loans;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the states or, if applicable, countries in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    any interest retained by a seller;

          o    with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the mortgage loans is not known to
Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on
Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

                                       28

     Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events.
Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.
Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

     Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

     Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the
               mortgage-backed securities to be included in the trust fund;

          o    the original and remaining term to stated maturity of the
               mortgage-backed securities, if applicable;

                                       29

          o    whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

          o    the applicable payment provisions for the mortgage-backed
               securities, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the issuer, servicer and trustee, as applicable;

          o    certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

          o    the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

          o    the applicable servicing fees;

          o    the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed
               securities described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the
               mortgage-backed securities; and

          o    whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The
               Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

                                       30

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

          o    in the form of subordination of one or more other classes of certificates in the series; or

          o    by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

          o    interest rate exchange agreements,

          o    interest rate cap or floor agreements,

          o    currency exchange agreements,

          o    swap agreements,

          o    notional balance agreements, or

          o    similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the
               mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United
               States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                       31

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan
Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date.
As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

          o    distributions of principal,

          o    additions to the certificate balance of accrual certificates, and

          o    allocations of losses on the assets.

                                       32

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and
               prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans

                                       33

and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See
"Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

     In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and

                                       34

assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

     With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

     In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     Defaults

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage

                                       35

loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

     Refinancing

     At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property.
In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses" and "Description of the
Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                       36

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate
               component; or

          o    do all or any combination of the above.

     If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience
Decreased Liquidity and Payment Delay" and "Description of the
Certificates--Book-Entry Registration and Definitive Certificates." Definitive
certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a
Secondary Market May Make it Difficult for You to Resell Your Certificates" and
"--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in
Full."

CATEGORIES OF CLASSES OF CERTIFICATES

     The certificates of any series may be comprised of one or more classes.
Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories.
The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

                                       37

CATEGORIES OF CLASSES                              DEFINITION
------------------------------   -----------------------------------------------
Principal Types

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Mortgage Assets or other
                                 assets of the trust fund for the related
                                 series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Certificates........   A class consisting of "components." The
                                 components of a class of component certificates
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component certificates may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior or
   NAS........................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Mortgage Assets that are allocated
                                 disproportionately to the senior certificates
                                 because of the shifting interest structure of
                                 the certificates in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Mortgage Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Mortgage Assets
                                 that the NAS class is locked out of will be
                                 distributed to the other classes of senior
                                 certificates.

Notional Amount Certificates..   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Mortgage Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of certificates may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Mortgage Assets. These two rates
                                 are the endpoints for the "structuring range"
                                 for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A

                                       38

                                 single class that receives principal payments
                                 before or after all other classes in the same
                                 series of certificates may be identified as a
                                 sequential pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Mortgage Assets or other assets of
                                 the trust fund.

Super Senior..................   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class certificate balance of the support
                                 class is reduced to zero.

Support Class.................   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior class after the
                                 related classes of subordinated certificates
                                 are no longer outstanding.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Mortgage Assets.

Interest Types

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying
                                 Mortgage Assets or other assets of the trust
                                 fund and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal since it is extremely small compared to
                                 other classes. A notional amount is the amount
                                 used as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the

                                       39

                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of
11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters
Screen LIBO Page, as defined in the International Swap Dealers Association, Inc.
Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or
to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

     LIBOR will be established as follows:

          (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

     The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United
States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and
shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

                                       40

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          o    savings deposits,

          o    time deposits,

          o    FHLBSF advances,

          o    repurchase agreements, and

          o    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may
not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot

                                       41

guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of
Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District
Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G
Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current
National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on
LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the
Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

TREASURY INDEX

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the
Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

     (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

     (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its
Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRIME RATE

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the
"Money Rates" section of The Wall Street Journal, or if not so published, the
"Prime Rate" as published in a

                                       42

newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

          o    by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so
               notified the trustee or other person required to make the
               payments no later than the date specified in the related
               prospectus supplement and, if so provided in the related
               prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

          o    by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued

                                       43

certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement.
Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.
Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

          o    delinquencies,

          o    losses, and

          o    Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk
Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average
Lives and Yields on Certificates" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

                                       44

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and
"--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See
"Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series.
However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

                                       45

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

     (3) the amount of the distribution allocable to prepayment premiums;

     (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (6) the aggregate principal balance of the assets at the close of business on that distribution date;

     (7) the number and aggregate principal balance of mortgage loans in respect of which:

          o    one scheduled payment is delinquent;

          o    two scheduled payments are delinquent;

          o    three or more scheduled payments are delinquent; and

          o    foreclosure proceedings have been commenced;

     (8) with respect to any mortgage loan liquidated during the related Due
Period:

          o    the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

          o    the amount of any loss to certificateholders;

     (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o    the loan number of the related mortgage loan; and

          o    the date of acquisition;

                                       46

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o    the book value;

          o    the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (11) with respect to any REO property sold during the related Due Period:

          o    the aggregate amount of sale proceeds;

          o    the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

     (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

     (13) the aggregate amount of principal prepayments made during the related
Due Period;

     (14) the amount deposited in the reserve fund, if any, on the distribution date;

     (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

     (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

     (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

     (20) the aggregate amount of payments by the borrowers of:

          o    default interest;

          o    late charges; and

                                       47

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17)
above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue
Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any mortgage loan subject thereto; and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The
Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear
Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository
Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as
"Euroclear."

                                       48

     The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers'
securities accounts in the depositaries' names on the books of DTC. Citibank,
N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

     Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities Intermediaries'
records. The Securities Intermediary's ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate.
certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of certificateholders. certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

     To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by
Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures,
DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.
DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records.
Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

                                       49

     Because of time zone differences, credits of certificates received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant
Euroclear or Clearstream Participants on that business day. Cash received in
Clearstream or Euroclear as a result of sales of certificates by or through a
Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government
Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets
Clearing Corporation, as well as by the New York Stock Exchange, Inc., the
American Stock Exchange LLC, and the National Association of Securities Dealers,
Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream in any of 37 currencies, including United States dollars.
Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream
Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries

                                       50

generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

     Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such
Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of
Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Material Federal Income Tax Consequences--Tax Treatment of Foreign
Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding."
Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

     Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

                                       51

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of
DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                       52

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

          o    A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and
               obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

          o    A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the
Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036. Attention:
Mortgage Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

          o    in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

          o    in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if
               applicable.

                                       53

     With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

          o    the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

          o    the original mortgage or a certified copy with evidence of recording, and

          o    an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital
I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

     Unless otherwise provided in the related prospectus supplement, the related
Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

     The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley
Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either
Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

                                       54

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, Morgan
Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the mortgage loan;

          o    the authority of the warrantying party to sell the mortgage loan;

          o    the payment status of the mortgage loan and the status of
               payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warrantying party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

          o    the warrantying party will be obligated to repurchase the
               mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and
               substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

                                       55

     Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

     Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement; and

          o    the authority of the warrantying party to sell the assets.

     The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or
Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital
I Inc. and the trustee by the holders of certificates evidencing not less than
25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See
"--Events of Default" and "--Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     General

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

          o    the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit
               Insurance Corporation, to the limits established by the Federal
               Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                       56

     Deposits

     A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

     (1) all payments on account of principal, including principal prepayments, on the assets;

     (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     (5) any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     (6) any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under
"--Assignment of Assets; Repurchases" and "--Representations and Warranties;
Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the
Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing
Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under
"--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

                                       57

     Withdrawals

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of
Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (4) to reimburse a master servicer for any advances described in clause (2)
above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2)
above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

     (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the
Depositor";

     (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
Regarding the Trustee";

     (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

     (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited
Transactions and Other Taxes";

                                       58

     (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

     (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

     (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and
Warranties; Repurchases" or otherwise;

     (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (18) to clear and terminate the certificate account at the termination of the trust fund.

     Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the
Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;
processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

                                       59

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the mortgage loan; or

          o    in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

          o    in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would
               liquidation.

     The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any mortgage loan which is in default;

          o    contact the borrower concerning the default;

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

          o    initiate corrective action in cooperation with the borrower if cure is likely;

          o    inspect the mortgaged property; and

          o    take any other actions as are consistent with the Servicing
               Standard.

     A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

                                       60

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of Mortgage Loans."

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties;
Repurchases."

     If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings;

          o    exercise any power of sale contained in any mortgage;

          o    obtain a deed in lieu of foreclosure; or

          o    otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o    the Internal Revenue Service grants an extension of time to sell the property; or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal
               Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the master servicer will be required to:

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

                                       61

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal
Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

          o    that the expenses will be recoverable by it from related
               insurance proceeds or liquidation proceeds.

     As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each
Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released

                                       62

to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

          o    the replacement cost of the improvements less physical
               depreciation; and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related prospectus supplement, each
Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the
Agreement are met.

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DUE-ON-SALE PROVISIONS

     Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage
Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan
Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for
Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for

                                       64

FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I
Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

     To the extent specified in the related prospectus supplement, the related
Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it;
provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement;
provided, however, that neither a master servicer, Morgan Stanley Capital I Inc.
nor any director, officer, employee or agent of a master servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

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     In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.
In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the voting rights;

          o    any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the

                                       66

related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least
$15,000,000 to act as successor to the master servicer under the Agreement.
Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66(2)/3% of the voting rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of
Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

          o    to cure any ambiguity;

          o    to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

          o    to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

          o    to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          o    to comply with any requirements imposed by the Internal Revenue
               Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     To the extent specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

                                       67

          o    reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          o    adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          o    modify the provisions of the Agreement described in this
               paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the
               indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or
               negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the

                                       68

               obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          o    the nature and amount of coverage under the credit support;

          o    any conditions to payment thereunder not otherwise described in this prospectus;

          o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

          o    the material provisions relating to such credit support; and

          o    information regarding the obligor under any instrument of credit support, including:

                                       69

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus
               supplement.

     See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

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INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current
Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

     If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

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                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

          o    be complete;

          o    reflect the laws of any particular state; or

          o    encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

          o    a mortgagor--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among:

          o    a trustor--the equivalent of a borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by

                                       72

the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the
Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage or other instrument may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

          o    arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

          o    arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all
               subordinate proprietary leases and occupancy agreements.

     Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any

                                       73

collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative
Loans" below.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual

                                       74

circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys'
fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any

                                       75

proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO Properties

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o    the Internal Revenue Service grants an REO extension or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Internal
               Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.
The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

     In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35%
or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.
Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as
"service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

     Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial
REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those

                                       76

having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

     Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In

                                       77

determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or

                                       78

affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.
Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.
Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender
(such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale"
clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of
1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses

                                       79

contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the
United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift
Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union
Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The
Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest

                                       80

rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    the interest rate, discount points and charges as are permitted in that state; or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

          o    state-chartered banks may originate alternative mortgage
               instruments in accordance with regulations promulgated by the
               Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

          o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
               National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

          o    all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home
               Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

                                       81

SERVICEMEMBERS' CIVIL RELIEF ACT

     Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the
Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers'
Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers'
and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                                       82

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin Brown & Wood LLP or Latham & Watkins LLP
or Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc.
This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code.
The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley Austin Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the
Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections
162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other
Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

                                       83

     This limitation will be phased out beginning in 2006 and eliminated after
2009.

     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and
Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code
               Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be
               considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of
               Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities
               represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and
               mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code
               Section 856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the
               extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code
               Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue
Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly

                                       84

applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis.
A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable
Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment
Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The
Internal Revenue Service has issued Amortizable Bond Premium Regulations. The
Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal
Revenue Code Section 1272(a)(6). Absent further guidance from the Internal
Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations

                                       85

implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred
Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.
Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made

                                       86

an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of
Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code Section
1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped
Bonds and Stripped Coupons" in this prospectus.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust
Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

          o    the amount of original issue discount with respect to the
               mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

          o    no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal
Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the
Internal Revenue Code, in which

                                       87

case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a
Stripped Bond Certificate purchased at a premium or a Stripped Coupon
Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate.
However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

     In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
Internal Revenue Service.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal
Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal
Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently

                                       88

deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment
Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment
Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

     In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the
Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID
Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       89

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a
"teaser" rate--would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report
Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates
Representing Interests in Loans Other Than Adjustable Rate Loans" and with the
OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal
Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

                                       90

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or
1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of
"contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section

                                       91

301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the
Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not
"exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue
Service, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under
"--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code
provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the
REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley
Austin Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:

                                       92

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Internal
               Revenue Code Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code
               Section 856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor
Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal
Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates
held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin Brown & Wood LLP or Cadwalader, Wickersham
& Taft LLP or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any
Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Internal Revenue Code
               Section 856(c)(5)(B);

          o    "loans secured by an interest in real property" under Internal
               Revenue Code Section 7701(a)(19)(C); and

          o    whether the income on such certificates is interest described in
               Internal Revenue Code Section 856(c)(3)(B).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its

                                       93

assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity"
of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. The
REMIC Regular Certificateholders should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing original issue discount are set forth in Internal Revenue
Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the
Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment
Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price."
The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated
redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular
Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC
Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, original issue discount on a REMIC Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular

                                       94

Certificate multiplied by the weighted average maturity of the REMIC Regular
Certificate. For this purpose, the weighted average maturity of the REMIC
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated
redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment
Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of
Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate.
It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular
Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular
Certificate for each day a certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

                                       95

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC
Regular Certificate exceeds the following amount:

          o    the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

          o    any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
               beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC
Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

          o    the interest is unconditionally payable at least annually;

                                       96

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.
Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal
Revenue Service may treat some or all of the interest on REMIC Regular
Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC
Regular Certificates.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount"
equals the excess, if any, of (1) the REMIC Regular Certificate's stated
principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the
REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code
Sections 1276 through 1278.

                                       97

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1) the total remaining market discount and

     2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

     For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1) the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under
Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such
REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the
REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

                                       98

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such
REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular
Certificate, and reduced, but not below zero, by payments included in the stated
redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular
Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal
Revenue Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal
               Revenue Code Section 1274(d) determined as of the date of
               purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

                                       99

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle.
A sale of a REMIC Regular Certificate will be part of a "conversion transaction"
if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the
REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle;
the REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an

                                       100

accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless.
Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.
Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is
not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section
               957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

     If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC
Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and
REMIC Residual Certificateholders and persons related to REMIC Residual
Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S.
Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder"
within the meaning of Internal Revenue Code Section 951(b), are subject to
United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

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     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may
be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual
Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting

                                       102

methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors.
Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual
Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual
Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual
Certificate and the impact of the tax treatment on the after-tax yield of a
REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

          o    the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

          o    the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
               Certificates--Non-Interest Expenses of the REMIC," other
               expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

          o    all bad loans will be deductible as business bad debts, and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the

                                       103

method described above for accruing original issue discount on the REMIC Regular
Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities.
Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the
Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before
September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the
REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the
0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue
Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the Internal Revenue Service finalized
Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless
               otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related
               REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through

                                       104

a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal
Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section
68 provides that the applicable amount will be reduced by the lesser of:

          o    3% of the excess of the individual's adjusted gross income over the applicable amount, or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     This limitation will be phased out beginning in 2006 and eliminated after
2009.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Internal Revenue
Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion, for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC
               Residual Certificateholder is a pension fund or any other
               organization that is subject to tax only on its unrelated
               business taxable income, as discussed under "--Tax-Exempt
               Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
Internal Revenue Service.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the

                                       105

shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual
Certificate generally equals the cost of the REMIC Residual Certificate to the
REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. However, REMIC Residual
Certificates will be "evidences of indebtedness" within the meaning of Internal
Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a
REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax
Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Internal
Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under

                                       106

the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual
Certificates should consult with their tax advisors regarding these regulations.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or mortgage-backed security;
               the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

          o    the receipt of compensation for services; or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for
               temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

                                       107

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Internal
Revenue Code, the REMIC generally will be treated as a partnership and the REMIC
Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual
Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal
Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

     Certain tax information will be furnished quarterly to each REMIC Residual
Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC
Residual Certificate that is considered an excess inclusion. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30% or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special

                                       108

restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

          (B)  any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income," and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund,

          o    a partnership, trust or estate and

          o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express

                                       109

written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

          (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

               (a) the present value of any consideration given to the
          transferee to acquire the REMIC Residual Certificate;

               (b) the present value of the expected future distributions on the
          REMIC Residual Certificate; and

               (c) the present value of the anticipated tax savings associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section
          11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set

                                       110

          forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

          (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

               (b) the transferee is an eligible corporation (as defined in
          Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

               (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a
non-U.S. Person unless the person provides the trustee with a duly completed
Internal Revenue Service Form W-8ECI or applicable successor form adopted by the
Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential

                                       111

investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section
401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a final regulation (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title
I of ERISA, including the prohibited transaction provisions of Section 406 of
ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both
Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

                                       112

     Availability of Underwriter's Exemption for Certificates

     The United States Department of Labor has granted to Morgan Stanley & Co.
Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption
Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34,
Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by
PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by
PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the
"Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or
               co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Plan is on terms
     (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

          (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc.
     and Standard & Poor's Ratings Services;

          (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

          (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

          (5) The Plan investing in the certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
     Commission under the Securities Act of 1933 as amended; and

          (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

          (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

                                       113

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the
     "pre-funding limit") must not exceed twenty-five percent (25%).

          (2) All receivables transferred after the closing date (the
     "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                    (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                    (ii) an independent accountant retained by Morgan Stanley
               Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee)
               stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were
               applicable to the receivables transferred to the trust as of the closing date.

          (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The related prospectus or prospectus supplement must describe:

                    (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                    (ii) the duration of the pre-funding period;

                    (iii) the percentage or dollar amount, or both, of the
               pre-funding limit for the trust; and

                    (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
               certificateholders as repayments of principal.

                                       114

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

          o    no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the
other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the
Exemption to dispose of them). If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment.
Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial

                                       115

ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or
Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union
Administration (the

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"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital
I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital

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I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

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                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood
LLP or Latham & Watkins LLP.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference"
information it files with the SEC, which means that Morgan Stanley Capital I
Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

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     Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street,
N.W., Washington, D.C. 20549 or be accessed at the internet site
http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330.

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                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

     o    the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

          o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o    all amounts in the certificate account that are due or
               reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     o    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

     o    all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

     o    if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

     o    unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

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     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

     o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o    any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan
          Stanley Capital I Inc., or to the master servicer, Morgan Stanley
          Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after
January 3, 1995 cannot be marked to market.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections
1271 through 1273 and 1275) and the related Treasury regulations.

     "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

     "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

     "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

                                       122

     "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC and Regular
Certificates.

     "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of the REMIC Regular
Certificates.

     "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

     "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Servicing Standard" means:

     o    the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under
          "Description of Credit Support" and in the prospectus supplement;

     o    applicable law; and

     o    the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

                                       123

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

     o    with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o    the sales price for that property; and

     o    with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

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